EXECUTION COPY

HERTZ VEHICLE FINANCING II LP,

as Issuer,
THE HERTZ CORPORATION,
as Group I Administrator,
DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent,
CERTAIN COMMITTED NOTE PURCHASERS,
CERTAIN CONDUIT INVESTORS,
CERTAIN FUNDING AGENTS FOR THE INVESTOR GROUPS,
and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee and Securities Intermediary

_____________
SERIES 2013-A SUPPLEMENT
dated as of November 25, 2013

to

GROUP I SUPPLEMENT
dated as of November 25, 2013

to

BASE INDENTURE
dated as of November 25, 2013

______________
$2,575,000,000.00 Series 2013-A Variable Funding Rental Car Asset Backed Notes

i

(continued)

(continued)

(continued)

EXHIBITS, SCHEDULES AND ANNEXES

Schedule I	List of Defined Terms

Schedule II	Conduit Investors and Committed Note Purchasers

Schedule III	Series 2013-A Interest Rate Cap Amortization Schedule

Exhibit A	Form of Series 2013-A Variable Funding Rental Car Asset Backed Note

Exhibit B	Form of Demand Note

Exhibit C	Form of Series 2013-A Letter of Credit Reduction Notice

Exhibit D	Form of Lease Payment Deficit Notice

Exhibit E	Form of Purchaser’s Letter

Exhibit F	Form of Monthly Noteholders’ Statement

Exhibit G	Form of Assignment and Assumption Agreement

Exhibit H	Form of Investor Group Supplement

Exhibit I	Form of Series 2013-A Letter of Credit

Exhibit J	Form of Advance Request

Exhibit K	Form of Addendum

Exhibit L	Additional UCC Representations

Exhibit M	Form of Investor Group Maximum Principal Increase Addendum

Exhibit N	Form of Required Invoice

Annex 1	Representations and Warranties

Annex 2	Covenants

Annex 3	Closing Conditions

Annex 4	122a Representations and Undertakings

SERIES 2013-A SUPPLEMENT dated as of November 25, 2013 (“Series 2013-A Supplement”) between HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), THE HERTZ CORPORATION, a Delaware corporation (“Hertz” or, in its capacity as administrator with respect to the Group I Notes, the “Group I Administrator”), the several financial institutions that serve as committed note purchasers set forth on Schedule II hereto (each a “Committed Note Purchaser”), the several commercial paper conduits listed on Schedule II hereto (each a “Conduit Investor”), the financial institution set forth opposite the name of each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, on Schedule II hereto (the “Funding Agent” with respect to such Conduit Investor or Committed Note Purchaser), Deutsche Bank AG, New York Branch, in its capacity as administrative agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents (the “Administrative Agent”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Trustee”), and as securities intermediary (in such capacity, the “Securities Intermediary”), to the Group I Supplement, dated as of November 25, 2013 (as amended, modified or supplemented from time to time, exclusive of Series Supplements, the “Group I Supplement”) to the Base Indenture, dated as of November 25, 2013 (as amended, modified or supplemented from time to time, exclusive of Group Supplements and Series Supplements, the “Base Indenture), each between HVF II and the Trustee.
PRELIMINARY STATEMENT
WHEREAS, Sections 2.2 and 10.1 of the Group I Supplement provide, among other things, that HVF II and the Trustee may at any time and from time to time enter into a supplement to the Group I Supplement for the purpose of authorizing the issuance of one or more Series of Group I Notes;
WHEREAS, HVF II wishes to issue the Series 2013-A Notes in favor of the Conduit Investors, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, and obtain the agreement of the Conduit Investors or the Committed Note Purchasers, as applicable, to make Advances from time to time for the purchase of Series 2013-A Principal Amounts, all of which Advances will be evidenced by the Series 2013-A Notes purchased in connection herewith and will constitute purchases of Series 2013-A Principal Amounts corresponding to the amount of such Advances;
WHEREAS, subject to the terms and conditions of this Series 2013-A Supplement, each Conduit Investor may make Advances from time to time and each Committed Note Purchaser is willing to commit to make Advances from time to time, to fund purchases of Series 2013-A Principal Amounts in an aggregate outstanding amount up to the Maximum Investor Group Principal Amount for the related Investor Group during the Series 2013-A Revolving Period;

WHEREAS, Hertz, in its capacity as Group I Administrator, has joined in this Series 2013-A Supplement to confirm certain representations, warranties and covenants made by it in such capacity for the benefit of each Conduit Investor and each Committed Note Purchaser;
NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
DESIGNATION
There is hereby created a Series of Group I Notes to be issued pursuant to the Group I Indenture, and such Series of Group I Notes is hereby designated as Series 2013-A Variable Funding Rental Car Asset Backed Notes. On the Series 2013-A Closing Date, one class of Series 2013-A Variable Funding Rental Car Asset Backed Notes shall be issued in a principal amount equal to the Series 2013-A Initial Principal Amount and be referred to herein as the “Series 2013-A Notes”.

Article I
DEFINITIONS AND CONSTRUCTION
Section 1.1.    Defined Terms and References. Capitalized terms used herein shall have the meanings assigned to such terms in Schedule I hereto, and if not defined therein, shall have the meanings assigned thereto in the Group I Supplement. All Article, Section or Subsection references herein (including, for the avoidance of doubt, in Schedule I hereto) shall refer to Articles, Sections or Subsections of this Series 2013-A Supplement, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Group I Supplement, each capitalized term used or defined herein shall relate only to the Series 2013-A Notes and not to any other Series of Notes issued by HVF II. Unless otherwise stated herein, all references herein to the “Series 2013-A Supplement” shall mean the Group I Indenture, as supplemented hereby.
Section 1.2.    Rules of Construction. In this Series 2013-A Supplement, including the preamble, recitals, attachments, schedules, annexes, exhibits and joinders hereto unless the context otherwise requires:
(a)    the singular includes the plural and vice versa;
(b)    references to an agreement or document shall include the preamble, recitals, all attachments, schedules, annexes, exhibits and joinders to such agreement or document, and are to such agreement or document (including all such attachments, schedules, annexes, exhibits and joinders to such agreement or document) as amended, supplemented, restated and otherwise modified from time to time and to any successor or replacement agreement or document, as applicable (unless otherwise stated);
(c)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Series 2013-A Supplement, and reference to any Person in a particular capacity only refers to such Person in such capacity;
(d)    reference to any gender includes the other gender;
(e)    reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;
(f)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(g)    with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(h)    references to sections of the Code also refer to any successor sections; and
(i)    the language used in this Series 2013-A Supplement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.
Article II

INITIAL ISSUANCE; INCREASES AND DECREASES
OF PRINCIPAL AMOUNT OF SERIES 2013-A NOTES
Section 2.1.    Initial Purchase; Additional Series 2013-A Notes.
(a)    Initial Purchase. On the terms and conditions set forth in this Series 2013-A Supplement, HVF II shall issue, and shall cause the Trustee to authenticate, the initial Series 2013-A Notes on the Series 2013-A Closing Date. Such Series 2013-A Notes for each Investor Group shall:
(i)    bear a face amount as of the Series 2013-A Closing Date of up to the Maximum Investor Group Principal Amount with respect to such Investor Group,
(ii)    have an initial principal amount equal to the Series 2013-A Initial Investor Group Principal Amount with respect to such Investor Group,
(iii)    be dated the Series 2013-A Closing Date,
(iv)    be registered in the name of the respective Funding Agent or its nominee, as agent for the related Conduit Investor, if any, and the related Committed Note Purchaser, or in such other name as the respective Funding Agent may request,
(v)    be duly authenticated in accordance with the provisions of the Group I Indenture and this Series 2013-A Supplement, and
(vi)    be delivered to or at the direction of the respective Funding Agent against funding of the Series 2013-A Initial Investor Group Principal Amount for such Investor Group, by such Investor Group, in accordance with Sections 2.2(b), (c), (e) and (f), as if such Series 2013-A Initial Investor Group Principal Amount was an Advance.
(b)    Additional Investor Groups. Subject only to compliance with this Section 2.1(b), Section 2.1(d), Section 2.1(e) and Section 2.1(h), on any Business Day during the Series 2013-A Revolving Period, HVF II from time to time may increase the Series 2013-A Maximum Principal Amount by entering into an Addendum with each member of an Additional Investor Group and its related Funding Agent, and upon execution of any such Addendum, such related Funding Agent, the Conduit Investors, if any, and the Committed Note Purchasers in such Additional Investor Group shall become parties to this Series 2013-A Supplement from and after the date of such execution. HVF II shall provide at least one (1) Business Day’s prior written notice to each Funding Agent party hereto as of the date of such notice, the Administrative Agent and each Rating Agency, of any such addition, setting forth (i) the names of the Conduit Investors, if any, and the Committed Note Purchasers that are members of such Additional Investor Group and their related Funding Agent, (ii) the Maximum Investor Group Principal Amount and the Additional Investor Group Initial Principal Amount, in each case with respect to such Additional Investor Group, (iii) the Series 2013-A Maximum Principal Amount and each Committed Note Purchaser’s Committed Note Purchaser Percentage in each case after giving effect to such addition and (iv) the desired effective date of such addition. On the effective date of each such addition, the Administrative Agent shall revise Schedule II hereto in accordance with the information provided in the notice described above relating to such addition.
(c)    Investor Group Maximum Principal Increase. Subject only to compliance with this Section 2.1(c), Section 2.1(d), Section 2.1(e) and Section 2.1(h), on any Business Day during the Series 2013-A Revolving Period, HVF II and any Investor Group and its related Funding Agent, Conduit Investors, if any, and Committed Note Purchasers may increase such Investor Group’s Maximum Investor Group Principal Amount and effect a corresponding increase to the Series 2013-A Maximum Principal Amount (any such increase, an “Investor Group Maximum Principal Increase”) by entering into an Investor Group Maximum Principal Increase Addendum. HVF II shall provide at least one (1) Business Day’s prior written notice to each Funding Agent party hereto as of the date of such notice and the Administrative Agent of any such increase, setting forth (i) the names of the Funding Agent, the Conduit Investors, if any, and the Committed Note Purchasers that are members of such Investor Group, (ii) the Maximum Investor Group Principal Amount with respect to such Investor Group, the Series 2013-A Maximum Principal Amount, and each Committed Note Purchaser’s Committed Note Purchaser Percentage, in each case after giving effect to such Investor Group Maximum Principal Increase, (iii) the Investor Group Maximum Principal Increase Amount in connection with such Investor Group Maximum Principal Increase, if any, and (iv) the desired effective date of such Investor Group Maximum Principal Increase. On the effective date of each Investor Group Maximum Principal Increase, the Administrative Agent shall revise Schedule II hereto in accordance with the information provided in the notice described above relating to such Investor Group Maximum Principal Increase.
(d)    Conditions to Issuance of Additional Series 2013-A Notes. In connection with the addition of an Additional Investor Group or an Investor Group Maximum Principal Increase, additional Series 2013-A Notes (“Additional Series 2013-A Notes”) may be issued subsequent to the Series 2013-A Closing Date subject to the satisfaction of each of the following conditions:

(i)    the amount of such issuance of Additional Series 2013-A Notes, if applicable, shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof; provided that, if such issuance is in connection with the reduction of the Series 2013-B Maximum Principal Amount to zero, then such issuance may be in an integral multiple of less than $100,000;
(ii)    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes has occurred and is continuing and such issuance and the application of any proceeds thereof, will not cause an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes;
(iii)    all representations and warranties set forth in Article V of the Base Indenture, Article VII of the Group I Supplement and Article VI of this Series 2013-A Supplement shall be true and correct with the same effect as if made on and as of such date (except to the extent such representations expressly relate to an earlier date); and
(iv)    each Rating Agency shall have received prior written notice of such issuance of Additional Series 2013-A Notes, if applicable.
(e)    Additional Series 2013-A Notes Face and Principal Amount. Additional Series 2013-A Notes shall bear a face amount equal to up to the Maximum Investor Group Principal Amount with respect to the Additional Investor Group or, in the case of an Investor Group Maximum Principal Increase, the Maximum Investor Group Principal Amount with respect to the related Investor Group (after giving effect to such Investor Group Maximum Principal Increase with respect to such Investor Group), as applicable, and initially shall be issued in a principal amount equal to the Additional Investor Group Initial Principal Amount, if any, with respect to such Additional Investor Group and, in the case of an Investor Group Maximum Principal Increase, the sum of the amount of the related Investor Group Maximum Principal Increase and the Investor Group Principal Amount of such Investor Group’s Series 2013-A Notes surrendered for cancellation in connection with such Investor Group Maximum Principal Increase. Upon the issuance of any such Additional Series 2013-A Notes, the Series 2013-A Maximum Principal Amount shall be increased by the Maximum Investor Group Principal Amount for any such Additional Investor Group or the amount of any such Investor Group Maximum Principal Increase, as applicable.
(f)    No Consents Required. Notwithstanding anything herein or in any other Series 2013-A Related Document to the contrary, no consent of any existing Investor Group or its related Funding Agent, Conduit Investors, if any, Committed Note Purchasers or the Administrative Agent is required for HVF II to (i) enter into an Addendum, (ii) cause each member of an Additional Investor Group and its related Funding Agent to become parties to this Series 2013-A Supplement, (iii) increase the Maximum Investor Group Principal Amount with respect to any Investor Group, (iv)

increase the Series 2013-A Maximum Principal Amount or (v) modify Schedule II, in each case as set forth in this Section 2.1.
(g)    Proceeds. Proceeds from the initial issuance of the Series 2013-A Notes and from any Additional Series 2013-A Notes shall be deposited into the Series 2013-A Principal Collection Account and allocated in accordance with Article V hereof.
(h)    Pairing Conditions.
(i)    So long as the Series 2013-B Notes are Outstanding (as “Outstanding” is defined in the Series 2013-B Supplement), no increase of the Series 2013-A Maximum Principal Amount pursuant to Section 2.1(b) shall be effective unless (A) the Additional Investor Group to become party to this Series 2013-A Supplement in connection therewith shall contemporaneously upon the execution of the related Addendum become party to the Series 2013-B Supplement as a Series 2013-B Additional Investor Group pursuant to Section 2.1(b) of the Series 2013-B Supplement by execution of a Series 2013-B Addendum and (B) immediately after giving effect to the execution of such Addendum and such Series 2013-B Addendum, such Additional Investor Group’s Commitment Percentage shall equal such Series 2013-B Additional Investor Group’s Series 2013-B Commitment Percentage.
(ii)    So long as the Series 2013-B Notes are Outstanding (as “Outstanding” is defined in the Series 2013-B Supplement), no increase to any Investor Group’s Maximum Investor Group Principal Amount or corresponding increase to the Series 2013-A Maximum Principal Amount, in any case pursuant to Section 2.1(c), shall be effective unless immediately after giving effect to such increase, such Investor Group’s Commitment Percentage shall equal such Investor Group’s (in such Investor Group’s capacity as a Series 2013-B Investor Group) Series 2013-B Commitment Percentage.
(i)    Increase of Series 2013-A Maximum Principal Amount. In connection with any reduction of the Series 2013-B Maximum Principal Amount effected pursuant to Section 2.5(b) of the Series 2013-B Supplement, HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser, may effect an increase of the Series 2013-A Maximum Principal Amount and a corresponding increase of each Maximum Investor Group Principal Amount; provided that, with respect to any increase effected pursuant to this Section 2.1(i), such increase shall be limited to the amount of such reduction to the Series 2013-B Maximum Principal Amount. Any increase made pursuant to this Section 2.1(i) shall be made ratably among the Investor Groups’ on the basis of their respective Maximum Investor Group Principal Amounts.

Section 2.2.    Advances.
(a)    Advance Requests. Subject to the terms of this Series 2013-A Supplement, including satisfaction of the Funding Conditions, the aggregate principal amount of the Series 2013-A Notes may be increased from time to time. On any Business Day during the Series 2013-A Revolving Period, HVF II, subject to this Section 2.2, may increase the Series 2013-A Principal Amount (such increase, including any increase resulting from an Investor Group Maximum Principal Increase Amount or an Additional Investor Group Initial Principal Amount, is referred to as an “Advance”), by issuing, at par, additional principal amounts of the Series 2013-A Notes allocated in accordance with Section 2.2(d).
(i)    Whenever HVF II wishes a Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, to make an Advance, HVF II shall notify the Administrative Agent, the related Funding Agent and the Trustee by providing written notice delivered to the Administrative Agent, the Trustee and such Funding Agent (with a copy of such notice delivered to the Committed Note Purchasers) no later than 11:30 a.m. (New York City time) on the second Business Day prior to the proposed Advance (which notice may be combined with the notice delivered pursuant to Section 2.1(b), in the case of an Advance in connection with an Additional Investor Group Initial Principal Amount, or pursuant to Section 2.1(c), in the case of an Advance in connection with an Investor Group Maximum Principal Increase Amount). Each such notice shall be irrevocable and shall in each case refer to this Series 2013-A Supplement and specify the aggregate amount of the requested Advance to be made on such date; provided, however, if HVF II receives a Delayed Funding Notice in accordance with Section 2.2(e) by 6:00 p.m. (New York time) on the second Business Day prior to the date of any proposed Advance, HVF II shall have the right to revoke the Advance Request by providing the Administrative Agent and each Funding Agent (with a copy to the Trustee and each Committed Note Purchaser) written notice, by telecopy or electronic mail, of such revocation no later than 10:00 a.m. (New York time) on the Business Day prior to the proposed date of such Advance.
(ii)    Each Funding Agent shall promptly advise its related Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, its related Committed Note Purchaser, of any notice given pursuant to Section 2.2(a) and, if there is a Conduit Investor with respect to any Investor Group, shall promptly thereafter (but in no event later than 11:00 a.m. (New York City time) on the proposed date of the Advance), notify HVF II and the related Committed Note Purchaser(s), whether such Conduit Investor has determined to make such Advance.

(b)    Party Obligated to Fund Advances. Upon HVF II’s request in accordance with Section 2.2(a):
(i)    each Conduit Investor, if any, may fund Advances (whether as a Non-Delayed Amount or a Delayed Amount) from time to time during the Series 2013-A Revolving Period;
(ii)    if any Conduit Investor determines that it will not make an Advance (whether as a Non-Delayed Amount or a Delayed Amount) or any portion of an Advance (whether as a Non-Delayed Amount or a Delayed Amount), then such Conduit Investor shall notify the Administrative Agent and the Funding Agent with respect to such Conduit Investor, and each Committed Note Purchaser with respect to such Conduit Investor, subject to Section 2.2(e), shall fund its pro rata portion (by Committed Note Purchaser Percentage) of the Commitment Percentage with respect to such Investor Group of such Advance (whether as a Non-Delayed Amount or a Delayed Amount) not funded by such Conduit Investor; and
(iii)    if there is no Conduit Investor with respect any Investor Group, then the Committed Note Purchaser(s) with respect to such Investor Group, subject to Section 2.2(e), shall fund Advances (whether as a Non-Delayed Amount or a Delayed Amount) from time to time.
(c)    Conduit Investor Funding. Each Conduit Investor hereby agrees with respect to itself that it will use commercially reasonable efforts to fund Advances made by its Investor Group through the issuance of Series 2013-A Commercial Paper; provided that, (i) no Conduit Investor will have any obligation to use commercially reasonable efforts to fund Advances made by its Investor Group through the issuance of Series 2013-A Commercial Paper at any time that the funding of such Advance through the issuance of Series 2013-A Commercial Paper would be prohibited by the program documents governing such Conduit Investor’s commercial paper program, (ii) nothing herein is (or shall be construed) as a commitment by any Conduit Investor to fund any Advance through the issuance of Series 2013-A Commercial Paper; provided further that, the Conduit Investors shall not, and shall not be obligated to, fund or pay any amount pursuant to this Series 2013-A Supplement unless (i) the respective Conduit Investor has received funds that may be used to make such funding or other payment and which funds are not required to repay any of the commercial paper notes (“CP Notes”) issued by such Conduit Investor when due and (ii) after giving effect to such funding or payment, either (x) such Conduit Investor could issue CP Notes to refinance all of its outstanding CP Notes (assuming such outstanding CP Notes matured at such time) in accordance with the program documents governing its commercial paper program or (y) all of the CP Notes are paid in full. Any amount that a Conduit Investor does not pay pursuant to the operation of the second proviso of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or obligation of such Conduit Investor for any such insufficiency.

(d)    Advance Allocations. HVF II shall allocate the proposed Advance among the Investor Groups ratably by their respective Commitment Percentages; provided that, in the event that one or more Additional Investor Groups become party to this Series 2013-A Supplement in accordance with Section 2.1(b) or one or more Investor Group Maximum Principal Increases are effected in accordance with Section 2.1(c), any Additional Investor Group Initial Principal Amount in connection with the addition of each such Additional Investor Group, any Investor Group Maximum Principal Increase Amount in connection with each such Investor Group Maximum Principal Increase, and each Advance subsequent to either of the foregoing shall be allocated solely to such Additional Investor Groups and/or such Investor Groups, as applicable, until (and only until) the Series 2013-A Principal Amount is allocated ratably among all Investor Groups (based upon each such Investor Group’s Commitment Percentage after giving effect to each such Additional Investor Group becoming party hereto and/or each such Investor Group Maximum Principal Increase, as applicable); provided further that on or prior to the Payment Date immediately following the date on which any such Additional Investor Group becomes party hereto or an Investor Group Maximum Principal Increase occurs, HVF II shall use commercially reasonable efforts to request Advances and/or effect Voluntary Decreases to the extent necessary to cause (after giving effect to such Advances and Voluntary Decreases) the Series 2013-A Principal Amount to be allocated ratably among all Investor Groups (based upon each such Investor Group’s Commitment Percentage after giving effect to such Additional Investor Group becoming party hereto or such Investor Group Maximum Principal Increase, as applicable).
(e)    Delayed Funding Procedures. (i)    A Delayed Funding Purchaser, upon receipt of any notice of an Advance pursuant to Section 2.2(a), promptly (but in no event later than 6:00 p.m. (New York time) on the second Business Day prior to the proposed date of such Advance) may notify HVF II in writing (a “Delayed Funding Notice”) of its election to designate such Advance as a delayed Advance (such Advance, a “Designated Delayed Advance”). If such Delayed Funding Purchaser’s ratable portion of such Advance exceeds its Required Non-Delayed Amount (such excess amount, the “Permitted Delayed Amount”), then the Delayed Funding Purchaser shall also include in the Delayed Funding Notice the portion of such Advance (such amount as specified in the Delayed Funding Notice, not to exceed such Delayed Funding Purchaser’s Permitted Delayed Amount, the “Delayed Amount”) that the Delayed Funding Purchaser has elected to fund on a Business Day that is on or prior to the thirty-fifth (35th) day following the proposed date of such Advance (such date as specified in the Delayed Funding Notice, the “Delayed Funding Date”) rather than on the date for such Advance specified in the related Advance Request.
(ii)    If (A) one or more Delayed Funding Purchasers provide a Delayed Funding Notice to HVF II specifying a Delayed Amount in respect of any Advance and (B) HVF II shall not have revoked the notice of the Advance by 10:00 a.m. (New York time) on the Business Day preceding the proposed date of such Advance, then HVF II, by no later than 11:30 a.m. (New York time) on the Business Day preceding the date of such proposed Advance, may (but shall have no obligation

to) direct each Available Delayed Amount Committed Note Purchaser to fund an additional portion of such Advance on the proposed date of such Advance equal to such Available Delayed Amount Committed Note Purchaser’s proportionate share (based upon the relative Committed Note Purchaser Percentage of such Available Delayed Amount Committed Note Purchasers) of the aggregate Delayed Amount with respect to the proposed Advance; provided that, (i) no Available Delayed Amount Committed Note Purchaser shall be required to fund any portion of any portion of its proportionate share of such aggregate Delayed Amount that would cause its Investor Group Principal Amount to exceed its Maximum Investor Group Principal Amount and (ii) any Conduit Investor, if any, in the Available Delayed Amount Committed Note Purchaser’s Investor Group may, in its sole discretion, agree to fund such proportionate share of such aggregate Delayed Amount.
(iii)    Upon receipt of any notice of a Delayed Amount in respect of an Advance pursuant to Section 2.2(e)(ii), an Available Delayed Amount Committed Note Purchaser, promptly (but in no event later than 6:00 p.m. (New York time) on the Business Day prior to the proposed date of such Advance) may notify HVF II in writing (a “Second Delayed Funding Notice”) of its election to decline to fund a portion of its proportionate share of such Delayed Amount (such portion, the “Second Delayed Funding Notice Amount”); provided that, the Second Delayed Funding Notice Amount shall not exceed the excess, if any, of (A) such Available Delayed Amount Committed Note Purchaser’s proportionate share of such Delayed Amount over (B) such Available Delayed Amount Committed Note Purchaser’s Required Non-Delayed Amount (after giving effect to the funding of any amount in respect of such Advance to be made by such Available Delayed Amount Committed Note Purchaser or the Conduit Investor in such Available Delayed Amount Committed Note Purchaser’s Investor Group) (such excess amount, the “Second Permitted Delayed Amount”), and upon any such election, such Available Delayed Amount Committed Note Purchaser shall include in the Second Delayed Funding Notice the Second Delayed Funding Notice Amount.
(f)    Funding Advances.
(i)    Subject to the other conditions set forth in this Section 2.2, on the date of each Advance, each Conduit Investor and Committed Note Purchaser(s) funding such Advance shall make available to HVF II its portion of the amount of such Advance (other than any Delayed Amount) by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account no later than 2:00 p.m. (New York City time) on the date of such Advance. Proceeds from any Advance shall be deposited into the Series 2013-A Principal Collection Account.
(ii)    A Delayed Funding Purchaser that delivered a Delayed Funding Notice in respect of a Delayed Amount shall be obligated to fund such Delayed Amount on the related Delayed Funding Date in the manner set forth in the next succeeding sentence, irrespective of whether the Series 2013-A Commitment

Termination Date shall have occurred on or prior to such Delayed Funding Date or HVF II would be able to satisfy the Funding Conditions on such Delayed Funding Date. Such Delayed Funding Purchaser shall (i) pay the sum of the Second Delayed Funding Notice Amount related to such Delayed Amount, if any, to HVF II no later than 2:00 p.m. (New York time) on the related Delayed Funding Date by wire transfer in U.S. dollars in same day funds to the Series 2013-A Principal Collection Account, and (ii) pay the Delayed Funding Reimbursement Amount related to such Delayed Amount, if any, on such related Delayed Funding Date to each applicable Funding Agent in immediately available funds for the ratable benefit of the related Available Delayed Amount Purchasers that funded the Delayed Amount on the date of the Advance related to such Delayed Amount in accordance with Section 2.2(e)(ii), based on the relative amount of such Delayed Amount funded by such Available Delayed Amount Purchaser on the date of such Advance pursuant to Section 2.2(e)(ii).
(g)    Funding Defaults. If, by 2:00 p.m. (New York City time) on the date of any Advance, one or more Committed Note Purchasers in an Investor Group (each, a “Defaulting Committed Note Purchaser,” and each Committed Note Purchaser in the related Investor Group that is not a Defaulting Committed Note Purchaser, a “Non-Defaulting Committed Note Purchaser”) fails to make its portion of such Advance, available to HVF II pursuant to Section 2.2(f) (the aggregate amount unavailable to HVF II as a result of any such failure being herein called an “Advance Deficit”), then the Funding Agent for such Investor Group, by no later than 2:30 p.m. (New York City time) on the applicable date of such Advance, shall instruct each Non-Defaulting Committed Note Purchaser in the same Investor Group as the Defaulting Committed Note Purchaser to pay, by no later than 3:00 p.m. (New York City time), in immediately available funds, to the Series 2013-A Principal Collection Account, an amount equal to the lesser of (i) such Non-Defaulting Committed Note Purchaser’s pro rata portion (based upon the relative Committed Note Purchaser Percentage of such Non-Defaulting Committed Note Purchasers) of the Advance Deficit and (ii) the amount by which such Non-Defaulting Committed Note Purchaser’s pro rata portion (by Committed Note Purchaser Percentage) of the Maximum Investor Group Principal Amount for such Investor Group exceeds the portion of the Investor Group Principal Amount for such Investor Group funded by such Non-Defaulting Committed Note Purchaser (determined after giving effect to all Advances already made by such Investor Group on such date). A Defaulting Committed Note Purchaser shall forthwith, upon demand, pay to the applicable Funding Agent for the ratable benefit of the Non-Defaulting Committed Note Purchasers all amounts paid by each such Non-Defaulting Committed Note Purchaser on behalf of such Defaulting Committed Note Purchaser, together with interest thereon, for each day from the date a payment was made by a Non-Defaulting Committed Note Purchaser until the date such Non-Defaulting Committed Note Purchaser has been paid such amounts in full, at a rate per annum equal to the sum of the Series 2013-A Base Rate plus 0.50% per annum. For the avoidance of doubt, no Delayed Funding Purchaser that has provided a Delayed Funding Notice in respect of an Advance shall be considered to be in default of its obligation to fund its Delayed Amount or be treated as a Defaulting Committed Note

Purchaser hereunder unless and until it has failed to fund the Delayed Funding Reimbursement Amount or the Second Delayed Funding Notice Amount on the related Delayed Funding Date in accordance with Section 2.2(f)(ii).
Section 2.3.    Procedure for Decreasing the Series 2013-A Principal Amount.
(a)    Principal Decreases. Subject to the terms of this Series 2013-A Supplement, the aggregate principal amount of the Series 2013-A Notes may be decreased from time to time.
(b)    Mandatory Decrease.
(i)    Obligation to Decrease. If any Series 2013-A Excess Principal Event shall have occurred and be continuing, then, within five (5) Business Days following HVF II’s discovery of such Series 2013-A Excess Principal Event, HVF II shall withdraw from the Series 2013-A Principal Collection Account an amount equal to the lesser of (x) the amount then on deposit in such account and available for distribution to effect a reduction in the Series 2013-A Principal Amount pursuant to Section 5.2(c), and (y) the amount necessary so that, after giving effect to all Voluntary Decreases prior to such date, no such Series 2013-A Excess Principal Event shall exist, and distribute the lesser of such (x) and (y) to the Series 2013-A Noteholders in respect of principal of the Series 2013-A Notes to make a reduction in the Series 2013-A Principal Amount in accordance with Section 5.2 (each reduction of the Series 2013-A Principal Amount pursuant to this clause (i), a “Mandatory Decrease” and the amount of each such reduction, the “Mandatory Decrease Amount”).
(ii)    Breakage. Subject to and in accordance with Section 3.6, with respect to each Mandatory Decrease, HVF II shall reimburse each Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Mandatory Decrease.
(iii)    Notice of Mandatory Decrease. Upon discovery of any Series 2013-A Excess Principal Event, HVF II, within two (2) Business Days of such discovery, shall deliver written notice of any related Mandatory Decreases, any related Mandatory Decrease Amount and the date of any such Mandatory Decrease to the Trustee and each Series 2013-A Noteholder.
(c)    Voluntary Decrease.
(i)    Procedures for Voluntary Decrease. On any Business Day, upon at least three (3) Business Day’s prior notice to each Series 2013-A Noteholder, each Conduit Investor, each Committed Note Purchaser and the Trustee, HVF II may decrease the Series 2013-A Principal Amount in whole or in part (each such reduction of the Series 2013-A Principal Amount pursuant to this Section 2.3(c), a “Voluntary Decrease”) by withdrawing from the Series 2013-A Principal Collection Account an amount up to the sum of all amounts then on deposit in such account and available for distribution to effect a Voluntary Decrease pursuant to Section 5.2, and distributing the amount of such withdrawal (such amount, the “Voluntary Decrease Amount”) to the Series 2013-A Noteholders as specified in Section 5.2. Each such notice shall set forth the date of such Voluntary Decrease, the related Voluntary Decrease Amount, whether HVF II is electing to pay any Terminated Purchaser in connection with such Voluntary Decrease, and the amount to be paid to such Terminated Purchaser (if any).
(ii)    Breakage. Subject to and in accordance with Section 3.6, with respect to each Voluntary Decrease, HVF II shall reimburse each Investor Group on the next succeeding Payment Date for any associated breakage costs payable as a result of such Voluntary Decrease.
(iii)    Voluntary Decrease Minimum Denominations. Each such Voluntary Decrease shall be, in the aggregate for all Series 2013-A Notes, in a minimum principal amount of $5,000,000 and integral multiples of $100,000 in excess thereof unless such Voluntary Decrease is allocated to pay any Investor Group Principal Amount in full.

Section 2.4.    Funding Agent Register. On each date of an Advance or Decrease hereunder, a duly authorized officer, employee or agent of the related Funding Agent shall make appropriate notations in its books and records of the amount of such Advance or Decrease, as applicable. HVF II hereby authorizes each duly authorized officer, employee and agent of such Funding Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on HVF II absent manifest error; provided, however, that in the event of a discrepancy between the books and records of such Funding Agent and the records maintained by the Trustee pursuant to this Series 2013-A Supplement, such discrepancy shall be resolved by such Funding Agent and the Administrative Agent and the Trustee shall be directed by the Administrative Agent to update its records accordingly.
Section 2.5.    Reduction of Series 2013-A Maximum Principal Amount.
(a)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser, may effect a permanent reduction (but without prejudice of HVF II’s right to effect an Investor Group Maximum Principal Increase with respect to any Investor Group or add any Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Series 2013-A Maximum Principal Amount and a corresponding reduction of each Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (a),
(i)    any such reduction (A) will be limited to the undrawn portion of the Series 2013-A Maximum Principal Amount, although any such reduction may be combined with a Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(a)(i), such undrawn portion of the Series 2013-A Maximum Principal Amount shall not include any then unfunded Delayed Amounts relating to any Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction, and
(ii)    after giving effect to such reduction, the Series 2013-A Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero.
(b)    HVF II, upon three (3) Business Days’ notice to the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser, may effect a reduction (without prejudice of HVF II’s right to effect an Investor Group Maximum Principal Increase with respect to any Investor Group or add any Additional Investor Group in the future, in each case in accordance with Section 2.1) of the Series 2013-A Maximum Principal Amount and a corresponding reduction of each Maximum Investor Group Principal Amount; provided that, with respect to any such reduction effected pursuant to this clause (b),

(i)    any such reduction (A) will be limited to the undrawn portion of the Series 2013-A Maximum Principal Amount as of the date of such reduction, although any such reduction may be combined with a Decrease effected pursuant to and in accordance with Section 2.3, and (B) must be in a minimum amount of $10,000,000; provided that, solely for the purposes of this Section 2.5(b)(i), such undrawn portion of the Series 2013-A Maximum Principal Amount shall not include any then unfunded Delayed Amounts relating to any Advance the notice with respect to which HVF II shall not have revoked as of the date of such reduction,
(ii)    after giving effect to such reduction, the Series 2013-A Maximum Principal Amount equals or exceeds $100,000,000, unless reduced to zero,
(iii)    after giving effect to such reduction, the aggregate amount of all reductions effected pursuant this clause (b) as of the effective date of such reduction shall not exceed $900,000,000, and
(iv)    so long as the Series 2013-B Notes are Outstanding (as “Outstanding” is defined in the Series 2013-B Supplement), contemporaneously with such reduction, the Series 2013-B Maximum Principal Amount shall have been increased in an amount equal to such reduction in accordance with the terms of the Series 2013-B Supplement.
Any reduction made pursuant to this Section 2.5 shall be made ratably among the Investor Groups’ on the basis of their respective Maximum Investor Group Principal Amounts.
Section 2.6.    Commitment Terms and Extensions of Commitments.
(a)    Term. The “Term” of the Commitment hereunder shall be for a period commencing on the date hereof and ending on the Series 2013-A Commitment Termination Date.
(b)    Requests for Extensions. HVF II may request, through the Administrative Agent, that each Funding Agent, for the account of the related Investor Group, consents to an extension of the Series 2013-A Commitment Termination Date for such period as HVF II may specify (the “Extension Length”), which consent will be granted or withheld by each Funding Agent, on behalf of the related Investor Group, in its sole discretion.
(c)    Procedures for Extension Consents. Upon receipt of any request described in clause (b) above, the Administrative Agent shall promptly notify each Funding Agent thereof, each of which Funding Agents shall notify each Conduit Investor, if any, and each Committed Note Purchaser in its Investor Group thereof. Not later than the first Business Day following the 30th day after such request for an extension (such period, the “Election Period”), each Committed Note Purchaser shall notify HVF II and the Administrative Agent of its willingness or refusal to consent to such extension and each Conduit Investor shall notify the Funding Agent for its Investor Group of its willingness or refusal to consent to such extension, and such Funding Agent shall notify HVF II and the Administrative Agent of such willingness or refusal by each such Conduit Investor (any such Conduit Investor or Committed Note Purchaser that refuses to consent to such extension, a “Non-Extending Purchaser”). Any Committed Note Purchaser that does not expressly notify HVF II and the Administrative Agent that it is willing to consent to an extension of the Series 2013-A Commitment Termination Date during the applicable Election Period and each Conduit Investor that does not expressly notify such Funding Agent that it is willing to consent to an extension of the Series 2013-A Commitment Termination Date during the applicable Election Period shall be deemed to be a Non-Extending Purchaser. If a Committed Note Purchaser or a Conduit Investor has agreed to extend its Series 2013-A Commitment Termination Date, and, at the end of the applicable Election Period no Amortization Event shall be continuing with respect to the Series 2013-A Notes, then the Series 2013-A Commitment Termination Date for such Committed Note Purchaser or Conduit Investor then in effect shall be extended to the date that is the last day of the Extension Length (which shall begin running on the day after the then-current Series 2013-A Commitment Termination Date); provided that, no such extension to the Series 2013-A Commitment Termination Date shall become effective until (i) the termination of each Non-Extending Purchaser’s commitment, if any, and (ii) on the date of any such termination, the prepayment in full of each such Non-Extending Purchaser’s portion of the Investor Group Principal Amount for such Non-Extending Purchaser’s Investor Group and all accrued and unpaid interest thereon, if any, in each case, in accordance with Section 9.2.
Section 2.7.    Timing and Method of Payment. All amounts payable to any Funding Agent hereunder or with respect to the Series 2013-A Notes on any date shall be made to the applicable Funding Agent or upon the order of the applicable Funding Agent by wire transfer of immediately available funds in Dollars not later than 2:00pm (New York City time) on the date due; provided that,
(a)    if (i) any Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Funding Agent received such funds, such Funding Agent notifies HVF II in writing of such late receipt, then such funds received later than 2:00 p.m. (New York City time) on such date by such Funding Agent will be deemed to have been received by such Funding Agent on the next Business Day and any interest accruing with respect to the payment of such on such next Business Day shall not be payable until the Payment Date immediately following the later of such two dates specified in clause (ii); and
(b)    if (i) any Funding Agent receives funds payable to it hereunder later than 2:00 p.m. (New York City time) on any date and (ii) prior to the later of the next succeeding Determination Date and thirty (30) days after the date on which such Funding Agent received such funds, such Funding Agent does not notify HVF II in writing of such receipt, then such funds, received later than 2:00 p.m. (New York City time) on such date will be treated for all purposes hereunder as received on such date.
HVF II’s obligations hereunder in respect of any amounts payable to any Conduit Investor or Committed Note Purchaser shall be discharged to the extent funds are disbursed by HVF II to the related Funding Agent as provided herein whether or not such funds are properly applied by such Funding Agent.

Section 2.8.    Legal Final Payment Date. The Series 2013-A Principal Amount shall be due and payable on the Legal Final Payment Date.
Section 2.9.    Delayed Funding Purchaser Groups.
(a)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Delayed Funding Purchaser delivers a Delayed Funding Notice, no Undrawn Fees shall accrue (or be payable) to its Delayed Funding Purchaser Group in respect of any Delayed Amount from the date of the related Advance to the date the Delayed Funding Purchaser in such Delayed Funding Purchaser Group funds the related Delayed Funding Reimbursement Amount, if any, and the Second Delayed Funding Notice Amount, if any.
(b)    Notwithstanding any provision of this Series 2013-A Supplement to the contrary, if at any time a Committed Note Purchaser in an Investor Group becomes a Defaulting Committed Note Purchaser, then the following provisions shall apply for so long as such Defaulting Committed Note Purchaser has failed to pay all amounts required pursuant to Section 2.2:
(i)    no Undrawn Fees shall accrue (or be payable) on any unfunded portion of the Maximum Investor Group Principal Amount of such Defaulting Committed Note Purchaser; and
(ii)    the Commitment Percentage of such Defaulting Committed Note Purchaser shall not be included in determining whether the Series 2013-A Required Noteholders or all Conduit Investors and/or Committed Note Purchasers have taken or may take any action hereunder.
For the avoidance of doubt, no provision of this Section 2.9 shall be deemed to relieve any Defaulting Committed Note Purchaser of its Commitment hereunder and HVF II may pursue all rights and remedies available to it under the law in connection with the event(s) that resulted in such Committed Note Purchaser becoming a Defaulting Committed Note Purchaser.
ARTICLE III

INTEREST, FEES AND COSTS
Section 3.1.    Interest and Interest Rates.
(a)    Interest Rate. Each related Advance funded or maintained by an Investor Group during the related Series 2013-A Interest Period:
(i)    through the issuance of Series 2013-A Commercial Paper shall bear interest at the CP Rate for such Series 2013-A Interest Period, and

(ii)    through means other than the issuance of Series 2013-A Commercial Paper shall bear interest at the Eurodollar Rate (Reserve Adjusted) applicable to such Investor Group for the related Eurodollar Interest Period, except as otherwise provided in the definition of Eurodollar Interest Period or in Section 3.3 or 3.4.
(b)    Notice of Interest Rates.
(i)    Each Funding Agent shall notify HVF II and the Group I Administrator of the applicable CP Rate for the Advances made by its Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on each Determination Date. Each such notice shall be substantially in the form of Exhibit N hereto.
(ii)    The Administrative Agent shall notify HVF II and the Group I Administrator of the applicable Eurodollar Rate (Reserve Adjusted) and/or Series 2013-A Base Rate, as the case may be, by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period. Each such notice shall be substantially in the form of Exhibit N hereto.
(c)    Payment of Interest; Funding Agent Failure to Provide Rate.
(i)    On each Payment Date, the Series 2013-A Monthly Interest Amount and the Series 2013-A Monthly Default Interest Amount, in each case, with respect to such Payment Date, shall be due and payable on such Payment Date in accordance with the provisions hereof.
(ii)    If the amounts described in Section 5.3 are insufficient to pay the Series 2013-A Monthly Interest Amount or the Series 2013-A Monthly Default Interest Amount for any Payment Date, payments of such Series 2013-A Monthly Interest Amount or Series 2013-A Monthly Default Interest Amount, as applicable and in each case, to the Series 2013-A Noteholders will be reduced on a pro rata basis (determined on the basis of the portion of such Series 2013-A Monthly Interest Amount or Series 2013-A Monthly Default Interest Amount, as applicable and in each case, payable to each such Series 2013-A Noteholder) by the amount of such insufficiency (the aggregate amount, if any, of such insufficiency on any Payment Date, the “Series 2013-A Deficiency Amount”), and interest shall accrue on any such Series 2013-A Deficiency Amount at the applicable Series 2013-A Note Rate.
(d)    Day Count and Business Day Convention. All computations of interest at the CP Rate and the Eurodollar Rate (Reserve Adjusted) shall be made on the basis of a year of 360 days and the actual number of days elapsed and all computations of interest at the Series 2013-A Base Rate shall be made on the basis of a 365 (or 366, as applicable) day year and actual number of days elapsed. Whenever any payment of interest or principal in respect of any Advance shall be due on a day other than a Business

Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest owed.
(e)    Funding Agent’s Failure to Notify. With respect to any Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable CP Rate for the Advances made by its Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Funding Agent provides such notice previously not provided in accordance with  Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Funding Agent provides such notice previously not provided), such Funding Agent shall pay to or at the direction of HVF II an amount equal to the excess, if any, of the amount actually paid by HVF II to or for the benefit of the Series 2013-A Noteholders in such Funding Agent’s Investor Group as a result of the reversion to the CP Fallback Rate in accordance with the definition of CP Rate over the amount that should have been paid by HVF II to or for the benefit of the Series 2013-A Noteholders in such Funding Agent’s Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Funding Agent to HVF II on a timely basis.
(f)    CP True-Up Payment Amount. With respect to any Funding Agent that shall have failed to notify HVF II and the Group I Administrator of the applicable CP Rate for the Advances made by its Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i), on the first Payment Date occurring after the date on which such Funding Agent provides such notice previously not provided in accordance with  Section 3.1(b)(i) (or, if such notice is provided on any date occurring after a Determination Date and prior to the Payment Date immediately following such Determination Date, then the second Payment Date occurring after the date on which such Funding Agent provides such notice previously not provided), HVF II shall pay to or at the direction of the Funding Agent for the benefit of the Series 2013-A Noteholders in such Funding Agent’s Investor Group an amount equal to the excess, if any, of the amount that should have been paid by HVF II to or for the benefit of the Series 2013-A Noteholders in such Funding Agent’s Investor Group had all of the relevant information for the relevant Series 2013-A Interest Period been provided by such Funding Agent to HVF II on a timely basis over the amount actually paid by HVF II to or for the benefit of such Series 2013-A Noteholders as a result of the reversion to the CP Fallback Rate in accordance with the definition of CP Rate (such excess with respect to such Funding Agent, the “CP True-Up Payment Amount”).

Section 3.2.    Administrative Agent and Up-Front Fees.
(a)    Administrative Agent Fees. On each Payment Date, HVF II shall pay to the Administrative Agent the applicable Administrative Agent Fee for such Payment Date.
(b)    Up-Front Fees. On the Series 2013-A Closing Date, HVF II shall pay the applicable Up-Front Fee to each Funding Agent for the account of the related Committed Note Purchasers.
Section 3.3.    Eurodollar Lending Unlawful. If a Conduit Investor, a Committed Note Purchaser or any Program Support Provider (each such person, an “Affected Person”) shall reasonably determine (which determination, upon notice thereof to the Administrative Agent and the related Funding Agent and HVF II, shall be conclusive and binding on HVF II absent manifest error) that the introduction of or any change in or in the interpretation of any law, rule or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for any such Affected Person to make, continue, or maintain any Advance as, or to convert any Advance into, the Series 2013-A Eurodollar Tranche, the obligation of such Affected Person to make, continue or maintain any such Advance as, or to convert any such Advance into, the Series 2013-A Eurodollar Tranche, upon such determination, shall forthwith be suspended until such Affected Person shall notify the related Funding Agent and HVF II that the circumstances causing such suspension no longer exist, and such Investor Group shall immediately convert the portion of the Series 2013-A Eurodollar Tranche funded by each such Affected Person, into the Series 2013-A Base Rate Tranche at the end of the then-current Eurodollar Interest Periods with respect thereto or sooner, if required by such law or assertion.
Section 3.4.    Deposits Unavailable. If a Conduit Investor, a Committed Note Purchaser or the related Majority Program Support Providers shall have reasonably determined that:
(a)    Dollar deposits in the relevant amount and for the relevant Eurodollar Interest Period are not available to all the related Reference Lenders in the relevant market;
(b)    by reason of circumstances affecting all the related Reference Lenders' relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to the Series 2013-A Eurodollar Tranche; or
(c)    such Conduit Investor, such Committed Note Purchaser or the related Majority Program Support Providers have notified the related Funding Agent and HVF II that, with respect to any interest rate otherwise applicable hereunder to the Series 2013-A Eurodollar Tranche, the Eurodollar Interest Period for which has not then commenced, such interest rate will not adequately reflect the cost to such Conduit Investor, such Committed Note Purchaser or such Majority Program Support Providers of making, funding, agreeing to make or fund or maintaining their respective portion of such Series 2013-A Eurodollar Tranche for such Eurodollar Interest Period, then, upon notice from such Conduit Investor, such Committed Note Purchaser or the related Majority Program Support Providers to such Funding Agent and HVF II, the obligations of such Conduit Investor, such Committed Note Purchaser and all of the related Program Support Providers to make or continue any Advance as, or to convert any Advances into, the Series 2013-A Eurodollar Tranche shall forthwith be suspended until such Funding Agent shall notify HVF II that the circumstances causing such suspension no longer exist, and such Investor Group shall immediately convert the portion of the Series 2013-A Eurodollar Tranche funded by each such Conduit Investor or Committed Note Purchaser into the Series 2013-A Base Rate Tranche at the end of the then current Eurodollar Interest Periods with respect thereto or sooner, if required for the reasons set forth in clause (a), (b) or (c) above, as the case may be.
Section 3.5.    Increased or Reduced Costs, etc. HVF II agrees to reimburse each Affected Person for any increase in the cost of, or any reduction in the amount of any sum receivable by any such Affected Person in respect of making, continuing or maintaining (or of its obligation to make, continue or maintain) any Advances as, or of converting (or of its obligation to convert) any Advances into, the Series 2013-A Eurodollar Tranche that arise in connection with any Changes in Law, except for any such Changes in Law with respect to increased capital costs and taxes, which shall be governed by Sections 3.7 and 3.8, respectively. Each such demand shall be provided to the related Funding Agent and HVF II in writing and shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Affected Person for such increased cost or reduced amount or return. Such additional amounts shall be payable by HVF II to such Funding Agent and by such Funding Agent directly to such Affected Person on the Payment Date immediately following HVF II’s receipt of such notice, and such notice, in the absence of manifest error, shall be conclusive and binding on HVF II.
Section 3.6.    Funding Losses. In the event any Affected Person shall incur any loss or expense (including, for the avoidance of doubt, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Person to make, continue or maintain any portion of the principal amount of any Series 2013-A CP Tranche or Series 2013-A Eurodollar Tranche, or to convert any portion of the principal amount of any Advance not in the Series 2013-A CP Tranche into the Series 2013-A CP Tranche or not in the Series 2013-A Eurodollar Tranche into the Series 2013-A Eurodollar Tranche) as a result of:
(a)    any conversion or repayment or prepayment (for any reason, including as a result of the acceleration of the maturity of any portion of the Series 2013-A CP Tranche or Series 2013-A Eurodollar Tranche in connection with any Decrease pursuant to Section 2.3 or any optional repurchase of the Series 2013-A Notes pursuant to Section 10.1 or otherwise, or the assignment thereof in accordance with the requirements of the applicable Program Support Agreement) of the principal amount of any portion of the Series 2013-A CP Tranche or Series 2013-A Eurodollar Tranche on a date other than a Payment Date;
(b)    any Advance not being made as part of the Series 2013-A CP Tranche or Series 2013-A Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein;
(c)    any Advance not being continued as part of the Series 2013-A CP Tranche or Series 2013-A Eurodollar Tranche, or converted into an Advance under the Series 2013-A Eurodollar Tranche after a request for such an Advance has been made in accordance with the terms contained herein;
(d)    any failure of HVF II to make a Decrease after giving notice thereof pursuant to Section 2.3(b) or Section 2.3(c), then, upon the written notice (which shall include calculations in reasonable detail) by any Affected Person to the related Funding Agent and HVF II, which written notice shall be conclusive and binding on HVF II (in the absence of manifest error), HVF II shall pay to such Funding Agent and such Funding Agent shall, on the next succeeding Payment Date, pay directly to such Affected Person such amount as will (in the reasonable determination of such Affected Person) reimburse such Affected Person for such loss or expense; provided that, the maximum amount payable by HVF II to any Affected Person in respect of any losses or expenses that result from any conversion, repayment or prepayment described in clause (a) above shall be the amount HVF II would be obligated to pay pursuant to clause (a) above if such conversion, repayment or prepayment were scheduled to have been paid on the next succeeding Payment Date; provided further that, in no event shall any amount be payable by HVF II to any Affected Person pursuant to this Section 3.6 as a result of any conversion, repayment, prepayment or non-payment with respect to any Series 2013-A CP Tranche unless (i) the amount of such conversion, repayment, prepayment or non-payment exceeds $100,000,000 with respect to such Affected Person and (ii) such Affected Person shall have received less than five (5) Business Days’ written notice from HVF II of such conversion, repayment, prepayment or non-payment, as the case may be.
Section 3.7.    Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or reasonably expected to be maintained by any Affected Person or any Person controlling such Affected Person and such Affected Person reasonably determines that the rate of return on its or such controlling Person’s capital as a consequence of its commitment or the Advances made by such Affected Person hereunder is reduced to a level below that which such Affected Person or such controlling Person would have achieved but for the occurrence of any such Change in Law, then, in any such case after notice from time to time by such Affected Person to the related Funding Agent and HVF II, HVF II shall pay to such Funding Agent and such Funding Agent shall pay to such Affected Person an incremental commitment fee, payable on each Payment Date, sufficient to compensate such Affected Person or such controlling Person for such reduction in rate of return to the extent that the increased costs for which such Affected Person is being compensated are allocable to the existence of such Affected Person’s Advances or Commitment hereunder. A statement of such Affected Person as to any such additional amount or amounts (including calculations thereof in reasonable detail), in the absence of manifest error, shall be conclusive and binding on HVF II; provided that, the initial payment of such increased commitment fee shall include a payment for accrued amounts due under this Section 3.7 prior to such initial payment.
Section 3.8.    Taxes.
(a)    All payments by HVF II of principal of, and interest on, the Advances and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, documentary, property, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding in the case of any Affected Person (x) net income, franchise or similar taxes (including branch profits taxes or alternative minimum tax) imposed or levied on the Affected Person as a result of a connection between the Affected Person and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising from such Affected Person having executed, delivered or performed its obligations or received a payment under, or enforced by, this Series 2013-A Supplement), (y) with respect to any Affected Person organized under the laws of the jurisdiction other than the United States (“Foreign Affected Person”), any withholding tax that is imposed on amounts payable to the Foreign Affected Person at the time the Foreign Affected Person becomes a party to (or acquires a Participation in) this Series 2013-A Supplement (or designates a new lending office), except to the extent that such Foreign Affected Person (or its assignor, if any) was already entitled, at the time of the designation of the new lending office (or assignment), to receive additional amounts from HVF II with respect to withholding tax and (z) United States federal withholding taxes that would not have been imposed but for a failure by an Affected Person (or any financial institution through which any payment is made to such Affected Person) to comply with the procedures, certifications, information reporting, disclosure or other related requirements of current Sections 1471-1474 of the Code or any published administrative guidance implementing such law to establish relief or exemption from the tax imposed by such provisions (such non-excluded items being called “Taxes”).
(b)    Moreover, if any Taxes are directly asserted against any Affected Person with respect to any payment received by such Affected Person or its agent from HVF II, such Affected Person or its agent may pay such Taxes and HVF II will promptly upon receipt of written notice stating the amount of such Taxes pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had no such Taxes been asserted.
(c)    If HVF II fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Affected Person or its agent the required receipts or other required documentary evidence, HVF II shall indemnify the Affected Person and their agent for any incremental Taxes, interest or penalties that may become payable by any such Affected Person or its agent as a result of any such failure. For purposes of this Section 3.8, a distribution hereunder by the agent for the relevant Affected Person shall be deemed a payment by HVF II.
(d)    Upon the request of HVF II, each Foreign Affected Person shall execute and deliver to HVF II, prior to the initial due date of any payments hereunder and to the extent permissible under then current law, and on or about the first scheduled payment date in each calendar year thereafter, one or more (as HVF may reasonably request) United States Internal Revenue Service Forms W-8BEN, Forms W-8ECI or Forms W 9, or successor applicable forms, or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Affected Person is exempt from withholding or deduction of Taxes. HVF II shall not, however, be required to pay any increased amount under this Section 3.8 to any Affected Person that is organized under the laws of a jurisdiction other than the United States if such Affected Person fails to comply with the requirements set forth in this paragraph.
(e)    If the Affected Person determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.8, it shall pay over such refund to HVF II (but only to the extent of amounts paid under this Section 3.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Affected Person and without interest (other than any interest paid by the relevant governmental authority with respect to such refund), provided that HVF II, upon the request of the Affected Person, agrees to repay the amount paid over to HVF II (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Affected Person in the event the Affected Person is required to repay such refund to such governmental authority. This Section 3.8 shall not be construed to require the Affected Person to make available its tax returns (or any other information relating to its taxes that it deems confidential) to HVF II or any other Person.
Section 3.9.    Series 2013-A Carrying Charges; Survival. Any amounts payable by HVF II under the Specified Cost Sections shall constitute Series 2013-A Carrying Charges. The agreements in the Specified Cost Sections and Section 3.10 shall survive the termination of this Series 2013-A Supplement and the Group I Indenture and the payment of all amounts payable hereunder and thereunder.
Section 3.10.    Minimizing Costs and Expenses and Equivalent Treatment.
(a)    Each Affected Person shall be deemed to have agreed that it shall, as promptly as practicable after it becomes aware of any circumstance referred to in any Specified Cost Section, use commercially reasonable efforts (to the extent not inconsistent with its internal policies of general application) to minimize the costs, expenses, taxes or other liabilities incurred by it and payable to it by HVF II pursuant to such Specified Cost Section.
(b)    In determining any amounts payable to it by HVF II pursuant to any Specified Cost Section, each Affected Person shall treat HVF II the same as or better than all similarly situated Persons (as determined by such Affected Person in its reasonable discretion) and such Affected Person may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable so long as it applies such method to other similar transactions, such that HVF II is treated the same as, or better than, all such other similarly situated Persons with respect to such other similar transactions.

Section 3.11.    Timing Threshold for Specified Cost Sections. Notwithstanding anything in this Series 2013-A Supplement to the contrary, HVF II shall not be under any obligation to compensate any Affected Person pursuant to any Specified Cost Section in respect of any amount otherwise owing pursuant to any Specified Cost Section that arose during any period prior to the date that is 180 days prior to such Affected Person’s obtaining knowledge thereof, except that the foregoing limitation shall not apply to any increased costs arising out of the retroactive application of any Change in Law within such 180-day period. If, after the payment of any amounts by HVF II pursuant to any Specified Cost Section, any applicable law, rule or regulation in respect of which a payment was made is thereafter determined to be invalid or inapplicable to such Affected Person, then such Affected Person, within sixty (60) days after such determination, shall repay any amounts paid to it by HVF II hereunder in respect of such Change in Law.
ARTICLE IV

SERIES-SPECIFIC COLLATERAL
Section 4.1.    Granting Clause. In order to secure and provide for the repayment and payment of the Note Obligations with respect to the Series 2013-A Notes, HVF II hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2013-A Noteholders, all of HVF II’s right, title and interest in and to the following (whether now or hereafter existing or acquired):
(a)    each Series 2013-A Account, including any security entitlement with respect to Financial Assets credited thereto;
(b)    all funds, Financial Assets or other assets on deposit in each Series 2013-A Account from time to time;
(c)    all certificates and instruments, if any, representing or evidencing any or all of each Series 2013-A Account, the funds on deposit therein or any security entitlement with respect to Financial Assets credited thereto from time to time;
(d)    all investments made at any time and from time to time with monies in each Series 2013-A Account, whether constituting securities, instruments, general intangibles, investment property, Financial Assets or other property;
(e)    all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for each Series 2013-A Account, the funds on deposit therein from time to time or the investments made with such funds;
(f)    all Proceeds of any and all of the foregoing clauses (a) through (e), including cash (with respect to each Series 2013-A Account, the items in the foregoing clauses (a) through (e) and this clause (f) with respect to such Series 2013-A Account are referred to, collectively, as the “Series 2013-A Account Collateral”).

(g)    each Series 2013-A Demand Note;
(h)    all certificates and instruments, if any, representing or evidencing each Series 2013-A Demand Note;
(i)    each Series 2013-A Interest Rate Cap; and
(j)    all Proceeds of any and all of the foregoing.
Section 4.2.    Series 2013-A Accounts. With respect to the Series 2013-A Notes only, the following shall apply:
(a)    Establishment of Series 2013-A Accounts.
(i)    HVF II has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-A Noteholders three securities accounts: the Series 2013-A Principal Collection Account (such account, the “Series 2013-A Principal Collection Account”), the Series 2013-A Interest Collection Account (such account, the “Series 2013-A Interest Collection Account”) and the Series 2013-A Reserve Account (such account, the “Series 2013-A Reserve Account”).
(ii)    On or prior to the date of any drawing under a Series 2013-A Letter of Credit pursuant to Section 5.5 or Section 5.7, HVF II shall establish and maintain in the name of, and under the control of, the Trustee for the benefit of the Series 2013-A Noteholders the Series 2013-A L/C Cash Collateral Account (the “Series 2013-A L/C Cash Collateral Account”).
(iii)    The Trustee has established and maintained, and shall continue to maintain, in the name of, and under the control of, the Trustee for the benefit of the Series 2013-A Noteholders the Series 2013-A Distribution Account (the “Series 2013-A Distribution Account”, and together with the Series 2013-A Principal Collection Account, the Series 2013-A Interest Collection Account, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account, the “Series 2013-A Accounts”).
(b)    Series 2013-A Account Criteria.
(i)    Each Series 2013-A Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2013-A Noteholders.
(ii)    Each Series 2013-A Account shall be an Eligible Account. If any Series 2013-A Account is at any time no longer an Eligible Account, HVF II shall, within ten (10) Business Days of an Authorized Officer of HVF II obtaining actual knowledge that such Series 2013-A Account is no longer an Eligible Account, establish a new Series 2013-A Account for such non-qualifying Series

2013-A Account that is an Eligible Account, and if a new Series 2013-A Account is so established, HVF II shall instruct the Trustee in writing to transfer all cash and investments from such non-qualifying Series 2013-A Account into such new Series 2013-A Account. Initially, each of the Series 2013-A Accounts will be established with The Bank of New York Mellon.
(c)    Administration of the Series 2013-A Accounts.
(i)    HVF II may instruct (by standing instructions or otherwise) any institution maintaining any Series 2013-A Accounts to invest funds on deposit in such Series 2013-A Account from time to time in Permitted Investments in the name of the Trustee or the Securities Intermediary and Permitted Investments shall be credited to the applicable Series 2013-A Account; provided, however, that:
A.    any such investment in the Series 2013-A Reserve Account or the Series 2013-A Distribution Account shall mature not later than the first Payment Date following the date on which such investment was made; and
B.    any such investment in the Series 2013-A Principal Collection Account, the Series 2013-A Interest Collection Account or the Series 2013-A L/C Cash Collateral Account shall mature not later than the Business Day prior to the first Payment Date following the date on which such investment was made, unless in any such case any such Permitted Investment is held with the Trustee, then such investment may mature on such Payment Date so long as such funds shall be available for withdrawal on such Payment Date.
(ii)    HVF II shall not direct the Trustee to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment.
(iii)    In the absence of written investment instructions hereunder, funds on deposit in the Series 2013-A Accounts shall remain uninvested.
(d)    Earnings from Series 2013-A Accounts. With respect to each Series 2013-A Account, all interest and earnings (net of losses and investment expenses) paid on funds on deposit in or on any security entitlement with respect to Financial Assets credited to such Series 2013-A Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

(e)    Termination of Series 2013-A Accounts.
(i)    On or after the date on which the Series 2013-A Notes are fully paid, the Trustee, acting in accordance with the written instructions of HVF II, shall withdraw from each Series 2013-A Account (other than the Series 2013-A L/C Cash Collateral Account) all remaining amounts on deposit therein and pay such amounts to HVF II.
(ii)    Upon the termination of this Series 2013-A Supplement in accordance with its terms, the Trustee, acting in accordance with the written instructions of HVF II, after the prior payment of all amounts due and owing to the Series 2013-A Noteholders and payable from the Series 2013-A L/C Cash Collateral Account as provided herein, shall withdraw from the Series 2013-A L/C Cash Collateral Account all amounts on deposit therein and shall pay such amounts:
first, pro rata to the Series 2013-A Letter of Credit Providers, to the extent that there are unreimbursed Series 2013-A Disbursements due and owing to such Series 2013-A Letter of Credit Providers, for application in accordance with the provisions of the respective Series 2013-A Letters of Credit, and second, to HVF II any remaining amounts.
Section 4.3.    Trustee as Securities Intermediary.
(a)    With respect to each Series 2013-A Account, the Trustee or other Person maintaining such Series 2013-A Account shall be the “securities intermediary” (as defined in Section 8-102(a)(14) of the New York UCC and a “bank” (as defined in Section 9-102(a)(8) of the New York UCC), in such capacities, the “Securities Intermediary”) with respect to such Series 2013-A Account. If the Securities Intermediary in respect of any Series 2013-A Account is not the Trustee, HVF II shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 4.3.
(b)    The Securities Intermediary agrees that:
(i)    The Series 2013-A Accounts are accounts to which Financial Assets will be credited;
(ii)    All securities or other property underlying any Financial Assets credited to any Series 2013-A Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any Series 2013-

A Account be registered in the name of HVF II, payable to the order of HVF II or specially endorsed to HVF II;
(iii)    All property delivered to the Securities Intermediary pursuant to this Series 2013-A Supplement and all Permitted Investments thereof will be promptly credited to the appropriate Series 2013-A Account;
(iv)    Each item of property (whether investment property, security, instrument or cash) credited to a Series 2013-A Account shall be treated as a Financial Asset;
(v)    If at any time the Securities Intermediary shall receive any order or instructions from the Trustee directing transfer or redemption of any Financial Asset relating to the Series 2013-A Accounts or any instruction with respect to the disposition of funds therein, the Securities Intermediary shall comply with such entitlement order or instruction without further consent by HVF II or the Group I Administrator;
(vi)    The Series 2013-A Accounts shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the New York UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction (within the meaning of Section 9-304 and Section 8-110 of the New York UCC) and the Series 2013-A Accounts (as well as the Securities Entitlements related thereto) shall be governed by the laws of the State of New York;
(vii)    The Securities Intermediary has not entered into, and until termination of this Series 2013-A Supplement, will not enter into, any agreement with any other Person relating to the Series 2013-A Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of this Series 2013-A Supplement will not enter into, any agreement with HVF II purporting to limit or condition the obligation of the Securities Intermediary to comply with Entitlement Orders or instructions (within the meaning of Section 9-104 of the New York UCC) as set forth in Section 4.3(b)(v); and
(viii)    Except for the claims and interest of the Trustee and HVF II in the Series 2013-A Accounts, the Securities Intermediary knows of no claim to, or interest in, the Series 2013-A Accounts or in any Financial Asset credited thereto. If the Securities Intermediary has actual knowledge of the assertion by any other person of any lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Series 2013-A Account or in any Financial Asset carried therein, the

Securities Intermediary will promptly notify the Trustee, the Group I Administrator and HVF II thereof.
(c)    The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2013-A Accounts and in all Proceeds thereof, and shall be the only person authorized to originate Entitlement Orders in respect of the Series 2013-A Accounts.
(d)    Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, the parties hereto agree that as permitted by Section 8-504(c)(1) of the New York UCC, with respect to any Series 2013-A Account, the Securities Intermediary may satisfy the duty in Section 8-504(a) of the New York UCC with respect to any cash credited to such Series 2013-A Account by crediting such Series 2013-A Account a general unsecured claim against the Securities Intermediary, as a bank, payable on demand, for the amount of such cash.
(e)    Notwithstanding anything in Section 4.1, Section 4.2 or this Section 4.3 to the contrary, with respect to any Series 2013-A Account and any credit balances not constituting Financial Assets credited thereto, the Securities Intermediary shall be acting as a bank (as defined in Section 9-102(a)(8) of the New York UCC) if such Series 2013-A Account is deemed not to constitute a securities account.
Section 4.4.    Series 2013-A Interest Rate Caps.
(a)    Requirement to Obtain Series 2013-A Interest Rate Caps. On or prior to the date hereof, HVF II shall acquire one or more Series 2013-A Interest Rate Caps from Eligible Interest Rate Cap Providers with an aggregate notional amount at least equal to the Series 2013-A Maximum Principal Amount as of such date.  HVF II shall acquire each Series 2013-A Interest Rate Cap from an Eligible Interest Rate Cap Provider that satisfies the Initial Counterparty Required Ratings as of the date HVF II acquires such Series 2013-A Interest Rate Cap. The Series 2013-A Interest Rate Caps shall provide, in the aggregate, that the aggregate notional amount of all Series 2013-A Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-A Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2013-A Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date, and HVF II shall maintain, and, if necessary, amend existing Series 2013-A Interest Rate Caps (including in connection with an Investor Group Maximum Principal Increase or the addition of an Additional Investor Group) or acquire one or more additional Series 2013-A Interest Rate Caps, such that the Series 2013-A Interest Rate Caps, in the aggregate, shall provide that the notional amount of all Series 2013-A Interest Rate Caps shall amortize such that the aggregate notional amount of all Series 2013-A Interest Rate Caps, as of any date of determination, shall be equal to or greater than the product of (a) the Series 2013-A Maximum Principal Amount as of the earlier of such date and the Expected Final Payment Date and (b) the percentage set forth on Schedule III corresponding to such date.  The strike rate of each Series 2013-A Interest Rate Cap shall not be greater than 2%.
(b)    Failure to Remain an Eligible Interest Rate Cap Provider. Each Series 2013-A Interest Rate Cap shall provide that, if at any time the Interest Rate Cap Provider (or if the present and future obligations of such Interest Rate Cap Provider are guaranteed pursuant to a guarantee (in form and in substance satisfactory to the Rating Agencies and satisfying the other requirements set forth in such Series 2013-A Interest Rate Cap), the related guarantor) with respect thereto is not an Eligible Interest Rate Cap Provider, then such Interest Rate Cap Provider will be required, at such Interest Rate Cap Provider’s expense, to obtain a replacement interest rate cap on the same terms as such Series 2013-A Interest Rate Cap (or with such modifications as are acceptable to the Rating Agencies) from an Eligible Interest Rate Cap Provider within the time period specified in the related Series 2013-A Interest Rate Cap and, simultaneously with such replacement, HVF II shall terminate the Series 2013-A Interest Rate Cap being replaced or such Interest Rate Cap Provider shall obtain a guarantee (in form and in substance satisfactory to the Rating Agencies) from a replacement guarantor that satisfies the DBRS Trigger Required Ratings with respect to the present and future obligations of such Interest Rate Cap Provider under such Series 2013-A Interest Rate Cap; provided that, no termination of the Series 2013-A Interest Rate Cap shall occur until HVF II has entered into a replacement Series 2013-A Interest Rate Cap or obtained a guarantee pursuant to this Section 4.4(b).
(c)    Collateral Posting for Ineligible Interest Rate Cap Providers. Each Series 2013-A Interest Rate Cap shall provide that, if the Interest Rate Cap Provider with respect thereto is required to obtain a replacement as described in Section 4.4(b) and such replacement is not obtained within the period specified in the Series 2013-A Interest Rate Cap, then such Interest Rate Cap Provider must, until such replacement is obtained or such Interest Rate Cap Provider again becomes an Eligible Interest Rate Cap Provider, post and maintain collateral in order to meet its obligations under such Series 2013-A Interest Rate Cap in an amount determined pursuant to the credit support annex entered into in connection with such Series 2013-A Interest Rate Cap (a “Credit Support Annex”).
(d)    Interest Rate Cap Provider Replacement. Each Series 2013-A Interest Rate Cap shall provide that, if HVF II is unable to cause such Interest Rate Cap Provider to take any of the required actions described in Sections 4.4(b) and (c) after making commercially reasonable efforts, then HVF II will obtain a replacement Series 2013-A Interest Rate Cap at the expense of the replaced Interest Rate Cap Provider or, if the replaced Interest Rate Cap Provider fails to make such payment, at the expense of HVF II (in which event, such expense shall be considered an Series 2013-A Carrying Charges and shall be paid from Group I Interest Collections available pursuant to Section 5.3 or, at the option of HVF II, from any other source available to it).
(e)    Treatment of Collateral Posted. Each Series 2013-A Noteholder by its acceptance of a Series 2013-A Note hereby acknowledges and agrees, and directs the

Trustee to acknowledge and agree, and the Trustee, at such direction, hereby acknowledges and agrees, that any collateral posted by an Interest Rate Cap Provider pursuant to clause (b) or (c) above (A) is collateral solely for the obligations of such Interest Rate Cap Provider under its Series 2013-A Interest Rate Cap, (B) does not constitute collateral for the Series 2013-A Notes (provided that in order to secure and provide for the payment of the Note Obligations with respect to the Series 2013-A Notes, HVF II has pledged each Series 2013-A Interest Rate Cap and its security interest in any collateral posted in connection therewith as collateral for the Series 2013-A Notes), (C) will in no event be available to satisfy any obligations of HVF II hereunder or otherwise unless and until such Interest Rate Cap Provider defaults in its obligations under its Series 2013-A Interest Rate Cap and such collateral is applied in accordance with the terms of such Series 2013-A Interest Rate Cap to satisfy such defaulted obligations of such Interest Rate Cap Provider, and (D) shall be held by the Trustee in a segregated account in accordance with the terms of the applicable Credit Support Annex.
(f)    Proceeds from Series 2013-A Interest Rate Caps. HVF II shall require all proceeds of each Series 2013-A Interest Rate Cap (including amounts received in respect of the obligations of the related Interest Rate Cap Provider from a guarantor or from the application of collateral posted by such Interest Rate Cap Provider) to be paid to the Series 2013-A Interest Collection Account, and the Group I Administrator hereby directs the Trustee to deposit, and the Trustee shall so deposit, any proceeds it receives under each Series 2013-A Interest Rate Cap into the Series 2013-A Interest Collection Account.
Section 4.5.    Demand Notes.
(a)    Trustee Authorized to Make Demands. The Trustee, for the benefit of the Series 2013-A Noteholders, shall be the only Person authorized to make a demand for payment on any Series 2013-A Demand Note.
(b)    Modification of Demand Note. Other than pursuant to a payment made upon a demand thereon by the Trustee pursuant to Section 5.5(c) or Section 5.5(e), HVF II shall not reduce the amount of any Series 2013-A Demand Note or forgive amounts payable thereunder so that the aggregate undrawn principal amount of the Series 2013-A Demand Notes after such forgiveness or reduction is less than the greater of (i) the Series 2013-A Letter of Credit Liquidity Amount as of the date of such reduction or forgiveness and (ii) an amount equal to 0.50% of the Series 2013-A Principal Amount as of the date of such reduction or forgiveness. Other than in connection with a reduction or forgiveness in accordance with the first sentence of this Section 4.5(b) or an increase in the stated amount of any Series 2013-A Demand Note, HVF II shall not agree to any amendment of any Series 2013-A Demand Note without first obtaining the prior written consent of the Series 2013-A Required Noteholders.
Section 4.6.    Subordination. The Series-Specific 2013-A Collateral has been pledged to the Trustee to secure the Series 2013-A Notes. For all purposes hereunder and for the avoidance of doubt, the Series-Specific 2013-A Collateral will be held by the Trustee solely for the benefit of the Holders of the Series 2013-A Notes, and no Noteholder of any Series of Notes other than the Series 2013-A Notes will have any right, title or interest in, to or under the Series-Specific 2013-A Collateral. For the avoidance of doubt, if it is determined that the Series 2013-A Noteholders have any right, title or interest in, to or under the Group I Series-Specific Collateral with respect to any Series of Group I Notes other than Series 2013-A Notes, then the Series 2013-A Noteholders agree that their right, title and interest in, to or under such Group I Series-Specific Collateral shall be subordinate in all respects to the claims or rights of the Noteholders with respect to such other Series of Group I Notes, and in such case, this Series 2013-A Supplement shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.
Section 4.7.    Duty of the Trustee. Except for actions expressly authorized by the Group I Indenture or this Series 2013-A Supplement, the Trustee shall take no action reasonably likely to impair the security interests created hereunder in any of the Series-

Specific 2013-A Collateral now existing or hereafter created or to impair the value of any of the Series-Specific 2013-A Collateral now existing or hereafter created.
ARTICLE V

PRIORITY OF PAYMENTS
Section 5.1.    Group I Collections Allocation. Subject to the Past Due Rental Payments Priorities, on each Series 2013-A Deposit Date, HVF II shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts deposited into the Group I Collection Account on such date as follows:
(a)    first, withdraw the Series 2013-A Daily Principal Allocation, if any, for such date from the Group I Collection Account and deposit such amount into the Series 2013-A Principal Collection Account; and
(b)    second, withdraw the Series 2013-A Daily Interest Allocation, if any, for such date from the Group I Collection Account and deposit such amount in the Series 2013-A Interest Collection Account.
Section 5.2.    Application of Funds in the Series 2013-A Principal Collection Account. Subject to the Past Due Rental Payments Priorities, (i) on any Business Day, HVF II may direct the Trustee in writing to apply, and (ii) on each Payment Date and each date identified by HVF II for a Decrease pursuant to Section 2.3, HVF II shall direct the Trustee in writing to apply, and in each case the Trustee shall apply, all amounts then on deposit in the Series 2013-A Principal Collection Account on such date (after giving effect to all deposits thereto pursuant to Sections 5.4 and 5.5) as follows (and in each case only to the extent of funds available in the Series 2013-A Principal Collection Account on such date):
(a)    first, if such date is a Payment Date, then for deposit into the Series 2013-A Interest Collection Account an amount equal to the Senior Interest Waterfall Shortfall Amount, if any, with respect to such Payment Date;
(b)    second, on any such date during the Series 2013-A Revolving Period, for deposit into the Series 2013-A Reserve Account an amount equal to the Series 2013-A Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-A Reserve Account pursuant to Section 5.4 and deposits to the Series 2013-A Reserve Account on such date pursuant to Section 5.3);
(c)    third, for deposit into the Series 2013-A Distribution Account to make a Mandatory Decrease, if applicable on such day, in accordance with Section 2.3(b), for payment of the related Mandatory Decrease Amount on such date to the Series 2013-A Noteholders of each Investor Group, on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group) as payment of principal of the Series 2013-A Notes until the Series 2013-A Noteholders have been paid such amount in full;
(d)    fourth, on any such date during the Series 2013-A Rapid Amortization Period, for deposit into the Series 2013-A Distribution Account, for payment on such date to the Series 2013-A Noteholders of each Investor Group, on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group) as payment of principal of the Series 2013-A Notes until the Series 2013-A Noteholders have been paid the Series 2013-A Principal Amount in full;
(e)    fifth, if such date is a Payment Date, for deposit into the Series 2013-A Distribution Account to pay the Series 2013-A Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-A Noteholder), any remaining amounts owing on such Payment Date to such Series 2013-A Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(k) below);
(f)    sixth, if such date is a Payment Date, for deposit into the Series 2013-A Distribution Account to pay the Series 2013-A Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-A Noteholder), the Series 2013-A Monthly Default Interest Amounts, if any, owing to each such Series 2013-A Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(l) below);
(g)    seventh, used to pay the principal amount of other Series of Group I Notes that are then required to be paid or, at the option of HVF II, to pay the principal amount of other Series of Group I Notes that may be paid under the Group I Indenture, in each case to the extent that no Potential Amortization Event with respect to the Series 2013-A Notes exists as of such date or would occur as a result of such application;
(h)    eighth, at the option of HVF II, for deposit into the Series 2013-A Distribution Account to make a Voluntary Decrease, if applicable on such day, for payment of the related Voluntary Decrease Amount on such date (x) first, in the event that HVF II has elected to prepay any Terminated Purchaser’s Investor Group, to such Terminated Purchaser up to such Terminated Purchaser’s Investor Group Principal Amount as of such date and (y) second, any remaining portion of such Voluntary Decrease Amount, to the Series 2013-A Noteholders of each Investor Group on a pro rata basis (based on the Investor Group Principal Amount as of such date for each such Investor Group), in each case as a payment of principal of the Series 2013-A Notes until the applicable Series 2013-A Noteholders have been paid the applicable amount in full;
(i)    ninth, on any such date during the Series 2013-B Rapid Amortization Period, for deposit into the Series 2013-B Distribution Account, for payment on such date to the Series 2013-B Noteholders of each Series 2013-B Investor Group, on a pro rata basis (based on the Series 2013-B Investor Group Principal Amount as of such date for each such Series 2013-B Investor Group) as payment of principal of the Series 2013-B Notes until the Series 2013-B Noteholders have been paid the Series 2013-B Principal Amount in full; and
(j)    tenth, the balance, if any, shall be released to or at the direction of HVF II, including for re-deposit to the Series 2013-A Principal Collection Account, or, if ineligible for release to HVF II, shall remain on deposit in the Series 2013-A Principal Collection Account;
provided that, (i) the application of such funds pursuant to Sections 5.2(a), (e), (f), (h)(y), (i) and (j) may not be made if a Principal Deficit Amount would exist as a result of such application and (ii) the application of such funds pursuant to Sections 5.2(a), (b), (e), (f), (h)(y), (i) and (j) above may be made only to the extent that no Potential Amortization Event pursuant to Section 7.1(u) with respect to the Series 2013-A Notes exists as of such date or would occur as a result of such application.
Section 5.3.    Application of Funds in the Series 2013-A Interest Collection Account. Subject to the Past Due Rental Payments Priorities, on each Payment Date, HVF II shall direct the Trustee in writing to apply, and the Trustee shall apply, all amounts then on deposit in the Series 2013-A Interest Collection Account (after giving effect to all deposits thereto pursuant to Sections 5.2, 5.4 and 5.5) on such day as follows (and in each case only to the extent of funds available in the Series 2013-A Interest Collection Account):
(a)    first, to the Series 2013-A Distribution Account to pay to the Group I Administrator the Series 2013-A Capped Group I Administrator Fee Amount with respect to such Payment Date;
(b)    second, to the Series 2013-A Distribution Account to pay the Trustee the Series 2013-A Capped Group I Trustee Fee Amount with respect to such Payment Date;
(c)    third, to the Series 2013-A Distribution Account to pay the Persons to whom the Series 2013-A Capped Group I HVF II Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2013-A Capped Group I HVF II Operating Expense Amounts owing to such Persons on such Payment Date;
(d)    fourth, to the Series 2013-A Distribution Account to pay the Series 2013-A Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-A Noteholder), the Series 2013-A Monthly Interest Amount with respect to such Payment Date;
(e)    fifth, to the Series 2013-A Distribution Account to pay the Administrative Agent the Administrative Agent Fee with respect to such Payment Date;

(f)    sixth, on any such Payment Date during the Series 2013-A Revolving Period, other than on any such Payment Date on which a withdrawal has been made pursuant to Section 5.4(a), for deposit to the Series 2013-A Reserve Account in an amount equal to the Series 2013-A Reserve Account Deficiency Amount, if any, for such date (calculated after giving effect to any withdrawals from the Series 2013-A Reserve Account pursuant to Section 5.4);
(g)    seventh, to the Series 2013-A Distribution Account to pay to the Group I Administrator the Series 2013-A Excess Group I Administrator Fee Amount with respect to such Payment Date;
(h)    eighth, to the Series 2013-A Distribution Account to pay to the Trustee the Series 2013-A Excess Group I Trustee Fee Amount with respect to such Payment Date;
(i)    ninth, to the Series 2013-A Distribution Account to pay the Persons to whom the Series 2013-A Excess Group I HVF II Operating Expense Amount with respect to such Payment Date are owing, on a pro rata basis (based on the amount owed to each such Person), such Series 2013-A Excess Group I HVF II Operating Expense Amounts owing to such Persons on such Payment Date;
(j)    tenth, on any such Payment Date during the Series 2013-A Rapid Amortization Period, for deposit into the Series 2013-A Principal Collection Account any remaining amount;
(k)    eleventh, to the Series 2013-A Distribution Account to pay the Series 2013-A Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-A Noteholder), any remaining amounts owing on such Payment Date to such Series 2013-A Noteholders as Series 2013-A Carrying Charges (after giving effect to the payments in Sections 5.3(a) through 5.3(j) above);
(l)    twelfth, to the Series 2013-A Distribution Account to pay the Series 2013-A Noteholders on a pro rata basis (based on the amount owed to each such Series 2013-A Noteholder), the Series 2013-A Monthly Default Interest Amounts, if any, owing to each such Series 2013-A Noteholder on such Payment Date (after giving effect to the payments in Sections 5.3(a) through 5.3(k) above); and
(m)    thirteenth, for deposit into the Series 2013-A Principal Collection Account any remaining amount.
Section 5.4.    Series 2013-A Reserve Account Withdrawals. On each Payment Date, HVF II shall direct the Trustee in writing, prior to 12:00 noon (New York City time) on such Payment Date, to apply, and the Trustee shall apply on such date, all amounts then on deposit (without giving effect to any deposits thereto pursuant to Sections 5.2 and 5.3) in the Series 2013-A Reserve Account as follows (and in each case only to the extent of funds available in the Series 2013-A Reserve Account):

(a)    first, to the Series 2013-A Interest Collection Account an amount equal to the excess, if any, of the Series 2013-A Payment Date Interest Amount for such Payment Date over the Series 2013-A Payment Date Available Interest Amount for such Payment Date (with respect to such Payment Date, the excess, if any, of such excess over the Series 2013-A Available Reserve Account Amount on such Payment Date, the “Series 2013-A Reserve Account Interest Withdrawal Shortfall”);
(b)    second, if the Principal Deficit Amount is greater than zero on such Payment Date, then to the Series 2013-A Principal Collection Account an amount equal to such Principal Deficit Amount (with respect to such Payment Date, the excess, if any, of such Principal Deficit Amount over the Series 2013-A Available Reserve Account Amount, in each case, on such Payment Date (after giving effect to the withdrawal therefrom pursuant to Section 5.4(a) above on such Payment Date), the “Series 2013-A Reserve Account Principal Withdrawal Shortfall”); and
(c)    third, if on the Legal Final Payment Date the amount to be distributed, if any, from the Series 2013-A Distribution Account in accordance with Section 5.2 (prior to giving effect to any withdrawals from the Series 2013-A Reserve Account pursuant to this clause) on such Legal Final Payment Date is insufficient to pay the Series 2013-A Principal Amount in full on such Legal Final Payment Date, then to the Series 2013-A Principal Collection Account, an amount equal to such insufficiency (with respect to the Legal Final Payment Date, the excess, if any, of such insufficiency over the Series 2013-A Available Reserve Account Amount, in each case, on such Payment Date (after giving effect to each withdrawal therefrom pursuant to Sections 5.4(a) and (b) above on such Legal Final Payment Date), the “Series 2013-A Reserve Account Legal Final Withdrawal Shortfall”);
provided that, if no amounts are required to be applied pursuant to this Section 5.4 on such date, then HVF II shall have no obligation to provide the Trustee such written direction on such date.
Section 5.5.    Series 2013-A Letters of Credit and Series 2013-A Demand Notes.
(a)    Interest Deficit and Lease Interest Payment Deficit Events – Draws on Series 2013-A Letters of Credit. If HVF II determines on any Payment Date that there exists a Series 2013-A Reserve Account Interest Withdrawal Shortfall with respect to such Payment Date, then HVF II shall instruct the Trustee in writing to draw on the Series 2013-A Letters of Credit, if any, and, upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on such Payment Date, the Trustee, by 12:00 p.m. (New York City time) on such Payment Date, shall draw an amount, as set forth in such notice, equal to the lesser of (i) such Series 2013-A Reserve Account Interest Withdrawal Shortfall and (ii) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date on the Series 2013-A Letters of Credit, by presenting to each Series 2013-A Letter of Credit Provider a draft accompanied by a Series 2013-A Certificate of Credit Demand; provided that, if the Series 2013-A L/C Cash Collateral Account has been established and funded, then the Trustee shall withdraw from the Series 2013-A L/C

Cash Collateral Account and deposit into the Series 2013-A Interest Collection Account an amount equal to the lesser of (1) the Series 2013-A L/C Cash Collateral Percentage on such Payment Date of the lesser of the amounts described in clauses (i) and (ii) above and (2) the Series 2013-A Available L/C Cash Collateral Account Amount on such Payment Date and draw an amount equal to the remainder of such amount on the Series 2013-A Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-A Letters of Credit and the proceeds of any such withdrawal from the Series 2013-A L/C Cash Collateral Account into the Series 2013-A Interest Collection Account on such Payment Date.
(b)    Principal Deficit and Lease Principal Payment Deficit Events – Initial Draws on Series 2013-A Letters of Credit. If HVF II determines on any Payment Date that there exists a Series 2013-A Lease Principal Payment Deficit that exceeds the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b), then HVF II shall instruct the Trustee in writing to draw on the Series 2013-A Letters of Credit, if any, in an amount equal to the least of:
(i)    such excess;
(ii)    the Series 2013-A Letter of Credit Liquidity Amount (after giving effect to any drawings on the Series 2013-A Letters of Credit on such Payment Date pursuant to Section 5.5(a)); and
(iii)    on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by any Group I Lessee of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which such Group I Lessee shall have resumed making all payments of Monthly Variable Rent required to be made under each Group I Lease to which such Group I Lessee is a party, the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(c).
Upon receipt of a notice by the Trustee from HVF II in respect of a Series 2013-A Lease Principal Payment Deficit on or prior to 10:30 a.m. (New York City time) on a Payment Date, the Trustee shall, by 12:00 p.m. (New York City time) on such Payment Date draw an amount as set forth in such notice equal to the applicable amount set forth above on the Series 2013-A Letters of Credit by presenting to each Series 2013-A Letter of Credit Provider a draft accompanied by a Series 2013-A Certificate of Credit Demand; provided, however, that if the Series 2013-A L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-A L/C Cash Collateral an amount equal to the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage on such Payment Date of the amount set forth in the notice provided to the Trustee by HVF II and (y) the Series 2013-A Available L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-A Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-A Letters of Credit and the proceeds of any such withdrawal from the Series 2013-A L/C Cash Collateral Account into the Series 2013-A Principal Collection Account on such Payment Date.
(c)    Principal Deficit and Lease Principal Payment Deficit Events –Draws on Series 2013-A Demand Note. If on any Determination Date, HVF II determines that the Principal Deficit Amount on the next succeeding Payment Date (after giving effect to any draws on the Series 2013-A Letters of Credit on such Payment Date pursuant to Section 5.5(b)) will be greater than zero, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to such Payment Date, HVF II shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a demand notice substantially in the form of Exhibit B-1 (each a “Demand Notice”) on Hertz for payment under the Series 2013-A Demand Note in an amount equal to the lesser of (i) the Principal Deficit Amount less the amount to be deposited into the Series 2013-A Principal Collection Account in accordance with Sections 5.4(b) and Section 5.5(b) and (ii) the principal amount of the Series 2013-A Demand Note. The Trustee shall, prior to 12:00 noon (New York City time) on the second Business Day preceding such Payment Date, shall deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereto, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred and be continuing, the Trustee shall not be required to deliver such Demand Notice to Hertz. The Trustee shall cause the proceeds of any demand on the Series 2013-A Demand Note to be deposited into the Series 2013-A Principal Collection Account.
(d)    Principal Deficit and Lease Principal Payment Deficit Events – Subsequent Draws on Series 2013-A Letters of Credit. If (i) the Trustee shall have delivered a Demand Notice as provided in Section 5.5(c) and Hertz shall have failed to pay to the Trustee or deposit into the Series 2013-A Distribution Account the amount specified in such Demand Notice in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (ii) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz, or (iii) there is a Preference Amount, then, the Trustee shall draw on the Series 2013-A Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day in an amount equal to the lesser of:
(i)    the amount that Hertz failed to pay under the Series 2013-A Demand Note, or the amount that the Trustee failed to demand for payment thereunder or the Preference Amount, as the case may be, and
(ii)    the Series 2013-A Letter of Credit Amount on such Business Day,

in each case by presenting to each Series 2013-A Letter of Credit Provider a draft accompanied by a Series 2013-A Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2013-A Certificate of Preference Payment Demand; provided, however that if the Series 2013-A L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-A L/C Cash Collateral Account an amount equal to the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clauses (i) and (ii) immediately above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount on such Business Day (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Sections 5.5(a) and (b)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-A Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-A Letters of Credit and the proceeds of any such withdrawal from the Series 2013-A L/C Cash Collateral Account into the Series 2013-A Principal Collection Account on such Payment Date.
(e)    Legal Final Payment Date– Draws on Series 2013-A Demand Note. If the amount to be deposited into the Series 2013-A Distribution Account (together with any amounts to be deposited therein pursuant to the terms of this Series 2013-A Supplement (other than this Section 5.5(e) and Section 5.5(f)) on the Legal Final Payment Date for payment of principal of the Series 2013-A Notes is less than the Series 2013-A Principal Amount, then, prior to 10:00 a.m. (New York City time) on the second Business Day prior to the Legal Final Payment Date, HVF II shall instruct the Trustee in writing (and provide the requisite information to the Trustee) to deliver a Demand Notice to Hertz for payment under the Series 2013-A Demand Note in an amount equal to the lesser of (i) such insufficiency and (ii) the principal amount of the Series 2013-A Demand Note. The Trustee, prior to 12:00 noon (New York City time) on the second Business Day preceding the Legal Final Payment Date, shall deliver such Demand Notice to Hertz; provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred and be continuing, then the Trustee shall not be required to deliver such Demand Notice to Hertz. The Trustee shall cause the proceeds of any demand on the Series 2013-A Demand Note to be deposited into the Series 2013-A Distribution Account.
(f)    Legal Final Payment Date– Draws on Series 2013-A Letters of Credit. If (i) the Trustee shall have delivered a Demand Notice as provided in Section 5.5(e) and Hertz shall have failed to pay to the Trustee or deposit into the Series 2013-A Distribution Account the amount specified in such Demand Notice referred to in Section 5.5(e) in whole or in part by 12:00 noon (New York City time) on the Business Day following the making of the Demand Notice, (ii) due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz, the Trustee shall not have delivered such Demand Notice to Hertz, or (iii) there is a Preference Amount, then the Trustee shall draw on the Series 2013-A Letters of Credit, if any, by 12:00 p.m. (New York City time) on such Business Day an amount equal to the lesser of:
A.    the amount that Hertz failed to pay under the Series 2013-A Demand Note (or the amount that the Trustee failed to demand for payment thereunder) or the Preference Amount, as the case may be, and
B.    the Series 2013-A Letter of Credit Amount on such Business Day, in each case by presenting to each Series 2013-A Letter of Credit Provider a draft accompanied by a Series 2013-A Certificate of Unpaid Demand Note Demand or, in the case of a Preference Amount, a Series 2013-A Certificate of Preference Demand; provided, however that if the Series 2013-A L/C Cash Collateral Account has been established and funded, the Trustee shall withdraw from the Series 2013-A L/C Cash Collateral Account an amount equal to the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clauses (A) and (B) above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount on such Business Day (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Sections 5.5(a), (b) and (d)), and the Trustee shall draw an amount equal to the remainder of such amount on the Series 2013-A Letters of Credit. The Trustee shall deposit, or cause the deposit of, the proceeds of any such draw on the Series 2013-A Letters of Credit and the proceeds of any such withdrawal from the Series 2013-A L/C Cash Collateral Account into the Series 2013-A Principal Collection Account.
(g)    Draws on the Series 2013-A Letters of Credit. If there is more than one Series 2013-A Letter of Credit on the date of any draw on the Series 2013-A Letters of Credit pursuant to the terms of this Series 2013-A Supplement (other than pursuant to Section 5.7(b)), then HVF II shall instruct the Trustee, in writing, to draw on each Series 2013-A Letter of Credit an amount equal to the Pro Rata Share for such Series 2013-A Letter of Credit of such draw on such Series 2013-A Letter of Credit.
Section 5.6.    Past Due Rental Payments. On each Series 2013-A Deposit Date, HVF II will direct the Trustee in writing, prior to 1:00 p.m. (New York City time) on such date, to, and the Trustee shall, withdraw from the Group I Collection Account all Group I Collections then on deposit representing Series 2013-A Past Due Rent Payments and deposit such amount into the Series 2013-A Interest Collection Account, and immediately thereafter, the Trustee shall withdraw such amount from the Series 2013-A Interest Collection Account and apply the Series 2013-A Past Due Rent Payment in the following order:
(i)    if the occurrence of the related Series 2013-A Lease Payment Deficit resulted in one or more Series 2013-A L/C Credit Disbursements being made under any Series 2013-A Letters of Credit, then pay to or at the direction of Hertz for reimbursement to each Series 2013-A Letter of Credit Provider who made such a Series 2013-A L/C Credit Disbursement an amount equal to the lesser of (x) the unreimbursed amount of such Series 2013-A Letter of Credit Provider’s Series 2013-A L/C Credit Disbursement and (y) such Series 2013-A Letter of Credit Provider’s pro rata portion, calculated on the basis of the unreimbursed amount of each such Series 2013-A Letter of Credit Provider’s Series 2013-A L/C Credit Disbursement, of the amount of the Series 2013-A Past Due Rent Payment;
(ii)    if the occurrence of such Series 2013-A Lease Payment Deficit resulted in a withdrawal being made from the Series 2013-A L/C Cash Collateral Account, then deposit in the Series 2013-A L/C Cash Collateral Account an amount equal to the lesser of (x) the amount of the Series 2013-A Past Due Rent Payment remaining after any payments pursuant to clause (i) above and (y) the amount withdrawn from the Series 2013-A L/C Cash Collateral Account on account of such Series 2013-A Lease Payment Deficit;
(iii)    if the occurrence of such Series 2013-A Lease Payment Deficit resulted in a withdrawal being made from the Series 2013-A Reserve Account pursuant to Section 5.5(a), then deposit in the Series 2013-A Reserve Account an amount equal to the lesser of (x) the amount of the Series 2013-A Past Due Rent Payment remaining after any payments pursuant to clauses (i) and (ii) above and (y) the Series 2013-A Reserve Account Deficiency Amount, if any, as of such day; and
(iv)    any remainder to be deposited into the Series 2013-A Principal Collection Account.
Section 5.7.    Series 2013-A Letters of Credit and Series 2013-A L/C Cash Collateral Account.
(i)    Series 2013-A Letter of Credit Expiration Date – Deficiencies. If as of the date that is sixteen (16) Business Days prior to the then scheduled Series 2013-A Letter of Credit Expiration Date with respect to any Series 2013-A Letter of Credit, excluding such Series 2013-A Letter of Credit from each calculation in clauses (i) through (iii) immediately below but taking into account any substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date:
(ii)    the Series 2013-A Asset Amount would be less than the Series 2013-A Adjusted Asset Coverage Threshold Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date);
(iii)    the Series 2013-A Adjusted Liquid Enhancement Amount would be less than the Series 2013-A Required Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date); or
(xi)    the Series 2013-A Letter of Credit Liquidity Amount would be less than the Series 2013-A Demand Note Payment Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A L/C Cash Collateral Account on such date);
then HVF II shall notify the Trustee and the Administrative Agent in writing no later than fifteen (15) Business Days prior to such Series 2013-A Letter of Credit Expiration Date of:
A.    the greatest of:
(i)    the excess, if any, of the Series 2013-A Adjusted Asset Coverage Threshold Amount over the Series 2013-A Asset Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date);
(ii)    the excess, if any, of the Series 2013-A Required Liquid Enhancement Amount over the Series 2013-A Adjusted Liquid Enhancement Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date); and
(iii)    the excess, if any, of the Series 2013-A Demand Note Payment Amount over the Series 2013-A Letter of Credit Liquidity Amount, in each case as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A L/C Cash Collateral Account on such date);
provided that the calculations in each of clause(A)(i) through (A)(iii) above shall be made on such date, excluding from such calculation of each amount contained therein such Series 2013-A Letter of Credit but taking into account each substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, and
B.    the amount available to be drawn on such expiring Series 2013-A Letter of Credit on such date.

Upon receipt of such notice by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day, the Trustee shall, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (A) and (B) above on such Series 2013-A Letter of Credit by presenting a draft accompanied by a Series 2013-A Certificate of Termination Demand and shall cause the Series 2013-A L/C Termination Disbursements to be deposited into the Series 2013-A L/C Cash Collateral Account. If the Trustee does not receive either notice from HVF II described above on or prior to the date that is fifteen (15) Business Days prior to each Series 2013-A Letter of Credit Expiration Date, then the Trustee, by 12:00 p.m. (New York City time) on such Business Day, shall draw the full amount of such Series 2013-A Letter of Credit by presenting a draft accompanied by a Series 2013-A Certificate of Termination Demand and shall cause the Series 2013-A L/C Termination Disbursements to be deposited into the applicable Series 2013-A L/C Cash Collateral Account.
(b)    Series 2013-A Letter of Credit Provider Downgrades. HVF II shall notify the Trustee and the Administrative Agent in writing within one (1) Business Day of an Authorized Officer of HVF II obtaining actual knowledge that (i) the long-term debt credit rating of any Series 2013-A Letter of Credit Provider rated by DBRS has fallen below “BBB” as determined by DBRS or (ii) the long-term debt credit rating of any Series 2013-A Letter of Credit Provider not rated by DBRS is not at least “Baa2” by Moody’s or “BBB” by S&P (such (i) or (ii) with respect to any Series 2013-A Letter of Credit Provider, a “Series 2013-A Downgrade Event”). On the thirtieth (30th) day after the occurrence of any Series 2013-A Downgrade Event with respect to any Series 2013-A Letter of Credit Provider, HVF II shall notify the Trustee and the Administrative Agent in writing on such date of (i) the greatest of (A) the excess, if any, of the Series 2013-A Adjusted Asset Coverage Threshold Amount over the Series 2013-A Asset Amount, (B) the excess, if any, of the Series 2013-A Required Liquid Enhancement Amount over the Series 2013-A Adjusted Liquid Enhancement Amount, and (C) the excess, if any, of the Series 2013-A Demand Note Payment Amount over the Series 2013-A Letter of Credit Liquidity Amount, in the case of each of clauses (A) through (C) above, as of such date and excluding from the calculation of each amount referenced in such clauses such Series 2013-A Letter of Credit but taking into account each substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, and (ii) the amount available to be drawn on such Series 2013-A Letter of Credit on such date (the lesser of such (i) and (ii), the “Downgrade Withdrawal Amount”). Upon receipt by the Trustee on or prior to 10:30 a.m. (New York City time) on any Business Day of notice of any Series 2013-A Downgrade Event with respect to any Series 2013-A Letter of Credit Provider, the Trustee, by 12:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:30 a.m. (New York City time), by 12:00 p.m. (New York City time) on the next following Business Day), shall draw on the Series 2013-A Letters of Credit issued by such Series 2013-A Letter of Credit Provider in an amount (in the aggregate) equal to the Downgrade Withdrawal Amount specified in such notice by presenting a draft accompanied by a Series 2013-A Certificate of Termination Demand and shall cause the Series 2013-A L/C Termination Disbursement to be deposited into a Series 2013-A L/C Cash Collateral Account.
(c)    Reductions in Stated Amounts of the Series 2013-A Letters of Credit. If the Trustee receives a written notice from HVF II, substantially in the form of Exhibit C hereto, requesting a reduction in the stated amount of any Series 2013-A Letter of Credit, then the Trustee shall within two (2) Business Days of the receipt of such notice deliver to the Series 2013-A Letter of Credit Provider who issued such Series 2013-A Letter of Credit a Series 2013-A Notice of Reduction requesting a reduction in the stated amount of such Series 2013-A Letter of Credit in the amount requested in such notice effective on the date set forth in such notice; provided that, on such effective date, immediately after giving effect to the requested reduction in the stated amount of such Series 2013-A Letter of Credit, (i) the Series 2013-A Adjusted Liquid Enhancement Amount will equal or exceed the Series 2013-A Required Liquid Enhancement Amount, (ii) the Series 2013-A Letter of Credit Liquidity Amount will equal or exceed the Series 2013-A Demand Note Payment Amount and (iii) no Group I Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.
(d)    Series 2013-A L/C Cash Collateral Account Surpluses and Series 2013-A Reserve Account Surpluses.
(i)    On each Payment Date, HVF II may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVF II (with a copy to the Administrative Agent), shall, withdraw from the Series 2013-A Reserve Account an amount equal to the Series 2013-A Reserve Account Surplus, if any, and pay such Series 2013-A Reserve Account Surplus to HVF II.
(ii)    On each Payment Date on which there is a Series 2013-A L/C Cash Collateral Account Surplus, HVF II may direct the Trustee to, and the Trustee, acting in accordance with the written instructions of HVF II (with a copy to the Administrative Agent), shall, subject to the limitations set forth in this Section 5.7(d), withdraw the amount specified by HVF II from the Series 2013-A L/C Cash Collateral Account specified by HVF II and apply such amount in accordance with the terms of this Section 5.7(d). The amount of any such withdrawal from the Series 2013-A L/C Cash Collateral Account shall be limited to the least of (a) the Series 2013-A Available L/C Cash Collateral Account Amount on such Payment Date, (b) the Series 2013-A L/C Cash Collateral Account Surplus on such Payment Date and (c) the excess, if any, of the Series 2013-A Letter of Credit Liquidity Amount on such Payment Date over the Series 2013-A Demand Note Payment Amount on such Payment Date. Any amounts withdrawn from the Series 2013-A L/C Cash Collateral Account pursuant to this Section 5.7(d) shall be paid:
first, to the Series 2013-A Letter of Credit Providers, to the extent that there are unreimbursed Series 2013-A Disbursements due and owing to such Series 2013-A Letter of Credit Providers in respect of the Series 2013-A Letters of Credit, for application in accordance with the provisions of the respective Series 2013-A Letters of Credit, and second, to HVF II any remaining amounts.
Section 5.8.    Payment by Wire Transfer.
On each Payment Date, pursuant to Section 6 of the Group I Supplement, the Trustee shall cause the amounts (to the extent received by the Trustee) set forth in Sections 5.2, 5.3, 5.4 and 5.5, in each case if any and in accordance with such Sections, to be paid by wire transfer of immediately available funds released from the Series 2013-A Distribution Account no later than 4:30 p.m. (New York City time) for credit to the account designated by the Series 2013-A Noteholders.
Section 5.9.    Certain Instructions to the Trustee.
(a)    If on any date the Principal Deficit Amount is greater than zero or HVF II determines that there exists a Series 2013-A Lease Principal Payment Deficit, then HVF II shall promptly provide written notice thereof to the Administrative Agent and the Trustee.
(b)    On or before 10:00 a.m. (New York City time) on each Payment Date, HVF II shall notify the Trustee of the amount of any Series 2013-A Lease Payment Deficit, such notification to be in the form of Exhibit D hereto (each a “Lease Payment Deficit Notice”).
Section 5.10.    HVF II’s Failure to Instruct the Trustee to Make a Deposit or Payment. If HVF II fails to give notice or instructions to make any payment from or deposit into the Group I Collection Account or any Series 2013-A Account required to be given by HVF II, at the time specified herein or in any other Series 2013-A Related Document (including applicable grace periods), the Trustee shall make such payment or deposit into or from the Group I Collection Account or such Series 2013-A Account without such notice or instruction from HVF II; provided that HVF II, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to make such a payment or deposit. When any payment or deposit hereunder or under any other Series 2013-A Related Document is required to be made by the Trustee at or prior to a specified time, HVF II shall deliver any applicable written instructions with respect thereto reasonably in advance of such specified time. If HVF II fails to give instructions to draw on any Series 2013-A Letters of Credit with respect to a Class of Series 2013-A Notes required to be given by HVF II, at the time specified in this Series 2013-A Supplement, the Trustee shall draw on such Series 2013-A Letters of Credit with respect to such Class of Series 2013-A Notes without such instruction from HVF II; provided that, HVF II, upon request of the Trustee, the Administrative Agent or any Funding Agent, promptly provides the Trustee with all information necessary to allow the Trustee to draw on each such Series 2013-A Letter of Credit.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES; COVENANTS; CLOSING CONDITIONS
Section 6.1.    Representations and Warranties. Each of HVF II, the Group I Administrator, each Conduit Investor and each Committed Note Purchaser hereby makes the representations and warranties applicable to it set forth in Annex 1 hereto.
Section 6.2.    Covenants. Each of HVF II and the Group I Administrator hereby agrees to perform and observe the covenants applicable to it set forth in Annex 2 hereto.
Section 6.3.     Closing Conditions. The effectiveness of this Series 2013-A Supplement is subject to the satisfaction of the conditions precedent set forth in Annex 3 hereto.
Section 6.4.    122a Representations and Undertaking. The Group I Administrator hereby makes the representations and warranties set forth in Annex 4 hereto and agrees to perform and observe the covenants set forth in Annex 4 hereto.
Section 6.5.    Further Assurances.
(a)    HVF II shall do such further acts and things, and execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as are necessary or desirable to maintain the security interest of the Trustee in the Series 2013-A Collateral on behalf of the Series 2013-A Noteholders as a perfected security interest subject to no prior Liens (other than Series 2013-A Permitted Liens) and to carry into effect the purposes of this Series 2013-A Supplement or the other Series 2013-A Related Documents or to better assure and confirm unto the Trustee or the Series 2013-A Noteholders their rights, powers and remedies hereunder, including, without limitation filing all UCC financing statements, continuation statements and amendments thereto necessary to achieve the foregoing. If HVF II fails to perform any of its agreements or obligations under this Section 6.5(a), the Trustee shall, at the direction of the Series 2013-A Required Noteholders, itself perform such agreement or obligation, and the expenses of the Trustee incurred in connection therewith shall be payable by HVF II upon the Trustee’s demand therefor. The Trustee is hereby authorized to execute and file any financing statements, continuation statements or other instruments necessary or appropriate to perfect or maintain the perfection of the Trustee’s security interest in the Series 2013-A Collateral.
(b)    Unless otherwise specified in this Series 2013-A Supplement, if any amount payable under or in connection with any of the Series 2013-A Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged and physically delivered to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly indorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly.
(c)    HVF II shall warrant and defend the Trustee’s right, title and interest in and to the Series 2013-A Collateral and the income, distributions and proceeds thereof, for the benefit of the Trustee on behalf of the Series 2013-A Noteholders, against the claims and demands of all Persons whomsoever.
(d)    On or before March 31 of each calendar year, commencing with March 31, 2015, HVF II shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Series 2013-A Supplement, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements, continuation statements and amendments thereto as are necessary to maintain the perfection of the lien and security interest created by this Series 2013-A Supplement in the Series 2013-A Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Series 2013-A Supplement, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements, continuation statements and amendments thereto that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Series 2013-A Supplement in the Series 2013-A Collateral until March 31 in the following calendar year.
ARTICLE VII

AMORTIZATION EVENTS
Section 7.1.    Amortization Events. In addition to the Amortization Events set forth in Sections 9.1(a) and (b) of the Group I Supplement, the following shall be Amortization Events with respect to the Series 2013-A Notes and shall constitute the Amortization Events set forth in Section 9.1(c) of the Group I Supplement with respect to the Series 2013-A Notes:
(a)    HVF II defaults in the payment of any interest on, or other amount payable in respect of, the Series 2013-A Notes when the same becomes due and payable and such default continues for a period of three (3) consecutive Business Days;
(b)    a Series 2013-A Liquid Enhancement Deficiency shall exist and continue to exist for at least three (3) consecutive Business Days;
(c)    all principal of and interest on the Series 2013-A Notes is not paid in full on or before the Expected Final Payment Date;
(d)    any Group I Aggregate Asset Amount Deficiency exists and continues for a period of three (3) consecutive Business Days;
(e)    any of (i) a Group I Leasing Company Amortization Event (other than a Group I Leasing Company Amortization Event resulting from an Event of Bankruptcy with respect to any Group I Lessee triggered pursuant to clause (a) of the definition of Event of Bankruptcy) shall have occurred with respect to any Group I Leasing Company Note and continue for a period of three (3) consecutive Business Days, (ii) a Group I Leasing Company Amortization Event resulting from an Event of Bankruptcy with respect to any Group I Lessee triggered pursuant to clause (a) of the definition of Event of Bankruptcy shall have occurred with respect to any Group I Leasing Company Note or (iii) a Group I Leasing Company Amortization Event shall have occurred with respect to each Group I Leasing Company Note;
(f)    there shall have been filed against HVF II (i) a notice of a federal tax lien from the Internal Revenue Service, (ii) a notice of a Lien from the Pension Benefit Guaranty Corporation under the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a Plan to which either of such sections applies or (iii) a notice of any other Lien (other than a Series 2013-A Permitted Lien) that could reasonably be expected to attach to the assets of HVF II and, in each case, thirty (30) consecutive days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged;
(g)    any of the Series 2013-A Related Documents or any material portion thereof shall cease, for any reason, to be in full force and effect, enforceable in accordance with its terms (other than in accordance with the terms thereof or as otherwise expressly permitted in the Series 2013-A Related Documents) or Hertz, any Group I Leasing Company, any Group I Lessee or HVF II shall so assert any of the foregoing in writing and such written assertion shall not have been rescinded within ten (10) consecutive Business Days following the date of such written assertion, in each case, other than any such cessation (i) resulting from the application of the Bankruptcy Code other than as a result of an Event of Bankruptcy with respect to HVF II, any Group I Leasing Company, any Group I Lessee, or Hertz in any capacity) or (ii) as a result of any waiver, supplement, modification, amendment or other action not prohibited by the Series 2013-A Related Documents;
(h)    any Group I Administrator Default shall have occurred;
(i)    the Group I Collection Account, any Collateral Account in which Group I Collections are on deposit as of such date or any Series 2013-A Account (other than the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account) shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien) and thirty (30) consecutive days shall have elapsed without such Lien having been released or discharged;
(j)    (A) the Series 2013-A Reserve Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien, the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2013-A Reserve Account Collateral (or any of HVF II or any Affiliate thereof so asserts in writing) and, in each case, the Series 2013-A Adjusted Liquid Enhancement Amount, excluding therefrom the Series 2013-A Available Reserve Account Amount, would be less than the Series 2013-A Required Liquid Enhancement Amount and such cessation shall not have resulted from a Series 2013-A Permitted Lien;
(k)    from and after the funding of the Series 2013-A L/C Cash Collateral Account, (A) the Series 2013-A L/C Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien) for a period of at least three (3) consecutive Business Days or (B) other than any Lien described in clause (iii) of the definition of Series 2013-A Permitted Lien, the Trustee shall cease to have a valid and perfected first priority security interest in the Series 2013-A L/C Cash Collateral Account Collateral (or HVF II or any Affiliate thereof so asserts in writing) and, in each case, the Series 2013-A Adjusted Liquid Enhancement Amount, excluding therefrom the Series 2013-A Available L/C Cash Collateral Account Amount, would be less than the Series 2013-A Required Liquid Enhancement Amount;
(l)    a Change of Control shall have occurred;
(m)    HVF II shall fail to acquire and maintain in force one or more Series 2013-A Interest Rate Caps at the times and in at least the notional amounts required by the terms of Section 4.4 and such failure continues for at least three (3) consecutive Business Days;
(n)    other than as a result of a Series 2013-A Permitted Lien, the Trustee shall for any reason cease to have a valid and perfected first priority security interest in the Series 2013-A Collateral (other than the Series 2013-A Reserve Account Collateral and the Series 2013-A L/C Cash Collateral Account Collateral) or HVF II or any Affiliate thereof so asserts in writing;
(o)    the occurrence of a Hertz Senior Credit Facility Default;
(p)    HVF II or the Group I Administrator fails to comply with any of its other agreements or covenants in the Series 2013-A Notes or any Series 2013-A Related Document and the failure to so comply materially and adversely affects the interests of the Series 2013-A Noteholders and continues to materially and adversely affect the interests of the Series 2013-A Noteholders for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF II by the Trustee or to HVF II and the Trustee by the Administrative Agent;
(q)    any representation made by HVF II in any Series 2013-A Related Document is false and such false representation materially and adversely affects the interests of the Series 2013-A Noteholders and such false representation is not cured for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II obtains actual knowledge thereof or (ii) the date that written notice thereof is given to HVF II by the Trustee or to HVF II and the Trustee by the Administrative Agent;
(r)    (I) any Group I Lease Servicer shall fail to comply with its obligations under any Group I Back-Up Disposition Agreement and the failure to so comply materially and adversely affects the interests of the Series 2013-A Noteholders and continues to materially and adversely affect the interests of the Series 2013-A Noteholders for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of the Group I Administrator or HVF II obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Group I Administrator and HVF II by the Trustee or to the Group I Administrator, HVF II and the Trustee by the Administrative Agent or (II) any Group I Back-Up Disposition Agent Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable (other than in accordance with its terms or otherwise as expressly permitted in the Group I Back-Up Administration Agreement) for a period of thirty (30) consecutive days after the earlier of (i) the date on which an Authorized Officer of HVF II or the Group I Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF II and the Group I Administrator by the Trustee or to HVF II, the Group I Administrator and the Trustee by the Administrative Agent (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of such Group I Back-Up Disposition Agreement or any portion thereof by the Group I Administrator, in its capacity as Servicer, in which case such thirty (30) day grace period shall not apply);
(s)    (I) HVF or Hertz, in its capacity as Series 2013-G1 Administrator, shall fail to comply with its respective obligations under the Series 2013-G1 Back-Up Administration Agreement and the failure to so comply materially and adversely affects the interests of the Series 2013-A Noteholders and continues to materially and adversely affect the interests of the Series 2013-A Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of HVF or the Series 2013-G1 Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to HVF and the Series 2013-G1 Administrator by the HVF I Trustee or to HVF, the Series 2013-G1 Administrator and the HVF I Trustee by the Series 2013-G1 Noteholder (or any permitted assignee thereof) or (II) the Series 2013-G1 Back-Up Administration Agreement or any material portion thereof shall cease, for any reason, to be in full force and effect or enforceable (other than in accordance with its terms or otherwise as expressly permitted in the Series 2013-G1 Back-Up Administration Agreement) for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of HVF or the Series 2013-G1 Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice thereof shall have been given to HVF and the Series 2013-G1 Administrator by the HVF I Trustee or to HVF, the Series 2013-G1 Administrator and the HVF I Trustee by the Series 2013-G1 Noteholder (or any permitted assignee thereof) (unless such failure to be in full force and effect or failure to be enforceable is a result of a breach of the Series 2013-G1 Back-Up Administration Agreement or any portion thereof by HVF or the Series 2013-G1 Administrator, in which case such thirty (30) day grace period shall not apply);
(t)    the Series 2013-G1 Administrator fails to comply with any of its other agreements or covenants in any Series 2013-G1 Related Document or any representation made by the Series 2013-G1 Administrator in any Series 2013-G1 Related Document is false and the failure to so comply or such false representation, as the case may be, materially and adversely affects the interests of the Series 2013-A Noteholders and continues to materially and adversely affect the interests of the Series 2013-A Noteholders for a period of thirty (30) days after the earlier of (i) the date on which an Authorized Officer of the Series 2013-G1 Administrator or Group I Administrator, as applicable, obtains actual knowledge thereof or (ii) the date on which written notice of such failure or such false representation, requiring the same to be remedied, shall have been given to (x) the Series 2013-G1 Administrator by the HVF I Trustee or to the Series 2013-G1 Administrator and the HVF I Trustee by the Series 2013-G1 Noteholder (or any permitted assignee thereof) or (y) to the Group I Administrator by the Trustee or to the Group I Administrator and the Trustee by the Administrative Agent;
(u)    on any Business Day, the Aggregate Group I Series Adjusted Principal Amount exceeds the Aggregate Group I Leasing Company Note Principal Amount, and the Aggregate Group I Leasing Company Note Principal Amount does not equal or exceed the Aggregate Group I Series Adjusted Principal Amount on or prior to the close of business on the next succeeding Business Day, in each case after giving effect to all increases and decreases on any such date;
(v)    any Series 2013-G1 Administrator Default shall have occurred; or
(w)    any Series 2013-B Amortization Event shall have occurred and be continuing.
Section 7.2.    Effects of Amortization Events.
(a)    In the case of:
(i)    any event described in Sections 7.1 (a) through (e), Section 7.1(u), and Section 7.1(w), an Amortization Event with respect to the Series 2013-A Notes will immediately occur without any notice or other action on the part of the Trustee or any Series 2013-A Noteholder, and
(ii)    any event described in Sections 7.1(f) through (t) and Section 7.1(v), so long as such event is continuing, either the Trustee may, by written notice to HVF II, or the Series 2013-A Required Noteholders may, by written notice to HVF II and the Trustee, declare that an Amortization Event with respect to the Series 2013-A Notes has occurred as of the date of the notice.
(b)    (i)    An Amortization Event with respect to the Series 2013-A Notes described in Sections 7.1(a) through (d) above and Section 7.1 (e), (solely with respect to any Group I Leasing Company Amortization Events the waiver of which requires the consent of the Group I Supermajority Noteholders), Section 7.1(p) (solely with respect to any agreement, covenant or provision in the Series 2013-A Notes or any other Series 2013-A Related Document the amendment or modification of which requires the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-A Noteholders holding more than 66⅔ of the Series 2013-A

Principal Amount), Section 7.1(r) (solely with respect to any agreement, covenant or provision in the Group I Back-Up Disposition Agreement the amendment or modification of which requires the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount) or Section 7.1(u) may be waived solely with the written consent of Series 2013-A Noteholders holding 100% of the Series 2013-A Principal Amount.
(ii)    An Amortization Event with respect to the Series 2013-A Notes described in Sections 7.1(f) through (o) and (q) and Section 7.1(e) (other than with respect to any Group I Leasing Company Amortization Events the waiver of which requires the consent of holders of the Group I Supermajority Noteholders), Section 7.1(p) (other than with respect to any agreement, covenant or provision in the Series 2013-A Notes or any other Series 2013-A Related Document the amendment or modification of which requires the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-A Noteholders holding more than 66⅔ of the Series 2013-A Principal Amount), Section 7.1(r) (other than with respect to any agreement, covenant or provision in the Group I Back-Up Disposition Agreement the amendment or modification of which requires the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount or that otherwise prohibits HVF II from taking any action without the consent of Series 2013-A Noteholders holding more than 66⅔% of the Series 2013-A Principal Amount), Section 7.1(s), Section 7.1(t) or Section 7.1(v) may be waived solely with the written consent of Series 2013-A Noteholders holding at least 66⅔% of the Series 2013-A Principal Amount. In the event of a waiver of any Amortization Event described above, the Trustee shall provide notification thereof to each Rating Agency.
(iii)    An Amortization Event with respect to the Series 2013-A Notes described in Section 7.1(w) shall be deemed waived if such Series 2013-B Amortization Event shall have been waived under and in accordance with the Series 2013-B Supplement.
Notwithstanding anything herein to the contrary, an Amortization Event with respect to the Series 2013-A Notes described in any of Section 7.1 (i), (j), (k), or (n) above shall be curable at any time.
ARTICLE VIII

FORM OF SERIES 2013-A NOTES
The Series 2013-A Notes will be issued in the form of definitive notes in fully registered form without interest coupons, substantially in the form set forth in Exhibit A hereto, and will be sold to the Series 2013-A Noteholders pursuant to and in accordance with the terms hereof and shall be duly executed by HVF II and authenticated by the Trustee in the manner set forth in Section 2.4 of the Group I Supplement.
The Trustee shall, or shall cause the Registrar, to record all Advances and Decreases such that the principal amount of the Series 2013-A Notes that are outstanding accurately reflects all such Advances and Decreases.
(a)    Each Series 2013-A Note shall bear the following legend:
THIS SERIES 2013-A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HVF II THAT SUCH SERIES 2013-A NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO HVF II, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE GROUP I INDENTURE, THE SERIES 2013-A SUPPLEMENT AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF HVF II, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2013-A SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF HVF II, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.
The required legends set forth above shall not be removed from the Series 2013-A Notes except as provided herein.
The Series 2013-A Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Series 2013-A Notes, as evidenced by their execution of the Series 2013-A Notes. The Series 2013-A Notes may be produced in any manner, all as determined by the officers executing such Series 2013-A Notes, as evidenced by their execution of such Series 2013-A Notes.
ARTICLE IX

TRANSFERS, REPLACEMENTS AND ASSIGNMENTS
Section 9.1.    Transfer of Series 2013-A Notes.
(a)    Other than in accordance with this Article IX, the Series 2013-A Notes will not be permitted to be transferred, assigned, exchanged or otherwise pledged or conveyed by the Series 2013-A Noteholders.
(b)    Subject to the terms and restrictions set forth in the Group I Indenture and this Series 2013-A Supplement, the holder of any Series 2013-A Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2013-A Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to HVF II and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E hereto; provided, that if the holder of any Series 2013-A Note transfers, in whole or in part, its interest in any Series 2013-A Note pursuant to (i) an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto or (ii) an Investor Group Supplement substantially in the form of Exhibit H hereto, then such Series 2013-A Noteholder will not be required to submit a certificate substantially in the form of Exhibit E hereto upon transfer of its interest in such Series 2013-A Note; provided further that, notwithstanding anything to the contrary contained in this Series 2013-A Supplement, no Series 2013-A Note shall be transferrable to any Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion. In exchange for any Series 2013-A Note properly presented for transfer, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2013-A Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2013-A Note in part, HVF II shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2013-A Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2013-A Note shall be made unless the request for such transfer is made by the Series 2013-A Noteholder at such office. Neither HVF II nor the Trustee shall be liable for any delay in delivery of transfer instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of transferred Series 2013-A Notes, the Trustee shall recognize the Holders of such Series 2013-A Note as Series 2013-A Noteholders. Notwithstanding anything in this Section 9.1(b) to the contrary, so long as the Series 2013-B Notes are Outstanding (as “Outstanding” is defined in the Series 2013-B Supplement), no transfer, assignment, exchange or other pledge or conveyance pursuant to this Section 9.1(b) (if otherwise permitted pursuant to this Section 9.1(b)) shall be effective unless, immediately after giving effect to such transfer, assignment, exchange or other pledge or conveyance, such transferee’s Commitment Percentage shall equal such transferee’s Series 2013-B Commitment Percentage.
Section 9.2.    Replacement of Investor Group.
(a)    Notwithstanding anything to the contrary contained herein or in any other Series 2013-A Related Document, in the event that
(i) any Affected Person shall request reimbursement for amounts owing pursuant to any Specified Cost Section,
(ii) a Committed Note Purchaser shall become a Defaulting Committed Note Purchaser, and such Defaulting Committed Note Purchaser shall fail to pay any amounts in accordance with Section 2.2(g) within five (5) Business days after demand from the applicable Funding Agent,
(iii) any Committed Note Purchaser or Conduit Investor shall (x) become a Non-Extending Purchaser or (y) deliver a Delayed Funding Notice or a Second Delayed Funding Notice,
(iv) as of any date of determination (A) the rolling average CP Rate applicable to the Series 2013-A CP Tranche attributable to any Conduit Investor for any three (3) month period is equal to or greater than the greater of (I) the CP Rate applicable to such Series 2013-A CP Tranche attributable to such Conduit Investor at the start of such period plus 0.50% and (II) the product of (x) the CP Rate applicable to such Series 2013-A CP Tranche attributable to such Conduit Investor at the start of such period and (y) 125%, (B) any portion of the Investor Group Principal Amount with respect to such Conduit Investor is being continued or maintained as a Series 2013-A CP Tranche as of such date and (C) the circumstance described in clause (A) does not apply to more than two Conduit Investors as of such date, or
(v) any Committed Note Purchaser or Conduit Investor fails to give its consent to any amendment, modification, termination or waiver of any Series 2013-A Related Document (an “Action”), by the date specified by HVF II, for which (A) at least half of the percentage of the Committed Note Purchasers and the Conduit Investors required for such Action have consented to such Action, and (B) the percentage of the Committed Note

Purchasers and the Conduit Investors required for such Action have not consented to such Action or provided written notice that they intend to consent (each, a “Non-Consenting Purchaser”, and each such Committed Note Purchaser or Conduit Investor described in clauses (i) through (v) or any Committed Note Purchaser or Conduit Investor that shall become a Series 2013-B Potential Terminated Purchaser, a “Potential Terminated Purchaser”),
HVF II shall be permitted, upon no less than seven (7) days’ notice to the Administrative Agent, a Potential Terminated Purchaser and its related Funding Agent, to (x)(1) elect to terminate the Commitment, if any, of such Potential Terminated Purchaser on the date specified in such termination notice, and (2) prepay on the date of such termination such Potential Terminated Purchaser’s portion of the Investor Group Principal Amount for such Potential Terminated Purchaser’s Investor Group and all accrued and unpaid interest thereon, if any, or (y) elect to cause such Potential Terminated Purchaser to (and the Potential Terminated Purchaser must) assign its Commitment to a replacement purchaser who may be an existing Conduit Investor, Committed Note Purchaser, Program Support Provider or other Series 2013-A Noteholder (each, a “Replacement Purchaser” and, any such Potential Terminated Purchaser with respect to which HVF II has made any such election, a “Terminated Purchaser”).
(b)    HVF II shall not make an election described in Section 9.2(a) unless (i) no Amortization Event or Potential Amortization Event with respect to Series 2013-A Notes shall have occurred and be continuing at the time of such election (unless such Amortization Event or Potential Amortization Event would no longer be continuing after giving effect to such election), (ii) in respect of an election described in clause (y) of Section 9.2(a) only, on or prior to the effectiveness of the applicable assignment, the Terminated Purchaser shall have been paid its portion of the Investor Group Principal Amount for such Terminated Purchaser’s Investor Group and all accrued and unpaid interest thereon, if any, by or on behalf of HVF II or the related Replacement Purchaser, (iii) in the event that the Terminated Purchaser is a Non-Extending Purchaser, the Replacement Purchaser, if any, shall have agreed to the applicable extension of the Series 2013-A Commitment Termination Date and (iv) in the event that the Terminated Purchaser is a Non-Consenting Purchaser, the Replacement Purchaser, if any, shall have consented to the applicable amendment, modification, termination or waiver. Each Terminated Purchaser hereby agrees to take all actions reasonably necessary, at the expense of HVF II, to permit a Replacement Purchaser to succeed to its rights and obligations hereunder. Notwithstanding the foregoing, the consent of each then-current member of an existing Investor Group (other than any Terminated Purchaser in such Investor Group) shall be required in order for a Replacement Purchaser to join any such Investor Group. Upon the effectiveness of any such assignment to a Replacement Purchaser, (i) such Replacement Purchaser shall become a “Committed Note Purchaser” or “Conduit Investor”, as applicable, hereunder for all purposes of this Series 2013-A Supplement and the other Series 2013-A Related Documents, (ii) such Replacement Purchaser shall have a Commitment and a Committed Note Purchaser Percentage in an

amount not less than the Terminated Purchaser’s Commitment and Committed Note Purchaser Percentage assumed by it, (iii) the Commitment of the Terminated Purchaser shall be terminated in all respects and the Committed Note Purchaser Percentage of such Terminated Purchaser shall become zero and (iv) the Administrative Agent shall revise Schedule II hereto to reflect the foregoing clauses (i) through (iii).
Section 9.3.    Assignments.
(a)    Any Committed Note Purchaser may at any time sell all or any part of its rights and obligations under this Series 2013-A Supplement and the Series 2013-A Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to one or more financial institutions (an “Acquiring Committed Note Purchaser”) pursuant to an assignment and assumption agreement, substantially in the form of Exhibit G (the “Assignment and Assumption Agreement”), executed by such Acquiring Committed Note Purchaser, such assigning Committed Note Purchaser, the Funding Agent with respect to such Committed Note Purchaser and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required (i) after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes or (ii) if such Acquiring Committed Note Purchaser is an Affiliate of such assigning Committed Note Purchaser; provided further, that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Acquiring Committed Note Purchaser that is a Disqualified Party. An assignment by a Committed Note Purchaser that is part of an Investor Group that includes a Conduit Investor to an Investor Group that does not include a Conduit Investor may be made pursuant to this Section 9.3(a); provided that, immediately prior to such assignment each Conduit Investor that is part of the assigning Investor Group shall be deemed to have assigned all of its rights and obligations in the Series 2013-A Notes (and its rights and obligations hereunder and under each other Series 2013-A Related Document) in respect of such assigned interest to its related Committed Note Purchaser pursuant to Section 9.3(g). Notwithstanding anything to the contrary herein (but subject to Section 9.3(h)), any assignment by a Committed Note Purchaser to a different Investor Group that includes a Conduit Investor shall be made pursuant to Section 9.3(c), and not this Section 9.3(a).
(b)    Without limiting Section 9.3(a), each Conduit Investor may assign all or a portion of the Investor Group Principal Amount with respect to such Conduit Investor and its rights and obligations under this Series 2013-A Supplement and each other Series 2013-A Related Document to which it is a party (or otherwise to which it has rights) to a Conduit Assignee with respect to such Conduit Investor without the prior written consent of HVF II. Upon such assignment by a Conduit Investor to a Conduit Assignee:
(i)    such Conduit Assignee shall be the owner of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor,

(ii)    the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, with all corresponding rights and powers, express or implied, granted to the Funding Agent hereunder or under each other Series 2013-A Related Document,
(iii)    such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties, in each case relating to the Series 2013-A Commercial Paper and/or the Series 2013-A Notes, shall have the benefit of all the rights and protections provided to such Conduit Investor herein and in each other Series 2013-A Related Document (including any limitation on recourse against such Conduit Assignee as provided in this paragraph),
(iv)    such Conduit Assignee shall assume all of such Conduit Investor’s obligations, if any, hereunder and under each other Series 2013-A Related Document with respect to such portion of the Investor Group Principal Amount and such Conduit Investor shall be released from such obligations,
(v)    all distributions in respect of the Investor Group Principal Amount or such portion thereof with respect to such Conduit Investor shall be made to the applicable Funding Agent on behalf of such Conduit Assignee,
(vi)    the definition of the term “CP Rate” with respect to the portion of the Investor Group Principal Amount with respect to such Conduit Investor, as applicable funded with commercial paper issued by such Conduit Assignee from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to such Conduit Assignee on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than any other Conduit Investor),
(vii)    the defined terms and other terms and provisions of this Series 2013-A Supplement and each other Series 2013-A Related Documents shall be interpreted in accordance with the foregoing, and
(viii)    if reasonably requested by the Funding Agent with respect to such Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Funding Agent may reasonably request to evidence and give effect to the foregoing.
No assignment by any Conduit Investor to a Conduit Assignee of all or any portion of the Investor Group Principal Amount with respect to such Conduit Investor shall in any way diminish the obligation of the Committed Note Purchasers in the same Investor Group as such Conduit Investor under Section 2.2 to fund any Advance not funded by such Conduit Investor or such Conduit Assignee.

(c)    Any Conduit Investor and the Committed Note Purchaser with respect to such Conduit Investor (or, with respect to any Investor Group without a Conduit Investor, the related Committed Note Purchaser) at any time may sell all or any part of their respective (or, with respect to an Investor Group without a Conduit Investor, its) rights and obligations under this Series 2013-A Supplement and the Series 2013-A Notes, with the prior written consent of HVF II, which consent shall not be unreasonably withheld, to an Investor Group with respect to which each acquiring Conduit Investor is a multi-seller commercial paper conduit, whose commercial paper has ratings of at least “A-2” from S&P and “P2” from Moody’s and that includes one or more financial institutions providing support to such multi-seller commercial paper conduit (an “Acquiring Investor Group”) pursuant to a transfer supplement, substantially in the form of Exhibit H (the “Investor Group Supplement”), executed by such Acquiring Investor Group, the Funding Agent with respect to such Acquiring Investor Group (including each Conduit Investor (if any) and the Committed Note Purchasers with respect to such Investor Group), such assigning Conduit Investor and the Committed Note Purchasers with respect to such Conduit Investor, the Funding Agent with respect to such assigning Conduit Investor and Committed Note Purchasers and HVF II and delivered to the Administrative Agent; provided that, the consent of HVF II to any such assignment shall not be required after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes; provided further that HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to a potential Acquiring Investor Group that (a) has ratings of at least “A-2” from S&P and “P2” by Moody’s, but does not have ratings of at least “A-1” from S&P or “P1” by Moody’s if such assignment will result in a material increase in HVF II’s costs of financing with respect to the applicable Series 2013-A Notes or (b) is a Disqualified Party.
(d)    Any Committed Note Purchaser may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more financial institutions or other entities (“Participants”) participations in its Committed Note Purchaser Percentage of the Maximum Investor Group Principal Amount with respect to it and the other Committed Note Purchasers included in the related Investor Group, its Series 2013-A Note and its rights hereunder (or, in each case, a portion thereof) pursuant to documentation in form and substance satisfactory to such Committed Note Purchaser and the Participant; provided, however, that (i) in the event of any such sale by a Committed Note Purchaser to a Participant, (A) such Committed Note Purchaser’s obligations under this Series 2013-A Supplement shall remain unchanged, (B) such Committed Note Purchaser shall remain solely responsible for the performance thereof and (C) HVF II and the Administrative Agent shall continue to deal solely and directly with such Committed Note Purchaser in connection with its rights and obligations under this Series 2013-A Supplement, (ii) no Committed Note Purchaser shall sell any participating interest under which the Participant shall have any right to approve, veto, consent, waive or otherwise influence any approval, consent or waiver of such Committed Note Purchaser with respect to any amendment, consent or waiver with respect to this Series 2013-A Supplement or any other Series 2013-A Related Document, except to the extent that the approval of such amendment, consent or waiver otherwise would require the unanimous consent of all Committed Note Purchasers hereunder, and (iii) no Committed Note Purchaser shall sell any participating interest to any Disqualified Party. A Participant shall have the right to receive reimbursement for amounts due pursuant to each Specified Cost Section but only to the extent that the related selling Committed Note Purchaser would have had such right absent the sale of the related participation and, with respect to amounts due pursuant to Section 3.8, only to the extent such Participant shall have complied with the provisions of Section 3.8 as if such Participant were a Committed Note Purchaser. Each such Participant shall be deemed to have agreed to the provisions set forth in Section 3.10 as if such Participant were a Committed Note Purchaser.
(e)    HVF II authorizes each Committed Note Purchaser to disclose to any Participant or Acquiring Committed Note Purchaser (each, a “Transferee”) and any prospective Transferee any and all financial information in such Committed Note Purchaser’s possession concerning HVF II, the Series 2013-A Collateral, the Group I Administrator and the Series 2013-A Related Documents that has been delivered to such Committed Note Purchaser by HVF II in connection with such Committed Note Purchaser’s credit evaluation of HVF II, the Series 2013-A Collateral and the Group I Administrator. For the avoidance of doubt, no Committed Note Purchaser may disclose any of the foregoing information to any Transferee who is a Disqualified Party without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.
(f)    Notwithstanding any other provision set forth in this Series 2013-A Supplement (but subject to Section 9.3(h)), each Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group may at any time grant to one or more Program Support Providers (or, in the case of a Conduit Investor, to its related Committed Note Purchaser) a participating interest in or lien on, or otherwise transfer and assign to one or more Program Support Providers (or, in the case of a Conduit Investor, to its related Committed Note Purchaser), such Conduit Investor’s or, if there is no Conduit Investor with respect to any Investor Group, the related Committed Note Purchaser’s interests in the Advances made hereunder and such Program Support Provider (or such Committed Note Purchaser, as the case may be), with respect to its participating or assigned interest, shall be entitled to the benefits granted to such Conduit Investor or Committed Note Purchaser, as applicable, under this Series 2013-A Supplement.
(g)    Notwithstanding any other provision set forth in this Series 2013-A Supplement (but subject to Section 9.3(h)), each Conduit Investor may at any time, without the consent of HVF II, transfer and assign all or a portion of its rights in the Series 2013-A Notes (and its rights hereunder and under other Series 2013-A Related Documents) to its related Committed Note Purchaser. Furthermore, each Conduit Investor may at any time grant a security interest in and lien on, all or any portion of its interests under this Series 2013-A Supplement, its Series 2013-A Note and each other

Series 2013-A Related Document to (i) its related Committed Note Purchaser, (ii) its Funding Agent, (iii) any Program Support Provider who, at any time now or in the future, provides program liquidity or credit enhancement, including an insurance policy for such Conduit Investor relating to the Series 2013-A Commercial Paper or the Series 2013-A Notes, (iv) any other Person who, at any time now or in the future, provides liquidity or credit enhancement for the Conduit Investors, including an insurance policy relating to the Series 2013-A Commercial Paper or the Series 2013-A Notes or (v) any collateral trustee or collateral agent for any of the foregoing; provided, however, any such security interest or lien shall be released upon assignment of its Series 2013-A Note to its related Committed Note Purchaser. Each Committed Note Purchaser may assign its Commitment, or all or any portion of its interest under its Series 2013-A Note, this Series 2013-A Supplement and each other Series 2013-A Related Document to any Person with the prior written consent of HVF II, such consent not to be unreasonably withheld; provided that, HVF II may withhold its consent in its sole and absolute discretion (and such withholding shall be deemed reasonable) to an assignment to any Person that is a Disqualified Party. Notwithstanding any other provisions set forth in this Series 2013-A Supplement, each Committed Note Purchaser may at any time create a security interest in all or any portion of its rights under this Series 2013-A Supplement, its Series 2013-A Note and the Series 2013-A Related Document in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System or any similar foreign entity.
(h)    Notwithstanding anything in this Section 9.3 to the contrary, so long as the Series 2013-B Notes are Outstanding (as “Outstanding” is defined in the Series 2013-B Supplement), no transfer, assignment, exchange or other pledge or conveyance pursuant to this Section 9.3 (if otherwise permitted pursuant to this Section 9.3) shall be effective unless, immediately after giving effect to such transfer, assignment, exchange or other pledge or conveyance, such transferee’s Commitment Percentage shall equal such transferee’s Series 2013-B Commitment Percentage.
ARTICLE X

THE ADMINISTRATIVE AGENT
Section 10.1.    Authorization and Action of the Administrative Agent. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents hereby designates and appoints Deutsche Bank AG, New York Branch as the Administrative Agent hereunder, and hereby authorizes the Administrative Agent to take such actions as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Series 2013-A together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Conduit Investor, any Committed Note Purchaser or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Administrative Agent shall be read into this Series 2013-A Supplement or otherwise exist for the Administrative Agent. In performing its functions and duties hereunder, the Administrative Agent shall act solely as agent for the Conduit Investors, the Committed Note Purchasers and the Funding Agents and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF II or any of its successors or assigns. The Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Series 2013-A Supplement or applicable law. The appointment and authority of the Administrative Agent hereunder shall terminate upon the indefeasible payment in full of the Series 2013-A Notes and all other amounts owed by HVF II hereunder to the Investor Groups (the “Aggregate Unpaids”).
Section 10.2.    Delegation of Duties. The Administrative Agent may execute any of its duties under this Series 2013-A Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 10.3.    Exculpatory Provisions. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2013-A Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any Conduit Investor, any Committed Note Purchaser or any Funding Agent for any recitals, statements, representations or warranties made by HVF II contained in this Series 2013-A Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series 2013-A Supplement for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2013-A Supplement or any other document furnished in connection herewith, or for any failure of HVF II to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. The Administrative Agent shall not be under any obligation to any Conduit Investor, any Committed Note Purchaser or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2013-A Supplement, or to inspect the properties, books or records of HVF II. The Administrative Agent shall not be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2013-A Liquidation Event unless the Administrative Agent has received notice from HVF II, any Conduit Investor, any Committed Note Purchaser or any Funding Agent.
Section 10.4.    Reliance. The Administrative Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2013-A Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of any Conduit Investor, any Committed Note Purchaser or any Funding Agent as it deems appropriate or it shall first be indemnified to its satisfaction by any Conduit Investor, any Committed Note Purchaser or any Funding Agent, provided that, unless and until the Administrative Agent shall have received such advice, the Administrative Agent may take or refrain from taking any action, as the Administrative Agent shall deem advisable and in the best interests of the Conduit Investors, the Committed Note Purchasers and the Funding Agents. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Series 2013-A Required Noteholders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Conduit Investors, the Committed Note Purchasers and the Funding Agents.
Section 10.5.    Non-Reliance on the Administrative Agent and Other Purchasers. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents expressly acknowledge that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of HVF II, shall be deemed to constitute any representation or warranty by the Administrative Agent. Each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents represent and warrant to the Administrative Agent that they have and will, independently and without reliance upon the Administrative Agent and based on such documents and information as they have deemed appropriate, made their own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF II and made its own decision to enter into this Series 2013-A Supplement.
Section 10.6.    The Administrative Agent in its Individual Capacity. The Administrative Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with HVF II or any Affiliate of HVF II as though the Administrative Agent were not the Administrative Agent hereunder.
Section 10.7.    Successor Administrative Agent. The Administrative Agent may, upon thirty (30) days notice to HVF II and each of the Conduit Investors, the Committed Note Purchasers and the Funding Agents, and the Administrative Agent will, upon the direction of Investor Groups holding more than 75% of the Series 2013-A Maximum Principal Amount, resign as Administrative Agent. If the Administrative Agent shall resign, then the Investor Groups, during such 30‑day period, shall appoint an Affiliate of a member of the Investor Groups as a successor agent. If for any reason no successor Administrative Agent is appointed by the Investor Groups during such 30‑day period, then effective upon the expiration of such 30‑day period, HVF II for all purposes shall deal directly with the Funding Agents. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Series 2013-A Supplement.
Section 10.8.    Authorization and Action of Funding Agents. Each Conduit Investor and each Committed Note Purchaser is hereby deemed to have designated and appointed the Funding Agent set forth next to such Conduit Investor’s name, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser’s name with respect to such Investor Group, on Schedule II hereto as the agent of such Person hereunder, and hereby authorizes such Funding Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to such Funding Agent by the terms of this Series 2013-A Supplement together with such powers as are reasonably incidental thereto. Each Funding Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the related Investor Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Funding Agent shall be read into this Series 2013-A Supplement or otherwise exist for such Funding Agent. In performing its functions and duties hereunder, each Funding Agent shall act solely as agent for the related Investor Group and does not assume nor shall it be deemed to have assumed any obligation or relationship of trust or agency with or for HVF II or any of its successors or assigns. Each Funding Agent shall not be required to take any action that exposes such Funding Agent to personal liability or that is contrary to this Series 2013-A Supplement or Applicable Law. The appointment and authority of the Funding Agent hereunder shall terminate upon the indefeasible payment in full of the Aggregate Unpaids.
Section 10.9.    Delegation of Duties. Each Funding Agent may execute any of its duties under this Series 2013-A Supplement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each Funding Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Section 10.10.    Exculpatory Provisions. Neither any Funding Agent nor any of their directors, officers, agents or employees shall be (a) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Series 2013-A Supplement (except for its, their or such Person’s own gross negligence or willful misconduct), or (b) responsible in any manner to the related Investor Group for any recitals, statements, representations or warranties made by HVF II contained in this Series 2013-A Supplement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Series 2013-A Supplement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Series 2013-A Supplement or any other document furnished in connection herewith, or for any failure of HVF II to perform its obligations hereunder, or for the satisfaction of any condition specified in Article II. No Funding Agent shall be under any obligation to its related Investor Group to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Series 2013-A Supplement, or to inspect the properties, books or records of HVF II. No Funding Agent shall be deemed to have knowledge of any Amortization Event, Potential Amortization Event or Series 2013-A Liquidation Event, unless such Funding Agent has received notice from HVF II (or any agent or designee thereof) or its related Investor Group.
Section 10.11.    Reliance. Each Funding Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of the Administrative Agent and legal counsel independent accountants and other experts selected by such Funding Agent. Each Funding Agent shall in all cases be fully justified in failing or refusing to take any action under this Series 2013-A Supplement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the related Investor Group as it deems appropriate or it shall first be indemnified to its satisfaction by the related Investor Group, provided that, unless and until such Funding Agent shall have received such advice, such Funding Agent may take or refrain from taking any action, as such Funding Agent shall deem advisable and in the best interests of the related Investor Group. Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the related Investor Group and such request and any action taken or failure to act pursuant thereto shall be binding upon its related Investor Group.
Section 10.12.    Non-Reliance on the Funding Agent and Other Purchasers. Each Investor Group expressly acknowledges that neither its related Funding Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of HVF II, shall be deemed to constitute any representation or warranty by such Funding Agent. Each Investor Group represents and warrants to its related Funding Agent that it has and will, independently and without reliance upon such Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of HVF II and made its own decision to enter into Series 2013-A Supplement.

Section 10.13.    The Funding Agent in its Individual Capacity. Each Funding Agent and any of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with HVF II or any Affiliate of HVF II as though such Funding Agent were not a Funding Agent hereunder.
Section 10.14.    Successor Funding Agent. Each Funding Agent will, upon the direction of its related Investor Group, resign as such Funding Agent. If such Funding Agent shall resign, then the related Investor Group shall appoint an Affiliate of a member of its related Investor Group as a successor agent. If for any reason no successor Funding Agent is appointed by the related Investor Group, then effective upon the resignation of such Funding Agent, HVF II for all purposes shall deal directly with such Investor Group. After any retiring Funding Agent’s resignation hereunder as Funding Agent, subject to the limitations set forth herein, the provisions of Section 11.4 and this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Funding Agent under this Series 2013-A Supplement.
ARTICLE XI

GENERAL
Section 11.1.    Optional Repurchase of the Series 2013-A Notes. The Series 2013-A Notes shall be subject to repurchase (in whole) by HVF II at its option, upon three (3) Business Days’ prior written notice to the Trustee at any time.  The repurchase price for any Series 2013-A Note (in each case, the “Series 2013-A Note Repurchase Amount”) shall equal the sum of:
(a)    the Series 2013-A Principal Amount of such Series 2013-A Notes (determined after giving effect to any payments of principal and interest on the Payment Date immediately preceding the date of purchase pursuant to this Section 11.1), plus
(b)    all accrued and unpaid interest on the Series 2013-A Notes through such date of repurchase under this Section 11.1) (and, with respect to the portion of such principal balance that was funded with Series 2013-A Commercial Paper issued at a discount, all accrued and unpaid discount on such Series 2013-A Commercial Paper from the issuance date(s) thereof to the date of repurchase under this Section 11.1 and the aggregate discount to accrue on such Series 2013-A Commercial Paper from the date of repurchase under this Section 11.1 to the next succeeding Payment Date); plus
(c)    all associated breakage costs payable as a result of such repurchase (calculated in accordance with Section 3.6); and
(d)    any other amounts then due and payable to the holders of such Series 2013-A Notes pursuant hereto.
Section 11.2.    Information.
On or before the fourth Business Day prior to each Payment Date (unless otherwise agreed to by the Trustee), HVF II shall furnish to the Trustee a Monthly Noteholders’ Statement with respect to the Series 2013-A Notes, in a Microsoft Excel electronic file (or similar electronic file) substantially in the form of Exhibit F.
The Trustee shall provide to the Series 2013-A Noteholders, or their designated agent, copies of each Monthly Noteholders’ Statement.
Section 11.3.    Confidentiality. Each Committed Note Purchaser, each Conduit Investor, each Funding Agent and the Administrative Agent agrees that it shall not disclose any Confidential Information to any Person without the prior written consent of HVF II, which such consent must be evident in a writing signed by an Authorized Officer of HVF II, other than (a) to their Affiliates and their officers, directors, employees, agents and advisors (including legal counsel and accountants) and to actual or prospective assignees and participants, and then only on a confidential basis and excluding any Affiliate, its officers, directors, employees, agents and advisors (including legal counsel and accountants), any prospective assignee and any participant, in each case that is a Disqualified Party, (b) as required by a court or administrative order or decree, or required by any governmental or regulatory authority or self-regulatory organization or required by any statute, law, rule or regulation or judicial process (including any subpoena or similar legal process), (c) to any Rating Agency providing a rating for the Series 2013-A Notes or any Series 2013-A Commercial Paper or any other nationally-recognized rating agency that requires access to information to effect compliance with any disclosure obligations under applicable laws or regulations, (d) in the course of litigation with HVF II, the Group I Administrator or Hertz, (e) any Series 2013-A Noteholder, any Committed Note Purchaser, any Conduit Investor, any Funding Agent or the Administrative Agent, (f) any Person acting as a placement agent or dealer with respect to any commercial paper (provided that any Confidential Information provided to any such placement agent or dealer does not reveal the identity of HVF II or any of its Affiliates), (g) on a confidential basis, to any provider of credit enhancement or liquidity to any Conduit Investor, or (h) to any Person to the extent such Committed Note Purchaser, Conduit Investor, Funding Agent or the Administrative Agent reasonably determines such disclosure is necessary in connection with the enforcement or for the defense of the rights and remedies under the Series 2013-A Notes or the Series 2013-A Related Documents.
Section 11.4.    Payment of Costs and Expenses; Indemnification.
(a)    Payment of Costs and Expenses. Upon written demand from the Administrative Agent, any Funding Agent, any Conduit Investor or any Committed Note Purchaser, HVF II agrees to pay on the Payment Date immediately following HVF II’s receipt of such written demand all reasonable expenses of the Administrative Agent, such Funding Agent, such Conduit Investor and/or such Committed Note Purchaser, as applicable (including the reasonable fees and out-of-pocket expenses of counsel to each Conduit Investor and each Committed Note Purchaser, if any, as well as the fees and expenses of the rating agencies providing a rating in respect of any Series 2013-A Commercial Paper) in connection with
(i)    the negotiation, preparation, execution, delivery and administration of this Series 2013-A Supplement and of each other Series 2013-A Related Document, including schedules and exhibits, and any liquidity, credit enhancement or insurance documents of a Program Support Provider with respect to a Conduit Investor relating to the Series 2013-A Notes and any amendments, waivers, consents, supplements or other modifications to this Series 2013-A Supplement and each other Series 2013-A Related Document, as may from time to time hereafter be proposed, whether or not the transactions contemplated hereby or thereby are consummated, and
(ii)    the consummation of the transactions contemplated by this Series 2013-A Supplement and each other Series 2013-A Related Document.
Upon written demand, HVF II further agrees to pay on the Payment Date immediately following such written demand, and to save the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser harmless from all liability for (i) any breach by HVF II of its obligations under this Series 2013-A Supplement and (ii) all reasonable costs incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any) in enforcing this Series 2013-A Supplement. HVF II also agrees to reimburse the Administrative Agent, each Funding Agent, each Conduit Investor and each Committed Note Purchaser upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent, such Funding Agent, such Conduit Investor or such Committed Note Purchaser (including, the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent, such Funding Agent, such Conduit Investor and such Committed Note Purchaser, if any and the reasonable fees and out-of-pocket expenses of any third-party servicers and disposition agents) in connection with (x) the negotiation of any restructuring or “work-out”, whether or not consummated, of the Series 2013-A Related Documents and (y) the enforcement of, or any waiver or amendment requested under or with respect to, this Series 2013-A Supplement or any other of the Series 2013-A Related Documents.
Notwithstanding the foregoing, HVF II shall have no obligation to reimburse any Committed Note Purchaser or Conduit Investor for any of the fees and/or expenses incurred by such Committed Note Purchaser and/or Conduit Investor with respect to its sale or assignment of all or any part of its respective rights and obligations under this Series 2013-A Supplement and the Series 2013-A Notes pursuant to Section 9.2 or 9.3.
(b)    Indemnification. In consideration of the execution and delivery of this Series 2013-A Supplement by the Conduit Investors and the Committed Note Purchasers, HVF II hereby indemnifies and holds each Conduit Investor and each Committed Note Purchaser and each of their officers, directors, employees and agents (collectively, the “Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-A Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to
(i)    any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Advance; or
(ii)    the entering into and performance of this Series 2013-A Supplement and any other Series 2013-A Related Document by any of the Indemnified Parties,
except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF II hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(b) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). HVF II shall give notice to the Rating Agencies of any claim for Indemnified Liabilities made under this Section.
(c)    Indemnification of the Administrative Agent and each Funding Agent.
(i)    In consideration of the execution and delivery of this Series 2013-A Supplement by the Administrative Agent and each Funding Agent, HVF II hereby indemnifies and holds the Administrative Agent and each Funding Agent and each of their respective officers, directors, employees and agents (collectively, the “Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-A Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Agent Indemnified Liabilities”), incurred by the Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2013-A Supplement and any other Series 2013-A Related Document by any of the Agent Indemnified Parties, except for any such Agent Indemnified Liabilities arising for the account of a particular Agent Indemnified Party by reason of the relevant Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, HVF II hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(i) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). HVF II shall give notice to the Rating Agencies of any claim for Agent Indemnified Liabilities made under this section.

(ii)    In consideration of the execution and delivery of this Series 2013-A Supplement by the Administrative Agent, each Committed Note Purchaser, ratably according to its respective Commitment, hereby indemnifies and holds the Administrative Agent and each of its officers, directors, employees and agents (collectively, the “Administrative Agent Indemnified Parties”) harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (solely to the extent not reimbursed by or on behalf of HVF II) (irrespective of whether any such Administrative Agent Indemnified Party is a party to the action for which indemnification hereunder is sought and including, any liability in connection with the offering and sale of the Series 2013-A Notes), including reasonable attorneys’ fees and disbursements (collectively, the “Administrative Agent Indemnified Liabilities”), incurred by the Administrative Agent Indemnified Parties or any of them (whether in prosecuting or defending against such actions, suits or claims) to the extent resulting from, or arising out of, or relating to the entering into and performance of this Series 2013-A Supplement and any other Series 2013-A Related Document by any of the Administrative Agent Indemnified Parties, except for any such Administrative Agent Indemnified Liabilities arising for the account of a particular Administrative Agent Indemnified Party by reason of the relevant Administrative Agent Indemnified Party’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Committed Note Purchaser hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Administrative Agent Indemnified Liabilities which is permissible under applicable law. The indemnity set forth in this Section 11.4(c)(ii) shall in no event include indemnification for any taxes (which indemnification is provided in Section 3.8). Each Committed Note Purchaser shall give notice to the Rating Agencies of any claim for Administrative Agent Indemnified Liabilities made under this Section 11.4(c)(ii).
(d)    Priority. All amounts payable by HVF II pursuant to this Section 11.4 shall be paid in accordance with and subject to Section 5.3 or, at the option of HVF II, paid from any other source available to it.
Section 11.5.    Ratification of Group I Indenture. As supplemented by this Series 2013-A Supplement, the Group I Indenture is in all respects ratified and confirmed and the Group I Indenture as so supplemented by this Series 2013-A Supplement shall be read, taken, and construed as one and the same instrument (except as otherwise specified herein).
Section 11.6.    Notice to the Rating Agencies. The Trustee shall provide to each Funding Agent and each Rating Agency a copy of each notice to the Series 2013-A Noteholders, Opinion of Counsel and Officer’s Certificate delivered to the Trustee pursuant to this Series 2013-A Supplement or any other Group I Related Document. Each such Opinion of Counsel to be delivered to each Funding Agent shall be addressed to each Funding Agent, shall be from counsel reasonably acceptable to each Funding Agent and shall be in form and substance reasonably acceptable to each Funding Agent. The Trustee shall provide notice to each Rating Agency of any consent by the Series 2013-A Noteholders to the waiver of the occurrence of any Amortization Event with respect to the Series 2013-A Notes. All such notices, opinions, certificates or other items to be delivered to the Funding Agents shall be forwarded, simultaneously, to the address of each Funding Agent set forth on its related signature page hereto. HVF II will provide each Rating Agency rating the Series 2013-A Notes with a copy of any operative Group I Manufacturer Program upon written request by such Rating Agency.
Section 11.7.    Third Party Beneficiary. Nothing in this Series 2013-A Supplement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their successors and assigns expressly permitted herein) any legal or equitable right, remedy or claim under or by reason of this Series 2013-A Supplement.
Section 11.8.    Counterparts. This Series 2013-A Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Series 2013-A Supplement.
Section 11.9.    Governing Law. THIS SERIES 2013-A SUPPLEMENT, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS SERIES 2013-A SUPPLEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

Section 11.10.    Amendments.
(a)    This Series 2013-A Supplement may be amended in writing from time to time by HVF II and the Trustee, with the consent of the Series 2013-A Required Noteholders; provided that, notwithstanding the foregoing, without the consent of each Committed Note Purchaser and each Conduit Investor, no amendment shall:
(i)    reduce the percentage of Series 2013-A Noteholders whose consent is required to take any particular action hereunder;
(ii)    extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Series 2013-A Note (or reduce the principal amount of or rate of interest on any Series 2013-A Note or otherwise change the manner in which interest is calculated);
(iii)    extend the due date for, or reduce the amount of any Undrawn Fee payable hereunder;
(iv)    amend or modify Section 5.2, Section 5.3, Section 2.1(a), (d) or (e), Section 2.2, Section 2.3, Section 2.5, Section 3.1, Article IX, this Section 11.10, or Section (2) of Annex 2 or otherwise amend or modify any provision relating to the amendment or modification of this Series 2013-A Supplement or that pursuant to the Series 2013-A Related Documents, would require the consent of 100% of the Series 2013-A Noteholders or each Series 2013-A Noteholder affected by such amendment or modification; or
(v)    (A) affect adversely the interests, rights or obligations of any Conduit Investor or Committed Note Purchaser individually in comparison to any other Conduit Investor or Committed Note Purchaser; (B) alter the pro rata treatment of payments to and Advances by the Series 2013-A Noteholders, the Conduit Investors and the Committed Note Purchasers (including, for the avoidance of doubt, alterations that provide for any non-pro-rata payments to or Advances by any Series 2013-A Noteholders, Conduit Investors or Committed Note Purchasers that are not expressly provided for as of the Closing Date); (C) approve the assignment or transfer by HVF II of any of its rights or obligations hereunder; (D) release HVF II from any obligation hereunder; or (E) reduce, modify or amend any indemnities in favor of any Conduit Investors, Committed Note Purchasers or Funding Agents.
(b)    Any amendment hereof can be effected without the Administrative Agent being party thereto; provided however, that no such amendment, modification or waiver of this Series 2013-A Supplement that affects the rights or duties of the Administrative Agent shall be effective unless the Administrative Agent shall have given its prior written consent thereto.

(c)    Any amendment to this Series 2013-A Supplement shall be subject to the satisfaction of the Series 2013-A Rating Agency Condition (unless otherwise consented to in writing by each Series 2013-A Noteholder).
(d)    Each amendment or other modification to this Series 2013-A Supplement shall be set forth in a Series 2013-A Supplemental Indenture. The initial effectiveness of each Series 2013-A Supplemental Indenture shall be subject to the satisfaction of the Series 2013-A Rating Agency Condition and the delivery to the Trustee of an Opinion of Counsel (which may be based on an Officer’s Certificate) that such Series 2013-A Supplemental Indenture is authorized or permitted by this Series 2013-A Supplement.
(e)    The Trustee shall sign any Series 2013-A Supplemental Indenture authorized or permitted pursuant to this Section 11.10 if the Series 2013-A Supplemental Indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such Series 2013-A Supplemental Indenture, the Trustee shall be entitled to receive, if requested, and, subject to Section 7.2 of the Base Indenture, shall be fully protected in relying upon, an Officer’s Certificate of HVF II and an Opinion of Counsel (which may be based on an Officer’s Certificate) as conclusive evidence that such Series 2013-A Supplemental Indenture is authorized or permitted by this Group I Supplement and that all conditions precedent have been satisfied, and that it will be valid and binding upon HVF II in accordance with its terms.
Section 11.11.    Group I Administrator to Act on Behalf of HVF II. Pursuant to the Group I Administration Agreement, the Group I Administrator has agreed to provide certain services to HVF II and to take certain actions on behalf of HVF II, including performing or otherwise satisfying any action, determination, calculation, direction, instruction, notice, delivery or other performance obligation, in each case, permitted or required by HVF II pursuant to this Series 2013-A Supplement. Each Group I Noteholder by its acceptance of a Group I Note and each of the parties hereto by its execution hereof, hereby consents to the provision of such services and the taking of such action by the Group I Administrator in lieu of HVF II and hereby agrees that HVF II’s obligations hereunder with respect to any such services performed or action taken shall be deemed satisfied to the extent performed or taken by the Group I Administrator and to the extent so performed or taken by the Group I Administrator shall be deemed for all purposes hereunder to have been so performed or taken by HVF II; provided that, for the avoidance of doubt, none of the foregoing shall create any payment obligation of the Group I Administrator or relieve HVF II of any payment obligation hereunder.
Section 11.12.    Successors. All agreements of HVF II in this Series 2013-A Supplement and the Series 2013-A Notes shall bind its successor; provided, however, except as provided in Section 11.10, HVF II may not assign its obligations or rights under this Series 2013-A Supplement or any Series 2013-A Note. All agreements of the Trustee in this Series 2013-A Supplement shall bind its successor.
Section 11.13.    Termination of Series Supplement.
(a)    This Series 2013-A Supplement shall cease to be of further effect when (i) all Outstanding Series 2013-A Notes theretofore authenticated and issued have been delivered (other than destroyed, lost, or stolen Series 2013-A Notes that have been replaced or paid) to the Trustee for cancellation, (ii) HVF II has paid all sums payable hereunder and (iii) the Series 2013-A Demand Note Payment Amount is equal to zero or the Series 2013-A Letter of Credit Liquidity Amount is equal to zero.
(b)    The representations and warranties set forth in Section 6.1 of this Series 2013-A Supplement shall survive and may not be waived for so long as any Series 2013-A Note is Outstanding.
Section 11.14.    Non-Petition. Each of the parties hereto hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper and similar debt issued by, or for the benefit of, a Conduit Investor, it will not institute against, or join any Person in instituting against such Conduit Investor any involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any federal or State bankruptcy or similar law. The provisions of this Section 11.14 shall survive the termination of this Series 2013-A Supplement.

Section 11.15.    Electronic Execution. This Series 2013-A Supplement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto. The words “execution,” “signed,” “signature,” and words of like import in this Series 2013-A Supplement or in any amendment or other modification hereof (including, without limitation, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be.
Section 11.16.    Additional UCC Representations. Without limiting any other representation or warranty given by HVF II in the Group I Indenture, HVF II hereby makes the representations and warranties set forth in Exhibit L hereto for the benefit of the Trustee and the Series 2013-A Noteholders, in each case, as of the date hereof.
Section 11.17.    Notices. Unless otherwise specified herein, all notices, requests, instructions and demands to or upon any party hereto to be effective shall be given (i) in the case of HVF II and the Trustee, in the manner set forth in Section 10.1 of the Base Indenture, (ii) in the case of the Administrative Agent, the Committed Note Purchasers, the Conduit Investors, and the Funding Agents, in writing, and, unless otherwise expressly provided herein, delivered by hand, mail (postage prepaid), facsimile notice or overnight air courier, in each case to or at the address set forth for such Person on such Person’s signature page hereto or in the Assignment and Assumption Agreement, Addendum or Investor Group Supplement, as the case may be, pursuant to which such Person became a party to this Series 2013-A Supplement, or to such other address as may be hereafter notified by the respective parties hereto, and (iii) in the case of the Group I Administrator, unless otherwise specified by the Group I Administrator by notice to the respective parties hereto, to:
The Hertz Corporation
225 Brae Boulevard
Park Ridge, NJ 07656
Attention: Treasury Department
Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one (1) Business Day after the date that such notice is delivered to such overnight courier.
Section 11.18.    Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally (i) submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court in New York County or federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Base Indenture, the Group I Supplement, this Series 2013-A Supplement, the Series 2013-A Notes or the transactions contemplated hereby, or for recognition or enforcement of any judgment arising out of or relating to the Base Indenture, the Group I Supplement, this Series 2013-A Supplement, the Series 2013-A Notes or the transactions contemplated hereby; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, federal court; (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; (iv) consents that any such action or proceeding may be brought in such courts and waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any such court and any objection it may now or hereafter have that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same; and (v) consents to service of process in the manner provided for notices in Section 11.17 (provided that, nothing in this Series 2013-A Supplement shall affect the right of any such party to serve process in any other manner permitted by law).
Section 11.19.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THE GROUP I SUPPLEMENT, THIS SERIES 2013-A SUPPLEMENT, THE SERIES 2013-A NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.20.    USA Patriot Act Notice. Each Funding Agent subject to the requirements of the USA Patriot Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies HVF II that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies HVF II, including the name and address of HVF II and other information allowing such Funding Agent to identify HVF II in accordance with such act.

IN WITNESS WHEREOF, HVF II and the Trustee have caused this Series 2013-A Supplement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.
HERTZ VEHICLE FINANCING II LP, a limited partnership, as Issuer
By: HVF II GP Corp., its general partner
By:     /s/ R. Scott Massengill    _________
Name: R. Scott Massengill
Title: Treasurer
THE HERTZ CORPORATION, as Group II
Administrator,

By:     /s/ R. Scott Massengill    _________
Name: R. Scott Massengill
Title: Senior Vice President and Treasurer
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
   as Trustee,
By:     /s/ Mitchell L. Brumwell    _________
Name: Mitchell L. Brumwell
Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as the Administrative Agent

By:	/s/ Colin Bennett Name: Colin Bennett Title: Director

By:	/s/ Billy Strobel Name: Billy Strobel Title: Vice President

Address:    60 Wall Street, 3rd Floor

New York, NY 10005-2858

Attention:     Robert Sheldon
Telephone:     (212) 250-4493
Facsimile:     (212) 797-5160

With electronic copy to abs.conduits@db.com

i

BARCLAYS BANK PLC, as a Funding Agent

By:	/s/ John McCarthy Name: John McCarthy Title: Director
Address:    745 Seventh Avenue
5th Floor
        New York, NY 10019

Attention:     ASG Reports
Telephone:     (201) 499-8482
Email:     barcapconduitops@barclays.com;                 asgreports@barclays.com;                     gsuconduitgroup@barclays.com;                 christian.kurasek@barclays.com;                 Benjamin.fernandez@barclays.com

BARCLAYS BANK PLC,
as a Committed Note Purchaser

By:	/s/ John McCarthy Name: John McCarthy Title: Director
Address:    745 Seventh Avenue
5th Floor
New York, NY 10019

Attention:     ASG Reports
Telephone:     (201) 499-8482
Email:     barcapconduitops@barclays.com;                 asgreports@barclays.com;                     gsuconduitgroup@barclays.com;                 christian.kurasek@barclays.com;                 Benjamin.fernandez@barclays.com

THE BANK OF NOVA SCOTIA, as a Funding Agent

By:	/s/ Kimberley Snyder Name: Kimberley Snyder Title: Director
Address:    40 King Street West
55th Floor
        Toronto, Ontario, Canada M5H 1H1

Attention:     Paula Czach
Telephone:     (416) 865-6311
Email: paula.czach@scotiabank.com

LIBERTY STREET FUNDING LLC, as a Conduit Investor

By:	/s/ John L. Fridlington Name: John L. Fridlington Title: Vice President
Address:    114 West 57th Street Suite 2310
        New York, NY 10036

Attention:     Jill Russo
Telephone:     (212) 295-2742
Facsimile:     (212) 302-8767
Email: jrusso@gssnyc.com

THE BANK OF NOVA SCOTIA, as a Committed Note Purchaser

By:	/s/ Kimberley Snyder Name: Kimberley Snyder Title: Director
Address:    One Liberty Plaza,
165 Broadway, 26th Floor
        New York, NY 10006

Attention:     Daren Ward
Telephone:     (212) 225-5264
Facsimile:    (212)225-5274
Email:     Darren.ward@scotiabank.com
Email:        kim.snyder@scotiabank.com

BANK OF AMERICA, N.A., as a Funding Agent

By:	/s/ Nina Austin Name: Nina Austin Title: Vice President
Address:    214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:     Judith Helms
Telephone:     (980) 387-1693
Facsimile:     (704) 387-2828
Email:     judith.e.helms@baml.com

BANK OF AMERICA, N.A., as a Committed Note Purchaser

By:	/s/ Nina Austin Name: Nina Austin Title: Vice President

Address:    214 North Tryon Street, 15th Floor
Charlotte, NC 28255

Attention:     Judith Helms
Telephone:     (980) 387-1693
Facsimile:     (704) 387-2828
Email:     judith.e.helms@baml.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director
By: /s/ Kostantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director
Address:    1301 Avenue of Americas
New York, NY 10019
Attention:     Tina Kourmpetis / Deric Bradford
Telephone:     (212) 261-7814 / (212) 261-3470
Facsimile:     (917) 849-5584
Email:     Conduitsec@ca-cib.com;                 Conduit.Funding@ca-cib.com

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor
By: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Attorney-in-Fact

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director
By: /s/ Kostantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director
Address:    1301 Avenue of the Americas
New York, NY 10019
Attention:     Tina Kourmpetis / Deric Bradford
Telephone:     (212) 261-7814 / (212) 261-3470
Facsimile:     (917) 849-5584
Email:     Conduitsec@ca-cib.com;                 Conduit.Funding@ca-cib.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser

By: /s/ Sam Pilcer
Name: Sam Pilcer
Title: Managing Director
By: /s/ Kostantina Kourmpetis
Name: Konstantina Kourmpetis
Title: Managing Director

Address:    1301 Avenue of Americas
New York, NY 10019

Attention:     Tina Kourmpetis / Deric Bradford
Telephone:     (212) 261-7814 / (212) 261-3470
Facsimile:     (917) 849-5584
Email:     Conduitsec@ca-cib.com;                 Conduit.Funding@ca-cib.com

ROYAL BANK OF CANADA,
as a Funding Agent

By: /s/ Kevin P. Wilson
Name: Kevin P. Wilson
Title: Authorized Signatory

Address:    3 World Financial Center, 200 Vesey         Street 12th Floor
New York, New York 10281-8098

Attention:     Securitization Finance
Telephone:     (212) 428-6537
Facsimile:     (212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-5900

THUNDER BAY FUNDING, LLC,
as a Conduit Investor

By: /s/ Kevin P. Wilson
Name: Kevin P. Wilson
Title: Authorized Signatory

Address:    Global Securitization Services, LLC
        68 South Service Road
Melville New York, 11747

Attention:     Kevin Burns
Telephone:     (631)-587-4700
Facsimile:     (212) 302-8767

ROYAL BANK OF CANADA,
as a Committed Note Purchaser

By: /s/ Kimberly L. Wagner
Name: Kimberly L. Wagner
Title: Authorized Signatory

By: /s/ Kevin P. Wilson
Name: Kevin P. Wilson
Title: Authorized Signatory

Address:    3 World Financial Center, 200 Vesey         Street 12th Floor
New York, New York 10281-8098

Attention:     Securitization Finance
Telephone:     (212) 428-6537
Facsimile:     (212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II, 2751 Centerville Road, Suite 212, Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-5900

NATIXIS NEW YORK BRANCH, as a Funding Agent

By: /s/ Terrence Gregersen
Name: Terrence Gregersen
Title: Executive Director

By: /s/ David S. Bondy
Name: David S. Bondy
Title: Managing Director

                        Address:    Natixis North America
1251 Avenue of the Americas
New York, New York 10020

Attention:     Chad Johnson/ Terrence Gregersen/             David Bondy
Telephone:     (212) 891-5881/(212) 891-6294/ (212)                                 891-5875
                        Email:    chad.johnson@us.natixis.com,                                         terrence.gregersen@us.natixis.com,                                         david.bondy@ud.natixis.com
versailles_transactions@us.natixis.com,
                            rajesh.rampersaud@db.com,                                             Fiona.chan@db.com

VERSAILLES ASSETS LLC, as a Committed Note Purchaser

By: GLOBAL SECURITIZATION SERVICES, LLC, its Manager

By: /s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Senior Vice President

Address: c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:     Andrew Stidd
Telephone:     (212) 302-8767
Facsimile:     (631) 587-4700
Email: versailles_transactions@cm.natixis.com

VERSAILLES ASSETS LLC, as a Conduit Investor

By: GLOBAL SECURITIZATION SERVICES, LLC, its Manager

By: /s/ Bernard J. Angelo
Name: Bernard J. Angelo
Title: Senior Vice President

Address: c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747

Attention:     Andrew Stidd
Telephone:     (212) 302-8767
Facsimile:     (631) 587-4700
Email: versailles_transactions@cm.natixis.com

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent

By: RBS SECURITIES INC., as Agent

By: /s/ David J. Donofrio
Name: David J. Donofrio
Title: Director

Address:    550 West Jackson Blvd.
Chicago, IL 60661

Attention:     David Donofrio
Telephone:     (312) 664-6584
Facsimile:     (203) 873-5744
Email:     david.donofrio@rbs.com

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser

By: RBS SECURITIES INC., as Agent

By: /s/ David J. Donofrio
Name: David J. Donofrio
Title: Director

Address:    550 West Jackson Blvd.
Chicago, IL 60661

Attention:     David Donofrio
Telephone:     (312) 664-6584
Facsimile:     (203) 873-5744
Email:     david.donofrio@rbs.com

BMO CAPITAL MARKETS CORP., as a Funding Agent

By: /s/ John Pappano
Name: John Pappano
Title: Managing Director

Address:    115 S. LaSalle Street, 36W
Chicago, IL 60603

Attention:     John Pappano
Telephone:     (312) 461-4033
Facsimile:     (312) 293-4908
Email:     john.pappano@bmo.com

Attention:     Frank Trocchio
Telephone:     (312) 461-3689
Facsimile:     (312) 461-3189
Email:     frank.trocchio@bmo.com

FAIRWAY FINANCE COMPANY, LLC, as a Conduit Investor

By: /s/ Michael R. Newell
Name: Michael R. Newell
Title: Vice President

Address:    c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005
Attention:     Orlando C. Figueroa
Telephone:     (212) 346-9007
Facsimile:     (212) 346-9012
Email:     Orlando.Figueroa@lordspv.com

BANK OF MONTREAL, as a Committed Note Purchaser

By: /s/ Brian Zaban
Name: Brian Zaban
Title: Managing Director

Address:    115 S. LaSalle Street
Chicago, IL 60603
Attention:     Brian Zaban
Telephone:     (312) 461-2578
Facsimile:     (312) 259-7260
Email:     brian.zaban@bmo.com

SUNTRUST BANK, as a Funding Agent

By: /s/ Michael Peden
Name: Michael Peden
Title: Vice President

Address:    3333 Peachtree Street N.E., 10th Floor         East,
        Atlanta, GA 30326

Attention:     Michael Peden
Telephone:     (404) 926-5499
Facsimile:     (404) 926-5100
Email:        michael.peden@suntrust.com
        STRH.AFG@suntrust.com
Agency.Services@suntrust.com

SUNTRUST BANK, as a Committed Note Purchaser

By: /s/ Michael Peden
Name: Michael Peden
Title: Vice President

Address:    3333 Peachtree Street N.E., 10th Floor         East,
        Atlanta, GA 30326

Attention:     Michael Peden
Telephone:     (404) 926-5499
Facsimile:     (404) 926-5100
Email:        michael.peden@suntrust.com
        STRH.AFG@suntrust.com
Agency.Services@suntrust.com

BNP PARIBAS, NEW YORK BRANCH
as a Funding Agent

By: /s/ Sean Reddington
Name: Sean Reddington
Title: Managing Director

By: /s/ Mary Dierdorff
Name: Mary Dierdorff
Title: Managing Director

Address:    787 Seventh Avenue, 7th Floor
        New York, NY 10019

Attention:     Sean Reddington
Telephone:     (212) 841-2565
Facsimile:     (212) 841-2140
Email:        sean.reddington@us.bnpparibas.com

STARBIRD FUNDING CORPORATION,
as a Conduit Investor

By: /s/ David V. DeAngelis
Name: David V. DeAngelis
Title: Vice President

By: /s/ John L. Fridlington
Name: John L. Fridlington
Title: Vice President

Address:    68 South Service Road
        Suite 120
Melville NY 11747-2350

Attention:     David DeAngelis
Telephone:     (631) 930-7216
Facsimile:     (212) 302-8767
Email:        ddeangelis@gssnyc.com

BNP PARIBAS, NEW YORK BRANCH
as a Committed Note Purchaser

By: /s/ Sean Reddington
Name: Sean Reddington
Title: Managing Director

By: /s/ Mary Dierdorff
Name: Mary Dierdorff
Title: Managing Director

Address:    787 Seventh Avenue, 7th Floor
        New York, NY 10019

Attention:     Sean Reddington
Telephone:     (212) 841-2565
Facsimile:     (212) 841-2140
Email:        sean.reddington@us.bnpparibas.com

GOLDMAN SACHS BANK USA, as a Funding Agent

By: /s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

Address:	222 South Main Street Salt Lake City, UT 84101

Attention:	Ryan Thorpe

Telephone:	(801) 884-4772

Facsimile:	(212) 428-1077

Email:	Ryan.Thorpe@.gs.com

GOLDMAN SACHS BANK USA, as a Committed Note Purchaser

By: /s/ Charles D. Johnston
Name: Charles D. Johnston
Title: Authorized Signatory

Address:	222 South Main Street Salt Lake City, UT 84101

Attention:	Ryan Thorpe

Telephone:	(801) 884-4772

Facsimile:	(212) 428-1077

Email:	Ryan.Thorpe@.gs.com

LLOYDS BANK PLC,
as a Funding Agent

By: /s/ Thomas Spary
Name: Thomas Spary
Title: Director

Address:	25 Gresham Street
London, EC2V 7HN

Attention:	Chris Rigby

Telephone:	+44 (0)207 158 1930

Facsimile:	+44 (0) 207 158 3247

Email:	Chris.rigby@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LIMITED,
as a Committed Note Purchaser

By: /s/ Shane Hollywood
Name: Shane Hollywood
Title: Director

Address:	26 New Street
St Helier, Jersey, JE2 3RA

Attention:	Edward Leng

Telephone:	+44 (0)207 158 6585

Facsimile:	+44 (0) 207 158 3247

Email:	Edward.leng@lloydsbanking.com

GRESHAM RECEIVABLES (NO.29) LTD,
as a Conduit Investor

By: /s/ Shane Hollywood
Name: Shane Hollywood
Title: Director

Address:	26 New Street
St Helier, Jersey, JE2 3RA

Attention:	Edward Leng

Telephone:	+44 (0)207 158 6585

Facsimile:	+44 (0) 207 158 3247

Email:	Edward.leng@lloydsbanking.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent

By: /s/ Colin Bennett
Name: Colin Bennett
Title: Director

By: /s/ Billy Strobel
Name: Billy Strobel
Title: Vice President

Address:    60 Wall Street
3rd Floor
New York, NY 10005
Attention:     Mary Conners
Telephone:     (212) 250-4731
Facsimile:     (212) 797-5150
Email:     abs.conduits@db.com;                 mary.conners@db.com

SARATOGA FUNDING CORP., LLC, as a Conduit Investor

By: /s/ Michael R. Newell
Name: Michael R. Newell
Title: Vice President

Address:    60 Wall Street
3rd Floor
New York, NY 10005

Attention:     Mary Conners
Telephone:     (212) 250-4731
Facsimile:     (212) 797-5150
Email:     abs.conduits@db.com;                 mary.conners@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser

By: /s/ Colin Bennett
Name: Colin Bennett
Title: Director

By: /s/ Billy Strobel
Name: Billy Strobel
Title: Vice President

Address:    60 Wall Street, 3rd Floor
        New York, NY 10005

Attention:     Mary Conners
Telephone:     (212) 250-4731
Facsimile:     (212) 797-5150
Email:     abs.conduits@db.com;                 mary.conners@db.com

SCHEDULE I
TO THE SERIES 2013-A SUPPLEMENT
DEFINITIONS LIST
“Acquiring Committed Note Purchaser” has the meaning specified in Section 9.3(a).
“Acquiring Investor Group” has the meaning specified in Section 9.3(c).
“Action” has the meaning specified in Section 9.2(a).
“Addendum” means an addendum substantially in the form of Exhibit K.
“Additional Group I Leasing Company Liquidation Event” means an Amortization Event that occurred or is continuing under Section 7.1(e) as a result of any Group I Leasing Company Amortization Event arising under Section 10.1(c), (d), (g) or (k) of the HVF Series 2013-G1 Supplement.
“Additional Investor Group” means, collectively, a Conduit Investor, if any, and the Committed Note Purchaser(s) with respect to such Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group the Committed Note Purchaser(s) with respect to such Investor Group, in each case, that becomes party hereto as of any date after the Series 2013-A Closing Date pursuant to Section 2.1 in connection with an increase in the Series 2013-A Maximum Principal Amount; provided that, for the avoidance of doubt, an Investor Group that is both an Additional Investor Group and an Acquiring Investor Group shall be deemed to be an Additional Investor Group solely in connection with, and to the extent of, the commitment of such Investor Group that increases the Series 2013-A Maximum Principal Amount when such Additional Investor Group becomes a party hereto and Additional Series 2013-A Notes are issued pursuant to Section 2.1, and references herein to such an Investor Group as an “Additional Investor Group” shall not include the commitment of such Investor Group as an Acquiring Investor Group (the Maximum Investor Group Principal Amount of any such “Additional Investor Group” shall not include any portion of the Maximum Investor Group Principal Amount of such Investor Group acquired pursuant to an assignment to such Investor Group as an Acquiring Investor Group, whereas references to the Maximum Investor Group Principal Amount of such “Investor Group” shall include the entire Maximum Investor Group Principal Amount of such Investor Group as both Additional Investor Group and an Acquiring Investor Group).
“Additional Investor Group Initial Principal Amount” means, with respect to each Additional Investor Group, on the effective date of the addition of each member such Additional Investor Group as a party hereto, the amount scheduled to be advanced by such Additional Investor Group on such effective date, which amount may not exceed the product of (a) the Drawn Percentage (immediately prior to the addition of such Additional Investor Group as a party hereto) and (b) the Maximum Investor Group

Principal Amount of such Additional Investor Group on such effective date (immediately after the addition of such Additional Investor Group as parties hereto).
“Additional Permitted Investment” has the meaning specified in Section 18 of Annex 2.
“Additional Series 2013-A Notes” has the meaning specified in Section 2.1(d).
“Administrative Agent” has the meaning specified in the Preamble.
“Administrative Agent Fee” has the meaning specified in the Administrative Agent Fee Letter.
“Administrative Agent Fee Letter” means that certain fee letter, dated as of the date hereof, between the Administrative Agent and HVF II setting forth the definition of Administrative Agent Fee.
“Administrative Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Administrative Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Advance” has the meaning specified in Section 2.2(a).
“Advance Deficit” has the meaning specified in Section 2.2(g).
“Advance Request” means, with respect to any Advance requested by HVF II, an advance request in the form of Exhibit J hereto with respect to such Advance.
“Advantage Sublease” has the meaning specified in Schedule I to the HVF Series 2013-G1 Supplement.
“Affected Person” has the meaning specified in Section 3.4.
“Agent Indemnified Liabilities” has the meaning specified in Section 11.4(c).
“Agent Indemnified Parties” has the meaning specified in Section 11.4(c).
“Aggregate Unpaids” has the meaning specified in Section 10.1.
“Assignment and Assumption Agreement” has the meaning specified in Section 9.3(a).
“Available Delayed Amount Committed Note Purchaser” means, with respect to any Advance, any Committed Note Purchaser that either (i) has not delivered a

Delayed Funding Notice with respect to such Advance or (ii) has delivered a Delayed Funding Notice with respect to such Advance, but (x) has a Delayed Amount with respect to such Advance equal to zero and (y) after giving effect to the funding of any amount in respect of such Advance to be made by such Committed Note Purchaser or the Conduit Investor in such Committed Note Purchaser’s Investor Group on the proposed date of such Advance, has a Required Non-Delayed Amount that is greater than zero.
“Available Delayed Amount Purchaser” means, with respect to any Advance, any Available Delayed Amount Committed Note Purchaser, or any Conduit Investor in such Available Delayed Amount Committed Note Purchaser’s Investor Group, that funds all or any portion of a Second Delayed Funding Notice Amount with respect to such Advance on the date of such Advance.
“BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits are offered by leading banks in the London interbank market).
“Blackbook Guide” means the Black Book Official Finance/Lease Guide.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including membership and partnership interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.
“Cash AUP” has the meaning specified in Section 5 of Annex 2.
“Change in Law” means (a) any law, rule or regulation or any change therein or in the interpretation or application thereof (whether or not having the force of law), in each case, adopted, issued or occurring after the Series 2013-A Closing Date or (b) any request, guideline or directive (whether or not having the force of law) from any government or political subdivision or agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case, whether foreign or domestic (each an “Official Body”) charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Official Body (whether or not having the force of law) made, issued or occurring after the Series 2013-A Closing Date; provided that, notwithstanding anything in the foregoing to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or

any successor or similar authority) or any other United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following events after the Series 2013-A Closing Date:
(a)     any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or a Parent, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz, provided that so long as Hertz is a Subsidiary of any Parent, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of Hertz unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such Parent; or
(b)    Hertz sells or transfers (in one or a series of related transactions) all or substantially all of the assets of Hertz and its Subsidiaries to another Person (other than one or more Permitted Holders) and any “person” (as defined in clause (a) above), other than one or more Permitted Holders or any Parent, is or becomes the “beneficial owner” (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale or transfer of assets, as the case may be, provided that so long as such transferee Person is a Subsidiary of a parent Person, no “person” shall be deemed to be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such “person” shall be or become a “beneficial owner” of more than 50% of the total voting power of the Voting Stock of such parent Person; or
(c)     Hertz shall cease to own directly 100% of the Capital Stock of HVF; or
(d)    Hertz shall cease to own directly 100% of the Capital Stock of the HVF II General Partner; or
(e)     Hertz shall cease to own directly or indirectly 100% of the Capital Stock of HVF II; or
(f) Hertz shall cease to own directly or indirectly 100% of the Capital Stock of the Nominee on any date on which the Certificate of Title for any Group I Eligible Vehicle is in the name of the Nominee.
For the purpose of this definition, the Reorganization Assets (whether individually or in the aggregate) shall not be deemed at any time to constitute all or substantially all of the assets of Hertz and its Subsidiaries, and any sale or transfer of all or any part of the Reorganization Assets (whether directly or indirectly, whether by sale or transfer of any such assets, or of any Capital Stock or other interest in any Person holding such assets, or of any combination thereof, and whether in one or more transactions, or otherwise) shall not be deemed at any time to constitute a sale or transfer of all or substantially all of the assets of Hertz and its Subsidiaries.
“Commitment” means, the obligation of the Committed Note Purchasers included in each Investor Group to fund Advances pursuant to Section 2.2 in an aggregate stated amount up to the Maximum Investor Group Principal Amount for such Investor Group.
“Commitment Percentage” means, on any date of determination, with respect to any Investor Group, the fraction, expressed as a percentage, the numerator of which is such Investor Group’s Maximum Investor Group Principal Amount on such date and the denominator is the Series 2013-A Maximum Principal Amount on such date.
“Committed Note Purchaser” has the meaning specified in the Preamble.
“Committed Note Purchaser Percentage” means, with respect to any Committed Note Purchaser, the percentage set forth opposite the name of such Committed Note Purchaser on Schedule II hereto.
“Conduit Assignee” means, with respect to any Conduit Investor, any commercial paper conduit, whose commercial paper has ratings of at least “A-2” from Standard & Poor’s and “P2” from Moody’s, that is administered by the Funding Agent with respect to such Conduit Investor or any Affiliate of such Funding Agent, in each case, designated by such Funding Agent to accept an assignment from such Conduit Investor of the Investor Group Principal Amount or a portion thereof with respect to such Conduit Investor pursuant to Section 9.3(b).
“Conduit Investors” has the meaning specified in the Preamble.
“Conduits” has the meaning set forth in the definition of “CP Rate”.
“Confidential Information” means information that Hertz or any Affiliate thereof (or any successor to any such Person in any capacity) furnishes to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent, but does not include any such information (i) that is or becomes generally available to the public other than as a result of a disclosure by a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent or other Person to which a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent delivered such information, (ii) that was in the possession of a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent prior to its being furnished to such Committed Note Purchaser, such Conduit Investor, such Funding Agent or the Administrative Agent by Hertz or any Affiliate thereof; provided that, there exists no obligation of any such Person to keep such information confidential, or (iii) that is or becomes available to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent from a source other than Hertz or an Affiliate thereof; provided that, such source is not (1) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be bound by a confidentiality agreement with Hertz or any Affiliate thereof, as the case may be, or (2) known, or would not reasonably be expected to be known, to a Committed Note Purchaser, a Conduit Investor, a Funding Agent or the Administrative Agent to be otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation.
“Corresponding DBRS Rating” means, for each Equivalent Rating Agency Rating for any Person, the DBRS rating designation corresponding to the row in which such Equivalent Rating Agency Rating appears in the table set forth below.

Moody's	S&P	Fitch	DBRS

Aaa	AAA	AAA	AAA
Aa1	AA+	AA+	AA(H)
Aa2	AA	AA	AA
Aa3	AA-	AA-	AA(L)
A1	A+	A+	A(H)
A2	A	A	A
A3	A-	A-	A(L)
Baa1	BBB+	BBB+	BBB(H)
Baa2	BBB	BBB	BBB
Baa3	BBB-	BBB-	BBB(L)

Ba1	BB+	BB+	BB(H)
Ba2	BB	BB	BB
Ba3	BB-	BB-	BB(L)
B1	B+	B+	B-High
B2	B	B	B
B3	B-	B-	B(L)
Caa1	CCC+	CCC	CCC(H)
Caa2	CCC	CC	CCC
Caa3	CCC-	C	CCC(L)
Ca	CC		CC(H)
C			CC
CC(L)
C(H)
C
C(L)

“CP Fallback Rate” means, as of any date of determination and with respect to any Advance funded or maintained by any Funding Agent’s Investor Group through the issuance of Series 2013-A Commercial Paper during any Series 2013-A Interest Period, the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Series 2013-A Interest Period as the rate for dollar deposits with a one-month maturity.
“CP Notes” has the meaning set forth in Section 2.2(c).
“CP Rate” means, with respect to a Conduit Investor in any Investor Group (i) for any day during any Series 2013-A Interest Period funded by such a Conduit Investor set forth in Schedule II hereto or any other such Conduit Investor that elects in its Assignment and Assumption Agreement to make this clause (i) applicable (collectively, the “Conduits”), the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short term promissory notes issued by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) maturing on dates other than those certain dates on which such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) are to receive funds) in respect of the promissory notes issued by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) that are allocated in whole or in part by their respective Funding Agent (on behalf of such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)) to fund or maintain the Series 2013-A Principal Amount or that are issued by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) specifically to fund or maintain the Series 2013-A Principal Amount, in each case, during such period, as determined by their respective Funding Agent (on behalf of such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), including (x) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the related Committed Note Purchasers (on behalf of such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits)), (y) all reasonable costs and expenses of any issuing and paying agent or other person responsible for the administration of such Conduits’ (or the Person(s) issuing short term promissory notes on behalf of such Conduits’) commercial paper programs in connection with the preparation, completion, issuance, delivery or payment of Series 2013-A Commercial Paper, and (z) the costs of other borrowings by such Conduits (or the Person(s) issuing short term promissory notes on behalf of such Conduits) including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate in this clause (i) is a discount rate, in calculating the CP Rate, the respective Funding Agent for such Conduits shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum and (ii) for any Series 2013-A Interest Period for any portion of the Commitment of the related Investor Group funded by any other Conduit Investor, the “CP Rate” applicable to such Conduit Investor (or the Person(s) issuing short term promissory notes on behalf of such Conduit) as set forth in its Assignment and Assumption Agreement. Notwithstanding anything to the contrary in the preceding provisions of this definition, if any Funding Agent shall fail to notify HVF II and the Group I Administrator of the applicable CP Rate for the Advances made by its Investor Group for the related Series 2013-A Interest Period by 11:00 a.m. (New York City time) on any Determination Date in accordance with Section 3.1(b)(i) of the Series 2013-A Supplement, then the CP Rate with respect to such Funding Agent’s Investor Group for each day during such Series 2013-A Interest Period shall equal the CP Fallback Rate with respect to such Series 2013-A Interest Period.
“CP True-Up Payment Amount” has the meaning set forth in Section 3.1(f).

“Credit Support Annex” has the meaning specified in Section 4.4(c).
“DBRS Equivalent Rating” means, with respect to any date and any Person with respect to whom DBRS does not maintain a public Relevant DBRS Rating as of such date,

(a)	if such Person has an Equivalent Rating Agency Rating from three of the Equivalent Rating Agencies as of such date, then the median of the Corresponding DBRS Ratings for such Person as of such date;

(b)	if such Person has Equivalent Rating Agency Ratings from only two of the Equivalent Rating Agencies as of such date, then the lower Corresponding DBRS Rating for such Person as of such date; and

(c)	if such Person has an Equivalent Rating Agency Rating from only one of the Equivalent Rating Agencies as of such date, then the Corresponding DBRS Rating for such Person as of such date.
“DBRS Trigger Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “BBB” by DBRS (or, if such entity is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P).
“Decrease” means a Mandatory Decrease or a Voluntary Decrease, as applicable.
“Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(g).
“Delayed Amount” has the meaning specified in Section 2.2(e)(i).

“Delayed Funding Date” has the meaning specified in Section 2.2(e)(i).
“Delayed Funding Notice” has the meaning specified in Section 2.2(e)(i).
“Delayed Funding Purchaser” means, as of any date of determination, each Committed Note Purchaser party to this Series 2013-A Supplement.
“Delayed Funding Reimbursement Amount” means, with respect to any Delayed Funding Purchaser, with respect to the portion of the Delayed Amount of such Delayed Funding Purchaser funded by the Available Delayed Amount Purchaser(s) on the date of the Advance related to such Delayed Amount, an amount equal to the excess, if any, of (a) such portion of the Delayed Amount funded by the Available Delayed Amount Purchaser(s) on the date of the Advance related to such Delayed Amount over (b) the amount, if any, by which the portion of any payment of principal (including any Decrease), if any, made by HVF II to each such Available Delayed Amount Purchaser on any date during the period from and including the date of the Advance related to such Delayed Amount to but excluding the Delayed Funding Date for such Delayed Amount, was greater than what it would have been had such portion of the Delayed Amount been funded by such Delayed Funding Purchaser on such Advance Date.
“Demand Notice” has the meaning specified in Section 5.5(c).
“Designated Delayed Advance” has the meaning specified in Section 2.2(e)(i).
“Determination Date” means the date five (5) Business Days prior to each Payment Date.
“Disposition Proceeds” means, with respect to each Group I/II Non-Program Vehicle, the net proceeds from the sale or disposition of such Group I/II Eligible Vehicle to any Person (other than any portion of such proceeds payable by the Group I/II Lessee thereof pursuant to any Group I/II Lease).
“Disqualified Party” means (i) any Person engaged in the business of renting, leasing, financing or disposing of motor vehicles or equipment operating under the name “Advantage”, “Alamo”, “Amerco”, “AutoNation”, “Avis”, “Budget”, “CarMax”, “Courier Car Rentals”, “Edge Auto Rental”, “Enterprise”, “EuropCar”, “Fox”, “Midway Fleet Leasing”, “National”, “Payless”, “Red Dog Rental Services”, “Silvercar”, “Triangle”, “Vanguard”, “ZipCar”, “Angel Aerial”, “Studio Services”; “Sixt”, “Penske”, “Sunbelt Rentals”, “United Rentals”, “ARI”, “LeasePlan”, “PHH”, “U-Haul”, “Virgin” or “Wheels” and (ii) any other Person that HVF II reasonably determines to be a competitor of HVF II or any of its Affiliates, who has been identified in a written notice delivered to the Administrative Agent, each Funding Agent, each Committed Note Purchaser and each Conduit Investor and (iii) any Affiliate of any of the foregoing.

“Downgrade Withdrawal Amount” has the meaning specified in Section 5.7(b).
“Drawn Percentage” means, as of any date of determination, a fraction expressed as a percentage, the numerator of which is the Series 2013-A Principal Amount and the denominator of which is the Series 2013-A Maximum Principal Amount, in each case as of such date.
“Election Period” has the meaning specified in Section 2.6(b).
“Eligible Interest Rate Cap Provider” means a counterparty to a Series 2013-A Interest Rate Cap that is a bank, other financial institution or Person that satisfies the DBRS Trigger Required Ratings (or whose present and future obligations under its Series 2013-A Interest Rate Cap are guaranteed pursuant to a guarantee (in form and substance satisfactory to the Series 2013-A Rating Agencies and satisfying the other requirements set forth in the related Series 2013-A Interest Rate Cap) provided by a guarantor that satisfies the DBRS Trigger Required Ratings).

“Equivalent Rating Agency” means each of Fitch, Moody’s and S&P.
“Equivalent Rating Agency Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, the Relevant Rating by such Equivalent Rating Agency with respect to such Person as of such date.
“Eurodollar Advance” means, an Advance that bears interest at all times during the Eurodollar Interest Period applicable thereto at a fixed rate of interest determined by reference to the Eurodollar Rate (Reserve Adjusted).
“Eurodollar Interest Period” means, with respect to any Eurodollar Advance, (a) initially, the period commencing on and including the date of such Eurodollar Advance and ending on but excluding the next Payment Date and (b) for each period thereafter, the period commencing on and including the Payment Date on which the immediately preceding Eurodollar Interest Period ended and ending on but excluding the next Payment Date; provided, however, that no Eurodollar Interest Period may end subsequent to the Legal Final Payment Date.
“Eurodollar Rate” means, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is one (1) Business Day prior to the beginning of the relevant Eurodollar Interest Period by reference to the Screen Rate for a period equal to such Eurodollar Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the rate per annum at which deposits in Dollars are offered by the Reference Lender in London to prime banks in the London interbank market at or about 11:00 a.m. (London time) one (1) Business Day before the first day of such Eurodollar Interest Period in an amount substantially equal to the amount of the Eurodollar Advances to be outstanding during such Eurodollar Interest Period and for a period equal to such Eurodollar Interest Period. In respect of any Eurodollar Interest Period that is not thirty (30) days in duration, the Eurodollar Rate shall be determined through the use of straight-line interpolation by reference to two rates calculated in accordance with the preceding sentence, one of which shall be determined as if the maturity of the Dollar deposits referred to therein were the period of time for which rates are available next shorter than the Eurodollar Interest Period and the other of which shall be determined as if such maturity were the period of time for which rates are available next longer than the Eurodollar Interest Period; provided that, if a Eurodollar Interest Period is less than or equal to seven days, the Eurodollar Rate shall be determined by reference to a rate calculated in accordance with the preceding sentence as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days. Notwithstanding anything to the contrary in the preceding provisions of this definition or in the Series 2013-A Supplement, if the Administrative Agent fails to notify HVF II and the Group I Administrator of the applicable Eurodollar Rate (Reserve Adjusted) by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period in accordance with Section 3.1(b)(ii) of the Series 2013-A Supplement, then the Eurodollar Rate with respect to such Eurodollar Interest Period shall be the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Eurodollar Interest Period as the rate for dollar deposits with a one-month maturity.
        “Eurodollar Rate (Reserve Adjusted)” means, for any Eurodollar Interest Period, an interest rate per annum (rounded to the nearest 1/10,000th of 1%) determined pursuant to the following formula:
Eurodollar Rate =             _____Eurodollar Rate
    (Reserve Adjusted)         1.00 – Eurodollar Reserve Percentage

The Eurodollar Rate (Reserve Adjusted) for any Eurodollar Interest Period for Eurodollar Advances will be determined by the related Administrative Agent on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period. Notwithstanding anything to the contrary in the preceding provisions of this definition or in the Series 2013-A Supplement, if the Administrative Agent fails to notify HVF II and the Group I Administrator of the applicable Eurodollar Rate (Reserve Adjusted) by 11:00 a.m. (New York City time) on the first day of each Eurodollar Interest Period in accordance with Section 3.1(b)(ii) of this Series 2013-A Supplement, then the Eurodollar Rate (Reserve Adjusted) with respect to such Eurodollar Interest Period shall be determined by HVF II and on the basis of the Eurodollar Reserve Percentage in effect one (1) Business Day before the first day of such Eurodollar Interest Period.

“Eurodollar Reserve Percentage” means, for any Eurodollar Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including “Eurocurrency Liabilities,” as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Eurodollar Interest Period.
“Expected Final Payment Date” means the Series 2013-A Commitment Termination Date.
“Extension Length” has the meaning specified in Section 2.8.
“Federal Funds Rate” means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Administrative Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. (New York City time).
“Financial Statement” has the meaning as set forth in Section 2 of Annex I.
“Foreign Affected Person” has the meaning set forth in Section 3.8.
“Funding Agent” has the meaning specified in the Preamble.
“Funding Conditions” means, with respect to any Advance requested by HVF II pursuant to Section 2.3, the following shall be true and correct both immediately before and immediately after giving effect to such Advance:
(a)    the representations and warranties of HVF II set out in Article V of the Base Indenture and Article VIII of the Group I Supplement and the representations and warranties of HVF II and the Group I Administrator set out in Article VI of this Series 2013-A Supplement and the representations and warranties of the Nominee set out in Article XII of the Nominee Agreement, in each case, shall be true and accurate as of the date of such Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(b)    the related Funding Agent shall have received (i) an executed Advance Request certifying as to the current Group I Aggregate Asset Amount and (ii) in the case of any Advance occurring on or after December 26, 2013, the most recent Monthly Noteholders’ Statement, in each case, delivered in accordance with the provisions of Section 2.3;

(c)    no Series 2013-A Excess Principal Event is continuing; provided that, solely for purposes of calculating whether a Series 2013-A Excess Principal Event is continuing under this clause (c), the Series 2013-A Principal Amount shall be deemed to be increased by all Delayed Amounts, if any, that any Delayed Funding Purchaser(s) in an Investor Group are required to fund on a Delayed Funding Date that is scheduled to occur after the date of such requested Advance that have not been funded on or prior to the date of such requested Advance;
(d)    no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, exists;
(e)    if such Advance is in connection with any issuance of Additional Notes or any Investor Group Maximum Principal Increase, then the amount of such issuance or increase shall be equal to or greater than $2,500,000 and integral multiples of $100,000 in excess thereof; provided that, if such Advance is in connection with the reduction of the Series 2013-B Maximum Principal Amount to zero, then such Advance may be in an integral multiple of less than $100,000;
(f)    the Series 2013-A Revolving Period is continuing;
(g)    if the Group I Net Book Value of any vehicle owned by HVF is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Advance on such date), then the representations and warranties of HVF set out in Article VIII of the HVF Series 2013-G1 Supplement shall be true and accurate as of the date of such Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(h)    if the Group I Net Book Value of any vehicle owned by any Group I Leasing Company (other than HVF) is included in the calculation of the Series 2013-A Asset Amount as of such date (on a pro forma basis after giving effect to the application of such Advance on such date), then the representations and warranties of such Group I Leasing Company set out in the Group I Leasing Company Related Documents with respect to such Group I Leasing Company shall be true and accurate as of the date of such Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);
(i)    if such Advance is being made during the RCFC Nominee Non-Qualified Period, then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(j)    if (i) such Advance is being made on or after the RCFC Nominee Qualification Date and (ii) the Group I Aggregate Asset Coverage Threshold Amount as of such date is greater than the Group I Aggregate Asset Amount as of such date (excluding from the Group I Aggregate Asset Amount the Group I Net Book Value of all Group I Eligible Vehicles the Certificates of Title for which are then titled in the name of RCFC), then the representations and warranties of RCFC set out in Article XII of the RCFC Nominee Agreement shall be true and accurate as of the date of such Advance with the same effect as though made on that date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).
“Group I Back-Up Disposition Agent Agreement” means that certain Back-Up Disposition Agent Agreement dated as of November 25, 2013, by and among Fiserv Automotive Solutions, Inc., Hertz, as “Servicer”, and the Trustee (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms), and any successor agreement entered into with a successor back-up disposition agent in accordance with the foregoing agreement and this Series 2013-A Supplement.
“Group I Indenture” means the Group I Supplement, together with the Base Indenture.
“Group I/II Eligible Vehicle” means any Group I Eligible Vehicle or any Group II Eligible Vehicle.
“Group I/II Final Base Rent” means (a) with respect to any Group I Eligible Vehicle, the Final Base Rent with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Final Base Rent with respect to such Group II Eligible Vehicle.
“Group I/II Lease” means a Group I Lease or a Group II Lease, as applicable.
“Group I/II Lessee” means a Group I Lessee or a Group II Lessee, as applicable.
“Group I/II Net Book Value” means (a) with respect to any Group I Eligible Vehicle, the Group I Net Book Value with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Net Book Value with respect to such Group II Eligible Vehicle.
“Group I/II Non-Program Vehicle” means any Group I Non-Program Vehicle or Group II Non-Program Vehicle.
“Group I/II Vehicle Operating Lease Commencement Date” means (a) with respect to any Group I Eligible Vehicle, the Group I Vehicle Operating Lease Commencement Date with respect to such Group I Eligible Vehicle and (b) with respect to any Group II Eligible Vehicle, the Group II Vehicle Operating Lease Commencement Date with respect to such Group II Eligible Vehicle.
“Group II Eligible Vehicle” has the meaning specified in the Group II Supplement.
“Group II Final Base Rent” means “Final Base Rent” under and as defined in the Group II Supplement.
“Group II Indenture” means the Group II Supplement, together with the Base Indenture.
“Group II Lease” has the meaning specified in the Group II Supplement.
“Group II Lessee” has the meaning specified in the Group II Supplement.
“Group II Non-Program Vehicle” has the meaning specified in the Group II Supplement.
“Group II Supplement” means that certain Group II Supplement to the Base Indenture, dated as of November 25, 2013, by and between HVF II and the Trustee.
“Group II Vehicle Operating Lease Commencement Date” has the meaning specified in the Group II Supplement.
“Hertz Investors” means Hertz Investors, Inc., and any successor in interest thereto.
“Hertz Senior Credit Facility Default” means the occurrence of an event that (i) results in all amounts under each of Hertz’s Senior Credit Facilities becoming immediately due and payable and (ii) has not been waived by the lenders under each of Hertz’s Senior Credit Facilities.
“Holdings” means Hertz Global Holdings, Inc., and any successor in interest thereto
“HVF Series 2013-G1 Related Documents” means the “Series 2013-G1 Related Documents” as defined in the HVF Series 2013-G1 Supplement.
“Indemnified Liabilities” has the meaning specified in Section 11.4(b).
“Indemnified Parties” has the meaning specified in Section 11.4(b).
“Initial Counterparty Required Ratings” means, with respect to any entity, rating requirements that are satisfied if such entity has a long-term rating of at least “A” by DBRS (or, if such entity is not rated by DBRS, “A2” by Moody’s or “A” by S&P).

“Interest Rate Cap Provider” means HVF II’s counterparty under any Series 2013-A Interest Rate Cap.
“Investor Group” means, (i) collectively, a Conduit Investor, if any, and the Committed Note Purchaser(s) with respect to such Conduit Investor or, if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser(s) with respect to such Investor Group, in each case, party hereto as of the Series 2013-A Closing Date and (ii) any Additional Investor Group.
“Investor Group Maximum Principal Increase” has the meaning specified in Section 2.1(c).
“Investor Group Maximum Principal Increase Addendum” means an addendum substantially in the form of Exhibit M.
“Investor Group Maximum Principal Increase Amount” means, with respect to each Investor Group Maximum Principal Increase, on the effective date of any Investor Group Maximum Principal Increase with respect to any Investor Group, the amount scheduled to be advanced by such Investor Group on such effective date, which amount may not exceed the product of (a) the Drawn Percentage (immediately prior to the effectiveness of such Investor Group Maximum Principal Increase) and (b) the amount of such Investor Group Maximum Principal Increase.
“Investor Group Principal Amount” means, as of any date of determination with respect to any Investor Group, the result of:
(i)    if such Investor Group is an Additional Investor Group, such Investor Group’s Additional Investor Group Initial Principal Amount, and otherwise, such Investor Group’s Series 2013-A Initial Investor Group Principal Amount, plus
(ii)    the Investor Group Maximum Principal Increase Amount with respect to each Investor Group Maximum Principal Increase applicable to such Investor Group, if any, on or prior to such date, plus
(iii)    the principal amount of the portion of all Advances funded by such Investor Group on or prior to such date, minus
(iv)    the amount of principal payments (whether pursuant to a Decrease, a redemption or otherwise) made to such Investor Group pursuant to this Series 2013-A Supplement on or prior to such date, plus
(v)    the amount of principal payments recovered from such Investor Group by a trustee as a preference payment in a bankruptcy proceeding of HVF II or otherwise on or prior to such date.
“Investor Group Supplement” has the meaning specified in Section 9.3(c).

“Lease Payment Deficit Notice” has the meaning specified in Section 5.9(b).
“Legal Final Payment Date” means the one-year anniversary of the Expected Final Payment Date.
“Majority Program Support Providers” means, with respect to the related Investor Group, Program Support Providers holding more than 50% of the aggregate commitments of all Program Support Providers.
“Management Investors” means the collective reference to the officers, directors, employees and other members of the management of any Parent, Hertz or any of their respective Subsidiaries, or family members or relatives thereof, or trusts, partnerships or limited liability companies for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of Hertz or any Parent.
“Mandatory Decrease” has the meaning specified in Section 2.3(b).
“Mandatory Decrease Amount” has the meaning specified in Section 2.3(b).
“Maximum Investor Group Principal Amount” means, as of any date of determination and with respect to each Investor Group, the amount set forth opposite the name of the Committed Note Purchaser included in such Investor Group on Schedule II hereto as of such date, as such amount may be increased or modified from time to time in accordance with the terms hereof as evidenced by a written agreement among the Committed Note Purchasers included in such Investor Group on Schedule II hereto, the Group I Administrator and HVF II; provided that, on any day after the occurrence and during the continuance of an Amortization Event with respect to the Series 2013-A Notes, the Maximum Investor Group Principal Amount with respect to each Investor Group shall not exceed the Investor Group Principal Amount for such Investor Group.
“Monthly Blackbook Mark” means, with respect to any Group I Non-Program Vehicle, as of any date Blackbook obtains market values that it intends to return to HVF II (or the Group I Administrator on HVF II’s behalf), the market value of such Group I Non-Program Vehicle for the model class and model year of such Group I Non-Program Vehicle based on the average equipment and the average mileage of each Group I Non-Program Vehicle of such model class and model year, as quoted in the Blackbook Guide most recently available as of such date.
“Monthly NADA Mark” means, with respect to any Group I Non-Program Vehicle, as of any date NADA obtains market values that it intends to return to HVF II (or the Group I Administrator on HVF II’s behalf), the market value of such Group I Non-Program Vehicle for the model class and model year of such Group I Non-Program

Vehicle based on the average equipment and the average mileage of each Group I Non-Program Vehicle of such model class and model year, as quoted in the NADA Guide most recently available as of such date.
“NADA Guide” means the National Automobile Dealers Association, Official Used Car Guide, Eastern Edition.
“Non-Consenting Purchaser” has the meaning specified in Section 9.2(a).
“Non-Defaulting Committed Note Purchaser” has the meaning specified in Section 2.2(g).
“Non-Delayed Amount” means, with respect to any Delayed Funding Purchaser and an Advance for which the Delayed Funding Purchaser delivered a Delayed Funding Notice, an amount equal to the excess of such Delayed Funding Purchaser’s ratable portion of such Advance over its Delayed Amount in respect of such Advance.
“Non-Extending Purchaser” has the meaning specified in Section 2.6(c).
“Noteholder Statement AUP” has the meaning specified in Section 6 of Annex 2.
“Official Body” has the meaning specified in the definition of “Change in Law”.
“Outstanding” means with respect to the Series 2013-A Notes, all Series 2013-A Notes theretofore authenticated and delivered under the Group I Indenture, except (a) Series 2013-A Notes theretofore cancelled or delivered to the Registrar for cancellation, (b) Series 2013-A Notes that have not been presented for payment but funds for the payment of which are on deposit in the Series 2013-A Distribution Account and are available for payment in full of such Series 2013-A Notes, and Series 2013-A Notes that are considered paid pursuant to Section 8.1 of the Group I Supplement, and (c) Series 2013-A Notes in exchange for or in lieu of other Series 2013-A Notes that have been authenticated and delivered pursuant to the Group I Indenture unless proof satisfactory to the Trustee is presented that any such Series 2013-A Notes are held by a purchaser for value.
“Parent” means any of Holdings, Hertz Investors, and any Other Parent, and any other Person that is a Subsidiary of Holdings, Hertz Investors or any Other Parent and of which Hertz is a Subsidiary. As used herein, “Other Parent” means a Person of which Hertz becomes a Subsidiary after the Series 2013-A Closing Date and that is designated by Hertz as an “Other Parent”; provided that, either (x) immediately after Hertz first becomes a Subsidiary of such Person, more than 50% of the Voting Stock of such Person shall be held by one or more Persons that held more than 50% of the Voting Stock of Hertz or a Parent of Hertz immediately prior to Hertz first becoming such Subsidiary or (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of Hertz first becoming a Subsidiary of such Person.
“Participants” has the meaning specified in Section 9.3(d).
“Past Due Rent Payment” means, with respect to any Series 2013-A Lease Payment Deficit and any Group I Lessee, any payment of Rent or other amounts payable by such Group I Lessee under any Group I Lease with respect to which such Series 2013-A Lease Payment Deficit applied, which payment occurred on or prior to the fifth Business Day after the occurrence of such Series 2013-A Lease Payment Deficit and which payment is in satisfaction (in whole or in part) of such Series 2013-A Lease Payment Deficit.
“Past Due Rental Payments Priorities” means the priorities of payments set forth in Section 5.6.
“Patriot Act” has the meaning specified in Section 11.20.
“Permitted Delayed Amount” is defined in Section 2.2(e)(i).
“Permitted Holders” means any of the following: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) whose status as a “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) constitutes or results in a Change of Control that has been consented to by Series 2013-A Noteholders holding more than 66 2/3% of the Series 2013-A Principal Amount, and any Affiliate thereof, (ii) the Management Investors, (iii) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of which any of the Persons specified in clause (i) or (ii) above is a member (provided that (without giving effect to the existence of such “group” or any other “group”) one or more of such Persons collectively have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Hertz or any Parent held by such “group”), and any other Person that is a member of such “group” and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of any Parent or Hertz.
“Permitted Investments” means negotiable instruments or securities, payable in Dollars, represented by instruments in bearer or registered or in book-entry form which evidence:
(i)    obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America other than financial contracts whose value depends on the values or indices of asset values;
(ii)    demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof whose short-term debt is rated “P-1” by Moody’s and “A-1+” by S&P and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1” in the case of certificates of deposit or short-term deposits, or a rating from S&P not lower than “AA” and a rating from Moody’s not lower than “Aa2” in the case of long-term unsecured obligations;
(iii)    commercial paper having, at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, a rating from S&P of “A-1+” and a rating from Moody’s of “P-1”;
(iv)    bankers’ acceptances issued by any depositary institution or trust company described in clause (ii) above;
(v)    investments in money market funds rated “AAAm” by S&P and “Aaa-mf” by Moody’s, or otherwise approved in writing by S&P or Moody’s, as applicable;
(vi)    Eurodollar time deposits having a credit rating from S&P of “A‑1+” and a credit rating from Moody’s of “P-1”;
(vii)    repurchase agreements involving any of the Permitted Investments described in clauses (i) and (vi) above and the certificates of deposit described in clause (ii) above which are entered into with a depository institution or trust company, having a commercial paper or short-term certificate of deposit rating of “A-1+” by S&P and “P-1” by Moody’s; and
(viii)    any other instruments or securities, if the Rating Agencies confirm in writing that the investment in such instruments or securities will not adversely affect the then-current ratings with respect to the Series 2013-A Notes.
“Permitted Required Non-Delayed Percentage” means, 10% or 25%.
“Potential Terminated Purchaser” has the meaning specified in Section 9.2(a).
“Preference Amount” means any amount previously paid by Hertz pursuant to the Series 2013-A Demand Note and distributed to the Series 2013-A Noteholders in respect of amounts owing under the Series 2013-A Notes that is recoverable or that has been recovered (and not subsequently repaid) as a voidable preference by the trustee in a bankruptcy proceeding of Hertz pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

“Prime Rate” means with respect to each Investor Group, the rate announced by the related Reference Lender from time to time as its prime rate in the United States, such rate to change as and when such announced rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors.
“Principal Deficit Amount” means, on any date of determination, the excess, if any, of (a) the Series 2013-A Adjusted Principal Amount on such date over (b) the Series 2013-A Asset Amount on such date; provided, however, the Principal Deficit Amount on any date that is prior to the Legal Final Payment Date occurring during the period commencing on and including the date of the filing by Hertz of a petition for relief under Chapter 11 of the Bankruptcy Code to but excluding the date on which Hertz shall have resumed making all payments of Monthly Variable Rent required to be made by it under the Group I Leases, shall mean the excess, if any, of (x) the Series 2013-A Adjusted Principal Amount on such date over (y) the sum of (1) the Series 2013-A Asset Amount on such date and (2) the lesser of (a) the Series 2013-A Liquid Enhancement Amount on such date and (b) the Series 2013-A Required Liquid Enhancement Amount on such date.
“Pro Rata Share” means, with respect to each Series 2013-A Letter of Credit issued by any Series 2013-A Letter of Credit Provider, as of any date, the fraction (expressed as a percentage) obtained by dividing (A) the available amount under such Series 2013-A Letter of Credit as of such date by (B) an amount equal to the aggregate available amount under all Series 2013-A Letters of Credit as of such date; provided, that solely for purposes of calculating the Pro Rata Share with respect to any Series 2013-A Letter of Credit Provider as of any date, if the related Series 2013-A Letter of Credit Provider has not complied with its obligation to pay the Trustee the amount of any draw under such Series 2013-A Letter of Credit made prior to such date, the available amount under such Series 2013-A Letter of Credit as of such date shall be treated as reduced (for calculation purposes only) by the amount of such unpaid demand and shall not be reinstated for purposes of such calculation unless and until the date as of which such Series 2013-A Letter of Credit Provider has paid such amount to the Trustee and been reimbursed by Hertz for such amount (provided that the foregoing calculation shall not in any manner reduce a Series 2013-A Letter of Credit Provider’s actual liability in respect of any failure to pay any demand under any of its Series 2013-A Letters of Credit).
“Program Fee” means, with respect to each Payment Date and each Investor Group, an amount equal to the sum with respect to each day in the related Series 2013-A Interest Period of the product of:

(a)
the Program Fee Rate for such Investor Group (or, if applicable, Program Fee Rate for the related Conduit Investor and Committed Note Purchaser in such Investor Group, respectively, if each of such Conduit Investor and Committed Note Purchaser is funding a portion of such Investor Group’s Investor Group Principal Amount) for such day, and

(b)
the Investor Group Principal Amount for such Investor Group (or, if applicable, the portion of the Investor Group Principal Amount for the related Conduit Investor and Committed Note Purchaser in such Investor Group, respectively, if each of such Conduit Investor and Committed Note Purchaser is funding a portion of such Investor Group’s Investor Group Principal Amount) for such day (after giving effect to all Advances and Decreases on such day), and

(c)	1/360.
“Program Fee Letter” means that certain fee letter, dated as of the date hereof, by and among each initial Conduit Investor, each initial Committed Note Purchaser, the Administrative Agent and HVF II setting forth the definition of Program Fee Rate and the definition of Undrawn Fee.
“Program Fee Rate” has the meaning specified in the Program Fee Letter.
“Program Support Agreement” means any agreement entered into by any Program Support Provider in respect of any Series 2013-A Commercial Paper and/or Series 2013-A Note providing for the issuance of one or more letters of credit for the account of a Committed Note Purchaser or a Conduit Investor, the issuance of one or more insurance policies for which a Committed Note Purchaser or a Conduit Investor is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by a Committed Note Purchaser or a Conduit Investor to any Program Support Provider of the Series 2013-A Notes (or portions thereof or interests therein) and/or the making of loans and/or other extensions of credit to a Committed Note Purchaser or a Conduit Investor in connection with such Conduit Investor’s securitization program, together with any letter of credit, insurance policy or other instrument issued thereunder or guaranty thereof (but excluding any discretionary advance facility provided by a Committed Note Purchaser).
“Program Support Provider” means any financial institutions and any other or additional Person now or hereafter extending credit or having a commitment to extend credit to or for the account of, and/or agreeing to make purchases from, a Committed Note Purchaser or a Conduit Investor in respect of such Committed Note Purchaser’s or Conduit Investor’s Series 2013-A Commercial Paper and/or Series 2013-A Note, and/or agreeing to issue a letter of credit or insurance policy or other instrument to support any obligations arising under or in connection with such Conduit Investor’s securitization program as it relates to any Series 2013-A Commercial Paper issued by such Conduit Investor, in each case pursuant to a Program Support Agreement and any guarantor of any such person; provided that, no Disqualified Party shall be a “Program Support Provider” without the prior written consent of an Authorized Officer of HVF II, which consent may be withheld for any reason in HVF II’s sole and absolute discretion.

“Rating Agencies” means, with respect to the Series 2013-A Notes, DBRS and any other nationally recognized rating agency rating the Series 2013-A Notes at the request of HVF II.
“Reference Lender” means, with respect to each Investor Group, the related Funding Agent or if such Funding Agent does not have a prime rate, an Affiliate thereof designated by such Funding Agent.

“Related Month” means, with respect to any date of determination, the most recently ended calendar month as of such date.
“Relevant DBRS Rating” means, with respect to any Person as of any date of determination: (a) if such Person has both a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then the higher of such two ratings as of such date and (b) if such Person has only one of a long term issuer rating by DBRS and a senior unsecured rating by DBRS as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant DBRS Rating with respect to such Person as of such date.
“Relevant Fitch Rating” means, with respect to any Person, (a) if such Person has both a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then the higher of such two ratings as of such date, (b) if such Person has only one of a senior unsecured rating by Fitch and a long term issuer default rating by Fitch as of such date, then such rating of such Person as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Fitch Rating with respect to such Person as of such date.
“Relevant Moody’s Rating” means, with respect to any Person as of any date of determination, the highest of: (a) if such Person has a long term rating by Moody’s as of such date, then such rating as of such date, (b) if such Person has a senior unsecured rating by Moody’s as of such date, then such rating as of such date and (c) if such Person has a long term corporate family rating by Moody’s as of such date, then such rating as of such date; provided that, if such Person does not have any of such ratings as of such date, then there shall be no Relevant Moody’s Rating with respect to such Person as of such date.
“Relevant Rating” means, with respect to any Equivalent Rating Agency and any Person as of any date of determination, (a) with respect to Moody’s, the Relevant Moody’s Rating with respect to such Person as of such date, (b) with respect to Fitch, the Relevant Fitch Rating with respect to such Person as of such date and (c) with respect to S&P, the Relevant S&P Rating with respect to such Person as of such date.
“Relevant S&P Rating” means, with respect to any Person as of any date of determination, the long term local issuer rating by S&P of such Person as of such date; provided that, if such Person does not have a long term local issuer rating by S&P as of such date, then there shall be no Relevant S&P Rating with respect to such Person as of such date.
“Reorganization Assets” has the meaning specified in the Senior Term Facility.
“Required Non-Delayed Amount” means, with respect to a Delayed Funding Purchaser and a proposed Advance, the excess, if any, of (a) the Required Non-Delayed Percentage of such Delayed Funding Purchaser’s Maximum Investor Group Principal Amount as of the date of such proposed Advance over (b) with respect to each previously Designated Delayed Advance of such Delayed Funding Purchaser with respect to which the related Advance occurred during the 35 days preceding the date of such proposed Advance, if any, the sum of, with respect to each such previously Designated Delayed Advance for which the related Delayed Funding Date will not have occurred on or prior to the date of such proposed Advance, the Non-Delayed Amount with respect to each such previously Designated Delayed Advance.
“Required Non-Delayed Percentage” means, as of the Series 2013-A Closing Date, 10%, and as of any date thereafter, the Permitted Required Non-Delayed Percentage most recently specified in a written notice delivered by HVF II to the Administrative Agent, each Funding Agent, each Committed Note Purchaser and each Conduit Investor at least 35 days prior to the effective date specified therein.
“Replacement Purchaser” has the meaning specified in Section 9.2(a).
“Retention Requirement Law” means:

(a)
Article 122a of the European Union Capital Requirements Directive which is comprised of European Union Directive 2006/48/EC and European Union Directive 2006/49/EC (as amended by European Union Directive 2009/111/EC);

(b)	Section 5 of European Commission Delegated Regulation (EU) No. 231/2013 of 19 December 2012; and

(c)
any applicable formal guidance or regulatory technical standards published by the European Banking Authority (including, for the purposes of paragraph (a) above, its predecessor, the Committee of European Banking Supervisors) or the European Commission, in each case directly relating to the article and section referred to in paragraphs (a) and (b) above respectively.

“Screen Rate” means, in relation to LIBOR, the London interbank offered rate administered by the British Bankers Association or NYSE (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate).
“Second Delayed Funding Notice” is defined in Section 2.2(e)(iii).
“Second Delayed Funding Notice Amount” has the meaning specified in Section 2.2(e)(iii).
“Second Permitted Delayed Amount” is defined in Section 2.2(e)(iii).
“Securities Intermediary” has the meaning specified in the Preamble.
“Senior Credit Facilities” means Hertz’s (a) senior secured asset based revolving loan facility, provided under a credit agreement, dated as of March 11, 2011, among Hertz Equipment Rental Corporation, Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Deutsche Bank AG Canada Branch, as Canadian administrative agent and Canadian collateral agent, Wells Fargo Bank, National Association, as syndication agent and co-collateral agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time (as has been and may be amended, amended and restated, supplemented or otherwise modified from time to time), (b) the Senior Term Facility; and (c) any successor or replacement revolving credit facility or facilities to the senior secured asset based revolving loan facility described in clause (a).
“Senior Interest Waterfall Shortfall Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (d) on such Payment Date over (b) the sum of (i) the Series 2013-A Payment Date Available Interest Amount with respect to the Series 2013-A Interest Period ending on such Payment Date and (ii) the aggregate amount of all deposits into the Series 2013-A Interest Collection Account with proceeds of the Series 2013-A Reserve Account, each Series 2013-A Demand Note, each Series 2013-A Letter of Credit and each Series 2013-A L/C Cash Collateral Account, in each case made since the immediately preceding Payment Date; provided that, the amount calculated pursuant to the preceding clause (b)(ii) shall be calculated on a pro forma basis and prior to giving effect to any withdrawals from the Series 2013-A Principal Collection Account for deposit into the Series 2013-A Interest Collection Account on such Payment Date.
“Senior Term Facility” means Hertz’s senior secured term loan facility, provided under a credit agreement, dated as of March 11, 2011, among Hertz together with certain of Hertz’s subsidiaries, as borrower, the several banks and financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and collateral agent, Wells Fargo Bank, National

Association, as syndication agent, and Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank and JPMorgan Chase Bank, N.A., as co-documentation agents, and the other financial institutions party thereto from time to time, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, and shall include any successor or replacement credit facility to such senior secured term loan facility.
“Series 2013-A AAA Component” means each of:

i.	the Series 2013-A Eligible Investment Grade Program Vehicle Amount;

ii.	the Series 2013-A Eligible Investment Grade Program Receivable Amount;

iii.	the Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount;

iv.	the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount;

v.	the Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount;

vi.	the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount;

vii.	the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount;

viii.	the Group I Cash Amount;

ix.	the Group I Due and Unpaid Lease Payment Amount; and

x.	the Series 2013-A Remainder AAA Amount.
“Series 2013-A AAA Select Component” means each Series 2013-A AAA Component other than the Group I Due and Unpaid Lease Payment Amount.
“Series 2013-A Account Collateral” has the meaning specified in Section 4.1.
“Series 2013-A Accounts” has the meaning specified in Section 4.2(a).
“Series 2013-A Accrued Amounts” means, on any date of determination, the sum of the amounts payable (without taking into account availability of funds) pursuant to Sections 5.3(a) through (i), (k) and (l) that have accrued and remain unpaid as of such date. The Series 2013-A Accrued Amounts shall be the “Group I Accrued Amounts” with respect to the Series 2013-A Notes.

“Series 2013-A Adjusted Advance Rate” means, as of any date of determination, with respect to any Series 2013-A AAA Select Component, a percentage equal to the greater of:
(a)
(i) the Series 2013-A Baseline Advance Rate with respect to such Series 2013-A AAA Select Component as of such date, minus
(ii) the Series 2013-A Concentration Excess Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-A AAA Select Component, minus
(iii) the Series 2013-A MTM/DT Advance Rate Adjustment as of such date, if any, with respect to such Series 2013-A AAA Select Component; and
(b) zero.
“Series 2013-A Adjusted Asset Coverage Threshold Amount” means, as of any date of determination, the greater of (a) the excess, if any, of (i) the Series 2013-A Asset Coverage Threshold Amount over (ii) the sum of (A) the Series 2013-A Letter of Credit Amount and (B) the Series 2013-A Available Reserve Account Amount and (b) the Series 2013-A Adjusted Principal Amount, in each case, as of such date. The Series 2013-A Adjusted Asset Coverage Threshold Amount shall be the “Group I Asset Coverage Threshold Amount” with respect to the Series 2013-A Notes.
“Series 2013-A Adjusted Liquid Enhancement Amount” means, as of any date of determination, the Series 2013-A Liquid Enhancement Amount, as of such date, excluding from the calculation thereof the amount available to be drawn under any Series 2013-A Defaulted Letter of Credit, as of such date.
“Series 2013-A Adjusted Principal Amount” means, as of any date of determination, the excess, if any, of (A) the Series 2013-A Principal Amount as of such date over (B) the Series 2013-A Principal Collection Account Amount as of such date. The Series 2013-A Adjusted Principal Amount shall be the “Group I Series Adjusted Principal Amount” with respect to the Series 2013-A Notes.
“Series 2013-A Asset Amount” means, as of any date of determination, the product of (i) the Series 2013-A Floating Allocation Percentage as of such date and (ii) the Group I Aggregate Asset Amount as of such date.
“Series 2013-A Asset Coverage Threshold Amount” means, as of any date of determination, an amount equal to the sum of (a) the Series 2013-A Adjusted Principal Amount divided by the Series 2013-A Blended Advance Rate, in each case as of such date and (b) the product of (i) the sum of the Group I Net Book Value of each Group I Eligible Vehicle that is subleased by Hertz to Simply Wheelz LLC (d/b/a Advantage Rent

a Car) pursuant to the Advantage Sublease as of such date, (ii) the Series 2013-A Percentage as of such date and (iii) 0.10.
“Series 2013-A Available L/C Cash Collateral Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-A L/C Cash Collateral Account as of such date.
“Series 2013-A Available Reserve Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-A Reserve Account as of such date.
“Series 2013-A Base Rate” means, on any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day. Any change in the Series 2013-A Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Rate, respectively. Changes in the rate of interest on that portion of any Advances maintained as Series 2013-A Base Rate Tranches will take effect simultaneously with each change in the Series 2013-A Base Rate.
“Series 2013-A Base Rate Tranche” means that portion of the Series 2013-A Principal Amount purchased or maintained with Advances that bear interest by reference to the Series 2013-A Base Rate.
“Series 2013-A Baseline Advance Rate” means, with respect to each Series 2013-A AAA Component, the percentage set forth opposite such Series 2013-A AAA Component in the following table:

Series 2013-A AAA Component	Series 2013-A Baseline Advance Rate
Series 2013-A Eligible Investment Grade Program Vehicle Amount	87.00%
Series 2013-A Eligible Investment Grade Program Receivable Amount	87.00%
Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount	71.50%
Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount	71.50%
Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount	0%
Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount	79.00%
Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount	71.75%
Group I Cash Amount	100%
Series 2013-A Remainder AAA Amount	0%

“Series 2013-A Blended Advance Rate” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2013-A Blended Advance Rate Weighting Numerator and the denominator of which is the Series 2013-A Blended Advance Rate Weighting Denominator, in each case as of such date.
“Series 2013-A Blended Advance Rate Weighting Denominator” means, as of any date of determination, an amount equal to the sum of each Series 2013-A AAA Select Component, in each case as of such date.
“Series 2013-A Blended Advance Rate Weighting Numerator” means, as of any date of determination, an amount equal to the sum of an amount with respect to each Series 2013-A AAA Select Component equal to the product of such Series 2013-A AAA Select Component and the Series 2013-A Adjusted Advance Rate with respect to such Series 2013-A AAA Select Component, in each case as of such date.
“Series 2013-A Capped Group I Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2013-A Group I Administrator Fee Amount with respect to such Payment Date and (ii) $500,000.

“Series 2013-A Capped Group I HVF II Operating Expense Amount” means, with respect to any Payment Date the lesser of (i) the Series 2013-A Group I HVF II Operating Expense Amount, with respect to such Payment Date and (ii) the excess, if any, of (x) $500,000 over (y) the sum of the Series 2013-A Group I Administrator Fee Amount and the Series 2013-A Group I Trustee Fee Amount, in each case with respect to such Payment Date.
“Series 2013-A Capped Group I Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the lesser of (i) the Series 2013-A Group I Trustee Fee Amount, with respect to such Payment Date and (ii) the excess, if any, of $500,000 over the Series 2013-A Group I Administrator Fee Amount with respect to such Payment Date.
“Series 2013-A Carrying Charges” means, as of any day, the sum of:
(i) all fees or other costs, expenses and indemnity amounts, if any, payable by HVF II to:
(a) the Trustee (other than Series 2013-A Group I Trustee Fee Amounts),
(b) the Group I Administrator (other than Series 2013-A Group I Administrator Fee Amounts),
(c) the Administrative Agent (other than Administrative Agent Fees),
(d) the Series 2013-A Noteholders (other than Series 2013-A Monthly Interest Amounts and Series 2013-A Monthly Default Interest Amounts), or
(e) any other party to a Series 2013-A Related Documents,
in each case under and in accordance with such Series 2013-A Related Documents, plus
(ii) any other operating expenses of HVF II that have been invoiced as of such date and are then payable by HVF II relating the Series 2013-A Notes (in each case, exclusive of any Group I Carrying Charges).
“Series 2013-A Certificate of Credit Demand” means a certificate substantially in the form of Annex A to a Series 2013-A Letter of Credit.
“Series 2013-A Certificate of Preference Payment Demand” means a certificate substantially in the form of Annex C to a Series 2013-A Letter of Credit.
“Series 2013-A Certificate of Termination Demand” means a certificate substantially in the form of Annex D to a Series 2013-A Letter of Credit.

“Series 2013-A Certificate of Unpaid Demand Note Demand” means a certificate substantially in the form of Annex B to Series 2013-A Letter of Credit.
“Series 2013-A Closing Date” means November 25, 2013.
“Series 2013-A Collateral” means the Group I Indenture Collateral, the Series 2013-A Interest Rate Caps, each Series 2013-A Letter of Credit, the Series 2013-A Account Collateral with respect to each Series 2013-A Account and each Series 2013-A Demand Note.
“Series 2013-A Commercial Paper” means the promissory notes of each Series 2013-A Noteholder issued by such Series 2013-A Noteholder in the commercial paper market and allocated to the funding of Advances in respect of the Series 2013-A Notes.
“Series 2013-A Commitment Termination Date” means November 25, 2015 or such later date designated in accordance with Section 2.6.
“Series 2013-A Concentration Adjusted Advance Rate” means as of any date of determination,
(i) with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Series 2013-A Baseline Advance Rate with respect to such Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount over the Series 2013-A Concentration Excess Advance Rate Adjustment with respect to such Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date, and
(ii) with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, the excess, if any, of the Series 2013-A Baseline Advance Rate with respect to such Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount over the Series 2013-A Concentration Excess Advance Rate Adjustment with respect to such Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date.
“Series 2013-A Concentration Excess Amount” means, as of any date of determination, the sum of (i) the Series 2013-A Manufacturer Concentration Excess Amount with respect to each Group I Manufacturer as of such date, if any, (ii) the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date, if any, and (iii) the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, if any; provided that, for purposes of calculating this definition as of any such date (i) the Group I Net Book Value of any Group I Eligible Vehicle and the amount of Series 2013-A Eligible Manufacturer Receivables, in each case, included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute

Series 2013-A Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date or the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount as of such date, (ii) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, (iii) the amount of any Series 2013-A Eligible Manufacturer Receivables included in the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer with respect to such Series 2013-A Eligible Manufacturer Receivable for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, and (iv) the determination of which Group I Eligible Vehicles (or the Group I Net Book Value thereof) or Series 2013-A Eligible Manufacturer Receivables are designated as constituting (A) Series 2013-A Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2013-A Manufacturer Concentration Excess Amounts and (C) Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts, in each case, as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Concentration Excess Advance Rate Adjustment” means, with respect to any Series 2013-A AAA Select Component as of any date of determination, the lesser of (a) the percentage equivalent of a fraction, the numerator of which is (I) the product of (A) the portion of the Series 2013-A Concentration Excess Amount, if any, allocated to such Series 2013-A AAA Select Component by HVF II and (B) the Series 2013-A Baseline Advance Rate with respect to such Series 2013-A Select AAA Component, and the denominator of which is (II) such Series 2013-A AAA Select Component, in each case as of such date, and (b) the Series 2013-A Baseline Advance Rate with respect to such Series 2013-A AAA Component; provided that, the portion of the Series 2013-A Concentration Excess Amount allocated pursuant to the preceding clause (a)(I)(A) shall not exceed the portion of such Series 2013-A AAA Select Component that was included in determining whether such Series 2013-A Concentration Excess Amount exists.
“Series 2013-A CP Tranche” means that portion of the Series 2013-A Principal Amount purchased or maintained with Advances that bear interest by reference to the CP Rate.

“Series 2013-A Daily Interest Allocation” means, on each Series 2013-A Deposit Date, an amount equal to the sum of (i) the Series 2013-A Invested Percentage (as of such date) of the aggregate amount of Group I Interest Collections deposited into the Group I Collection Account on such date and (ii) all amounts received by the Trustee in respect of the Series 2013-A Interest Rate Caps on such date.
“Series 2013-A Daily Interest Amount” means, for any day in a Series 2013-A Interest Period, an amount equal to the result of (a) the product of (i) the Series 2013-A Note Rate for such Series 2013-A Interest Period and (ii) the Series 2013-A Principal Amount as of the close of business on such date divided by (b) 360.
“Series 2013-A Daily Principal Allocation” means, on each Series 2013-A Deposit Date, an amount equal to the Series 2013-A Invested Percentage (as of such date) of the aggregate amount of Group I Principal Collections deposited into the Group I Collection Account on such date.
“Series 2013-A Defaulted Letter of Credit” means, as of any date of determination, each Series 2013-A Letter of Credit that, as of such date, an Authorized Officer of the Group I Administration has actual knowledge that:
(A) such Series 2013-A Letter of Credit is not be in full force and effect (other than in accordance with its terms or otherwise as expressly permitted in such Series 2013-A Letter of Credit),
(B) an Event of Bankruptcy has occurred with respect to the Series 2013-A Letter of Credit Provider of such Series 2013-A Letter of Credit and is continuing,
(C) such Series 2013-A Letter of Credit Provider has repudiated such Series 2013-A Letter of Credit or such Series 2013-A Letter of Credit Provider has failed to honor a draw thereon made in accordance with the terms thereof, or
(D) a Series 2013-A Downgrade Event has occurred and is continuing for at least thirty (30) consecutive days with respect to the Series 2013-A Letter of Credit Provider of such Series 2013-A Letter of Credit.
“Series 2013-A Deficiency Amount” has the meaning specified in Section 3.1(c) of this Series 2013-A Supplement.
“Series 2013-A Demand Note” means each demand note made by Hertz, substantially in the form of Exhibit B-2.
“Series 2013-A Demand Note Payment Amount” means, as of any date of determination, the excess, if any, of (a) the aggregate amount of all proceeds of demands made on the Series 2013-A Demand Note that were deposited into the Series 2013-A Distribution Account and paid to the Series 2013-A Noteholders during the one year period ending on such date of determination over (b) the amount of any Preference

Amount relating to such proceeds that has been repaid to HVF II (or any payee of HVF II) with the proceeds of any Series 2013-A L/C Preference Payment Disbursement (or any withdrawal from any Series 2013-A L/C Cash Collateral Account); provided, however, that if an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of sixty (60) consecutive days) with respect to Hertz shall have occurred on or before such date of determination, the Series 2013-A Demand Note Payment Amount shall equal (i) on any date of determination until the conclusion or dismissal of the proceedings giving rise to such Event of Bankruptcy without continuing jurisdiction by the court in such proceedings (or on any earlier date upon which the statute of limitations in respect of avoidance actions in such proceedings has run or when such actions otherwise become unavailable to the bankruptcy estate), the Series 2013-A Demand Note Payment Amount as if it were calculated as of the date of the occurrence of such Event of Bankruptcy and (ii) on any date of determination thereafter, $0.
“Series 2013-A Deposit Date” means each Business Day on which any Group I Collections are deposited into the Group I Collection Account.
“Series 2013-A Disbursement” shall mean any Series 2013-A L/C Credit Disbursement, any Series 2013-A L/C Preference Payment Disbursement, any Series 2013-A L/C Termination Disbursement or any Series 2013-A L/C Unpaid Demand Note Disbursement under the Series 2013-A Letters of Credit or any combination thereof, as the context may require.
“Series 2013-A Disposed Vehicle Threshold Number” means (a) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is greater than or equal to $6,000,000,000, 13,500 vehicles, (b) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $6,000,000,000 and greater than or equal to $4,500,000,000, 10,000 vehicles and (c) for any Determination Date on which the sum of the Group I/II Net Book Values for all Group I/II Eligible Vehicles as of the last day of the calendar month immediately preceding such Determination Date is less than $4,500,000,000, 6,500 vehicles.

“Series 2013-A Distribution Account” has the meaning specified in Section 4.2(a)(iii).
“Series 2013-A Downgrade Event” has the meaning specified in Section 5.7(b).
“Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Series 2013-A Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.

“Series 2013-A Eligible Investment Grade Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-A Eligible Manufacturer Receivables payable to any Group I Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-A Investment Grade Manufacturers.
“Series 2013-A Eligible Investment Grade Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Series 2013-A Investment Grade Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-A Eligible Letter of Credit Provider” means a Person having, at the time of the issuance of the related Series 2013-A Letter of Credit, a long-term senior unsecured debt rating (or the equivalent thereof) of at least “BBB” from DBRS (or if such Person is not rated by DBRS, “Baa2” by Moody’s or “BBB” by S&P); provided that, with respect to any Person issuing any Series 2013-A Letter of Credit, for so long as BMO Capital Markets Corp. is a Funding Agent, Bank of Montreal is a Committed Note Purchaser or Fairway Finance Company, LLC is a Conduit Investor, such issuing Person shall only be a “Series 2013-A Eligible Letter of Credit Provider” if such Person satisfies the Initial Counterparty Required Ratings at the time of issuance of such Series 2013-A Letter of Credit.
“Series 2013-A Eligible Manufacturer Receivable” means, as of any date of determination:

i.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by any Group I Manufacturer that has a Relevant DBRS Rating as of such date of at least “A(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of at least “A(L)”) as of such date pursuant to a Group I Manufacturer Program that, as of such date, has not remained unpaid for more than 150 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable;

ii.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by any Group I Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “A(L)” from DBRS as of such date and (ii) at least “BBB(L)” from DBRS as of such date or (b) if such Group I Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “A(L)” as of such date and (ii) at least “BBB(L)” as of such date, in either such case of the foregoing clause (a) or (b), pursuant to a Group I Manufacturer Program that, as of such date, has not remained unpaid for more than 120 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable; and

iii.
each Group I Manufacturer Receivable payable to any Group I Leasing Company or the Intermediary by a Series 2013-A Non-Investment Grade (High) Manufacturer or a Series 2013-A Non-Investment Grade (Low) Manufacturer, in any case, pursuant to a Group I Manufacturer Program, that, as of such date, has not remained unpaid for more than 90 calendar days past the Disposition Date with respect to the Group I Eligible Vehicle giving rise to such Group I Manufacturer Receivable.

“Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-A Eligible Manufacturer Receivables payable to any Group I Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-A Non-Investment Grade (High) Manufacturers.
“Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount” means, as of any date of determination, the sum of all Series 2013-A Eligible Manufacturer Receivables payable to any Group I Leasing Company or the Intermediary, in each case, as of such date by all Series 2013-A Non-Investment Grade (Low) Manufacturers.
“Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value of each Series 2013-A Non-Investment Grade Non-Program Vehicle for which the Disposition Date has not occurred as of such date.
“Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount” means, as of any date of determination, the Group I Net Book Value as of such date of each Series 2013-A Non-Investment Grade (High) Program Vehicle and each Series 2013-A Non-Investment Grade (Low) Program Vehicle, in each case, for which the Disposition Date has not occurred as of such date.
“Series 2013-A Eurodollar Tranche” means that portion of the Series 2013-A Principal Amount purchased or maintained with Advances that bear interest by reference to the Eurodollar Rate (Reserve Adjusted).
“Series 2013-A Excess Group I Administrator Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2013-A Group I Administrator Fee Amount with respect to such Payment Date over (ii) the Series 2013-A Capped Group I Administrator Fee Amount with respect to such Payment Date.
“Series 2013-A Excess Group I HVF II Operating Expense Amount” means, with respect to any Payment Date the excess, if any, of (i) the Series 2013-A Group I HVF II Operating Expense Amount with respect to such Payment Date over (ii) the Series 2013-A Capped Group I HVF II Operating Expense Amount with respect to such Payment Date.

“Series 2013-A Excess Group I Trustee Fee Allocation Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Series 2013-A Group I Trustee Fee Amount with respect to such Payment Date over (ii) the Series 2013-A Capped Group I Trustee Fee Amount with respect to such Payment Date.
“Series 2013-A Excess Principal Event” shall be deemed to have occurred if, on any date, the Series 2013-A Principal Amount as of such date exceeds the Series 2013-A Maximum Principal Amount as of such date.
“Series 2013-A Failure Percentage” means, as of any date of determination, a percentage equal to 100% minus the lower of (x) the lowest Series 2013-A Non-Program Vehicle Disposition Proceeds Percentage Average for any Determination Date (including such date of determination) within the preceding twelve (12) calendar months (or such fewer number of months as have elapsed since the Series 2013-A Closing Date) and (y) the lowest Series 2013-A Market Value Average as of any Determination Date within the preceding twelve (12) calendar months (or such fewer number of months as have elapsed since the Series 2013-A Closing Date).
“Series 2013-A Floating Allocation Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2013-A Adjusted Asset Coverage Threshold Amount as of such date and the denominator of which is the Group I Aggregate Asset Coverage Threshold Amount as of such date.
“Series 2013-A Group I Administrator Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2013-A Percentage of fees payable to the Group I Administrator pursuant to the Group I Administration Agreement on such Payment Date.
“Series 2013-A Group I HVF II Operating Expense Amount” means, with respect to any Payment Date, the sum (without duplication) of (a) the aggregate amount of Series 2013-A Carrying Charges on such Payment Date (excluding any Series 2013-A Carrying Charges payable to the Series 2013-A Noteholders, the Administrative Agent or the Funding Agents) and (b) the Series 2013-A Percentage of the Group I Carrying Charges, if any, payable by HVF II on such Payment Date (excluding any Group I Carrying Charges payable to the Series 2013-A Noteholders).
“Series 2013-A Group I Trustee Fee Amount” means, with respect to any Payment Date, an amount equal to the Series 2013-A Percentage of fees payable to the Trustee with respect to the Group I Notes on such Payment Date.
“Series 2013-A Initial Investor Group Principal Amount” means, with respect to each Investor Group, the amount set forth and specified as such opposite the name of the Committed Note Purchaser included in such Investor Group on Schedule II hereto.
“Series 2013-A Initial Principal Amount” means $2,200,000,000.00.

“Series 2013-A Interest Collection Account” has the meaning specified in Section 4.1(a)(i).
“Series 2013-A Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Series 2013-A Interest Period shall commence on and include the Series 2013-A Closing Date and end on and include December 15, 2013.

“Series 2013-A Interest Rate Cap” means any interest rate cap entered into in accordance with the provisions of Section 4.4, including, the Series 2013-A Interest Rate Cap Documents with respect thereto.
“Series 2013-A Interest Rate Cap Documents” means, with respect to any Series 2013-A Interest Rate Cap, the documentation that governs such Series 2013-A Interest Rate Cap.
“Series 2013-A Invested Percentage” means, on any date of determination:
(a)    when used with respect to Group I Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,
(i)    the numerator of which shall be equal to:
(x) during the Series 2013-A Revolving Period, the Series 2013-A Adjusted Asset Coverage Threshold Amount as of the close of business on the last day of the immediately preceding Related Month (or, until the end of the initial Related Month after the Series 2013-A Closing Date, on the Series 2013-A Closing Date),

(y) during the Series 2013-A Rapid Amortization Period, but prior to the first date on which an Amortization Event has been declared or has automatically occurred with respect to all Series of Group I Notes, the Series 2013-A Adjusted Asset Coverage Threshold Amount as of the close of business on the last day of the Series 2013-A Revolving Period, and

(z) on and after the first date on which an Amortization Event has been declared or automatically occurred with respect to all Series of Group I Notes, the Series 2013-A Adjusted Asset Coverage Threshold Amount as of the close of business on the day immediately prior to such first date on which an Amortization Event has been declared or automatically occurred with respect to all Series of Group I Notes, and

(ii)    the denominator of which shall be the Group I Aggregate Asset Coverage Threshold Amount as of the same date used to determine the numerator in clause (i);
(b)    when used with respect to Group I Interest Collections, the percentage equivalent of a fraction, the numerator of which shall be the Series 2013-A Accrued Amounts on such date of determination, and the denominator of which shall be the aggregate Group I Accrued Amounts with respect to all Series of Group I Notes on such date of determination.
“Series 2013-A Investment Grade Manufacturer” means, as of any date of determination, any Group I Manufacturer that has a Relevant DBRS Rating as of such date of at least “BBB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, then a DBRS Equivalent Rating of “BBB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group I Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Group I Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such DBRS Equivalent Rating) for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any of the Group I Administrator, any Group I Leasing Company or any Group I Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group I Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-A Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group I Eligible Vehicle manufactured by a Series 2013-A Investment Grade Manufacturer that is not a Series 2013-A Investment Grade Program Vehicle as of such date.
“Series 2013-A Investment Grade Program Vehicle” means, as of any date of determination, any Group I Program Vehicle manufactured by a Series 2013-A Investment Grade Manufacturer that is subject to a Group I Manufacturer Program on the Group I Vehicle Operating Lease Commencement Date for such Group I Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group I Non-Program Vehicle pursuant to Section 2.5 of the Group I HVF Lease (or such other similar section of another Group I Lease, as applicable) as of such date.
“Series 2013-A L/C Cash Collateral Account” has the meaning specified in Section 4.2(a).
“Series 2013-A L/C Cash Collateral Account Collateral” means the Series 2013-A Account Collateral with respect to the Series 2013-A L/C Cash Collateral Account.

“Series 2013-A L/C Cash Collateral Account Surplus” means, with respect to any Payment Date, the lesser of (a) the Series 2013-A Available Cash Collateral Account Amount and (b) the excess, if any, of the Series 2013-A Adjusted Liquid Enhancement Amount over the Series 2013-A Required Liquid Enhancement Amount on such Payment Date.
“Series 2013-A L/C Cash Collateral Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is the Series 2013-A Available Cash Collateral Account Amount as of such date and the denominator of which is the Series 2013-A Letter of Credit Liquidity Amount as of such date.
“Series 2013-A L/C Credit Disbursement” means an amount drawn under a Series 2013-A Letter of Credit pursuant to a Series 2013-A Certificate of Credit Demand.
“Series 2013-A L/C Preference Payment Disbursement” means an amount drawn under a Series 2013-A Letter of Credit pursuant to a Series 2013-A Certificate of Preference Payment Demand.
“Series 2013-A L/C Termination Disbursement” means an amount drawn under a Series 2013-A Letter of Credit pursuant to a Series 2013-A Certificate of Termination Demand.
“Series 2013-A L/C Unpaid Demand Note Disbursement” means an amount drawn under a Series 2013-A Letter of Credit pursuant to a Series 2013-A Certificate of Unpaid Demand Note Demand.
“Series 2013-A Lease Interest Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Group I Interest Collections that pursuant to Section 5.1 would have been deposited into the Series 2013-A Interest Collection Account if all payments of Monthly Variable Rent required to have been made under the Group I Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Group I Interest Collections that pursuant to Section 5.1(b) have been received for deposit into the Series 2013-A Interest Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Series 2013-A Lease Payment Deficit” means either a Series 2013-A Lease Interest Payment Deficit or a Series 2013-A Lease Principal Payment Deficit.
“Series 2013-A Lease Principal Payment Carryover Deficit” means (a) for the initial Payment Date, zero and (b) for any other Payment Date, the excess, if any, of (x) the Series 2013-A Lease Principal Payment Deficit, if any, on the preceding Payment Date over (y) all amounts deposited into the Series 2013-A Principal Collection Account on or prior to such Payment Date on account of such Series 2013-A Lease Principal Payment Deficit.
“Series 2013-A Lease Principal Payment Deficit” means on any Payment Date the sum of (a) the Series 2013-A Monthly Lease Principal Payment Deficit for such Payment Date and (b) the Series 2013-A Lease Principal Payment Carryover Deficit for such Payment Date.
“Series 2013-A Letter of Credit” means an irrevocable letter of credit, substantially in the form of Exhibit I to this Series 2013-A Supplement issued by a Series 2013-A Eligible Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2013-A Noteholders; provided that, any Series 2013-A Letter of Credit issued after the Series 2013-A Closing Date not substantially in the form of Exhibit I to this Series 2013-A Supplement shall be subject to the satisfaction of the Series 2013-A Rating Agency Condition and the written consent of the Series 2013-A Required Noteholders.
“Series 2013-A Letter of Credit Amount” means, as of any date of determination, the lesser of (a) the sum of (i) the aggregate amount available to be drawn as of such date under the Series 2013-A Letters of Credit, as specified therein, and (ii) if the Series 2013-A L/C Cash Collateral Account has been established and funded pursuant to Section 4.2(a)(ii), the Series 2013-A Available L/C Cash Collateral Account Amount as of such date and (b) the aggregate undrawn principal amount of the Series 2013-A Demand Note as of such date.
“Series 2013-A Letter of Credit Expiration Date” means, with respect to any Series 2013-A Letter of Credit, the expiration date set forth in such Series 2013-A Letter of Credit, as such date may be extended in accordance with the terms of such Series 2013-A Letter of Credit.
“Series 2013-A Letter of Credit Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount available to be drawn as of such date under each Series 2013-A Letter of Credit, as specified therein, and (b) if a Series 2013-A L/C Cash Collateral Account has been established pursuant to Section 4.2(a)(ii), the Series 2013-A Available L/C Cash Collateral Account Amount as of such date.
“Series 2013-A Letter of Credit Provider” means each issuer of a Series 2013-A Letter of Credit.
“Series 2013-A Letter of Credit Reimbursement Agreement” means any and each reimbursement agreement providing for the reimbursement of a Series 2013-A Letter of Credit Provider for draws under its Series 2013-A Letter of Credit.

“Series 2013-A Liquid Enhancement Amount” means, as of any date of determination, the sum of (a) the Series 2013-A Letter of Credit Liquidity Amount and (b) the Series 2013-A Available Reserve Account Amount as of such date.

“Series 2013-A Liquid Enhancement Deficiency” means, as of any date of determination, the Series 2013-A Adjusted Liquid Enhancement Amount is less than the Series 2013-A Required Liquid Enhancement Amount as of such date.
“Series 2013-A Liquidation Event” means, so long as such event or condition continues, (a) any Amortization Event with respect to the Series 2013-A Notes described in clauses (a), (b), (d), (h) through (k), (n), (o), (p) (with respect to a failure to comply by the Group I Administrator), (r), (s), (t) or (v) of Section 7.1 of this Series 2013-A Supplement that continues for thirty (30) consecutive days (without double counting the cure period, if any, provided therein) after declaration thereof (whether by notice or automatic), (b) any Amortization Event with respect to the Series 2013-A Notes described in Section 7.1(c) of this Series 2013-A Supplement, any Additional Group I Leasing Company Liquidation Event or any Amortization Event specified in clauses (a) or (b) of Article IX of the Group I Supplement or (c) any Series 2013-B Liquidation Event. Each Series 2013-A Liquidation Event shall be a “Group I Liquidation Event” with respect to the Series 2013-A Notes.
“Series 2013-A Manufacturer Amount” means, as of any date of determination and with respect to any Group I Manufacturer, the sum of:

i.	the aggregate Group I Net Book Value of all Group I Eligible Vehicles manufactured by such Group I Manufacturer as of such date; and

ii.	the aggregate amount of all Series 2013-A Eligible Manufacturer Receivables with respect to such Group I Manufacturer.
“Series 2013-A Manufacturer Concentration Excess Amount” means, with respect to any Group I Manufacturer as of any date of determination, the excess, if any, of the Series 2013-A Manufacturer Amount with respect to such Group I Manufacturer as of such date over the Series 2013-A Maximum Manufacturer Amount with respect to such Group I Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date, (ii) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Liened Vehicle Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, (iii) the amount of any Series 2013-A Eligible Manufacturer Receivables included in the Series 2013-A

Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer with respect to such Series 2013-A Eligible Manufacturer Receivable for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, and (iv) the determination of which Group I Eligible Vehicles (or the Group I Net Book Value thereof) or Series 2013-A Eligible Manufacturer Receivables are to be designated as constituting (A) Series 2013-A Non-Liened Vehicle Concentration Excess Amounts, (B) Series 2013-A Manufacturer Concentration Excess Amounts and (C) Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Manufacturer Percentage” means, for any Group I Manufacturer listed in the table below, the percentage set forth opposite such Manufacturer in such table.

Group I Manufacturer	Series 2013-A Manufacturer Percentage
Audi	12.5
BMW	12.5
Chrysler	55.0
Fiat	35.0
Ford	55.0
GM	55.0
Honda	55.0
Hyundai	55.0
Jaguar	12.5
Kia	35.0
Land Rover	12.5
Lexus	12.5
Mazda	35.0
Mercedes	12.5
Mini	12.5
Mitsubishi	12.5
Nissan	55.0
Smart	12.5
Subaru	12.5
Toyota	55.0
Volkswagen	55.0
Volvo	35.0
Any other individual Manufacturer	3.0

“Series 2013-A Market Value Average” means, as of any date of determination on or after the Determination Date in February 2014, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the average of the Series 2013-A Non-Program Fleet Market Value as of the three preceding Determination Dates and the denominator of which is the average of the aggregate Group I/II Net Book Value of all Group I/II Non-Program Vehicles as of such three preceding Determination Dates.
“Series 2013-A Maximum Manufacturer Amount” means, as of any date of determination and with respect to any Group I Manufacturer, an amount equal to the product of (a) the Series 2013-A Manufacturer Percentage for such Group I Manufacturer and (b) the Group I Aggregate Asset Amount as of such date.
“Series 2013-A Maximum Non-Investment Grade (High) Program Receivable Amount” means, as of any date of determination and with respect to any Series 2013-A Non-Investment Grade (High) Manufacturer, an amount equal to 7.5% of the Group I Aggregate Asset Amount as of such date.
“Series 2013-A Maximum Non-Liened Vehicle Amount” means, as of any date of determination, an amount equal to the product of (a) 0.50% and (b) the Group I Aggregate Asset Amount.
“Series 2013-A Maximum Principal Amount” means, $2,575,000,000.00; provided that such amount may be (i) reduced at any time and from time to time by HVF II upon notice to each Series 2013-A Noteholder, the Administrative Agent, each Conduit Investor and each Committed Note Purchaser in accordance with the terms of this Series 2013-A Supplement, or (ii) increased at any time and from time to time upon (a) an Additional Investor Group becoming party to this Series 2013-A Supplement in accordance with the terms hereof or (b) the effective date for any Investor Group Maximum Principal Increase.
“Series 2013-A Measurement Month” on any Determination Date, means each complete calendar month, or the smallest number of consecutive complete calendar months preceding such Determination Date, in which at least the Series 2013-A Disposed Vehicle Threshold Number Vehicles were sold to unaffiliated third parties (provided that, HVF II, in its sole discretion, may exclude salvage sales); provided, however, that no calendar month included in a single Series 2013-A Measurement Month shall be included in any other Series 2013-A Measurement Month.
“Series 2013-A Monthly Default Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of (i) an amount equal to the product of (x) 2.0%, (y) the result of (a) the sum of the Series 2013-A Principal Amount as of each day during the related Series 2013-A Interest Period (after giving effect to any increases or decreases to the Series 2013-A Principal Amount on such day) during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) the actual number of days in the related Series 2013-A Interest

Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing, and (z) the result of (a) the actual number of days in the related Series 2013-A Interest Period during which an Amortization Event with respect to the Series 2013-A Notes has occurred and is continuing divided by (b) 360 plus (ii) all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the rate specified in clause (i)).
“Series 2013-A Monthly Interest Amount” means, with respect to any Payment Date, an amount equal to the sum of:
(i)    the Series 2013-A Daily Interest Amount for each day in the Series 2013-A Interest Period ending on the Determination Date related to such Payment Date; plus
(ii)    all previously due and unpaid amounts described in clause (i) with respect to prior Series 2013-A Interest Periods (together with interest on such unpaid amounts required to be paid in this clause (ii) at the Series 2013-A Note Rate); plus
(iii)    the Undrawn Fee with respect to each Investor Group for such Payment Date; plus
(iv)    the Program Fee with respect to each Investor Group for such Payment Date; plus
(v)    the CP True-Up Payment Amounts, if any, owing to each Series 2013-A Noteholder on such Payment Date.
“Series 2013-A Monthly Lease Principal Payment Deficit” means on any Payment Date an amount equal to the excess, if any, of (a) the aggregate amount of Group I Principal Collections that pursuant to Section 5.1 would have been deposited into the Series 2013-A Principal Collection Account if all payments required to have been made under the Group I Leases from but excluding the preceding Payment Date to and including such Payment Date were made in full over (b) the aggregate amount of Group I Principal Collections that pursuant to Section 5.1 have been received for deposit into the Series 2013-A Principal Collection Account from but excluding the preceding Payment Date to and including such Payment Date.
“Series 2013-A MTM/DT Advance Rate Adjustment” means, as of any date of determination,

i.
with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-A Failure Percentage as of such date and (ii) the Series 2013-A Concentration Adjusted

Advance Rate with respect to the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount, in each case as of such date;

ii.
with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, a percentage equal to the product of (i) the Series 2013-A Failure Percentage as of such date and (ii) the Series 2013-A Concentration Adjusted Advance Rate with respect to the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount, in each case as of such date; and

iii.	with respect to any other Series 2013-A AAA Component, zero
“Series 2013-A Non-Investment Grade (High) Manufacturer” means, as of any date of determination, any Group I Manufacturer that (a) has a Relevant DBRS Rating as of such date of (i) less than “BBB(L)” from DBRS and (ii) at least “BB(L)” from DBRS, or (b) if such Manufacturer does not have a Relevant DBRS Rating as of such date, then has a DBRS Equivalent Rating of (i) less than “BBB(L)” as of such date and (ii) at least “BB(L)” as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group I Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any Equivalent Rating Agency), such Group I Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) by DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer of any of the Group I Administrator, any Group I Leasing Company or any Group I Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group I Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount” means, with respect to any Series 2013-A Non-Investment Grade (High) Manufacturer, as of any date of determination, the excess, if any, of the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount with respect to such Series 2013-A Non-Investment Grade (High) Manufacturer as of such date over the Series 2013-A Maximum Non-Investment Grade (High) Program Receivable Amount with respect to such Series 2013-A Non-Investment Grade (High) Manufacturer as of such date; provided that, for purposes of calculating such excess as of any such date (i) the amount of any Series 2013-A Eligible Manufacturer Receivables with respect to any Series 2013-A Non-Investment Grade (High) Manufacturer included in the Series 2013-A Manufacturer Amount for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Manufacturer Concentration Excess Amounts as of such date, shall not be included in the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount for purposes of calculating the Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount, as of such date and (ii) the determination of which receivables are to be designated as constituting (A) Series 2013-A

Non-Investment Grade (High) Program Receivable Concentration Excess Amounts and (B) Series 2013-A Manufacturer Concentration Excess Amounts, in each case as of such date, shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Non-Investment Grade (High) Program Vehicle” means, as of any date of determination, any Group I Program Vehicle manufactured by a Series 2013-A Non-Investment Grade (High) Manufacturer that is or was subject to a Group I Manufacturer Program on the Group I Vehicle Operating Lease Commencement Date for such Group I Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group I Non-Program Vehicle pursuant to Section 2.5 of the Group I HVF Lease (or such other similar section of another Group I Lease, as applicable) as of such date.
“Series 2013-A Non-Investment Grade (Low) Manufacturer” means, as of any date of determination, any Group I Manufacturer that has a Relevant DBRS Rating as of such date of less than “BB(L)” from DBRS (or, if such Manufacturer does not have a Relevant DBRS Rating as of such date, a DBRS Equivalent Rating of “BB(L)”) as of such date; provided that, upon any withdrawal or downgrade of any rating of any Group I Manufacturer by DBRS (or, if such Manufacturer is not rated by DBRS, any DBRS Equivalent Rating), such Group I Manufacturer may, in HVF II’s sole discretion, be deemed to have the rating applicable thereto immediately preceding such withdrawal or downgrade (as applicable) DBRS (or, if such Manufacturer is not rated by DBRS, such Equivalent Rating Agency) for a period of thirty (30) days following the earlier of (x) the date on which any of the Group I Administrator, any Group I Leasing Company or any Group I Lease Servicer obtains actual knowledge of such withdrawal or downgrade (as applicable) and (y) the date on which the Trustee notifies the Group I Administrator in writing of such withdrawal or downgrade (as applicable).
“Series 2013-A Non-Investment Grade (Low) Program Vehicle” means, as of any date of determination, any Group I Program Vehicle manufactured by a Series 2013-A Non-Investment Grade (Low) Manufacturer that is or was subject to a Group I Manufacturer Program on the Group I Vehicle Operating Lease Commencement Date for such Group I Program Vehicle unless it has been redesignated (and as of such date remains so designated) as a Group I Non-Program Vehicle pursuant to Section 2.5 of the Group I HVF Lease (or such other similar section of another Group I Lease, as applicable) as of such date.
“Series 2013-A Non-Investment Grade Non-Program Vehicle” means, as of any date of determination, any Group I Eligible Vehicle that (i) was manufactured by a Series 2013-A Non-Investment Grade (High) Manufacturer or a Series 2013-A Non-Investment Grade (Low) Manufacturer and (ii) is not a Series 2013-A Non-Investment Grade (High) Program Vehicle or a Series 2013-A Non-Investment Grade (Low) Program Vehicle, in each case as of such date.
“Series 2013-A Non-Liened Vehicle Amount” means, as of any date of determination, the sum of the Group I Net Book Value as of such date of each Group I

Eligible Vehicle for which the Disposition Date has not occurred as of such date and with respect to which the Certificate of Title does not note the Collateral Agent as the first lienholder (and, the Certificate of Title with respect to which has not been submitted to the appropriate state authorities for such notation or the fees due in respect of such notation have not yet been paid).
“Series 2013-A Non-Liened Vehicle Concentration Excess Amount” means, as of any date of determination, the excess, if any, of the Series 2013-A Non-Liened Vehicle Amount as of such date over the Series 2013-A Maximum Non-Liened Vehicle Amount as of such date; provided that, for purposes of calculating such excess as of any such date (i) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Non-Liened Vehicle Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount, as of such date, (ii) the Group I Net Book Value of any Group I Eligible Vehicle included in the Series 2013-A Manufacturer Amount for the Group I Manufacturer of such Group I Eligible Vehicle for purposes of calculating the Series 2013-A Manufacturer Concentration Excess Amount and designated by HVF II to constitute Series 2013-A Manufacturer Concentration Excess Amounts, as of such date, shall not be included in the Series 2013-A Non-Liened Vehicle Amount for purposes of calculating the Series 2013-A Non-Liened Vehicle Concentration Excess Amount as of such date, and (iii) the determination of which Group I Eligible Vehicles (or the Group I Net Book Value thereof) are to be designated as constituting (A) Series 2013-A Non-Liened Vehicle Concentration Excess Amounts and (B) Series 2013-A Manufacturer Concentration Excess Amounts, in each case as of such date shall be made iteratively by HVF II in its reasonable discretion.
“Series 2013-A Non-Program Fleet Market Value” means, with respect to all Group I/II Non-Program Vehicles as of any date of determination, the sum of the respective Series 2013-A Third-Party Market Values of each such Group I/II Non-Program Vehicle as of such date.
“Series 2013-A Non-Program Vehicle Disposition Proceeds Percentage Average” means, with respect to any Series 2013-A Measurement Month, commencing with the third Series 2013-A Measurement Month following the Series 2013-A Closing Date, the percentage equivalent (not to exceed 100%) of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds paid or payable in respect of all Group I/II Non-Program Vehicles that are sold to unaffiliated third parties (excluding salvage sales) during such Series 2013-A Measurement Month and the two Series 2013-A Measurement Months preceding such Series 2013-A Measurement Month and the denominator of which is the excess, if any, of the aggregate Group I/II Net Book Values of such Group I/II Non-Program Vehicles on the dates of their respective sales over the aggregate Group I/II Final Base Rent with respect such Group I/II Non-Program Vehicles.

“Series 2013-A Note Rate” means, for any Series 2013-A Interest Period, the weighted average of the sum of (a) the weighted average (by outstanding principal balance) of the CP Rates applicable to the Series 2013-A CP Tranche, (b) the Eurodollar Rate (Reserve Adjusted) applicable to the Series 2013-A Eurodollar Tranche and (c) the Series 2013-A Base Rate applicable to the Series 2013-A Base Rate Tranche, in each case, for such Series 2013-A Interest Period; provided, however, that the Series 2013-A Note Rate will in no event be higher than the maximum rate permitted by applicable law.
“Series 2013-A Noteholder” means each Person in whose name a Series 2013-A Note is registered in the Note Register.
“Series 2013-A Note Repurchase Amount” has the meaning specified in Section 11.1.
“Series 2013-A Notes” means any one of the Series 2013-A Variable Funding Rental Car Asset Backed Notes, executed by HVF II and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A hereto.
“Series 2013-A Notice of Reduction” means a notice in the form of Annex G to a Series 2013-A Letter of Credit.
“Series 2013-A Past Due Rent Payment” means, (a) with respect to any Past Due Rent Payment in respect of a Series 2013-A Lease Principal Payment Deficit, an amount equal to the Series 2013-A Invested Percentage with respect to Group I Principal Collections (as of the Payment Date on which such Series 2013-A Lease Payment Deficit occurred) of such Past Due Rent Payment and (b) with respect to any Past Due Rent Payment in respect of a Series 2013-A Lease Interest Payment Deficit, an amount equal to the Series 2013-A Invested Percentage with respect to Group I Interest Collections (as of the Payment Date on which such Series 2013-A Lease Payment Deficit occurred) of such Past Due Rent Payment.
“Series 2013-A Payment Date Available Interest Amount” means, with respect to each Series 2013-A Interest Period, the sum of the Series 2013-A Daily Interest Allocations for each Series 2013-A Deposit Date in such Series 2013-A Interest Period.
“Series 2013-A Payment Date Interest Amount” means, with respect to each Payment Date, the sum (without duplication) of the amounts payable pursuant to Sections 5.3(a) through (e) and (g) through (i).
“Series 2013-A Percentage” means, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the Series 2013-A Principal Amount as of such date and the denominator of which is the Group I Aggregate Principal Amount as of such date.
“Series 2013-A Permitted Liens” means (i) Liens for current taxes not delinquent or for taxes being contested in good faith and by appropriate proceedings, and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP, (ii) mechanics’, materialmen’s, landlords’, warehousemen’s and carriers’ Liens, and other Liens imposed by law, securing obligations that are not more than thirty (30) days past due or are being contested in good faith and by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP and (iii) Liens in favor of the Trustee pursuant to any Series 2013-A Related Document, Group I Related Document or Base Related Document and Liens in favor of the Collateral Agent pursuant to the Collateral Agency Agreement. Series 2013-A Permitted Liens shall be “Series Permitted Liens” with respect to the Series 2013-A Notes.
“Series 2013-A Principal Amount” means, when used with respect to any date, an amount equal to the sum of the Investor Group Principal Amount as of such date with respect to each Investor Group as of such date; provided that, during the Series 2013-A Revolving Period, for purposes of determining whether or not the Requisite Indenture Investors, Requisite Group I Investors or Series 2013-A Required Noteholders have given any consent, waiver, direction or instruction, the Series 2013-A Principal Amount held by each Series 2013-A Noteholder shall be deemed to include, without double counting, such Series 2013-A Noteholder’s undrawn portion of the “Maximum Investor Group Principal Amount” (i.e., the unutilized purchase commitments under this Series 2013-A Supplement) for such Series 2013-A Noteholder’s Investor Group. The Series 2013-A Principal Amount shall be the “Principal Amount” with respect to the Series 2013-A Notes.
“Series 2013-A Principal Collection Account” has the meaning specified in Section 4.2(a) of this Series 2013-A Supplement.
“Series 2013-A Principal Collection Account Amount” means, as of any date of determination, the amount of cash on deposit in and Permitted Investments credited to the Series 2013-A Principal Collection Account as of such date.
“Series 2013-A Rapid Amortization Period” means the period beginning on the earlier to occur of (i) the close of business on the Business Day immediately preceding the Expected Final Payment Date and (ii) the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2013-A Notes, and ending upon the earlier to occur of (i) the date on which (A) the Series 2013-A Notes are paid in full and (B) the termination of this Series 2013-A Supplement.
“Series 2013-A Rating Agency Condition” means (a) the notification in writing by each Rating Agency then rating any Series 2013-A Notes that a proposed action will not result in a reduction or withdrawal by such Rating Agency of the rating or credit risk assessment of such Class, or (b) each Rating Agency then rating any Series 2013-A Notes shall have been given notice of such event at least ten (10) days prior to the occurrence of such event (or, if ten day’s advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice prior to the occurrence of such event that the occurrence of such event will itself cause such Rating Agency to downgrade, qualify, or withdraw its rating assigned to such Class. The Series 2013-A Rating Agency Condition shall be the “Rating Agency Condition” with respect to the Series 2013-A Notes.
“Series 2013-A Related Documents” means the Base Related Documents, the Group I Related Documents, this Series 2013-A Supplement, each Series 2013-A Demand Note, the Series 2013-A Interest Rate Cap Documents and Group I Back-Up Administration Agreement, Group I Back-Up Disposition Agreement.
“Series 2013-A Remainder AAA Amount” means, as of any date of determination, the excess, if any, of:
(a) the Group I Aggregate Asset Amount as of such date over
(b) the sum of:
(i) the Series 2013-A Eligible Investment Grade Program Vehicle Amount as of such date,
(ii) the Series 2013-A Eligible Investment Grade Program Receivable Amount as of such date,
(iii), the Series 2013-A Eligible Non-Investment Grade Program Vehicle Amount as of such date,
(iv) the Series 2013-A Eligible Non-Investment Grade (High) Program Receivable Amount as of such date,
(v) the Series 2013-A Eligible Non-Investment Grade (Low) Program Receivable Amount as of such date,
(vi) the Series 2013-A Eligible Investment Grade Non-Program Vehicle Amount as of such date,
(vii) the Series 2013-A Eligible Non-Investment Grade Non-Program Vehicle Amount as of such date,
(viii) the Group I Cash Amount as of such date, and
(ix) the Group I Due and Unpaid Lease Payment Amount as of such date.
“Series 2013-A Required Liquid Enhancement Amount” means, as of any date of determination, an amount equal to the product of (a) 2.0000% and (b) the Series 2013-A Adjusted Principal Amount as of such date.

“Series 2013-A Required Noteholders” means Series 2013-A Noteholders holding more than 50% of the Series 2013-A Principal Amount (excluding any Series 2013-A Notes held by HVF II or any Affiliate of HVF II (other than Series 2013-A Notes held by an Affiliate Issuer). The Series 2013-A Required Noteholders shall be the “Required Series Noteholders” with respect to the Series 2013-A Notes.
“Series 2013-A Required Reserve Account Amount” means, with respect to any date of determination, an amount equal to the greater of:
(a) the excess, if any, of
(i) the Series 2013-A Required Liquid Enhancement Amount over
(ii) the Series 2013-A Letter of Credit Liquidity Amount, in each case, as of such date, excluding from the calculation of such excess the amount available to be drawn under any Series 2013-A Defaulted Letter of Credit as of such date, and:
(b) the excess, if any, of:
(i) the Series 2013-A Adjusted Asset Coverage Threshold Amount (excluding therefrom the Series 2013-A Available Reserve Account Amount) over
(ii) the Series 2013-A Asset Amount, in each case as of such date.
“Series 2013-A Reserve Account” has the meaning specified in Section 4.2(a) of this Series 2013-A Supplement.
“Series 2013-A Reserve Account Collateral” means the Series 2013-A Account Collateral with respect to the Series 2013-A Reserve Account.
Series 2013-A Reserve Account Deficiency Amount” means, as of any date of determination, the excess, if any, of the Series 2013-A Required Reserve Account Amount for such date over the Series 2013-A Available Reserve Account Amount for such date.
“Series 2013-A Reserve Account Interest Withdrawal Shortfall” has the meaning specified in Section 5.4(a).
“Series 2013-A Reserve Account Legal Final Withdrawal Shortfall” has the meaning specified in Section 5.4(c).
“Series 2013-A Reserve Account Principal Withdrawal Shortfall” has the meaning specified in Section 5.4(b).

“Series 2013-A Reserve Account Surplus” means, as of any date of determination, the excess, if any, of the Series 2013-A Available Reserve Account Amount (after giving effect to any deposits thereto and withdrawals and releases therefrom on such date) over the Series 2013-A Required Reserve Account Amount, in each case, as of such date.
“Series 2013-A Revolving Period” means the period from and including the Series 2013-A Closing Date to the earlier of (i) the Series 2013-A Commitment Termination Date and (ii) the commencement of the Series 2013-A Rapid Amortization Period.
“Series 2013-A Supplement” has the meaning specified in the Preamble.
“Series 2013-A Supplemental Indenture” means a supplement to the Series 2013-A Supplement complying (to the extent applicable) with the terms of Section 11.10 of this Series 2013-A Supplement.
“Series 2013-A Third-Party Market Value” means, with respect to each Group I/II Non-Program Vehicle, as of any date of determination during a calendar month:
(a) if the Series 2013-A Third-Party Market Value Procedures have been completed for such month, then

(i)	the Monthly NADA Mark, if any, for such Group I/II Non-Program Vehicle obtained in such calendar month in accordance with such Series 2013-A Third-Party Market Value Procedures;

(ii)
if, pursuant to the Series 2013-A Third-Party Market Value Procedures, no Monthly NADA Mark for such Group I/II Non-Program Vehicle was obtained in such calendar month, then the Monthly Blackbook Mark, if any, for such Group I/II Non-Program Vehicle obtained in such calendar month in accordance with such Series 2013-A Third-Party Market Value Procedures; and

(iii)
if, pursuant to the Series 2013-A Third-Party Market Value Procedures, neither a Monthly NADA Mark nor a Monthly Blackbook Mark for such Group I/II Non-Program Vehicle was obtained for such calendar month (regardless of whether such value was not obtained because (A) neither a Monthly NADA Mark nor a Monthly Blackbook Mark was obtained in undertaking the Series 2013-A Third-Party Market Value Procedures or (B) such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date on or after the first day of such calendar month), then the Group I Administrator’s reasonable estimation of the fair market value of such Group I/II Non-Program Vehicle as of such date of determination; and

(b)	until the Series 2013-A Third-Party Market Value Procedures have been completed for such calendar month:

(i)
if such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date prior to the first day of such calendar month, the Series 2013-A Third-Party Market Value obtained in the immediately preceding calendar month, in accordance with the Series 2013-A Third-Party Market Value Procedures for such immediately preceding calendar month, and

(ii)
if such Group I/II Non-Program Vehicle experienced its Group I/II Vehicle Operating Lease Commencement Date on or after the first day of such calendar month, then the Group I Administrator’s reasonable estimation of the fair market value of such Group I/II Non-Program Vehicle as of such date of determination.

“Series 2013-A Third-Party Market Value Procedures” means, with respect to each calendar month and each Group I/II Non-Program Vehicle, on or prior to the Determination Date for such calendar month:

(a)
HVF II shall make one attempt (or cause the Group I Administrator to make one attempt) to obtain a Monthly NADA Mark for each Group I/II Non-Program Vehicle that was a Group I/II Non-Program Vehicle as of the first day of such calendar month, and

(b)
if no Monthly NADA Mark was obtained for any such Group I/II Non-Program Vehicle described in clause (a) above upon such attempt, then HVF II shall make one attempt (or cause the Group I Administrator to make one attempt) to obtain a Monthly Blackbook Mark for any such Group I/II Non-Program Vehicle.

“Series 2013-B Addendum” means an “Addendum” under and as defined in the Series 2013-B Supplement.
“Series 2013-B Additional Investor Group” means an “Additional Investor Group” under and as defined in the Series 2013-B Supplement.
“Series 2013-B Amortization Event” means an “Amortization Event” under and as defined in the Series 2013-B Supplement and only with respect to the Series 2013-B Notes; provided that, a Series 2013-B Amortization Event shall only be deemed to have occurred to the extent such “Amortization Event” shall have been deemed to occur or been declared, in either case in accordance with Section 7.2 of the Series 2013-B Supplement.
“Series 2013-B Commitment Percentage” means “Commitment Percentage” under and as defined in the Series 2013-B Supplement.

“Series 2013-B Distribution Account” has the meaning specified in the Series 2013-B Supplement.
“Series 2013-B Investor Group” means an “Investor Group” under and as defined in the Series 2013-B Supplement.
“Series 2013-B Investor Group Principal Amount” means “Investor Group Principal Amount” under and as defined in the Series 2013-B Supplement.
“Series 2013-B Liquidation Event” has the meaning specified in the Series 2013-B Supplement.
“Series 2013-B Maximum Principal Amount” has the meaning specified in the Series 2013-B Supplement.
“Series 2013-B Notes” has the meaning specified in the Series 2013-B Supplement.
“Series 2013-B Potential Terminated Purchaser” means a “Potential Terminated Purchaser” under and as defined in the Series 2013-B Supplement.
“Series 2013-B Principal Amount” has the meaning specified in the Series 2013-B Supplement.
“Series 2013-B Rapid Amortization Period” has the meaning specified in the Series 2013-B Supplement.
“Series 2013-B Supplement” means that certain Series 2013-B Supplement to the Group II Indenture, dated as of November 25, 2013, by and among HVF II, the Group II Administrator, the Trustee, and the various “Conduit Investors”, “Committed Note Purchasers” and “Funding Agents” from time to time party thereto.
“Series-Specific 2013-A Collateral” means each Series 2013-A Interest Rate Caps, each Series 2013-A Letter of Credit, the Series 2013-A Account Collateral with respect to each Series 2013-A Account and each Series 2013-A Demand Note. The Series-Specific 2013-A Collateral shall be the “Group I Series-Specific Collateral” with respect to the Series 2013-A Notes.
“Series 2013-G1 Administration Agreement” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Series 2013-G1 Administrator” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Series 2013-G1 Administrator Default” has the meaning set forth in the HVF Series 2013-G1 Supplement.

“Series 2013-G1 Back-Up Administration Agreement” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Series 2013-G1 Noteholder” has the meaning set forth in the HVF Series 2013-G1 Supplement.
“Specified Bankruptcy Opinion Provisions” means the provisions contained in the legal opinions delivered in connection with the issuance of the Series 2013-A Notes or, if applicable, amendments to any Series 2013-A Related Documents, in each case relating to the non-substantive consolidation of Hertz and HGI on the one hand, and each Group I Leasing Company, HVF II and Hertz Vehicles LLC, on the other hand.
“Specified Cost Section” means Sections 3.5, 3.6, 3.7 and/or 3.8.
“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.
“Taxes” has the meaning specified in Section 3.8(a).
“Term” has the meaning specified in Section 2.6(a).
“Terminated Purchaser” has the meaning specified in Section 9.2(a).
“Transferee” has the meaning specified in Section 9.3(e).
“Undrawn Fee” means:

(a)
with respect to each Payment Date on or prior to the Series 2013-A Commitment Termination Date and each Investor Group, an amount equal to the sum with respect to each day in the Series 2013-A Interest Period of the product of:

i.	the Undrawn Fee Rate for such Investor Group for such day, and

ii.
the excess, if any, of (i) the Maximum Investor Group Principal Amount for the related Investor Group over (ii) the Investor Group Principal Amount for the related Investor Group (after giving effect to all Advances and Decreases on such day), in each case for such day, and

iii.	1/360, and

(b)	with respect to each Payment Date following the Series 2013-A Commitment Termination Date, zero.
“Undrawn Fee Rate” has the meaning specified in the Program Fee Letter.
“Up-Front Fee” for each Committed Note Purchaser has the meaning specified in the Up-Front Fee Letter, if any, for such Committed Note Purchaser.
“Up-Front Fee Letter” means, with respect to a Committed Note Purchaser, if applicable, that certain fee letter dated as of the date hereof, by and among such Committed Note Purchaser, the Administrative Agent and HVF II setting forth the definition of Up-Front Fee for such Committed Note Purchaser.
“Voluntary Decrease” has the meaning specified in Section 2.3(c).
“Voluntary Decrease Amount” has the meaning specified in Section 2.3(c).
“Voting Stock” means, with respect to any Person, shares of Capital Stock entitled to vote generally in the election of directors to the board of directors or equivalent governing body of such Person.

SCHEDULE II

SARATOGA FUNDING CORP., LLC, as a Conduit Investor
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Committed Note Purchaser
Commitment Amount: $283,858,267.72
Commitment Percentage: 11.02%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $283,858,267.72
DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent and a Committed Note Purchaser, for SARATOGA FUNDING CORP., LLC, as a Conduit Investor

BANK OF AMERICA, N.A., as a Committed Note Purchaser
Commitment Amount: $182,480,314.96
Commitment Percentage: 7.09%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $182,480,314.96

BANK OF AMERICA, N.A., as a Funding Agent and a Committed Note Purchaser

LIBERTY STREET FUNDING LLC, as a Conduit Investor
THE BANK OF NOVA SCOTIA, acting through its New York Agency, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
THE BANK OF NOVA SCOTIA, as a Funding Agent and a Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Conduit Investor

BARCLAYS BANK PLC, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
BARCLAYS BANK PLC, as a Funding Agent, for BARCLAYS BANK PLC, as a Committed Note Purchaser

FAIRWAY FINANCE COMPANY, LLC, as a Conduit Investor
BANK OF MONTREAL, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
BMO CAPITAL MARKETS CORP., as a Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor, and BANK OF MONTREAL, as a Committed Note Purchaser

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent and a Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor

VERSAILLES ASSETS LLC, as a Conduit Investor
VERSAILLES ASSETS LLC, as a Committed Note Purchaser
Commitment Amount: $162,204,724.41
Commitment Percentage: 6.30%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $162,204,724.41
NATIXIS NEW YORK BRANCH, as a Funding Agent, for VERSAILLES ASSETS LLC, as a Conduit Investor and a Committed Note Purchaser

THE ROYAL BANK OF SCOTLAND PLC, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent and a Committed Note Purchaser

SUNTRUST BANK, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
SUNTRUST BANK, as a Funding Agent and a Committed Note Purchaser

THUNDER BAY FUNDING, LLC, as a Conduit Investor
ROYAL BANK OF CANADA, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
ROYAL BANK OF CANADA, as a Funding Agent and a Committed Note Purchaser, for THUNDER BAY FUNDING, LLC, as a Conduit Investor

STARBIRD FUNDING CORPORATION, as a Conduit Investor
BNP PARIBAS, NEW YORK BRANCH, as a Committed Note Purchaser
Commitment Amount: $121,653,543.31
Commitment Percentage: 4.72%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $121,653,543.31
BNP PARIBAS, NEW YORK BRANCH, as a Funding Agent and a Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Conduit Investor
GOLDMAN SACHS BANK USA, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
GOLDMAN SACHS BANK USA, as a Funding Agent and a Committed Note Purchaser
GRESHAM RECEIVABLES (NO. 29) LTD, as a Conduit Investor
GRESHAM RECEIVABLES (NO. 29) LTD, as a Committed Note Purchaser
Commitment Amount: $202,755,905.51
Commitment Percentage: 7.87%
Committed Note Purchaser Percentage: 100%
Maximum Investor Group Principal Amount: $202,755,905.51
LLOYDS BANK PLC, as a Funding Agent, for GRESHAM RECEIVABLES (NO. 29) LTD, as a Conduit Investor and a Committed Note Purchaser

SCHEDULE III
Series 2013-A Interest Rate Cap Amortization Schedule

Date of Determination Occurring During Period Set Forth Below	Notional Amount of Series 2013-A Interest Rate Caps as Percentage of Series 2013-A Maximum Principal Amount
On or prior to Expected Final Payment Date plus one Payment Date	100.00%
After (x) Expected Final Payment Date plus one Payment Date but on or prior to (y) Expected Final Payment Date plus two Payment Dates	91.67%
After (x) Expected Final Payment Date plus two Payment Dates but on or prior to (y) Expected Final Payment Date plus three Payment Dates	83.33%
After (x) Expected Final Payment Date plus three Payment Dates but on or prior to (y) Expected Final Payment Date plus four Payment Dates	75.00%
After (x) Expected Final Payment Date plus four Payment Dates but on or prior to (y) Expected Final Payment Date plus five Payment Dates	66.67%
After (x) Expected Final Payment Date plus five Payment Dates but on or prior to (y) Expected Final Payment Date plus six Payment Dates	58.33%
After (x) Expected Final Payment Date plus six Payment Dates but on or prior to (y) Expected Final Payment Date plus seven Payment Dates	50.00%
After (x) Expected Final Payment Date plus seven Payment Dates but on or prior to (y) Expected Final Payment Date plus eight Payment Dates	41.67%

After (x) Expected Final Payment Date plus eight Payment Dates but on or prior to (y) Expected Final Payment Date plus nine Payment Dates	33.33%
After (x) Expected Final Payment Date plus nine Payment Dates but on or prior to (y) Expected Final Payment Date plus ten Payment Dates	25.00%
After (x) Expected Final Payment Date plus ten Payment Dates but on or prior to (y) Expected Final Payment Date plus eleven Payment Dates	16.67%
After (x) Expected Final Payment Date plus eleven Payment Dates but on or prior to (y) Legal Final Payment Date	8.33%
After Legal Final Payment Date	0%

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ANNEX 1
REPRESENTATIONS AND WARRANTIES

1.HVF II. HVF II represents and warrants to each Conduit Investor and each Committed Note Purchaser that each of its representations and warranties in the Series 2013-A Related Documents is true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date) and further represents and warrants to such parties that:

a.	no Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, is continuing;

b.
assuming each Conduit Investor or other purchaser of the Series 2013-A Notes hereunder is not purchasing with a view toward further distribution and there has been no general solicitation or general advertising within the meaning of the Securities Act, and further assuming that the representations and warranties of each Conduit Investor set forth in Article VI are true and correct, the offer and sale of the Series 2013-A Notes in the manner contemplated by this Series 2013-A Supplement is a transaction exempt from the registration requirements of the Securities Act, and the Group I Indenture is not required to be qualified under the Trust Indenture Act;

c.
on the Series 2013-A Closing Date, HVF II has furnished to the Administrative Agent true, accurate and complete copies of all Series 2013-A Related Documents to which it is a party as of the Series 2013-A Closing Date, all of which are in full force and effect as of the Series 2013-A Closing Date; and

d.
as of the Series 2013-A Closing Date, the written information furnished by HVF II, Hertz or any of its Affiliates, agents or representatives to the Conduit Investors, the Committed Note Purchasers, the Administrative Agent or the Funding Agents for purposes of or in connection with this Series 2013-A Supplement, including any information relating to the Series 2013-A Collateral, taken as a whole, is inaccurate in any material respect, or contains any material misstatement of fact, or omits to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case as of the date such information was stated or certified unless such information has been superseded by subsequently delivered information.

2.	Group I Administrator. The Group I Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser that:

a.
each representation and warranty made by it in each Series 2013-A Related Document, is true and correct in all material respects as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

b.
the audited consolidated balance sheet of The Hertz Corporation and its Consolidated Subsidiaries as of December 31, 2012 and the related statements of income, stockholders equity and cash flows for the year ending on such date and the unaudited condensed consolidated balance sheet of The Hertz Corporation and its Consolidated Subsidiaries as of June 30, 2013 and the related statements of income, stockholders equity and cash flows for the six months ending on such date (including in each case the schedules and notes thereto) (the “Financial Statements”), have been prepared in accordance with GAAP and present fairly the financial position of The Hertz Corporation and its Consolidated Subsidiaries as of the date thereof and the results of their operations and their cash flows for the periods covered thereby.

3.
Conduit Investors and Committed Note Purchasers. Each of the Conduit Investors and each of the Committed Note Purchasers represents and warrants to HVF II and the Group I Administrator, as of the Series 2013-A Closing Date (or, with respect to each Conduit Investor and each Committed Note Purchaser that becomes a party hereto after the Series 2013-A Closing Date, as of the date such Person becomes a party hereto), that:

a.
it has had an opportunity to discuss HVF II’s and the Group I Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group I Administrator and their respective representatives;

b.
it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2013-A Notes;

c.
it is purchasing the Series 2013-A Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

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d.
it understands that the Series 2013-A Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Series 2013-A Notes, and that any transfer must comply with the provisions of the Group I Supplement and Article IX of the Series 2013-A Supplement;

e.
it understands that the Series 2013-A Notes will bear the legend set out in the form of Series 2013-A Notes attached as Exhibit A hereto and be subject to the restrictions on transfer described in such legend and in Section 9.1;

f.	it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2013-A Notes;

g.	it understands that the Series 2013-A Notes may be offered, resold, pledged or otherwise transferred only in accordance with Section 9.3 and only:

i.	to HVF II,

ii.	in a transaction meeting the requirements of Rule 144A under the Securities Act,

iii.	outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or

iv.
in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing provisions of this Section 3(g), it is hereby understood and agreed by HVF II that the Series 2013-A Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Series 2013-A Notes, or interests therein, may be sold, transferred or pledged to its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support

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Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;
provided that, for the avoidance of doubt, HVF II may, in its sole and absolute discretion, withhold its consent with respect to any offer, sale, pledge or other transfer of any Series 2013-A Note to any Disqualified Party and any such withholding shall be deemed reasonable;

h.
if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2013-A Notes as described in clause (ii) or (iv) of Section 3(g) of this Annex 1, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of this Annex 1, the transferee of the Series 2013-A Notes will be required to deliver a certificate that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation, and it understands that the registrar and transfer agent for the Series 2013-A Notes will not be required to accept for registration of transfer the Series 2013-A Notes acquired by it, except upon presentation of an executed letter in the form described herein; and

i.	it will obtain from any purchaser of the Series 2013-A Notes substantially the same representations and warranties contained in the foregoing paragraphs.

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ANNEX 2

COVENANTS

HVF II and the Group I Administrator each severally covenants and agrees that, until the Series 2013-A Notes have been paid in full and the Term has expired, it will:

1.	Performance of Obligations. Duly and timely perform all of its covenants (both affirmative and negative) and obligations under each Series 2013-A Related Document to which it is a party.

2.	Amendments. Not amend, supplement or otherwise modify, or consent to any amendment, supplement, modification or waiver of:

i.
(A) any provision of the Series 2013-A Related Documents or HVF Series 2013-G1 Related Documents if such amendment, supplement, modification, waiver or consent adversely affects the Series 2013-A Noteholders without the consent of the Series 2013-A Required Noteholders; provided that, prior to entering into, granting or effecting any such amendment, supplement, modification or consent without the consent of the Series 2013-A Required Noteholders, HVF II shall deliver to the Trustee and each Funding Agent an Officer’s Certificate and Opinion of Counsel (which may be based on an Officer’s Certificate) confirming, in each case, that such amendment, modification, waiver, supplement or consent does not adversely affect the Series 2013-A Noteholders; or

ii.	any Series 2013-A Letter of Credit that is not substantially in the form of Exhibit I to this Series 2013-A Supplement without written consent of the Series 2013-A Required Noteholders;

iii.
(a) the defined terms “HVF II Group I Aggregate Asset Amount Deficiency” and “HVF II Group I Liquidation Event” appearing in the HVF Series 2013-G1 Supplement, (b) the defined terms “Group I Aggregate Asset Amount”, “Group I Aggregate Asset Amount Deficiency”, “Group I Manufacturer Program”, “Group I Liquidation Event”, “Group I Required Contractual Criteria” and “Group I Aggregate Asset Coverage Threshold Amount”, in each case, appearing in the Group I Supplement, (c) the defined terms “Commitment”, “Commitment Percentage”, “Conduit Assignee”, “CP Rate”, “Eurodollar Advance”, “Eurodollar Interest Period”, “Eurodollar Rate”, “Eurodollar Rate (Reserve Adjusted)”, “Funding Conditions”, “Investor Group Principal Amount”, “Maximum Investor Group Principal Amount”, “Prime Rate”, “Program Fee”, “Series 2013-A AAA Component”, “Series 2013-A Adjusted Advance Rate”, “Series 2013-A Adjusted Asset Coverage Threshold Amount”, “Series 2013-A Asset Amount”, “Series 2013-A Asset Coverage Threshold Amount”, “Series 2013-A Base Rate”, “Series 2013-

A Baseline Advance Rate”, “Series 2013-A Blended Advance Rate”, “Series 2013-A Commitment Termination Date”, “Series 2013-A Concentration Excess Advance Rate Adjustment”, “Series 2013-A Eligible Manufacturer Receivable”, “Series 2013-A Liquidation Event”, “Series 2013-A Manufacturer Concentration Excess Amount”, “Series 2013-A Manufacturer Percentage”, “Series 2013-A Maximum Manufacturer Amount”, “Series 2013-A Maximum Non-Investment Grade (High) Program Receivable Amount”, “Series 2013-A MTM/DT Advance Rate Adjustment”, “Series 2013-A Non-Investment Grade (High) Program Receivable Concentration Excess Amount”, “Series 2013-A Non-Liened Vehicle Concentration Excess Amount”, “Series 2013-A Select Component”, “Series 2013-A Third-Party Market Value”, “Undrawn Fee” or “Up-Front Fee”, in each case, appearing in the Series 2013-A Supplement, or (d) the required amount of Enhancement or Group I Series Enhancement with respect to the Series 2013-A Noteholders, in each case, without the consent of each Committed Note Purchaser and each Conduit Investor;

iv.
any defined terms included in any of the defined terms listed in the preceding clause (ii) if such amendment, supplement or modification materially adversely affects the Series 2013-A Noteholders, without the consent of each Committed Note Purchaser and each Conduit Investor; provided that, prior to entering into, granting or effecting any such amendment, supplement or modification without the consent of each Committed Note Purchaser and each Conduit Investor, HVF II shall deliver to each Funding Agent an Officer’s Certificate confirming, in each case, that such amendment, supplement or modification does not materially adversely affect the Series 2013-A Noteholders; provided further that, for the avoidance of doubt, in any such case, the requirements of the preceding clause (i) shall remain applicable to such amendment, supplement or modification of such defined term;

provided that, (a) the preceding clause (i) shall not apply to (I) any amendment, supplement, modification or consent with respect to any Series 2013-A Interest Rate Cap (A) the sole effect of which amendment, supplement, modification or consent is to (w) increase the notional amount thereunder, (x) modify the notional amortization schedule thereunder applicable during the period between the Expected Final Payment Date and the Legal Final Payment Date (y) decrease the strike rate of or (z) extend the term thereunder (B) if HVF II would be permitted to enter into such Series 2013-A Interest Rate Cap, as so amended, supplemented or modified without the consent of the Series 2013-A Noteholders, (II) any amendment, supplement, modification or consent with respect to any Series 2013-A Demand Note permitted pursuant to Section 4.5 of the Series 2013-A Supplement or (III) any amendment, supplement, modification or consent

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with respect to the definitions of “Series 2013-G1 Commitment Termination Date”, “Series 2013-G1 Maximum Principal Amount” or “Special Term”, in each case, as such terms are defined in the HVF Series 2013-G1 Supplement; and (b) HVF II and the Group I Administrator agree that any amendment or modification described in Section 11.2(b)(i) (which for the avoidance of doubt, includes amendments or modifications to any Series 2013-A Maximum Principal Amount), 10.2(b)(ii), 10.2(b)(iii) and 10.2(b)(iv) of the Group I Supplement that affects the Series 2013-A Noteholders shall require the consent of Series 2013-A Noteholders holding 100% of the Series 2013-A Principal Amount.

3.
Delivery of Information. (i) At the same time any report, notice, certificate, statement, Opinion of Counsel or other document is provided or caused to be provided to the Trustee or any Rating Agency by HVF II or the Group I Administrator under the Series 2013-A Supplement or, to the extent such report, notice, certificate, statement, Opinion of Counsel or other document relates to the Series 2013-A Notes, Series 2013-A Collateral or the the Group I Indenture, provide the Administrative Agent (who shall provide a copy thereof to the Committed Note Purchasers and the Conduit Investors) with a copy of such report, notice, certificate, Opinion of Counsel or other document, provided that, no Opinion of Counsel delivered in connection with the issuance of any Series of Notes (other than the Series 2013-A Notes) shall be required to be provided pursuant to this clause (i), (ii) at the same time any report is provided or caused to be provided by HVF to the HVF II Trustee pursuant to Sections 5.1(e) or (f) of the HVF Series 2013-G1 Supplement, provide or cause to be provided to the Administrative Agent a copy of such report and (iii) provide the Administrative Agent and each Funding Agent such other information with respect to HVF II or the Group I Administrator as the Administrative Agent or any Funding Agent may from time to time reasonably request; provided however, that neither HVF II nor the Group I Administrator shall have any obligation under this Section 3 to deliver to the Administrative Agent copies of any information, reports, notices, certificates, statements, Opinions of Counsel or other documents relating solely to any Series of Notes other than the Series 2013-A Notes, or any legal opinions or routine communications, including determinations relating to payments, payment requests, payment directions or other similar calculations. For the avoidance of doubt, nothing in this Section 3 shall require any Opinion of Counsel provided to any Person pursuant to this Section 3 to be addressed to such Person or to permit such Person any basis on which to rely on such Opinion of Counsel.

4.
Access to Collateral Information. At any time and from time to time, following reasonable prior notice from the Administrative Agent or any Funding Agent, and during regular business hours, permit, and, if applicable, cause HVF to permit, the Administrative Agent or any Funding Agent, or their respective agents or representatives (including any independent public accounting firm or other third

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party auditors) or permitted assigns, access to the offices of, the Group I Administrator, Hertz, and HVF II, as applicable,
(i)    to examine and make copies of and abstracts from all documentation relating to the Series 2013-A Collateral on the same terms as are provided to the Trustee under Section 6.4 of the Base Indenture (but excluding making copies of or abstracts from any information that the Group I Administrator or HVF II reasonably determines to be proprietary or confidential; provided that, for the avoidance of doubt, all data and information used to calculate any Series 2013-A MTM/DT Advance Rate Adjustment or lack thereof shall be deemed to be proprietary and confidential), and
(ii)    upon reasonable notice, to visit the offices and properties of, the Group I Administrator, Hertz, and HVF II for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Series 2013-A Collateral, or the administration and performance of the Base Indenture, the Group I Supplement, the Series 2013-A Supplement and the other Series 2013-A Related Documents with any of the Authorized Officers or other nominees as such officers specify, of the Group I Administrator, Hertz and/or HVF II, as applicable, having knowledge of such matters, in each case as may reasonably be requested; provided that, (i) prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2013-A Notes, one such visit per annum, if requested, coordinated by the Administrative Agent and in which each Funding Agent may participate shall be at HVF II’s sole cost and expense and (ii) during the continuance of an Amortization Event or Potential Amortization Event, in each case, with respect to the Series 2013-A Notes, each such visit shall be at HVF II’s sole cost and expense.
Each party making a request pursuant to this Section 4 shall simultaneously send a copy of such request to each of the Administrative Agent and each Funding Agent, as applicable, so as to allow such other parties to participate in the requested visit.

5.
Cash AUP. At any time and from time to time, following reasonable prior notice from the Administrative Agent, cooperate with the Administrative Agent or its agents or representatives (including any independent public accounting firm or other third party auditors) or permitted assigns in conducting a review of any ten (10) Business Days selected by the Administrative Agent (or its representatives or agents), confirming (i) the information contained in the Daily Group I Collection Report for each such day, (ii) that the Group I Collections described in each such Daily Group I Collection Report for each such day were applied correctly in accordance with Article V of the Series 2013-A Supplement, (iii) the information

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contained in the Series 2013-G1 Daily Collection Report (as defined in the HVF Series 2013-G1 Supplement) for each such day and (iv) that the Series 2013-G1 Collections (as defined in the HVF Series 2013-G1 Supplement) described in each such Series 2013-G1 Daily Collection Report for each such day were applied correctly in accordance with Article VII of the HVF Series 2013-G1 Supplement (a “Cash AUP”); provided that, such Cash AUPs shall be at HVF II’s sole cost and expense (i) for no more than one such Cash AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes, and (ii) for each such Cash AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes.

6.
Noteholder Statement AUP. On or prior to the Payment Date occurring in May of each year, the Group I Administrator shall cause a firm of independent certified public accountants (reasonably acceptable to both the Administrative Agent and the Group I Administrator, which may be the Group I Administrator’s accountants) to deliver to the Administrative Agent and each Funding Agent, a report in a form reasonably acceptable to HVF II and the Administrative Agent (a “Noteholder Statement AUP”); provided that, such Noteholder Statement AUPs shall be at HVF II's sole cost and expense (i) for no more than one such Noteholder Statement AUP per annum prior to the occurrence of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes and (ii) for each such Noteholder Statement AUP after the occurrence and during the continuance of an Amortization Event or Potential Amortization Event, in each case with respect to the Series 2013-A Notes.

7.
Margin Stock. Not permit any (i) part of the proceeds of any Advance to be (x) used to purchase or carry any Margin Stock or (y) loaned to others for the purpose of purchasing or carrying any Margin Stock or (ii) amounts owed with respect to the Series 2013-A Notes to be secured, directly or indirectly, by any Margin Stock.

8.
Reallocation of Excess Collections. On or after the Expected Final Payment Date, use all amounts allocated to and available for distribution from each principal collection account in respect of each Series of Group I Notes to decrease, pro rata (based on Principal Amount), the Series 2013-A Principal Amount and the principal amount of any other Series of Group I Notes that is then required to be paid.

9.	Financial Statements. Deliver to each Funding Agent within 120 days after the end of each fiscal year of HVF II, the financial statements prepared pursuant to Section 6.16 of the Base Indenture.

10.	Collateral Agent Report. In the case of the Group I Administrator, for so long as a Group I Liquidation Event for any Series of Group I Notes is continuing, furnish

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or cause the Group I Lease Servicer to furnish to the Administrative Agent and each Series 2013-A Noteholder, the Collateral Agent Report prepared in accordance with Section 2.4 of the Collateral Agency Agreement; provided that the Group I Servicer may furnish or cause to be furnished to the Administrative Agent any such Collateral Agent Report, by posting, or causing to be posted, such Collateral Agent Report to a password-protected website made available to the Administrative Agent or by any other reasonable means of electronic transmission (including, without limitation, e-mail, file transfer protocol or otherwise).

11.
Further Assurances. At any time and from time to time, upon the written request of the Administrative Agent, and at its sole expense, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Administrative Agent may reasonably deem desirable in obtaining the full benefits of this Series 2013-A Supplement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the liens and security interests granted hereby.

12.
Group I Administrator Replacement. Not appoint or agree to the appointment of any successor Group I Administrator (other than the Group I Back-Up Administrator) without the prior written consent of the Series 2013-A Noteholders holding more than 50% of the Series 2013-A Principal Amount.

13.
Series 2013-G1 Administrator Replacement. Not appoint or agree to the appointment of any successor Series 2013-G1 Administrator (other than the Series 2013-G1 Back-Up Administrator) without the prior written consent of the Series 2013-A Noteholders holding more than 50% of the Series 2013-A Principal Amount.

14.
Series 2013-G1 Back-Up Disposition Agent Agreement Amendments. Not amend the Series 2013-G1 Back-Up Disposition Agent Agreement in a manner that materially adversely affects the Series 2013-A Noteholders, as determined by the Administrative Agent in its sole discretion, without the prior written consent of the Series 2013-A Noteholders holding more than 50% of the Series 2013-A Principal Amount.

15.
Independent Directors. (x) Not remove any Independent Director of the HVF II General Partner or HVF, without (i) delivering an Officer’s Certificate to the Administrative Agent certifying that the replacement Independent Director of the applicable entity satisfies the definition of Independent Director and (ii) obtaining the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), in each case, no later than ten (10) Business Days prior to the effectiveness of such removal (or such shorter period as my be agreed to by the Administrative Agent) and (y) not replace any Independent Director of the HVF II General Partner or HVF unless (i) it has obtained the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed) or (ii)

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such replacement Independent Director is an officer, director or employee of an entity that provides, in the ordinary course of its business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and otherwise meets the applicable definition of Independent Director; provided, that, for the avoidance of doubt, in the event that an Independent Director of the HVF II General Partner or HVF is removed in connection with any such replacement, the HVF II General Partner or HVF, as applicable, and the Group I Administrator shall be required to effect such removal in accordance with clause (x) above.

16.
Notice of Certain Amendments. Within five (5) Business Days of the execution of any amendment or modification of any Series 2013-A Related Document or any HVF Series 2013-G1 Related Document, the Group I Administrator shall provide written notification of such amendment or modification to Standard & Poor’s for so long as Standard & Poor’s is rating any Series 2013-A Commercial Paper.

17.
Standard & Poor’s Limitation on Permitted Investments. For so long as any Series 2013-A Commercial Paper is being rated by Standard & Poor’s and the Funding Agent with respect the Investor Group that issues such Series 2013-A Commercial Paper has notified HVF II in writing that such Series 2013-A Commercial Paper has not been issued on a “fully-wrapped” basis (and, if so notified, until such notice has been revoked by such Funding Agent), neither the Group I Administrator nor HVF II shall invest, or direct the investment of, any funds on deposit in any Series 2013-A Accounts, in a Permitted Investment that is a Permitted Investment pursuant to clause (viii) of the definition thereof (an “Additional Permitted Investment”), unless the Group I Administrator shall have received confirmation in writing from Standard & Poor’s that the investment of such funds in an Additional Permitted Investment will not cause the rating on such Series 2013-A Commercial Paper being rated by Standard & Poor’s to be reduced or withdrawn.

18.
Maintenance of Separate Existence. Take or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct in all material respects with respect to HVF II and (y) comply in all material respects with those procedures described in such provisions that are applicable to HVF II.

19.	Merger.

i.	Solely with respect to HVF II, not be a party to any merger or consolidation without the prior written consent of the Series 2013-A Required Noteholders.

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ii.	Solely with respect to the Group I Administrator, not permit or suffer HVF to be a party to any merger or consolidation without the prior written consent of the Series 2013-A Required Noteholders.

20.	Series 2013-A Third-Party Market Value Procedures. Comply with the Series 2013-A Third-Party Market Value Procedures in all material respects.

21.
Enhancement Provider Ratings. Solely with respect to the Group I Administrator, at least once every calendar month, determine (a) whether each Series 2013-A Letter of Credit Provider is a Series 2013-A Eligible Letter of Credit Provider and (b) whether each Interest Rate Cap Provider is an Eligible Interest Rate Cap Provider.

22.
RCFC Nominee. On any date during the RCFC Nominee Applicability Period, not permit or suffer to exist any amendment to the RCFC Nominee Agreement or to RCFC’s organizational documents unless the Series 2013-A Rating Agency Condition shall have been satisfied with respect to such amendment.

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ANNEX 3
CONDITIONS PRECEDENT
The effectiveness of this Series 2013-A Supplement is subject to the following, in each case as of the Series 2013-A Closing Date:
1.the Base Indenture, the Group I Supplement and the Series 2013-A Supplement shall be in full force and effect;
2.    each Funding Agent shall have received copies of (i) the Certificate of Incorporation and By‑Laws of Hertz, the certificate of incorporation and by-laws of the HVF II General Partner and the certificate of formation and limited partnership agreement of HVF II, certified by the Secretary of State of the state of incorporation or organization, as the case may be, (ii) resolutions of the board of directors (or an authorized committee thereof) of the HVF II General Partner and Hertz with respect to the transactions contemplated by this Series 2013-A Supplement, and (iii) an incumbency certificate of the HVF II General Partner and Hertz, each certified by the secretary or assistant secretary of the related entity in form and substance reasonably satisfactory to the Administrative Agent;
3.    each Conduit Investor, or if there is no Conduit Investor with respect to any Investor Group, the Committed Note Purchaser with respect to such Investor Group, shall have received a copy of a draft press release, in form and substance reasonably satisfactory to it, to be published by DBRS stating that the public long term credit rating assigned to the Series 2013-A Notes is “A” and such Conduit Investors and Committed Note Purchasers shall have received evidence that DBRS has agreed to publish such press release;
4.    each Conduit Investor and each Committed Note Purchaser shall have received opinions of counsel (i) from Weil, Gotshal & Manges LLP, or other counsel acceptable to the Conduit Investors and the Committed Note Purchasers, with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request (including regarding non-consolidation, true lease, true-sale and UCC security interest matters, tax and no-conflicts) and (ii) from counsel to the Trustee acceptable to the Conduit Investors and the Committed Note Purchasers with respect to such matters as any such Conduit Investor or Committed Note Purchaser shall reasonably request;
5.    the Administrative Agent shall have received evidence satisfactory to it of the completion of all UCC filings as may be necessary to perfect or evidence the assignment by HVF II to the Trustee of its interests in the Series 2013-A Indenture Collateral, the proceeds thereof and the security interests granted pursuant to the Series 2013-A Supplement and the Group I Supplement;
6.    the Administrative Agent shall have received a written search report listing all effective financing statements that name HVF II as debtor or assignor and that are filed in the State of Delaware and in any other jurisdiction that the Administrative Agent determines is necessary or appropriate, together with copies of such financing statements, and tax and judgment lien searches showing no such liens that are not permitted by the Series 2013-A Related Documents;
7.    each Committed Note Purchaser shall have received payment of the Up-Front Fee owing to it; and
8.    no later than two (2) days prior to the Series 2013-A Closing Date, the Administrative Agent shall have received all documentation and other information about HVF II and Hertz that the Administrative Agent has reasonably determined is required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, and that the Administrative Agent has reasonably requested in writing at least five (5) days prior to the Series 2013-A Closing Date.

2

ANNEX 4
122a REPRESENTATIONS AND UNDERTAKING

1.	The Group I Administrator represents and warrants to each Conduit Investor and each Committed Note Purchaser as of the Series 2013-A Closing Date that:

i.	it owns 100% of the issued and outstanding limited liability company interests in HVF (the “HVF Equity”);

ii.	the Series 2013-A Blended Advance Rate does not exceed 95%; and

iii.	the Series 2013-G1 Advance Rate (as defined in the HVF Series 2013-G1 Supplement) does not exceed 95%,

2.	The Group I Administrator agrees for the benefit of each Conduit Investor and Committed Note Purchaser that it shall, for so long as any Series 2013-A Notes are Outstanding:

(a)
not sell or transfer (in whole or in part) the HVF Equity or subject the HVF Equity to any credit risk mitigation, any short positions or any other hedge; provided that, the HVF Equity may be pledged insofar as it is not otherwise prohibited from pledging the HVF Equity under the HVF Series 2013-G1 Supplement;

(b)	promptly provide notice to each Conduit Investor and Committed Note Purchaser in the event that it fails to comply with clause (a) above; and

(c)
provide any and all information reasonably requested by any Committed Note Purchaser that is required by any such Committed Note Purchaser or any Conduit Investor in such Committed Note Purchaser’s Investor Group for purposes of complying with the Retention Requirement Law; provided that, compliance by the Group I Administrator with this clause (c) shall be at the expense of the requesting Committed Note Purchaser, and provided further that, this clause (c) shall not apply to information that the Group I Administrator is not able to provide (whether because the Group I Administrator has not been able to obtain the requested information after having made all reasonable efforts to do so, or by reason of any contractual, statutory or regulatory obligations binding on it).

3.
The Group I Administrator hereby represents and warrants to each Conduit Investor and each Committed Purchaser, as of the Series 2013-A Closing Date, as of the date of each Advance and as of the date of delivery of each Monthly Noteholders’ Statement that it continues to comply with Section 1 of this Annex 4 as of such date.

4.
Anything to the contrary in this Annex 4 notwithstanding, the Group I Administrator shall not be in breach of any undertaking, representation or warranty in this Annex 4 if it fails to comply due to events, actions or circumstances beyond its control.

EXHIBIT A
TO
SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A VARIABLE FUNDING
RENTAL CAR ASSET BACKED NOTE

SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE

REGISTERED	$[ ]
No. R-[ ]
SEE REVERSE FOR CERTAIN CONDITIONS
THIS SERIES 2013-A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF HERTZ VEHICLE FINANCING II LP, A SPECIAL PURPOSE LIMITED PARTNERSHIP ESTABLISHED UNDER THE LAWS OF DELAWARE (THE “COMPANY”), THAT SUCH SERIES 2013-A NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH SUCH CASE, IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (C), TO REQUIRE THE DELIVERY TO IT OF A PURCHASER’S LETTER IN THE FORM OF EXHIBIT E TO THE SERIES 2013-A SUPPLEMENT CERTIFYING, AMONG OTHER THINGS, THAT SUCH PURCHASER IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND SUBJECT TO THE RIGHT OF THE COMPANY, PRIOR TO ANY TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT.

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR ASSET BACKED NOTE
Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware, (herein referenced as the “Company”), for value received, hereby promises to pay to [ ], as funding agent for [ ], as a Committed Note Purchaser, and [ ], as a Conduit Investor (the “Series 2013-A Note Purchaser”), or its registered assigns, the aggregate principal sum of [ ] ($[ ]) or, if less, the aggregate unpaid principal amount shown on the schedule attached hereto (and any continuation thereof), which amount shall be payable in the amounts and at the times set forth in the Group I Indenture and the Series 2013-A Supplement; provided, that, the entire unpaid principal amount of this Series 2013-A Note shall be due on the Legal Final Payment Date. The Company will pay interest on this Series 2013-A Note at the Series 2013-A Note Rate. Such interest shall be payable on each Payment Date until the principal of this Series 2013-A Note is paid or made available for payment, to the extent funds are available from Group I Interest Collections allocable to the Series 2013-A Note in accordance with the terms of the Series 2013-A Supplement. In addition, the Company will pay interest on this Series 2013-A Note, to the extent funds are available from Group I Interest Collections allocable to the Series 2013-A Note, on the dates set forth in Section 5.3 of the Series 2013-A Supplement. Pursuant to Sections 2.2 and 2.3 of the Series 2013-A Supplement, the principal amount of this Series 2013-A Note shall be subject to Advances and Decreases on any Business Day during the Series 2013-A Revolving Period, and accordingly, such principal amount is subject to prepayment in whole or in part at any time. During the Series 2013-A Revolving Period, this Series 2013-A Note is subject to mandatory prepayment, to the extent funds have been allocated to the Series 2013-A Principal Collection Account and are available therefor, in accordance with Section 2.3(b) of the Series 2013-A Supplement. Beginning on the first Payment Date following the occurrence of a Series 2013-A Amortization Event, subject to cure in accordance with the Series 2013-A Supplement, the principal of this Series 2013-A Note shall be paid in installments on each subsequent Payment Date to the extent of funds available for payment therefor pursuant to the Indenture. Such principal of and interest on this Series 2013-A Note shall be paid in the manner specified on the reverse hereof.
The principal of and interest on this Series 2013-A Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Except as otherwise provided in the Indenture, payments made by the Company with respect to this Series 2013-A Note shall be applied first to interest due and payable on this Series 2013-A Note as provided above and then to the unpaid principal of this Series 2013-A Note. This Series 2013-A Note does not represent an interest in, or an obligation of, The Hertz Corporation or any affiliate of The Hertz Corporation other than the Company.
Reference is made to the further provisions of this Series 2013-A Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 2013-A Note. Although a summary of certain provisions of the Indenture is set forth below and on the reverse hereof and made a part hereof, this Series 2013-A Note does not purport to summarize the Indenture and reference is made to the Indenture for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Company and the Trustee. A copy of the Indenture may be requested from the Trustee by writing to the Trustee at: The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Administration–Structured Finance.
Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Series 2013-A Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed, manually or in facsimile, by its Authorized Officer.
Dated: November 25, 2013

HERTZ VEHICLE FINANCING II LP
By HVF II GP Corp., its General Partner
By:
Name: Scott Massengill
Title: Treasurer
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is a Series 2013-A Note, a series issued under the within-mentioned Indenture.
Dated: November 25, 2013
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee
By:
Authorized Signatory

REVERSE OF SERIES 2013-A NOTE

This Series 2013-A Note is one of a duly authorized issue of Group I Notes of the Company, designated as its Series 2013-A Variable Funding Rental Car Asset Backed Notes (herein called the “Series 2013-A Note”), issued under (i) a Base Indenture, dated as of November 25, 2013 (as amended, supplemented or modified, is herein referred to as the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”, which term includes any successor Trustee under the Base Indenture), (ii) a Group I Supplement, dated as of November 25, 2013 (as amended, supplemented or modified from time to time, is herein referred to as the “Group I Supplement”), between the Company and the Trustee and (iii) the Series 2013-A Supplement, dated as of November 25, 2013 (as further amended, supplemented or modified from time to time, is herein referred to as the “Series 2013-A Supplement”), among the Company, the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee. The Base Indenture, together with the Group I Supplement and the Series 2013-A Supplement are referred to herein collectively, as the “Indenture”. Except as set forth in the Series 2013-A Supplement, the Series 2013-A Note is subject to all terms of the Base Indenture and Group I Supplement. Except as set forth in the Series 2013-A Supplement and the Group I Supplement, the Series 2013-A Note is subject to all of the terms of the Base Indenture. All terms used in this Series 2013-A Note that are defined in the Series 2013-A Supplement shall have the meanings assigned to them in or pursuant to the Series 2013-A Supplement.
The Series 2013-A Note is and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.
“Payment Date” means the 25th day of each calendar month, or, if any such date is not a Business Day, the next succeeding Business Day, commencing December 26, 2013.
As described above, the entire unpaid principal amount of this Series 2013-A Note shall be due and payable on the Legal Final Payment Date, in accordance with Section 2.8 of the Series 2013-A Supplement. Notwithstanding the foregoing, if an Amortization Event with respect to the Series 2013-A Notes shall have occurred and be continuing then, in certain circumstances, principal of the Series 2013-A Note may be paid earlier, as described in the Indenture. All principal payments of the Series 2013-A Note shall be made to the Series 2013-A Noteholders.
Payments of interest on this Series 2013-A Note are due and payable on each Payment Date or such other date as may be specified in the Series 2013-A Supplement, together with the installment of principal then due, if any, and any payments of principal made on any Business Day in respect of any Decreases, to the extent not in full payment of this Series 2013-A Note, shall be made by wire transfer to the Holder of record of this Series 2013-A Note (or one or more predecessor Series 2013-A Notes) on the Note Register as of the close of business on each Record Date. Any reduction in the principal amount of this Series 2013-A Note (or one or more predecessor Series 2013-A Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Series 2013-A Note and of any Series 2013-A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted thereon.
The Company shall pay interest on overdue installments of interest at the Series 2013-A Note Rate to the extent lawful.

10

Subject to the terms of the Indenture, the holder of any Series 2013-A Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering such Series 2013-A Note at the office maintained by the Registrar for such purpose pursuant to Section 2.5 of the Base Indenture, with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar by, the holder thereof and accompanied by a certificate substantially in the form of Exhibit E to the Series 2013-A Supplement. In exchange for any Series 2013-A Note properly presented for transfer, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, Series 2013-A Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any Series 2013-A Note in part, the Company shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, Series 2013-A Notes for the aggregate principal amount that was not transferred. No transfer of any Series 2013-A Note shall be made unless the request for such transfer is made by each Series 2013-A Noteholder at such office. Upon the issuance of transferred Series 2013-A Notes, the Trustee shall recognize the Holders of such Series 2013-A Note as Series 2013-A Noteholders.
Each Series 2013-A Noteholder, by acceptance of a Series 2013-A Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Trustee or the Company on the Series 2013-A Note or under the Indenture or any certificate or other writing delivered in connection therewith, against the Trustee in its individual capacity, or against any stockholder, member, employee, officer, director or incorporator of the Company; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Company constituting Series 2013-A Collateral for any and all liabilities, obligations and undertakings contained in the Indenture or in this Series 2013-A Note, to the extent provided for in the Indenture.
Each Series 2013-A Noteholder, by acceptance of a Series 2013-A Note, covenants and agrees that by accepting the benefits of the Indenture that such Series 2013-A Noteholder will not, for a period of one year and one day following payment in full of the Series 2013-A Notes and each other Series of Notes issued under the Base Indenture, institute against the Company, or join with any other Person in instituting against the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Master Related Documents.
Prior to the due presentment for registration of transfer of this Series 2013-A Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Series 2013-A Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Series 2013-A Note shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
It is the intent of the Company and each Series 2013-A Noteholder that, for Federal, state and local income and franchise tax purposes and any other tax imposed on or measured by income, the Series 2013-A Note will evidence indebtedness secured by the Series 2013-A Collateral. Each Series 2013-A Noteholder, by the acceptance of this Series 2013-A Note, agrees

11

to treat this Series 2013-A Note for purposes of Federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Series 2013-A Notes under the Indenture at any time by the Company with the consent of the applicable Person(s) specified therein. The Indenture also contains provisions permitting the applicable Person(s) specified therein to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to the Series 2013-A Notes. Any such consent or waiver by such Person(s) shall be conclusive and binding upon the Series 2013-A Noteholders and upon all future Holders of this Series 2013-A Note and of any Series 2013-A Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Series 2013-A Note. The Indenture also permits the Company and the Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of any other Person.
The term “Company” as used in this Series 2013-A Note includes any successor to the Company under the Indenture.
The Series 2013-A Note is issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations set forth therein.
This Series 2013-A Note and the Indenture, and all matters arising out of or relating to this Series 2013-A Note or Indenture, shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.
No reference herein to the Indenture and no provision of this Series 2013-A Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series 2013-A Note at the times, place and rate, and in the coin or currency herein prescribed, subject to any duty of the Company to deduct or withhold any amounts as required by law, including any applicable U.S. withholding taxes; provided that, notwithstanding anything to the contrary herein or in the Indenture, the Series 2013-A Noteholders shall only have recourse to the Series 2013-A Collateral.

12

INCREASES AND DECREASES

Date	Unpaid Principal Amount	Increase	Decrease	Total	Series 2013-A Note Rate	Interest Period (if applicable)	Notation Made By

13

ASSIGNMENT
Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ___________________________________________________________
(name and address of assignee)
the within Series 2013-A Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________, attorney, to transfer said Series 2013-A Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _______________

Signature Guaranteed:

Name:
Title:

14

EXHIBIT B
TO
SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A DEMAND NOTE

$[ ]	New York, New York
[_], 2013

FOR VALUE RECEIVED, the undersigned, THE HERTZ CORPORATION, a Delaware corporation (“Hertz”), promises to pay to the order of HERTZ VEHICLE FINANCING II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), on any date of demand (the “Demand Date”) the principal sum of $[ ].
1. Definitions. Capitalized terms used but not defined in this Demand Note shall have the respective meanings assigned to them in the Series 2013-A Supplement (as defined below). Reference is made to that certain Base Indenture, dated as of November 25, 2013 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), between HVF II and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association (in such capacity, the “Trustee”), the Group I Supplement thereto, dated as of November 25, 2013 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Group I Supplement”), between HVF II and the Trustee and the Series 2013-A Supplement thereto, dated as of November 25, 2013 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-A Supplement”), among HVF II, Deutsche Bank AG, New York Branch, as the Administrative Agent, certain Committed Note Purchasers, certain Conduit Investors, certain Funding Agents and the Trustee.
2.     Principal. The outstanding principal balance (or any portion thereof) of this Demand Note shall be due and payable on each Demand Date to the extent demand is made therefor by the Trustee.
3.     Interest. Interest shall be paid on each Payment Date on the weighted average principal balance outstanding during the Interest Period immediately preceding such Payment Date at the Demand Note Rate. Interest hereon shall be calculated based on the actual number of days elapsed in each Interest Period calculated on a 30-360 basis. The “Demand Note Rate” means the London Interbank Offered Rate appearing on the BBA Libor Rates Page at approximately 11:00 a.m. (London time) on the first day of such Interest Period as the rate for dollar deposits with a one-month maturity. “BBA Libor Rates Page” shall mean the display designated as Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Hertz from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits offered by leading banks in the London interbank market. “Interest Period” means a period commencing on and including the second Business Day preceding a Determination Date and ending on and including the day preceding the second Business Day preceding the next succeeding Determination Date; provided, however, that the initial Interest Period shall commence on

15

November 25, 2013 and end on and include December 15, 2013. The maker and endorser waives presentment for payment, protest and notice of dishonor and nonpayment of this Demand Note. The receipt of interest in advance or the extension of time shall not relinquish or discharge any endorser of this Demand Note.
4.     No Waiver, Amendment. No failure or delay on the part of HVF II in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single. or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by each of Hertz, HVF II and the Trustee and (b) all consents, if any, required for such actions under any material contracts or agreements of either Hertz or HVF II and the Series 2013-A Supplement shall have been received by the appropriate Persons.
5.     Payments. All payments shall be made in lawful money of the United States of America by wire transfer in immediately available funds and shall be applied first to fees and costs, including collection costs, if any, next to interest and then to principal. Payments shall be made to the account designated in the written demand for payment.
6.     Collection Costs. Hertz agrees to pay all costs of collection of this Demand Note, including, without limitation, reasonable attorney’s fees, paralegal’s fees and other legal costs (including court costs) incurred in connection with consultation, arbitration and litigation (including trial, appellate, administrative and bankruptcy proceedings), regardless of whether or not suit is brought, and all other costs and expenses incurred by HVF II or the Trustee in exercising its rights and remedies hereunder. Such costs of collection shall bear interest at the Demand Note Rate until paid.
7.     No Negotiation. This Demand Note is not negotiable other than to the Trustee for the benefit of the Series 2013-A Noteholders pursuant to the Series 2013-A Supplement. The parties intend that this Demand Note will be pledged to the Trustee for the benefit of the secured parties under the Series 2013-A Supplement and the other Series 2013-A Related Documents and payments hereunder shall be made only to said Trustee.
8.     Reduction of Principal. The principal amount of this Demand Note may be modified from time to time, only in accordance with the provisions of the Series 2013-A Supplement.
9.     Governing Law. THIS DEMAND NOTE, AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS DEMAND NOTE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.
10.     Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision this Demand Note.

THE HERTZ CORPORATION

16

By:
Name: Scott Massengill
Title: Senior Vice President and Treasurer

17

PAYMENT GRID

Date	Principal Amount	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

18

EXHIBIT C
TO
SERIES 2013-A SUPPLEMENT
FORM OF REDUCTION NOTICE REQUEST
SERIES 2013-A LETTER OF CREDIT
The Bank of New York Mellon Trust Company, N.A.,
    as Trustee under the
    Series 2013-A Supplement
    referred to below
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance
Request for reduction of the stated amount of the Series 2013-A Letter of Credit under the Series 2013-A Letter of Credit Agreement, dated as of November 25, 2013, (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof as of the date hereof, the “Letter of Credit Agreement”), between The Hertz Corporation (“Hertz”) and [        ], as the Issuing Bank.
The undersigned, a duly authorized officer of Hertz, hereby certifies to The Bank of New York Mellon Trust Company, N.A., in its capacity as the Trustee (the “Trustee”) under the Series 2013-A Supplement referred to in the Letter of Credit Agreement (as may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2013-A Supplement”) as follows:
1.    The Series 2013-A Letter of Credit Amount and the Series 2013-A Letter of Credit Liquidity Amount as of the date of this request prior to giving effect to the reduction of the stated amount of the Series 2013-A Letter of Credit requested in paragraph 2 of this request are $                    and $                   , respectively.
2.    The Trustee is hereby requested pursuant to Section 5.7(c) of the Series 2013-A Series Supplement to execute and deliver to the Series 2013-A Letter of Credit Provider a Series 2013-A Notice of Reduction substantially in the form of Annex G to the Series 2013-A Letter of Credit (the “Notice of Reduction”) for a reduction (the “Reduction”) in the stated amount of the Series 2013-A Letter of Credit by an amount equal to $                   . The Trustee is requested to execute and deliver the Notice of Reduction promptly following its receipt of this request, and in no event more than two (2) Business Days following the date of its receipt of this request (as required pursuant to Section 5.7(c) of the Series 2013-A Series Supplement), and to provide for the reduction pursuant to the Notice of Reduction to be as of                ,       . The undersigned understands that the Trustee will be relying on the contents hereof. The undersigned further understands that the Trustee shall not be liable to the undersigned for any failure to transmit (or any delay in transmitting) the Notice of Reduction (including any fees and expenses attributable to the stated amount of the Series 2013-A Letter of Credit not being reduced in accordance with this paragraph) to the extent such failure (or delay) does not result from the gross negligence or willful misconduct of the Trustee.

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3.    To the best of the knowledge of the undersigned, the Series 2013-A Letter of Credit Amount and the Series 2013-A Letter of Credit Liquidity Amount will be $                    and $                   , respectively, as of the date of the reduction (immediately after giving effect to such reduction) requested in paragraph 2 of this request.
4.    The undersigned acknowledges and agrees that each of (a) the execution and delivery of this request by the undersigned, (b) the execution and delivery by the Trustee of a Notice of Reduction of the stated amount of the Series 2013-A Letter of Credit, substantially in the form of Annex G to the Series 2013-A Letter of Credit, and (c) the Series 2013-A Letter of Credit Provider’s acknowledgment of such notice constitutes a representation and warranty to the Series 2013-A Letter of Credit Provider and the Trustee (i) by the undersigned, in its capacity as [_], that each of the statements set forth in the Series 2013-A Letter of Credit Agreement is true and correct and (ii) by the undersigned, in its capacity as Group I Administrator under the Series 2013-A Supplement, that (A) the Series 2013-A Adjusted Liquid Enhancement Amount will equal or exceed the Series 2013-A Required Liquid Enhancement Amount, (B) the Series 2013-A Letter of Credit Liquidity Amount will equal or exceed the Series 2013-A Demand Note Payment Amount and (C) no Group I Aggregate Asset Amount Deficiency will exist immediately after giving effect to such reduction.

5.    The undersigned agrees that if on or prior to the date as of which the stated amount of the Series 2013-A Letter of Credit is reduced by the amount set forth in paragraph 2 of this request the undersigned obtains knowledge that any of the statements set forth in this request is not true and correct or will not be true and correct after giving effect to such reduction, the undersigned shall immediately so notify the Series 2013-A Letter of Credit Provider and the Trustee by telephone and in writing by telefacsimile in the manner provided in the Letter of Credit Agreement and the request set forth herein to reduce the stated amount of the Series 2013-A Letter of Credit shall be deemed canceled upon receipt by the Series 2013-A Letter of Credit Provider of such notice in writing.
6.    Capitalized terms used herein and not defined herein have the meanings set forth in the Series 2013-A Supplement.

20

IN WITNESS WHEREOF, The Hertz Corporation, as the Group I Administrator, has executed and delivered this request on this        day of                ,       .

THE HERTZ CORPORATION, as the Group I Administrator

By:            _______
    Name:
    Title:

21

EXHIBIT D
TO SERIES 2013-A SUPPLEMENT

FORM OF LEASE PAYMENT
DEFICIT NOTICE
The Bank of New York Mellon Trust Company, N.A., as Trustee
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attn: Corporate Trust Administration—Structured Finance
November 25, 2013
Ladies and Gentlemen:
This Lease Payment Deficit Notice is delivered to you pursuant to Section 5.9(b) of the Series 2013-A Supplement, dated as of November 25, 2013 (as may be amended, supplemented, amended and restated or otherwise modified from time to time the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP (“HVF II”), as Issuer, The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation, as Group I Administrator (the “Group I Administrator”), Deutsche Bank AG, New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Base Indenture, dated as of November 25, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Group I Supplement, dated as of November 25, 2013 as amended, supplemented, amended and restated or otherwise modified from time to time, the “Group I Supplement”), by and between HVF II and the Trustee. Terms used herein have the meanings provided in the Series 2013-A Supplement.
Pursuant to Section 5.9(a) and (b) of the Series 2013-A Supplement, The Hertz Corporation, in its capacity as Group I Administrator under the Group I Related Documents and the Series 2013-A Related Documents, hereby provides notice of a Series 2013-A Lease Payment Deficit in the amount of $                    (consisting of a Series 2013-A Lease Interest Payment Deficit in the amount of $                    and a Series 2013-A Lease Principal Payment Deficit in the amount of $                   ).

22

THE HERTZ CORPORATION, as Group I Administrator
By:______________________________
Name:____________________________
Title:_____________________________

23

EXHIBIT E
TO
SERIES 2013-A SUPPLEMENT
FORM OF PURCHASER’S LETTER
The Bank of New York Mellon Trust Company, N.A.,
as Registrar
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance
Re:     Hertz Vehicle Financing II LP
    Series 2013-A Rental Car Asset Backed Notes
Reference is made to the Series 2013-A Supplement, dated as of November 25 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, as Issuer (“HVF II”), The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and Securities Intermediary, The Hertz Corporation (“Hertz”), as Group I Administrator, Deutsche Bank AG New York Branch, as Administrative Agent, certain committed note purchasers, certain conduit investors and certain funding agents, to the Base Indenture, dated as of November 25, 2013 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between HVF II and the Trustee, as supplemented by the Group I Supplement, dated as of November 25, 2013 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement”), by and between HVF II and the Trustee. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Series 2013-A Supplement.
In connection with a proposed purchase of certain Series 2013-A Notes from [            ] by the undersigned, the undersigned hereby represents and warrants that:
(a)    it has had an opportunity to discuss HVF II’s and the Group I Administrator’s business, management and financial affairs, and the terms and conditions of the proposed purchase, with HVF II and the Group I Administrator and their respective representatives;
(b)    it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investing in, and is able and prepared to bear the economic risk of investing in, the Series 2013-A Notes;
(c)    it is purchasing the Series 2013-A Notes for its own account, or for the account of one or more “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that meet the criteria described in subsection (b) and for which it is acting with complete investment discretion, for investment purposes only and not with a view to distribution, subject, nevertheless, to the understanding that the disposition of its property shall at all times be and remain within its control;

24

(d)    it understands that the Series 2013-A Notes have not been and will not be registered or qualified under the Securities Act or any applicable state securities laws or the securities laws of any other jurisdiction and is being offered only in a transaction not involving any public offering within the meaning of the Securities Act and may not be resold or otherwise transferred unless so registered or qualified or unless an exemption from registration or qualification is available, that HVF II is not required to register the Series 2013-A Notes, and that any transfer must comply with provisions of Section 2.8 of the Base Indenture;
(e)    it understands that the Series 2013-A Notes will bear the legend set out in the form of Series 2013-A Notes attached as Exhibit A to the Series 2013-A Supplement and be subject to the restrictions on transfer described in such legend;
(f)    it will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Series 2013-A Notes;
(g)    it understands that the Series 2013-A Notes may be offered, resold, pledged or otherwise transferred only with HVF II’s prior written consent, which consent shall not be unreasonably withheld, and only (A) to HVF II, (B) in a transaction meeting the requirements of Rule 144A under the Securities Act, (C) outside the United States to a foreign person in a transaction meeting the requirements of Regulation S under the Securities Act, or (D) in a transaction complying with or exempt from the registration requirements of the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; notwithstanding the foregoing, it is hereby understood and agreed by HVF II that (i) in the case of each Investor Group with respect to which there is a Conduit Investor, the Series 2013-A Notes will be pledged by each Conduit Investor pursuant to its related commercial paper program documents, and the Series 2013-A Notes, or interests therein, may be sold, transferred or pledged to the related Committed Note Purchaser or any Program Support Provider or any Affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider and (ii) in the case of each Investor Group, the Series 2013-A Notes, or interests therein, may be sold, transferred or pledged to the related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider or, any commercial paper conduit administered by its related Committed Note Purchaser or any Program Support Provider or any affiliate of its related Committed Note Purchaser or any Program Support Provider;
(h)    if it desires to offer, sell or otherwise transfer, pledge or hypothecate the Series 2013-A Notes as described in Section 3(g)(ii) or Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, and such sale, transfer or pledge does not fall within the “notwithstanding the foregoing” provision of Section 3(g)(iv) of Annex 1 to the Series 2013-A Supplement, the transferee of the Series 2013-A Notes will be required to deliver a certificate, as described in Section 3(h) of Annex 1 to the Series 2013-A Supplement, that an exemption from the registration requirements of the Securities Act applies to such offer, sale, transfer or hypothecation. Upon original issuance thereof, and until such time as the same may no longer be required under the applicable requirements of the Securities Act, the certificate evidencing the Series 2013-A Notes (and all securities issued in exchange therefor or substitution thereof) shall bear a legend substantially in the form set forth in the

25

Series 2013-A Notes included as an exhibit to the Series 2013-A Supplement. The undersigned understands that the registrar and transfer agent for the Series 2013-A Notes will not be required to accept for registration of transfer the Series 2013-A Notes acquired by it, except upon presentation of an executed letter in the form required by the Series 2013-A Supplement; and
(i)    it will obtain from any purchaser of the Series 2013-A Notes substantially the same representations and warranties contained in the foregoing paragraphs.
This certificate and the statements contained herein are made for your benefit and for the benefit of HVF II.
[            ]

By:
    Name:
    Title:
Dated:
cc: Hertz Vehicle Financing II LP

26

EXHIBIT F
HVF II – Integrated Model

Calculation Date	2013-A	MASTER CHECK

HVF II Series 2013-A Series Specific Required Credit Enhancement Calculations
Series 2013‐B AAA Component	Series 2013‐A AAA Component Amount	Series 2013-A Baseline Advance Rates	Series 2013-A Allocable Concentration Excess Amount	Series 2013-A Concentration Excess Advance Rate Adjustment	MTM / Disposition Testing Advance Rate Adjustment	Series 2013-A Adjusted Advance Rate	Series 2013-A Applicable Advance Rate

Series 2013‐A Eligible IG Program Metal
Series 2013‐A Eligible IG Program Receivables
Series 2013‐A Eligible NIG Program Metal
Series 2013‐A Eligible HNIG Program Receivables
Series 2013‐A Eligible LNIG Program Receivables
Series 2013‐A Eligible IG Risk Metal
Series 2013‐A Eligible NIG Risk Metal
Series 2013‐A HVF II G1 Exchange Account Cash
Series 2013‐A Remainder AAA Amount
Series 2013‐A Group I Due & Unpaid Lease Amounts
Total				Series 2013-A Blended Advance Rate:

Program Metal Check
Program Receivables Check
Risk Metal Check
Concentration Excess Check

27

HVF II Series 2013-A Series Specific Asset Coverage Calculation

Adjusted ACTA Calculation

Series Class A Outstanding Principal Amount (BOD)
Series Class B Outstanding Principal Amount (BOD)
Series Class C Outstanding Principal Amount (BOD)
Total Series Principal Amount
Series Principal Collection Account Amount
Series Adjusted Principal Amount
Series Blended Advance Rate
Series Asset Coverage Threshold Amount
Series Letter of Credit Amount
Series Available Reserve Account Amount
Total
Series Adjusted ACTA

Series Asset Amount Calculation

Series Floating Allocation Percentage
Series Asset Amount

Principal Deficit Amount Calculation
Series Adjusted Principal Amount
Series Asset Amount
Principal Deficit Amount

Series 2013‐A Excess Principal Event / Mandatory Decrease Calculation

Series 2013‐A Maximum Principal Amount
Series 2013‐A Outstanding Principal Amount (BOD)
Series 2013‐A Excess Principal Event Occurring
Mandatory Decrease Amount

28

HVF II Series 2013-A Series Specific Liquid Enhancement Calculations

Liquid Enhancement Calculation

Series 2013 Letter of Credit Amount (gross)
Series 2013‐A Letter of Credit Liquidity Amount (gross)
Series 2013‐A Letter of Credit Amount (net)
Series 2013‐A Letter of Credit Liquidity Amount (net)
Series 2013‐A Available Reserve Account Amount
Series 2013‐A Liquid Enhancement Amount (gross)
Series 2013‐A Adjusted Liquid Enhancement Amount
Series 2013‐A Required Liquid Enhancement Amount
Series 2013‐A Liquid Enhancement (Deficiency) / Surplus Amount
Liquid Enhancement Check

Available Reserve Account Amount Calculations

Series 2013‐A Available Reserve Account Amount
Series 2013‐A Required Reserve Account Amount
Series 2013‐A Reserve Account (Deficiency) / Surplus Amount
Check

Letter of Credit Provider Information

LC 1
LC 1 In Use
LC 1 Issuing Bank
LC 1 Expiration Date
LC 1 Expired?
LC1 Expiring w/in 60 Days?
LC 1 In Full Force and Effect?
Event of Bankruptcy w/r/t LC 1 LC Issuing Bank?
LC 1 Repudiated?
LC 1 Issuing Bank Series Eligible LC Provider Ratings?

LC 2
LC 2 In Use
LC 2 Issuing Bank
LC 2 Expiration Date
LC 2 Expired?

29

HVF II Series 2013-A Series Specific Liquid Enhancement Calculations
LC1 Expiring w/in 60 Days?
LC 2 In Full Force and Effect?
Event of Bankruptcy w/r/t LC 2 LC Issuing Bank?
LC 2 Repudiated?
LC 2 Issuing Bank Series Eligible LC Provider Ratings?

LC 3
LC 3 In Use
LC 3 Issuing Bank
LC 3 Expiration Date
LC 3 Expired?
LC1 Expiring w/in 60 Days?
LC 3 In Full Force and Effect?
Event of Bankruptcy w/r/t LC 3 LC Issuing Bank?
LC 3 Repudiated?
LC 3 Issuing Bank Series Eligible LC Provider Ratings?

30

Series 2013-A Interest Rate Cap Calculations

2013‐A Credit Ag Cap

2013‐A Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

2013‐A Wells Fargo & Co Cap

2013‐A Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

2013‐A Barclays PLC Cap

2013‐A Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

2013‐A Bank of Nova Scotia Cap

2013‐A Eligible Interest Rate Cap Provider
Current Notional
Strike Rate
Min Strike Rate Test

Current Notional Test

Current Aggregate Cap Notional
Current Series 2013‐A Maximum Principal Amount
Current Notional
Sufficient

31

Required 2013-A Notional Schedule Test
Scheduled Notional Equals Required Notional

Date	Factor	Required	Aggregate	Check

32

EXHIBIT G
TO
SERIES 2013-A SUPPLEMENT
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [    ], among [    ] (the “Transferor”), each purchaser listed as an Acquiring Committed Note Purchaser on the signature pages hereof (each, an “Acquiring Committed Note Purchaser”), the Funding Agent with respect to the assigning Committed Note Purchaser listed in the signature pages hereof (the “Funding Agent”), and Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Assignment and Assumption Agreement is being executed and delivered in accordance with subsection 9.3(a) of the Series 2013-A Supplement, dated as of November 25, 2013 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”) to the Base Indenture, dated as of November 25, 2013 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Group I Supplement, dated as of November 25, 2013 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, each Acquiring Committed Note Purchaser (if it is not already an existing Committed Note Purchaser) wishes to become a Committed Note Purchaser party to the Series 2013-A Supplement; and
WHEREAS, the Transferor is selling and assigning to each Acquiring Committed Note Purchaser, the portion of its rights, obligations and commitments under the Series 2013-A Supplement and the Series 2013-A Notes as set forth herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:

Upon the execution and delivery of this Assignment and Assumption Agreement by each Acquiring Committed Note Purchaser, the Funding Agent, the Transferor and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), each Acquiring Committed Note Purchaser shall become a Committed Note Purchaser party to the Series 2013-A Supplement for all purposes thereof.
The Transferor acknowledges receipt from each Acquiring Committed Note Purchaser of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Committed Note Purchaser (the “Purchase Price”), of the portion being purchased by such Acquiring Committed Note Purchaser (such Acquiring Committed Note Purchaser’s “Purchased Percentage”) of the Transferor’s Commitment under the Series 2013-A Supplement and the Transferor’s Investor Group Invested Amount. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Committed Note Purchaser, without recourse, representation or warranty, and each Acquiring Committed Note Purchaser hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring Committed Note Purchaser’s Purchased Percentage of the Transferor’s Commitment under the Series 2013-A Supplement and the Transferor’s Investor Group Invested Amount.
The Transferor has made arrangements with each Acquiring Committed Note Purchaser with respect to [(i)] the portion, if any, to be paid, and the date or dates for payment, by the Transferor to such Acquiring Committed Note Purchaser of any program fees, undrawn facility fee, structuring and commitment fees or other fees (collectively, the “Fees”) [heretofore received] by the Transferor pursuant to Article III of the Series 2013-A Supplement prior to the Transfer Issuance Date [and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Acquiring Committed Note Purchaser to the Transferor of Fees received by such Acquiring Committed Note Purchaser pursuant to the Series 2013-A Supplement from and after the Transfer Issuance Date].
From and after the Transfer Issuance Date, amounts that would otherwise by payable to or for the account of the Transferor pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Transferor and the Acquiring Committed Note Purchasers, as the case may be, in accordance with their respective interests as reflected in this Assignment and Assumption Agreement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Assignment and Assumption Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Assumption Agreement.
By executing and delivering this Assignment and Assumption Agreement, the Transferor and each Acquiring Committed Note Purchaser confirm to and agree with each other and the Committed Note Purchasers as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the

34

Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2013-A Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture, the Series 2013-A Related Documents or any other instrument or document furnished pursuant hereto; (iii) each Acquiring Committed Note Purchaser confirms that it has received a copy of the Indenture, the Series 2013-A Supplement and such other Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (iv) each Acquiring Committed Note Purchaser will, independently and without reliance upon the Administrative Agent, the Transferor or any other Investor Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) each Acquiring Committed Note Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each Acquiring Committed Note Purchaser appoints and authorizes a Funding Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each Acquiring Committed Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as an Acquiring Committed Note Purchaser and (viii) the Acquiring Committed Note Purchaser hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Acquiring Committed Note Purchaser on and as of the date hereof and the Acquiring Committed Note Purchaser shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Commitment Percentages of the Transferor and each Acquiring Committed Note Purchaser as well as administrative information with respect to each Acquiring Committed Note Purchaser and its Funding Agent.
This Assignment and Assumption Agreement and all matters arising under or in any manner relating to this Assignment and Assumption Agreement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

35

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor
By:______________________________
Title:

By:______________________________
Title:
[    ], as Acquiring Committed Note Purchaser
By:______________________________
Title:

[    ], as Funding Agent

By:______________________________
Title:

36

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

37

SCHEDULE I
LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES
DEUTSCHE BANK AG, NEW YORK BRANCH, as
Administrative Agent
Address:

Attention:
Telephone:
Facsimile:
[TRANSFEROR]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

Prior Commitment Percentage:             [    ]
Revised Commitment Percentage:         [    ]
Prior Investor Group Principal Amount:        [    ]
Revised Investor Group Principal Amount:    [    ]

[TRANSFEROR FUNDING AGENT]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

[ACQUIRING COMMITTED NOTE PURCHASER]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

Prior Commitment Percentage:            [    ]
Revised Commitment Percentage:        [    ]
Prior Investor Group Principal Amount:        [    ]
Revised Investor Group Principal Amount:    [    ]

[ACQUIRING COMMITTED NOTE PURCHASER FUNDING AGENT]
Address:     [    ]
        Attention: [    ]
        Telephone: [    ]
        Facsimile: [    ]

2

EXHIBIT H
TO
SERIES 2013-A SUPPLEMENT
FORM OF INVESTOR GROUP SUPPLEMENT
INVESTOR GROUP SUPPLEMENT, dated as of November 25, 2013, among (i) [    ] (the “Transferor Investor Group”), (ii) the Funding Agent with respect to the Transferor Investor Group in the signature pages hereof (the “Transferor Funding Agent”) (iii) [    ] (the “Acquiring Investor Group”), (iv) the Funding Agent with respect to the Acquiring Investor Group listed in the signature pages hereof (the “Acquiring Funding Agent”), and (v) Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (the “Company”).
W I T N E S S E T H:
WHEREAS, this Investor Group Supplement is being executed and delivered in accordance with subsection 9.3(c) of the Series 2013-A Supplement, dated as of November 25, 2013 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined unless indicated otherwise), by and among the Company, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) to the Base Indenture, dated as of November 25, 2013 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Base Indenture”), by and between the Company and the Trustee, as supplemented by the Group I Supplement, dated as of November 25, 2013 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Group I Supplement” and together with the Base Indenture and the Series 2013-A Supplement, the “Indenture”), by and between the Company and the Trustee;
WHEREAS, the Acquiring Investor Group wishes to become a Conduit Investor and a Committed Note Purchaser with respect to such Conduit Investor under the Series 2013-A Supplement; and
WHEREAS, the Transferor Investor Group is selling and assigning to the Acquiring Investor Group its respective rights, obligations and commitments under the Series 2013-A Supplement and the Series 2013-A Notes with respect to the percentage of its total commitment specified on Schedule I attached hereto;
NOW, THEREFORE, the parties hereto hereby agree as follows:

3

Upon the execution and delivery of this Investor Group Supplement by the Acquiring Investor Group, the Acquiring Funding Agent with respect thereto, the Transferor Investor Group, the Transferor Funding Agent and the Company (the date of such execution and delivery, the “Transfer Issuance Date”), the Conduit Investor(s) and the Committed Note Purchasers with respect to the Acquiring Investor Group shall become parties to the Series 2013-A Supplement for all purposes thereof.
The Transferor Investor Group acknowledges receipt from the Acquiring Investor Group of an amount equal to the purchase price, as agreed between the Transferor Investor Group and the Acquiring Investor Group (the “Purchase Price”), of the portion being purchased by the Acquiring Investor Group (the Acquiring Investor Group’s “Purchased Percentage”) of the Commitment Amount with respect to the Committed Note Purchasers included in the Transferor Investor Group under the Series 2013-A Supplement and the Transferor Investor Group’s Investor Group Principal Amount. The Transferor Investor Group hereby irrevocably sells, assigns and transfers to the Acquiring Investor Group, without recourse, representation or warranty, and the Acquiring Investor Group hereby irrevocably purchases, takes and assumes from the Transferor Investor Group, the Acquiring Investor Group’s Purchased Percentage of the Commitment with respect to the Committed Note Purchasers included in the Transferor Investor Group under the Series 2013-A Supplement and the Transferor Investor Group’s Investor Group Principal Amount.
From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Transferor Investor Group pursuant to the Series 2013-A Supplement shall, instead, be payable to or for the account of the Transferor Investor Group and the Acquiring Investor Group, as the case may be, in accordance with their respective interests as reflected in this Investor Group Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.
Each of the parties to this Investor Group Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Investor Group Supplement.
By executing and delivering this Investor Group Supplement, the Transferor Investor Group and the Acquiring Investor Group confirm to and agree with each other as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2013-A Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2013-A Notes, the Series 2013-A Related Documents or any instrument or document furnished pursuant thereto; (ii) the Transferor Investor Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of the Company’s obligations under the Indenture and the Series 2013-A Related Documents or any other

4

instrument or document furnished pursuant hereto; (iii) the Acquiring Investor Group confirms that it has received a copy of the Indenture and the Series 2013-A Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Investor Group Supplement; (iv) the Acquiring Investor Group will, independently and without reliance upon the Administrative Agent, the Transferor Investor Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Series 2013-A Supplement; (v) the Acquiring Investor Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement; (vi) each member of the Acquiring Investor Group appoints and authorizes its respective Acquiring Funding Agent, listed on Schedule I hereto, to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to such Acquiring Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2013-A Supplement, (vii) each member of the Acquiring Investor Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Series 2013-A Supplement are required to be performed by it as a member of the Acquiring Investor Group and (viii) each member of the Acquiring Investor Group hereby represents and warrants to the Company and the Group I Administrator that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Acquiring Investor Group on and as of the date hereof and the Acquiring Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.
Schedule I hereto sets forth the revised Commitment Percentages of the Transferor Investor Group and the Acquiring Investor Group, as well as administrative information with respect to the Acquiring Investor Group and its Acquiring Funding Agent.
This Investor Group Supplement and all matters arising under or in any manner relating to this Investor Group Supplement shall be governed by, and construed in accordance with, the law of the State of New York, and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

5

IN WITNESS WHEREOF, the parties hereto have caused this Investor Group Supplement to be executed by their respective duly authorized officers as of the date first set forth above.
[    ], as Transferor Investor Group
By:______________________________
Title:

[    ], as Transferor Investor Group
By:______________________________
Title:
[    ], as Transferor Funding Agent
By:______________________________
Title:
[    ], as Acquiring Investor Group

By:______________________________
Title:
[    ], as Acquiring Investor Group

By:______________________________
Title:
[    ], as Funding Agent

By:______________________________
Title:

6

CONSENTED AND ACKNOWLEDGED:
HERTZ VEHICLE FINANCING II LP, a limited partnership
By: HVF II GP Corp., its general partner
By: _______________________________
Title:

7

LIST OF ADDRESSES FOR NOTICES
AND OF COMMITMENT PERCENTAGES

EXHIBIT I
TO
SERIES 2013-A SUPPLEMENT
FORM OF SERIES 2013-A LETTER OF CREDIT

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SERIES 2013-A LETTER OF CREDIT
NO. [    ]
OUR IRREVOCABLE LETTER OF CREDIT NO. DBS-[ ]
[ ] [ ]
Beneficiary:
The Bank of New York Mellon Trust Company, N.A.
    as Trustee
    under the Series 2013-A Supplement
    referred to below
    2 North LaSalle Street, Suite 1020
    Chicago, Illinois 60602
Attention:    Corporate Trust Administration—Structured Finance
Dear Sir or Madam:
The undersigned (“[        ]” or the “Issuing Bank”) hereby establishes, at the request and for the account of The Hertz Corporation, a Delaware corporation (“Hertz”), pursuant to that certain senior secured asset based revolving loan facility, provided under a credit agreement, dated as of March 11, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof, the “Series 2013-A Letter of Credit Agreement”), among Hertz, the Issuing Bank, certain affiliates of Hertz and the several banks and financial institutions party thereto from time to time, in the Beneficiary’s favor on Beneficiary’s behalf as Trustee under the Series 2013-A Supplement, dated as of November 25, 2013 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Series 2013-A Supplement”), between Hertz Vehicle Financing II LP, a special purpose limited partnership established under the laws of Delaware (“HVF II”), as Issuer, The Hertz Corporation, as the Group I Administrator, certain committed note purchasers, certain conduit investors, certain funding agents and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), to the Group I Supplement, dated as of November 25, 2013 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Group I Supplement”), by and between HVF II and the Trustee, to the Base Indenture, dated as of November 25, 2013 (as such agreement may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Base Indenture”) between HVF II, as Issuer, and the Trustee, in respect of Credit Demands (as defined below), Unpaid Demand Note Demands (as defined below), Preference Payment Demands (as defined below) and Termination Demands (as defined below) this Irrevocable Letter of Credit No. P- [    ] in the amount of [    ] ($[    ]) (such amount, as the same may be reduced, increased (to an amount not exceeding $[    ]) or reinstated as provided herein, being the

10

“Series 2013-A Letter of Credit Amount”), effective immediately and expiring at 4:00 p.m. (New York time) at our office located at [        ] (such office or any other office which may be designated by the Issuing Bank by written notice delivered to Beneficiary, being the “Issuing Bank’s Office”) on [ ] (or, if such date is not a Business Day (as defined below), the immediately succeeding Business Day) (the “Series 2013-A Letter of Credit Expiration Date”). The Issuing Bank hereby agrees that the Series 2013-A Letter of Credit Expiration Date shall be automatically extended, without amendment, [to the earlier of (i) the date that is one year from the then current Series 2013-A Letter of Credit Expiration Date and (ii) [_], in each case][for successive one year periods from each Series 2013-A Letter of Credit Expiration Date] unless, no fewer than sixty (60) days before the then current Series 2013-A Letter of Credit Expiration Date, we notify you in writing by registered mail (return receipt) or overnight courier that this letter of credit will not be extended beyond the then current Series 2013-A Letter of Credit Expiration Date. The term “Beneficiary” refers herein (and in each Annex hereto) to the Trustee, as such term is defined in the Base Indenture. Terms used herein and not defined herein shall have the meaning set forth in the Series 2013-A Supplement.
The Issuing Bank irrevocably authorizes Beneficiary to draw on it, in accordance with the terms and conditions and subject to the reductions in amount as hereinafter set forth, (1) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex A attached hereto (any such draft accompanied by such certificate being a “Credit Demand”), an amount equal to the face amount of each such draft but in the aggregate amount not exceeding the Series 2013-A Letter of Credit Amount as in effect on such Business Day (as defined below), (2) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by it in substantially the form of Annex B attached hereto (any such draft accompanied by such certificate being an “Unpaid Demand Note Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-A Letter of Credit Amount as in effect on such Business Day (as defined below), (3) in one or more draws by one or more of the Trustee’s drafts, each drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex C attached hereto (any such draft accompanied by such certificate being a “Preference Payment Demand”), an amount equal to the face amount of each such draft but not exceeding the Series 2013-A Letter of Credit Amount as in effect on such Business Day (as defined below) and (4) in one or more draws by one or more of the Trustee’s drafts, drawn on the Issuing Bank at the Issuing Bank’s Office, payable at sight on a Business Day (as defined below), and accompanied by the Trustee’s written and completed certificate signed by the Trustee in substantially the form of Annex D attached hereto (any such draft accompanied by such certificate being a “Termination Demand”), an

11

amount equal to the face amount of each such draft but not exceeding the Series 2013-A Letter of Credit Amount as in effect on such Business Day (as defined below). Any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand may be delivered by facsimile transmission. [Drawings may also be presented to us by facsimile transmission to facsimile number [_] (each such drawing, a “fax drawing”); provided that, a fax drawing will not be effectively presented until you confirm by telephone our receipt of such fax drawing by calling us at telephone number [_]. If you present a fax drawing under this Letter of Credit you do not need to present the original of any drawing documents, and if we receive any such original drawing documents they will not be examined by us. In the event of a full or final drawing, the original Letter of Credit must be returned to us by overnight courier.] The Trustee shall deliver the original executed counterpart of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand, as the case may be, to the Issuing Bank by means of overnight courier. “Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to close in New York City, New York. Upon the Issuing Bank honoring any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand presented hereunder, the Series 2013-A Letter of Credit Amount shall automatically be decreased by an amount equal to the amount of such Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand. In addition to the foregoing reduction, (i) upon the Issuing Bank honoring any Termination Demand in respect of the entire Series 2013-A Letter of Credit Amount presented to it hereunder, the amount available to be drawn under this Series 2013-A Letter of Credit Amount shall automatically be reduced to zero and this Series 2013-A Letter of Credit shall be terminated and (ii) no amount decreased on the honoring of any Preference Payment Demand or Termination Demand shall be reinstated.
The Series 2013-A Letter of Credit Amount shall be automatically reinstated when and to the extent, but only when and to the extent, that (i) the Issuing Bank is reimbursed by Hertz (or by HVF II under Section 5.6 or 5.7 of the Series 2013-A Supplement) for any amount drawn hereunder as a Credit Demand or an Unpaid Demand Note Demand and (ii) the Issuing Bank receives written notice from Hertz in substantially the form of Annex E hereto that no Event of Bankruptcy (as defined in the Base Indenture) with respect to Hertz has occurred and is continuing; provided, however, that the Series 2013-A Letter of Credit Amount shall, in no event, be reinstated to an amount in excess of the then current Series 2013-A Letter of Credit Amount (without giving effect to any reduction to the Series 2013-A Letter of Credit Amount that resulted from any such Credit Demand or Unpaid Demand Note Demand).
The Series 2013-A Letter of Credit Amount shall be automatically reduced in accordance with the terms of a written request from the Trustee to the Issuing Bank in substantially the form of Annex G attached hereto that is acknowledged and agreed to in writing by the Issuing Bank. The Series 2013-A Letter of Credit Amount shall be automatically increased upon receipt by (and written acknowledgment of such receipt by)

12

the Trustee of written notice from the Issuing Bank in substantially the form of Annex H attached hereto certifying that the Series 2013-A Letter of Credit Amount has been increased and setting forth the amount of such increase, which increase shall not result in the Series 2013-A Letter of Credit Amount exceeding an amount equal to [    ]($[    ]).
Each Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand and Termination Demand shall be dated the date of its presentation, and shall be presented to the Issuing Bank at the Issuing Bank’s Office, Attention: [Global Loan Operations, Standby Letter of Credit Unit]. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2013-A Letter of Credit, not later than 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make such funds available by 4:00 p.m. (New York City time) on the same day in accordance with Beneficiary’s payment instructions. If the Issuing Bank receives any Credit Demand, Unpaid Demand Note Demand, Preference Payment Demand or Termination Demand at such office, all in strict conformity with the terms and conditions of this Series 2013-A Letter of Credit, after 12:00 p.m. (New York City time) on a Business Day prior to the termination hereof, the Issuing Bank will make the funds available by 4:00 p.m. (New York City time) on the next succeeding Business Day in accordance with Beneficiary’s payment instructions. If Beneficiary so requests to the Issuing Bank, payment under this Series 2013-A Letter of Credit may be made by wire transfer of Federal Reserve Bank of New York funds to Beneficiary’s account in a bank on the Federal Reserve wire system or by deposit of same day funds into a designated account. All payments made by the Issuing Bank under this Series 2013-A Letter of Credit shall be made with the Issuing Bank’s own funds.
In the event there is more than one draw request on the same Business Day, the draw requests shall be honored in the following order: (1) the Credit Demands, (2) the Unpaid Demand Note Demands, (3) the Preference Payment Demand and (4) the Termination Demand.
Upon the earliest of (i) the date on which the Issuing Bank honors a Preference Payment Demand or Termination Demand presented hereunder to the extent of the Series 2013-A Letter of Credit Amount as in effect on such date, (ii) the date on which the Issuing Bank receives written notice from Beneficiary that an alternate letter of credit or other credit facility has been substituted for this Series 2013-A Letter of Credit and (iii) the Series 2013-A Letter of Credit Expiration Date, this Series 2013-A Letter of Credit shall automatically terminate and Beneficiary shall surrender this Series 2013-A Letter of Credit to the undersigned Issuing Bank on such day.
This Series 2013-A Letter of Credit is transferable in its entirety to any transferee(s) who Beneficiary certifies to the Issuing Bank has succeeded Beneficiary as Trustee under the Base Indenture, the Group I Supplement and the Series 2013-A Supplement,

13

and may be successively transferred. Transfer of this Series 2013-A Letter of Credit to such transferee shall be effected by the presentation to the Issuing Bank of this Series 2013-A Letter of Credit accompanied by a certificate in substantially the form of Annex F attached hereto. Upon such presentation the Issuing Bank shall forthwith transfer this Series 2013-A Letter of Credit to (or to the order of) the transferee or, if so requested by Beneficiary’s transferee, issue a letter of credit to (or to the order of) Beneficiary’s transferee with provisions therein consistent with this Series 2013-A Letter of Credit.
This Series 2013-A Letter of Credit sets forth in full the undertaking of the Issuing Bank, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates and the drafts referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificates and such drafts.
This Series 2013-A Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600 (the “Uniform Customs”), which is incorporated into the text of this Series 2013-A Letter of Credit by reference, and shall be governed by the laws of the State of New York, including, as to matters not covered by the Uniform Customs, the Uniform Commercial Code as in effect in the State of New York; provided that, if an interruption of business (as described in such Article 17) exists at the Issuing Bank’s Office, the Issuing Bank agrees to (i) promptly notify the Trustee of an alternative location in which to send any communications with respect to this Series 2013-A Letter of Credit or (ii) to effect payment under this Series 2013-A Letter of Credit if a draw which otherwise conforms to the terms and conditions of this Series 2013-A Letter of Credit is made prior to the earlier of (A) the thirtieth day after the resumption of business and (B) the Series 2013-A Letter of Credit Expiration Date and (ii) Article 41 of the Uniform Customs shall not apply to this Series 2013-A Letter of Credit as draws hereunder shall not be deemed to be installments for purposes thereof.
Communications with respect to this Series 2013-A Letter of Credit shall be in writing and shall be addressed to the Issuing Bank at the Issuing Bank’s Office, specifically referring to the number of this Series 2013-A Letter of Credit.
Very truly yours,
[            ]

By:	Name: Title:

14

By:	Name: Title:

15

ANNEX A
CERTIFICATE OF CREDIT DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Credit Demand under the Irrevocable Letter of Credit No. [    ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit or, if not defined therein, the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.] is the Trustee under the Series 2013-A Supplement referred to in the Series 2013-A Letter of Credit.
2.    [A Series 2013-A Reserve Account Interest Withdrawal Shortfall exists on the [_] Payment Date and pursuant to Section 5.5(a) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the lesser of: (i) such Series 2013-A Reserve Account Interest Withdrawal Shortfall and (ii) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date]
[A Series 2013-A Reserve Account Interest Withdrawal Shortfall exists on the [_] Payment Date and pursuant to Section 5.5(a) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of: (i) the lesser of (A) such Series 2013-A Reserve Account Interest Withdrawal Shortfall and (B) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date on the Series 2013-A Letters of Credit, over (ii) the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage on such Payment Date of the lesser of the amounts described in clauses (A) and (B) above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount on such Payment Date]
[A Series 2013-A Lease Principal Payment Deficit exists on the [_] Payment Date that exceeds the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b) of the Series 2013-A Supplement and pursuant to Section 5.5(b) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the [lesser][least] of: (i) the excess of the Series 2013-A Lease Principal Payment Deficit over the amounts withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b) of the Series 2013-A Supplement, (ii) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2013-A Letters of Credit on such Payment Date pursuant to Section 5.5(a)

of the Series 2013-A Supplement) [and (iii) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(c) of the Series 2013-A Supplement]]
[A Series 2013-A Lease Principal Payment Deficit exists on the [_] Payment Date that exceeds the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b) of the Series 2013-A Supplement and pursuant to Section 5.5(g) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the excess of (i) the [lesser][least] of: (A) the excess of the Series 2013-A Lease Principal Payment Deficit over the amounts withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(b) of the Series 2013-A Supplement, (B) the Series 2013-A Letter of Credit Liquidity Amount as of such Payment Date (after giving effect to any drawings on the Series 2013-A Letters of Credit on such Payment Date pursuant to Section 5.5(a) of the Series 2013-A Supplement) [and (C) the excess, if any, of the Principal Deficit Amount over the amount, if any, withdrawn from the Series 2013-A Reserve Account pursuant to Section 5.4(c) of the Series 2013-A Supplement], over (ii) the lesser of (A) the Series 2013-A L/C Cash Collateral Percentage on such Payment Date of the amount calculated pursuant to clause (i) above and (B) the Series 2013-A L/C Cash Collateral Account Amount on such Payment Date (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) of the Series 2013-A Supplement)]
has been allocated to making a drawing under the Series 2013-A Letter of Credit.
3.    The Trustee is making a drawing under the Series 2013-A Letter of Credit as required by Section[s] [5.5(a) and/or 5.5(b)] of the Series 2013-A Supplement for an amount equal to $_____________, which amount is a Series 2013-A L/C Credit Disbursement (the “Series 2013-A L/C Credit Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-A Letter of Credit under such Section [5.5(a) and/or 5.5(b)] of the Series 2013-A Supplement as described above. The Series 2013-A L/C Credit Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-A Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.] as Trustee].
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-A Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-A Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],
as Trustee

By	Title:

ANNEX B
CERTIFICATE OF UNPAID DEMAND NOTE DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Unpaid Demand Note Demand under the Irrevocable Letter of Credit No. [                          ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [            ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit or, if not defined therein, the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.] is the Trustee under the Series 2013-A Supplement referred to in the Series 2013-A Letter of Credit.
2.    As of the date of this certificate, there exists an amount due and payable by The Hertz Corporation (“Hertz”) under the Series 2013-A Demand Note (the “Demand Note”) issued by Hertz to HVF and pledged to the Trustee under the Series 2013-A Supplement which amount has not been paid (or the Trustee has failed to make a demand for payment under the Demand Note in such amount due to the occurrence of an Event of Bankruptcy (or the occurrence of an event described in clause (a) of the definition thereof, without the lapse of a period of 60 consecutive days) with respect to Hertz) and, pursuant to [Section 5.5(d)][Section 5.5(f)] of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share
[of the lesser of (i) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder); and (ii) the Series 2013-A Letter of Credit Amount as of the date hereof;]
[of the excess of (i) the lesser of (A) the amount that Hertz failed to pay under the Demand Note (or the amount that the Trustee failed to demand for payment thereunder) and (B) the Series 2013-A Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage on such Business Day of the lesser of the amounts set forth in clauses (A) and (B) above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2013-A Supplement);]
has been allocated to making a drawing on the Series 2013-A Letter of Credit.

3.    Pursuant to Section[s] [5.5(d)] [5.5(f)] of the Series 2013-A Supplement, the Trustee is making a drawing under the Series 2013-A Letter of Credit in an amount equal to $            , which amount is a Series 2013-A L/C Unpaid Demand Note Disbursement (the “Series 2013-A L/C Unpaid Demand Note Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-A Letter of Credit under Section[s] [5.5(d)] [5.5(f)] of the Series 2013-A Supplement as described above. The Series 2013-A L/C Unpaid Demand Note Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-A Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.] as Trustee].
5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-A Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-A Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],
as Trustee

By	Title:

ANNEX C
CERTIFICATE OF PREFERENCE PAYMENT DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Preference Payment Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit or, if not defined therein, the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.] is the Trustee under the Series 2013-A Supplement referred to in the Series 2013-A Letter of Credit.
2.    The Trustee has received a certified copy of the final non-appealable order of the applicable bankruptcy court requiring the return of a Preference Amount.
3.    Pursuant to Section [5.5(d)][5.5(f)] of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of [the lesser of (i) the Preference Amount referred to above and (ii) the Series 2013-A Letter of Credit Amount as of the date hereof] [the excess of (i) lesser of (A) the Preference Amount referred to above and (B) the Series 2013-A Letter of Credit Amount as of the date hereof over (ii) the lesser of (x) the Series 2013-A L/C Cash Collateral Percentage as of the date hereof of the lesser of the amounts set forth in clauses (A) and (B) above and (y) the Series 2013-A Available L/C Cash Collateral Account Amount as of the date hereof (after giving effect to any withdrawals therefrom on such Payment Date pursuant to Section 5.5(a) and Section 5.5(b) of the Series 2013-A Supplement)] has been allocated to making a drawing under the Series 2013-A Letter of Credit.
4.    Pursuant to [Section 5.5(d)][5.5(f)] of the Series 2013-A Supplement, the Trustee is making a drawing in the amount of $____________ which amount is a Series 2013-A L/C Preference Payment Disbursement (the “Series 2013-A L/C Preference Payment Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-A Letter of Credit under such [Section 5.5(d)][5.5(f)] of the Series 2013-A Supplement as described above. The Series 2013-A L/C Preference Payment Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-A Letter of Credit on the date of this certificate.

5.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.] as Trustee]
6.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-A Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-A Letter of Credit Amount shall be automatically decreased by an amount equal to such draft.

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],
as Trustee

By	Title:

ANNEX D
CERTIFICATE OF TERMINATION DEMAND
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Termination Demand under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [        ], as the Issuing Bank, in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit Agreement or, if not defined therein, the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
The undersigned, a duly authorized officer of the Trustee, hereby certifies to the Issuing Bank as follows:
1.    [The Bank of New York Mellon Trust Company, N.A.] is the Trustee under the Series 2013-A Supplement referred to in the Series 2013-A Letter of Credit.
2.    [Pursuant to Section 5.7(a) of the Series 2013-A Supplement, an amount equal to the Issuing Bank’s Pro Rata Share of the lesser of (x) the greatest of (A) the excess, if any, of the Series 2013-A Adjusted Asset Coverage Threshold Amount over the Series 2013-A Asset Amount, in each case, as of the date that is sixteen (16) Business Days prior to the scheduled expiration date of the Series 2013-A Letter of Credit (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date), excluding the Series 2013-A Letter of Credit but taking into account any substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, (B) the excess, if any, of the Series 2013-A Required Liquid Enhancement Amount over the Series 2013-A Adjusted Liquid Enhancement Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A Reserve Account and the Series 2013-A L/C Cash Collateral Account on such date), excluding the Series 2013-A Letter of Credit but taking into account each substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, and (C) the excess, if any, of the Series 2013-A Demand Note Payment Amount over the Series 2013-A Letter of Credit Liquidity Amount, in each case, as of such date (after giving effect to all deposits to, and withdrawals from, the Series 2013-A L/C Cash Collateral Account on such date), excluding the Series 2013-A Letter of Credit but taking into account each substitute Series 2013-A Letter of Credit that has been obtained from a Series 2013-A Eligible Letter of Credit Provider and is in full force and effect on such date, and (y) the amount available to be drawn on the expiring Series 2013-

A Letter of Credit on such date has been allocated to making a drawing under the Series 2013-A Letter of Credit.]
[The Trustee has not received the notice required from HVF II pursuant to Section 5.7(a) of the Series 2013-A Supplement on or prior to the date that is fifteen (15) Business Days prior to each Series 2013-A Letter of Credit Expiration Date. As such, pursuant to such Section 5.7(a) of the Series 2013-A Supplement, the Trustee is making a drawing for the full amount of the Series 2013-A Letter of Credit.]
[Pursuant to Section 5.7(b) of the Series 2013-A Supplement, an amount equal to the lesser of (i) the greatest of (A) the excess, if any, of the Series 2013-A Adjusted Asset Coverage Threshold Amount over the Series 2013-A Asset Amount as of the thirtieth (30) day after the occurrence of a Series 2013-A Downgrade Event with respect to the Issuing Bank, excluding the available amount under the Series 2013-A Letter of Credit on such date, (B) the excess, if any, of the Series 2013-A Required Liquid Enhancement Amount over the Series 2013-A Adjusted Liquid Enhancement Amount as of such date, excluding the available amount under the Series 2013-A Letter of Credit on such date, and (C) the excess, if any, of the Series 2013-A Demand Note Payment Amount over the Series 2013-A Letter of Credit Liquidity Amount as of such date, excluding the available amount under the Series 2013-A Letter of Credit on such date, and (ii) the amount available to be drawn on the Series 2013-A Letter of Credit on such date has been allocated to making a drawing under the Series 2013-A Letter of Credit.]
3.    [Pursuant to Section [5.7(a)] [5.7(b)] of the Series 2013-A Supplement, the Trustee is making a drawing in the amount of $         which is a Series 2013-A L/C Termination Disbursement (the “Series 2013-A L/C Termination Disbursement”) and is equal to the amount allocated to making a drawing on the Series 2013-A Letter of Credit under such Section [5.7(a)] [5.7(b)] of the Series 2013-A Supplement as described above. The Series 2013-A L/C Termination Disbursement does not exceed the amount that is available to be drawn by the Trustee under the Series 2013-A Letter of Credit on the date of this certificate.
4.    The amount of the draft shall be delivered pursuant to the following instructions:
[insert payment instructions (including payment date) for wire to [The Bank of New York Mellon Trust Company, N.A.] as Trustee]

5.    The Trustee acknowledges that, pursuant to the terms of the Series 2013-A Letter of Credit, upon the Issuing Bank honoring the draft accompanying this certificate, the Series 2013-A Letter of Credit Amount shall be automatically reduced to zero and the Series 2013-A Letter of Credit shall terminate and be immediately returned to the Issuing Bank.
IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],
as Trustee
By
Title:

ANNEX E
CERTIFICATE OF REINSTATEMENT
OF LETTER OF CREDIT AMOUNT
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Certificate of Reinstatement of Letter of Credit Amount under the Irrevocable Letter of Credit No. [                      ] (the “Series 2013-A Letter of Credit”), dated [_], issued by [            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A., a New York banking corporation], as Trustee (in such capacity, the “Trustee”) under the Series 2013-A Supplement, Group I Supplement and the Base Indenture. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit.
The undersigned, a duly authorized officer of The Hertz Corporation (“Hertz”), hereby certifies to the Issuing Bank as follows:
1.    As of the date of this certificate, the Issuing Bank has been reimbursed by Hertz in the amount of $[        ] (the “Reimbursement Amount”) in respect of the [Credit Demand] [Unpaid Demand Note Demand] made on             , _______.
2.    The Reimbursement Amount was paid to the Issuing Bank prior to payment in full of the Series 2013-A Notes (as defined in the Series 2013-A Supplement).
3.    Hertz hereby notifies you that, pursuant to the terms and conditions of the Series 2013-A Letter of Credit, the Series 2013-A Letter of Credit Amount of the Issuing Bank is hereby reinstated in the amount of $[    ] so that the Series 2013-A Letter of Credit Amount of the Issuing Bank after taking into account such reinstatement is in amount equal to $[    ].
4.    As of the date of this certificate, no Event of Bankruptcy with respect to Hertz has occurred and is continuing. “Event of Bankruptcy” with respect to Hertz means (a) a case or other proceeding shall be commenced, without the application or consent of Hertz, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of Hertz, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for Hertz or all or any substantial part of its assets, or any similar action with respect to Hertz under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of Hertz shall be entered in an involuntary case under the federal bankruptcy laws or any other similar law now or hereafter in effect; or (b) Hertz shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or (c) Hertz or its board of directors shall vote to implement any of the actions set forth in the preceding clause (b).
IN WITNESS WHEREOF, Hertz has executed and delivered this certificate on this ____ day of_____________, ______.
THE HERTZ CORPORATION

By	Title:

Acknowledged and Agreed:
The undersigned hereby acknowledges receipt of the Reimbursement Amount (as defined above) in the amount set forth above and agrees that the undersigned’s Series 2013-A Letter of Credit Amount is in an amount equal to $___________ as of this _____ day of _____________, 200__ after taking into account the reinstatement of the Series 2013-A Letter of Credit Amount by an amount equal to the Reimbursement Amount.
[        ]

By:
Name:
Title:

By:
Name:
Title:

ANNEX F
INSTRUCTION TO TRANSFER
[Issuing Bank’s Address]

Attention:    [Global Loan Operations, Standby Letter of Credit Unit]
Re:    Irrevocable Letter of Credit No. [                   ]
Ladies and Gentlemen:
Instruction to Transfer under the Irrevocable Letter of Credit No. [ ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [            ], as Issuing Bank in favor of the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit.
For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Issuing Bank’s Address]
all rights of the undersigned beneficiary to draw under the Series 2013-A Letter of Credit. The transferee has succeeded the undersigned as Trustee under the [Base Indenture, the Group I Supplement] and the Series 2013-A Supplement (as defined in the Series 2013-A Letter of Credit).
By this transfer, all rights of the undersigned beneficiary in the Series 2013-A Letter of Credit are transferred to the transferee and the transferee shall hereafter have the sole rights as beneficiary thereof; provided, however, that no rights shall be deemed to have been transferred to the transferee until such transfer complies with the requirements of the Series 2013-A Letter of Credit pertaining to transfers.

The Series 2013-A Letter of Credit is returned herewith and in accordance therewith we ask that this transfer be effective and that the Issuing Bank transfer the Series 2013-A Letter of Credit to our transferee and that the Issuing Bank endorse the Series 2013-A Letter of Credit returned herewith in favor of the transferee or, if requested by the transferee, issue a new irrevocable letter of credit in favor of the transferee with provisions consistent with the Series 2013-A Letter of Credit.
Very truly yours,
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],
as Trustee

By	Name: Title:

By	Name: Title:

ANNEX G
NOTICE OF REDUCTION OF SERIES 2013-A LETTER OF CREDIT AMOUNT
[Issuing Bank’s Address]

Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Notice of Reduction of Series 2013-A Letter of Credit Amount under the Irrevocable Letter of Credit No. [                    ] (the “Series 2013-A Letter of Credit”), dated [ ], issued by [            ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.], as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit.
The undersigned, a duly authorized officer of the Trustee, hereby notifies the Issuing Bank as follows:
1.    The Trustee has received a notice in accordance with the Series 2013-A Supplement authorizing it to request a reduction of the Series 2013-A Letter of Credit Amount to $             and is delivering this notice in accordance with the terms of the Series 2013-A Letter of Credit Agreement.
2.    The Issuing Bank acknowledges that the aggregate maximum amount of the Series 2013-A Letter of Credit is reduced to $             from $             pursuant to and in accordance with the terms and provisions of the Series 2013-A Letter of Credit and that the reference in the first paragraph of the Series 2013-A Letter of Credit to “         ($        )” is amended to read “         ($        ).
3.    This request, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2013-A Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2013-A Letter of Credit remain unchanged.
4.    [The Issuing Bank is requested to execute and deliver its acknowledgment and agreement to this notice to the Trustee in the manner provided in Section [3.2(a)] of the Series 2013-A Letter of Credit Agreement.]

IN WITNESS WHEREOF, the Trustee has executed and delivered this certificate on this          day of         ,     .
[THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.],
as Trustee

By:	Title:
ACKNOWLEDGED
THIS          DAY OF         ,    :
[                    ]

By:	Name: Title:

ANNEX H
NOTICE OF INCREASE OF SERIES 2013-A LETTER OF CREDIT AMOUNT
[The Bank of New York Mellon Trust Company, N.A.],
    as Trustee under the
    Series 2013-A Supplement
    referred to below
2 North LaSalle Street, Suite 1020
Chicago, Illinois 60602
Attention: Corporate Trust Administration—Structured Finance
Notice of Increase of Series 2013-A Letter of Credit Amount under the Irrevocable Letter of Credit No. [                        ] (the “Series 2013-A Letter of Credit”), dated [ ], 2013, issued by [        ], as the Issuing Bank, in favor of [The Bank of New York Mellon Trust Company, N.A.], as the Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Series 2013-A Letter of Credit.
The undersigned, duly authorized officers of the Issuing Bank, hereby notify the Trustee as follows:
1.    The Issuing Bank has received a request from [_____________] to increase the Series 2013-A Letter of Credit Amount by $        , which increase shall not result in the Series 2013-A Letter of Credit Amount exceeding an amount equal to [               ] Dollars ($[            ]).
2.    Upon your acknowledgment set forth below, the aggregate maximum amount of the Series 2013-A Letter of Credit is increased to $         from $         pursuant to and in accordance with the terms and provisions of the Series 2013-A Letter of Credit and that the reference in the first paragraph of the Series 2013-A Letter of Credit to “                     ($        )” is amended to read “                     ($        )”.
3.    This notice, upon your acknowledgment set forth below, shall constitute an amendment to the Series 2013-A Letter of Credit and shall form an integral part thereof and confirms that all other terms of the Series 2013-A Letter of Credit remain unchanged.
4.    [The Trustee is requested to execute and deliver its acknowledgment and acceptance to this notice to the Issuing Bank, in the manner provided in Section [3.2(a)] of the Series 2013-A Letter of Credit Agreement.]
IN WITNESS WHEREOF, the Issuing Bank has executed and delivered this certificate on this      day of         ,     .

[	]

By:	Name: Title:

By:	Name: Title:
ACKNOWLEDGED AND AGREED TO
THIS _____ DAY OF         , ____:
[THE BANK OF NEW YORK
MELLON TRUST COMPANY, N.A.],
as Trustee

By:	Name: Title:

EXHIBIT J
TO
SERIES 2013-A SUPPLEMENT
FORM OF ADVANCE REQUEST

HERTZ VEHICLE FINANCING II LP
SERIES 2013-A VARIABLE FUNDING RENTAL CAR
ASSET BACKED NOTES

To: Addressees on Schedule I hereto
Ladies and Gentlemen:
This Advance Request is delivered to you pursuant to Section 2.2 of that certain Series 2013-A Supplement, dated as of November 25, 2013 (as further amended, supplemented, restated or otherwise modified from time to time, the “Series 2013-A Supplement”), by and among Hertz Vehicle Financing II LP, the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A. as Trustee (the “Trustee”).
Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule I of the Series 2013-A Supplement.
The undersigned hereby requests that an Advance be made in the aggregate principal amount of $___________ on ____________, 20___. The undersigned hereby acknowledges that, subject to the terms of the Series 2013-A Supplement, any Advance that is not funded at the CP Rate by a Conduit Investor or otherwise shall be a Eurodollar Advance and the related Eurodollar Interest Period shall commence on the date of such Eurodollar Advance and end on the next Payment Date.
The Group I Aggregate Asset Amount as of the date hereof is an amount equal to $______________.
The undersigned hereby acknowledges that the delivery of this Advance Request and the acceptance by undersigned of the proceeds of the Advance requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in the definition of “Funding Conditions” in Schedule I of the Series 2013-A Supplement and, if applicable, Section 2.1(d) of the Series 2013-A Supplement have been satisfied.
The undersigned agrees that if prior to the time of the Advance requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify both you and each Committed Note Purchaser and each Conduit Investor, if any, in your Investor Group. Except to the extent, if any, that prior to the time of the Advance requested hereby you and each Committed Note Purchaser and each Conduit Investor, if any, in your Investor Group, shall receive written notice to the contrary from the undersigned, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.
Please wire transfer the proceeds of the Advance to the following account pursuant to the following instructions:
[insert payment instructions]
The undersigned has caused this Advance Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of __________, 20___.
HERTZ VEHICLE FINANCING II LP, a limited partnership

By: HVF II GP Corp., its general partner

By:
Name:
Title:

SCHEDULE I:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
2 North LaSalle Street, Suite 1020
Chicago, IL 60602
Contact person: Corporate Trust Administration – Structured Finance
Telephone: (312) 827-8569
Fax: (312) 827-8562
Email: mitchell.brumwell@bnymellon.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent
60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Robert Sheldon
Telephone: (212) 250-4493
Fax: (212) 797-5160
Email: robert.sheldon@db.com

With an electronic copy to: abs.conduits@db.com

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent and a Committed Note Purchaser, for SARATOGA FUNDING CORP., LLC, as a Conduit Investor
60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Mary Conners
Telephone: (212) 250-4731
Fax: (212) 797-5150
Email: abs.conduits@db.com; mary.conners@db.com
Or, in the case of Saratoga Funding Corp., LLC:

60 Wall Street, 3rd Floor
New York, NY 10005-2858
Contact person: Mary Conners
Telephone: (212) 250-4731
Fax: (212) 797-5150
Email: abs.conduits@db.com; mary.conners@db.com

BANK OF AMERICA, N.A., as a Funding Agent and a Committed Note Purchaser
214 North Tryon Street, 15th Floor
Charlotte, NC 28255
Contact person: Judith Helms
Telephone number:    (980) 387-1693
Fax number:         (704) 387-2828
E-mail address:     judith.e.helms@baml.com

THE BANK OF NOVA SCOTIA, as a Funding Agent and a Committed Note Purchaser, for LIBERTY STREET FUNDING LLC, as a Conduit Investor
One Liberty Plaza
26th Floor
New York, NY 10006
Contact person: Darren Ward
Telephone: (212) 225-5264
Fax: (212) 225-5274
E-mail address: Darren.ward@scotiabank.com

Or, in the case of Liberty Street Funding LLC:

Liberty Street Funding LLC
114 West 47th Street, Suite 2310
New York, NY 10036
Contact person: Jill Russo
Telephone number:    (212) 295-2742
Fax number: (212) 302-8767
E-mail address: jrusso@gssnyc.com

BARCLAYS BANK PLC, as a Funding Agent, for BARCLAYS BANK PLC, as a Committed Note Purchaser
745 Seventh Avenue
5th Floor
New York, NY 10019
Contact person: ASG Reports
Telephone: (201) 499-8482
E-mail address:     barcapconduitops@barclays.com; asgreports@barclays.com;             gsuconduitgroup@barclays.com; christian.kurasek@barclays.com;             Benjamin.fernandez@barclays.com

BMO CAPITAL MARKETS CORP., as a Funding Agent, for FAIRWAY FINANCE COMPANY LLC, as a Conduit Investor, and BANK OF MONTREAL, as a Committed Note Purchaser
115 S. LaSalle Street, 36W
Chicago, IL 60603
Contact person: John Pappano
Telephone number:    (312) 461-4033
Fax number: (312) 293-4908
E-mail address: john.pappano@bmo.com
Contact person: Frank Trocchio
Telephone number:    (312) 461-3689
Fax number: (312) 461-3189
E-mail address: frank.trocchio@bmo.com

Or, in the case of Fairway Finance Company LLC:

c/o Lord Securities Corp.
48 Wall Street
27th Floor
New York, NY 10005
Contact person: Orlando C. Figueroa
Telephone: (212) 346-9007
Fax: (212) 346-9012
E-mail address: Orlando.Figueroa@lordspv.com

Or, in the case of Bank of Montreal:

Bank of Montreal
115 S. LaSalle Street
Chicago, IL 60603
Contact person: Brian Zaban
Telephone number: (312) 461-2578
Fax number: (312) 259-7260
E-mail address: brian.zaban@bmo.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Funding Agent and a Committed Note Purchaser, for ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Investor
Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Contact person: Tina Kourmpetis / Deric Bradford
Telephone number:    (212) 261-7814 / (212) 261-3470
Fax number: (917) 849-5584
E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com

Or, in the case of Atlantic Asset Securitization LLC or Credit Agricole Corporate and Investment Bank, as a Committed Note Purchaser:

Contact person: Tina Kourmpetis / Deric Bradford
Telephone number:    (212) 261-7814 / (212) 261-3470
Fax number: (917) 849-5584
E-mail address: Conduitsec@ca-cib.com; Conduit.Funding@ca-cib.com

ROYAL BANK OF CANADA., as a Funding Agent and a Committed Note Purchaser, for THUNDER BAY FUNDING, LLC, as a Conduit Investor
3 World Financial Center, 200 Vesey
Street 12th Floor

New York, New York 10281-8098
Contact person:     Securitization Finance
Telephone:     (212) 428-6537
Facsimile:     (212) 428-2304

With a copy to:

Attn: Conduit Management Securitization Finance Little Falls Centre II
2751 Centerville Road, Suite 212
Wilmington, Delaware 19808
Tel No: (302)-892-5903
Fax No: (302)-892-590

Or, in the case of Thunder bay Funding, LLC

c/o Global Securitization Services LLC
68 South Service Road
Melville, NY 11747
Contact person: Kevin Burns
Telephone: (631)-587-4700
Fax: (212) 302-8767

NATIXIS NEW YORK BRANCH, as a Funding Agent, for VERSAILLES ASSETS LLC, as a Conduit Investor and a Committed Note Purchaser
Natixis North America
1251 Avenue of the Americas
New York, NY 10020
Contact person: Chad Johnson/ Terrence Gregersen/ David Bondy
Telephone: (212) 891-5881/(212) 891-6294/ (212) 891-5875
E-mail address:     chad.johnson@us.natixis.com; terrence.gregersen@us.natixis.com,             david.bondy@ud.natixis.com;
versailles_transactions@us.natixis.com,
rajesh.rampersaud@db.com, Fiona.chan@db.com

Or, in the case of Versailles Assets LLC:

c/o Global Securitization Services LLC
68 South Service Road
Suite 120
Melville, NY 11747
Contact person: Andrew Stidd
Telephone: (212) 302-8767
Fax: (631) 587-4700
E-mail address:     versailles_transactions@cm.natixis.com

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent and a Committed Note Purchaser
550 West Jackson Blvd.
Chicago, IL 60661
Contact person: David Donofrio
Telephone number:    (312) 338-6720
Fax number:     (312) 338-0140
E-mail address:     david.donofrio@rbs.com

SUNTRUST BANK, as a Funding Agent and a Committed Note Purchaser
3333 Peachtree Street N.E., 10th Floor East,
Atlanta, GA 30326
Contact person: Michael Peden
Telephone:     (404) 926-5499
Facsimile:     (404) 926-5100
Email: michael.peden@suntrust.com; STRH.AFG@suntrust.com;
Agency.Services@suntrust.com

BNP PARIBAS, NEW YORK BRANCH, as a Funding Agent and a Committed Note Purchaser, for STARBIRD FUNDING CORPORATION, as a Conduit Investor
787 Seventh Avenue, 7th Floor
New York, NY 10019
Contact person: Sean Reddington
Telephone:     (212) 841-2565
Facsimile:     (212) 841-2140
Email:        sean.reddington@us.bnpparibas.com
Or, in the case of StarBird Funding Corporation:

68 South Service Road
Suite 120
Melville NY 11747-2350
Contact person: David DeAngelis
Telephone:     (631) 930-7216
Facsimile:     (212) 302-8767
Email:        ddeangelis@gssnyc.com
GOLDMAN SACHS BANK USA, as a Funding Agent and a Committed Note Purchaser
222 South Main Street
Salt Lake City, UT 84101
Contact person:     Ryan Thorpe
Telephone number:    (801) 884-4772
Fax number:     (212) 428-1077
E-mail address:     Ryan.Thorpe@.gs.com

LLOYDS BANK PLC, as a Funding Agent, for GRESHAM RECEIVABLES (NO.29) LTD, as a Conduit Investor and a Committed Note Purchaser
25 Gresham Street
London, EC2V 7HN
Contact person: Chris Rigby
Telephone: +44 (0)207 158 1930
Facsimile:     +44 (0) 207 158 3247
E-mail address: Chris.rigby@lloydsbanking.com

Or, in the case of Gresham Receivables (No.29) Ltd:
26 New Street
St Helier, Jersey, JE2 3RA
Contact person: Chris Rigby
Telephone: +44 (0)207 158 1930
Facsimile:     +44 (0) 207 158 3247
E-mail address: Edward.leng@lloydsbanking.com

EXHIBIT K
TO
SERIES 2013-A SUPPLEMENT
ADDENDUM TO AGREEMENT
Each of the undersigned:
(i) confirms that it has received a copy of the Series 2013-A Supplement, dated as of November 25, 2013 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as therein defined), by and among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Addendum;
(ii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) agrees to all of the provisions of the Series 2013-A Supplement;
(iv) agrees that the related Maximum Investor Group Principal Amount is $_________________ (including any portion of the Maximum Investor Group Principal Amount of such Investor Group acquired pursuant to an assignment to such Investor Group as an Acquiring Investor Group) and the related Committed Note Purchaser’s Committed Note Purchaser Percentage is ___ percent (__%);
(v) designates ___________ as the Funding Agent for itself, and such Funding Agent hereby accepts such appointment;
(vi) becomes a party to the Series 2013-A Supplement and a Conduit Investor, Committed Note Purchaser or Funding Agent, as the case may be, thereunder with the same effect as if the undersigned were an original signatory to the Series 2013-A Supplement; and
(vii) each member of the Additional Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement are true and correct with respect to the Additional Investor

Group on and as of the date hereof and the Additional Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex I to the Series 2013-A Supplement on and as of the date hereof. The notice address for each member of the Additional Investor Group is as follows:
[INSERT CONTACT INFORMATION FOR EACH ENTITY]
This Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II and has been delivered to the parties hereto.
This Addendum shall be governed by and construed in accordance with the laws of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF ADDITIONAL FUNDING AGENT], as Funding Agent

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL CONDUIT INVESTOR], as Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF ADDITIONAL COMMITTED NOTE PURCHASER], as Committed Note Purchaser

By: ____________________________
Name:
Title:

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP, its general partner

By: _________________________
Name:
Title:
DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent

By: _________________________
Name:
Title:

(k)    EXHIBIT L
TO
SERIES 2013-A SUPPLEMENT
Additional UCC Representations
General

1.
(a)     The Group I Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in the Group I Indenture Collateral in favor of the Trustee for the benefit of the Group I Noteholders and (b) the Series 2013-A Supplement creates a valid and continuing security interest (as defined in the applicable UCC) in (A) the Series 2013-A Demand Note and (B) all of HVF II’s right, title and interest in the Series 2013-A Interest Rate Caps and all proceeds of any and all of the items described in the preceding clauses (A) and (B) (the collateral described in clauses (A) and (B) above, the “Series Collateral”) in favor of the Trustee for the benefit of the Series 2013-A Noteholders and in the case of each of clause (a) and (b) is prior to all other Liens on such Group I Indenture Collateral and Series Collateral, as applicable, except for Group I Permitted Liens or Series 2013-A Permitted Liens, respectively, and is enforceable as such against creditors and purchasers from HVF II.

2.
HVF II owns and has good and marketable title to the Group I Indenture Collateral and the Series Collateral free and clear of any lien, claim, or encumbrance of any Person, except for Group I Permitted Liens or Series 2013-A Permitted Liens, respectively.

Characterization

1.
(a) The Series 2013-A Demand Note constitutes an “instrument” within the meaning of the applicable UCC and (b) the Series 2013-A Interest Rate Caps and all Group I Manufacturer Receivables constitute "accounts" or "general intangibles" within the meaning of the applicable UCC.

Perfection by filing

2.
HVF II has caused or will have caused, within ten days after the Series 2013-A Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect (a) the security interest in any accounts and general intangibles included in the Group I Indenture Collateral granted to the Trustee, and (b) the security interest in any accounts and general intangibles included in the Series Collateral granted to the Trustee.

Perfection by Possession

All original copies of the Series 2013-A Demand Note that constitute or evidence the Series 2013-A Demand Note have been delivered to the Trustee.

Priority

1.
Other than the security interest granted to the Trustee pursuant to the Group I Supplement and the Series 2013-A Supplement, HVF II has not pledged, assigned, sold or granted a security interest in, or otherwise conveyed, any of the Group I Indenture Collateral or the Series Collateral. HVF II has not authorized the filing of and is not aware of any financing statements against HVF II that include a description of collateral covering the Group I Indenture Collateral or the Series Collateral, other than any financing statement relating to the security interests granted to the Trustee, as secured parties under the Group I Supplement and the Series 2013-A Supplement, respectively, or that has been terminated. HVF II is not aware of any judgment or tax lien filings against HVF II.

2.	The Series 2013-A Demand Note does not contain any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trustee.

EXHIBIT M
TO
SERIES 2013-A SUPPLEMENT
INVESTOR GROUP MAXIMUM PRINCIPAL INCREASE ADDENDUM
In order to effect an Investor Group Maximum Principal Increase with respect to its Investor Group, each of the undersigned:
(i) confirms that it has received a copy of the Series 2013-A Supplement, dated as of November 25, 2013 (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the “Series 2013-A Supplement”; terms defined therein being used herein as defined therein), among Hertz Vehicle Financing II LP (“HVF II”), the Conduit Investors named therein, the Committed Note Purchasers named therein, the Funding Agents named therein, The Hertz Corporation, as Group I Administrator, Deutsche Bank AG, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”) and The Bank of New York Mellon Trust Company, N.A., as trustee and securities intermediary, and such other agreements, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Investor Group Maximum Principal Increase Addendum;
(ii) reaffirms its appointment and authorization of the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2013-A Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(iii) reaffirms its agreement to all of the provisions of the Series 2013-A Supplement;
(iv) agrees to (1) the Investor Group Maximum Principal Increase described in this Investor Group Maximum Principal Increase Addendum and (2) an Investor Group Maximum Principal Increase Amount in an amount equal to $_________________;
(v) agrees that the related Maximum Investor Group Principal Amount is $_________________ and the related Committed Note Purchaser’s Committed Note Purchaser Percentage is ___ percent (__%) (in each case after giving effect to the Investor Group Maximum Principal Increase described in clause (iv) above); and
(vi) each member of the Investor Group hereby represents and warrants that the representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement are true and correct with respect to the Investor Group on and as of the date hereof and the Investor Group shall be deemed to have made such representations and warranties contained in Section 3 of Annex 1 to the Series 2013-A Supplement on and as of the date hereof.

This Investor Group Maximum Principal Increase Addendum shall be effective when a counterpart hereof, signed by the undersigned and HVF II.
This Investor Group Maximum Principal Increase Addendum shall be governed by and construed in accordance with the law of the State of New York.
IN WITNESS WHEREOF, the undersigned have caused this Investor Group Maximum Principal Increase Addendum to be duly executed and delivered by its duly authorized officer or agent as of this ____ day of __________, 20__.

[NAME OF FUNDING AGENT], as Funding Agent

By: ____________________________
Name:
Title:
[NAME OF CONDUIT INVESTOR], as Conduit Investor

By: ____________________________
Name:
Title:
[NAME OF COMMITTED NOTE PURCHASER], as Committed Note Purchaser

By: ____________________________
Name:
Title:

Acknowledged and Agreed to as of the date first above written:
HERTZ VEHICLE FINANCING II LP,
a limited partnership

By: HVF II GP, its general partner

By: _________________________
Name:
Title:

EXHIBIT N
Bank Name

DATE
FROM:
RE:    HERTZ VEHICLE FINANCIAL II LLP
    Interest from [ ] up to and including            [ ]

Maximum Facility Amount
Series 2013-A

FEE TYPE	DATES Period Start Period End	TERM	AVERAGE PRINCIPAL OUTS.	RATE	AMOUNT DUE

PROGRAM FEE	Actual	[ ]
UNUSED FEE	Actual	[ ]
INTEREST	Actual	[ ]
OTHER	Actual

AMOUNT DUE: .

On         [ ]        , kindly wire payment to:     Bank Name
ABA:
For Account #
Account Name
Attn:
Reference:

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